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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

WESTAFF, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: Common Stock, par value $0.01 per share, of Westaff, Inc.
	(2)	Aggregate number of securities to which transaction applies: (a) 16,697,010 shares of Westaff common stock outstanding as of February 12, 2009
(b) 437,500 shares of Westaff common stock subject to stock options with exercise prices below the merger consideration of $1.25 per share outstanding as of February 12, 2009
(c) 27,500 shares of Westaff common stock subject to restricted stock units that will vest in connection with the merger

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
The filing fee was determined based upon the sum of (a) $20,871,262.50 (which is the product of 16,697,010 shares of Westaff common stock, multiplied by the merger consideration of $1.25 per share), (b) $202,000 (which is the product of 437,500 shares of Westaff common stock subject to stock options with exercise prices below the merger consideration of $1.25 per share, multiplied by the difference between the merger consideration of $1.25 per share and the respective exercise price per share applicable to each such stock option, plus (c) $34,375 (which is the product of 27,500 shares of Westaff common stock subject to restricted stock units that will vest in connection with the merger and the merger consideration of $1.25 per share). The filing fee, calculated in accordance with Exchange Act Rule 0-11, is equal to $39.30 per million dollars of the sum in the preceding sentence.
	(4)	Proposed maximum aggregate value of transaction: $21,107,637.50
	(5)	Total fee paid: $829.53
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid: N/A
	(2)	Form, Schedule or Registration Statement No.: N/A
	(3)	Filing Party: N/A
	(4)	Date Filed: N/A

SUBJECT TO COMPLETION, DATED FEBRUARY 12, 2009

PRELIMINARY COPY

WESTAFF, INC.
298 NORTH WIGET LANE
WALNUT CREEK, CALIFORNIA 94598-2453

[    •    ], 2009

TO THE STOCKHOLDERS OF WESTAFF, INC.:

        You are cordially invited to attend a special meeting of stockholders of Westaff, Inc., a Delaware corporation ("Westaff"), at Westaff's administrative offices located at 298 North Wiget Lane, Walnut Creek, California 94598-2453, on [    •    ], 2009, at [    •    ] a.m., Pacific time.

        At the special meeting, you will be asked to consider and vote on a proposal to adopt an agreement and plan of merger that Westaff, Koosharem Corporation, a California corporation doing business as Select Staffing ("Koosharem"), and Select Merger Sub Inc., a subsidiary of Koosharem ("Merger Sub"), entered into on January 28, 2009 and the transactions contemplated thereby. The merger agreement provides for the merger of Merger Sub with and into Westaff. If the merger is consummated, you will be entitled to receive $1.25 per share in cash for each share of Westaff common stock that you own, without interest and less any applicable withholding taxes.

        In connection with the merger agreement, Koosharem and DelStaff, LLC ("DelStaff"), which is Westaff's principal stockholder, entered into a separate stock & note purchase agreement on January 28, 2009, pursuant to which, among other things, DelStaff has agreed to vote its shares of Westaff common stock in favor of the adoption of the merger agreement and the proposed merger and against any third-party proposal to acquire Westaff, and to sell all of its shares of Westaff common stock to Koosharem immediately prior to the consummation of the merger. The total number of shares of Westaff common stock subject to the stock & note purchase agreement currently represents approximately 49.5% of the total number of shares of Westaff common stock outstanding.

        On January 28, 2009, a special committee of Westaff's board of directors unanimously determined and resolved (1) that the merger is fair to, and in the best interests of, Westaff and Westaff stockholders, (2) to recommend that Westaff's board of directors approve the merger agreement, declare its advisability and propose the merger agreement to Westaff stockholders for adoption and (3) to recommend that Westaff stockholders adopt the merger agreement and the transactions contemplated thereby. In addition, on January 28, 2009, all of the members of Westaff's board of directors (other than three directors who abstained from voting on the merger because of their affiliation with DelStaff), after considering the unanimous recommendation of the special committee, determined and resolved (1) that the merger is fair to, and in the best interests of, Westaff and Westaff stockholders, (2) to approve and adopt the merger agreement, to declare its advisability and propose the merger agreement for adoption by Westaff stockholders and (3) to recommend that Westaff stockholders adopt the merger agreement and the transactions contemplated thereby.

        Westaff's board of directors recommends that you vote "FOR" the adoption of the merger agreement and the transactions contemplated thereby.

        Your vote is very important, regardless of the number of outstanding shares of Westaff common stock that you own. Under Westaff's amended and restated certificate of incorporation currently in effect, the merger agreement must be adopted by the affirmative vote of holders of at least 51% of the outstanding shares of Westaff common stock entitled to vote as of the record date of the special meeting.

        The proxy statement attached to this letter provides you with information about the proposed merger, the merger agreement and the special meeting. A copy of the merger agreement is attached as Annex A to the proxy statement. We encourage you to read the entire proxy statement and its annexes carefully.

        Do not send any stock certificates with your proxy. If the merger is completed, you will receive a letter of transmittal with instructions informing you how to surrender your stock certificates or book-entry shares to the exchange agent in order to receive the merger consideration. You should use the letter of transmittal to exchange stock certificates or book-entry shares for the merger consideration to which you are entitled as a result of the merger.

        You do not need to attend the special meeting. Whether or not you attend, after reading the proxy statement, please follow the instructions on your proxy card to submit your proxy by mail, telephone or Internet. If you decide to attend the special meeting, please notify the inspector of elections at the special meeting that you wish to vote in person and your previously submitted proxy will not be voted.

        Thank you in advance for your cooperation and continued support.

/s/ MICHAEL T. WILLIS Michael T. Willis Chairman of the Board of Directors and Chief Executive Officer

        THE MERGER HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

        THE PROXY STATEMENT IS DATED [    •    ], 2009 AND IS FIRST BEING MAILED TO WESTAFF STOCKHOLDERS ON OR ABOUT [    •    ], 2009.

WESTAFF, INC.
298 NORTH WIGET LANE
WALNUT CREEK, CALIFORNIA 94598-2453

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON [    •    ], 2009

TO THE STOCKHOLDERS OF WESTAFF, INC.:

        NOTICE IS HEREBY GIVEN that a special meeting of stockholders of Westaff, Inc., a Delaware corporation ("Westaff", "we", "us" or "our"), will be held at Westaff's administrative offices located at 298 North Wiget Lane, Walnut Creek, California 94598-2453, on [    •    ], 2009, at [    •    ] a.m., Pacific time, for the following purposes, as more fully described in the proxy statement accompanying this notice:

          1.    Adoption of the Merger Agreement and the Transactions Contemplated Thereby.     To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of January 28, 2009, by and among Westaff, Koosharem Corporation, a California corporation doing business as Select Staffing ("Koosharem") and Select Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Koosharem ("Merger Sub"), and the transactions contemplated thereby. Pursuant to the terms and conditions of the merger agreement: (a) Merger Sub will merge with and into Westaff and Westaff will continue after the merger as the surviving corporation and a direct wholly-owned subsidiary of Koosharem, and (b) upon completion of the merger, each outstanding share of Westaff common stock, par value $0.01 per share (other than any shares held in Westaff's treasury, any shares owned by Westaff's subsidiaries, Koosharem or Merger Sub or any shares held by Westaff stockholders who perfect appraisal rights in accordance with Delaware law), will be converted into the right to receive $1.25 in cash, without interest and less any applicable withholding taxes.

          2.    Adjournment or Postponement of the Special Meeting.     To consider and vote on a proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement and the transactions contemplated thereby.

        Only stockholders of record at the close of business on [    •    ], 2009, are entitled to notice of, and to vote at, the special meeting and any adjournment or postponement thereof. The stock transfer books of Westaff will remain open between the record date and the date of the special meeting. A list of stockholders entitled to vote at the special meeting will be available for inspection at our principal executive offices, located at 298 North Wiget Lane, Walnut Creek, California 94598-2453, for a period of 10 days prior to the special meeting and at the place of the special meeting for the duration of the special meeting.

        Your vote is very important, regardless of the number of shares of Westaff common stock you own. Under our amended and restated certificate of incorporation currently in effect, the merger agreement must be adopted by the affirmative vote of holders of at least 51% of the outstanding shares of Westaff common stock entitled to vote as of the record date of the special meeting. If you fail both to attend the special meeting in person and to submit a proxy, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the special meeting. In addition, if a quorum is present and you fail to vote or you "abstain" from voting, your failure to vote or your abstention will have the same effect as a vote against the adoption of the merger agreement for purposes of the votes described above. "Broker non-votes" will have the same effect as voting against the adoption of the merger agreement for purposes of the votes described above. If you are a stockholder of record and wish to vote in person at the special meeting, you may withdraw your previously submitted proxy and vote in person.

        In connection with the merger agreement, Koosharem and DelStaff, LLC ("DelStaff"), which is Westaff's principal stockholder, entered into a separate stock & note purchase agreement on

January 28, 2009, pursuant to which, among other things, DelStaff has agreed to vote its shares of Westaff common stock in favor of the adoption of the merger agreement and the proposed merger and against any third-party proposal to acquire Westaff, and to sell all of its shares of Westaff common stock to Koosharem immediately prior to the consummation of the merger. The total number of shares of Westaff common stock subject to the stock & note purchase agreement represents approximately 49.5% of the total number of shares of Westaff common stock outstanding as of the date of the accompanying proxy statement. Although DelStaff holds a significant portion of our outstanding shares, the voting participation of Westaff's other stockholders is required in order to adopt the merger agreement.

        Do not send any stock certificates with your proxy. If the merger is completed, you will receive a letter of transmittal with instructions informing you how to surrender your stock certificates or book-entry shares to the exchange agent in order to receive the merger consideration. You should use the letter of transmittal and enclosed instructions to exchange your stock certificates or book-entry shares for the merger consideration to which you are entitled as a result of the merger.

        Westaff stockholders who do not vote in favor of the adoption of the merger agreement will have the right to seek appraisal of the fair value of their shares of Westaff common stock if the merger is completed, but only if they comply with all procedural requirements of Delaware law which are summarized in the accompanying proxy statement under the caption "Appraisal Rights" beginning on page 69 and are set forth in full as Annex E hereto.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE SPECIAL MEETING

        In accordance with new rules approved by the Securities and Exchange Commission, Westaff is providing this notice to Westaff stockholders to advise them of the availability on the Internet of Westaff's proxy materials related to the special meeting. These new rules allow companies to provide access to proxy materials in one of two ways. Because Westaff has elected to use the "full set delivery" option, Westaff is delivering the proxy materials to its stockholders under the "traditional" method, by providing paper copies, as well as providing access to the proxy materials on a publicly accessible website. Westaff's proxy statement and proxy are enclosed and are also available on Westaff's website at http://www.westaff.com.

By Order of the Board of Directors,
/s/ MICHAEL T. WILLIS Michael T. Willis Chairman of the Board of Directors and Chief Executive Officer

Walnut Creek, California
[    •    ], 2009

THE MERGER HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES OF WESTAFF COMMON STOCK THAT YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE OR FOLLOW THE INSTRUCTIONS FOR INTERNET OR TELEPHONE VOTING SET FORTH IN THE ACCOMPANYING PROXY STATEMENT.

Page
SUMMARY TERM SHEET	1
QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER	9
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	13
INFORMATION ABOUT WESTAFF	14
INFORMATION ABOUT KOOSHAREM AND MERGER SUB	14
THE SPECIAL MEETING OF STOCKHOLDERS	15
Date, Time, Place and Purpose of the Special Meeting	15
Record Date and Quorum	15
Vote Required	16
Voting by DelStaff	16
Proxies; Revocability of Proxies	16
Solicitation of Proxies	18
THE MERGER	18
Background of the Merger	18
Special Committee; Recommendations of the Special Committee and Westaff's Board of Directors; Reasons for the Merger	24
Purpose and Effects of the Merger; Merger Consideration	27
Effects of the Merger Not Being Consummated	27
Opinion of Robert W. Baird & Co. Incorporated	28
Certain Internal Preliminary Historical Financial Information and Internal Forecasted Financial Information Provided to Robert W. Baird & Co. Incorporated	35
Interests of Westaff's Directors and Executive Officers in the Merger	37
Delisting and Deregistration of Westaff Common Stock	44
Appraisal Rights	45
Financing; Source of Funds	45
Material U.S. Federal Income Tax Consequences of the Merger	46
Regulatory Matters	47
THE MERGER AGREEMENT	48
Form of the Merger	48
Structure of the Merger	48
Effective Time	48
Certificate of Incorporation and Bylaws	48
Board of Directors and Officers of the Surviving Corporation	49
Treatment of Stock, Stock Options and Restricted Stock Units	49
Exchange and Payment Procedures	49
Representations and Warranties	50
Covenants Relating to the Conduct of Westaff's Business	52
Preparation of Proxy Statement; Special Meeting and Board Recommendation	54
Acquisition Proposals	54
Confidentiality; Access to Information	56
Public Announcements	56
Cooperation; Commercially Reasonable Efforts	56
Notification of Certain Matters	57
Indemnification	57
Continuation of Employee Benefits	58
Employee Stock Purchase Plan	58
Financing	58
Disposition of Litigation	59
Delisting	59
Conditions to the Merger	59
Termination of the Merger Agreement	61

SUMMARY TERM SHEET

        This summary term sheet highlights material information contained in this proxy statement, but may not contain all of the information in this proxy statement that is important to your voting decision. To understand the merger agreement and the stock & note purchase agreement fully, and for a more complete description of the terms of the merger, you should carefully read this entire proxy statement, the attached annexes and the documents referred to and incorporated by reference herein as such documents contain important business and financial information about Westaff that has been filed with the Securities and Exchange Commission (the "SEC"). We have included section references in parentheses to direct you to more complete descriptions of the topics presented in this summary term sheet. In this proxy statement: (1) the terms "Westaff," "we," "us," and "our" refer to Westaff, Inc., a Delaware corporation, (2) the term "Koosharem" refers to Koosharem Corporation, a California corporation doing business as Select Staffing, (3) the term "Merger Sub" refers to Select Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Koosharem and (4) the term "Westaff (USA)" refers to Westaff (USA), Inc., a California corporation and a wholly-owned subsidiary of Westaff.

  •
  Proposals.  You are being asked to vote on a proposal to adopt an agreement and plan of merger, dated as of January 28, 2009, by and among Westaff, Koosharem and Merger Sub and the transactions contemplated thereby. Subject to the terms and conditions of the merger agreement, Merger Sub will be merged with and into Westaff, with Westaff continuing after the merger as the surviving corporation and a wholly-owned subsidiary of Koosharem. In addition, in the event that there are not sufficient votes at the time of the special meeting to adopt the merger agreement and the transactions contemplated thereby, stockholders may also be asked to vote on a proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies. See "The Special Meeting of Stockholders" beginning on page 15.

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  Parties to the Merger Agreement.

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  Westaff—Westaff, Inc., a Delaware corporation, provides staffing services primarily in suburban and rural markets ("secondary markets"), as well as in the downtown areas of certain major urban centers ("primary markets") in the United States. Through Westaff's network of company-owned and franchise agent offices, Westaff offers a wide range of staffing solutions, including permanent placement, replacement, supplemental and on-site temporary programs to businesses and government agencies. Westaff's primary focus is on recruiting and placing clerical/administrative and light industrial personnel. See "Information About Westaff" beginning on page 14.

  •
  Koosharem—Koosharem Corporation, a California corporation (doing business as Select Staffing), is one of the nation's fastest-growing, full-service staffing companies. The company operates as Select StaffingSM, SelectRemedy™, Remedy® Intelligent Staffing, RemX® Financial Staffing, RemX® IT Staffing, RemX® OfficeStaff, and other national brands. Select StaffingSM offers premier workforce management services, including recruiting and screening professional job candidates, payroll and time attendance management, on-site supervision, proactive safety programs, and specialty staffing solutions, to a wide variety of client companies, including manufacturing, industrial, clerical, administrative, accounting, finance, information technology, and professional services. See "Information About Koosharem and Merger Sub" beginning on page 14.

  •
  Merger Sub—Select Merger Sub Inc., a Delaware corporation, was incorporated on January 27, 2009 solely for the purpose of the merger. Merger Sub is a wholly-owned subsidiary of Koosharem. Subject to the terms and conditions of the merger agreement and in accordance with Delaware law, upon the consummation of the merger, Merger Sub will be merged with and into Westaff and Westaff will continue as the surviving corporation and a direct wholly-owned subsidiary of Koosharem. Merger Sub has not conducted any business operations except for activities incidental to its formation. See "Information About Koosharem and Merger Sub" beginning on page 14.

  •
  Stock & Note Purchase Agreement.  Concurrently with the execution of the merger agreement, Koosharem and DelStaff, LLC ("DelStaff"), Westaff's principal stockholder, entered into a stock & note purchase agreement. Subject to the terms and conditions of the stock & note purchase agreement:

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  Koosharem will purchase: (1) all Westaff common stock owned by DelStaff (which, as of the date of this proxy statement, represents approximately 49.5% of the total number of shares of Westaff common stock outstanding) in exchange for first lien term loan debt to be issued by Koosharem under Koosharem's first lien credit facility bearing a face amount of $40 million; and (2) all of the then outstanding subordinated notes issued by Westaff to DelStaff under its loan agreement, dated as of August 25, 2008, by and among Westaff, Westaff (USA), Westaff Support, Inc., MediaWorld International (as borrowers) and DelStaff, in exchange for first lien term loan debt to be issued by Koosharem under Koosharem's first lien credit facility bearing a face amount equal to the actual principal amount of the then outstanding Westaff subordinated notes held by DelStaff, but which face amount shall not exceed $3 million; and

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  DelStaff has agreed (1) to vote all of its shares of Westaff common stock in favor of the merger and against any third-party proposal to acquire Westaff and (2) not to transfer its shares of Westaff common stock other than in accordance with the merger agreement.

    See "The Stock & Note Purchase Agreement" beginning on page 64.

  •
  Special Committee and Board Recommendations.  A special committee of Westaff's board of directors comprised of independent directors was established for the purposes of reviewing, evaluating and making a recommendation to Westaff's board of directors with respect to the merger. The members of the special committee are Don K. Rice and Walter W. Macauley. The special committee unanimously determined and resolved (1) that the merger is fair to, and in the best interests of, Westaff and Westaff stockholders, (2) to recommend that Westaff's board of directors approve the merger agreement, declare its advisability and propose the merger agreement to Westaff stockholders for adoption and (3) to recommend that Westaff stockholders adopt the merger agreement and the transactions contemplated thereby. In addition, on January 28, 2009, all of the members of Westaff's board of directors (other than three directors who abstained from voting on the merger because of their affiliation with DelStaff), after considering the unanimous recommendation of the special committee, determined and resolved (1) that the merger is fair to, and in the best interests of, Westaff and Westaff stockholders, (2) to approve and adopt the merger agreement, to declare its advisability and propose the merger agreement for adoption by Westaff stockholders and (3) to recommend that Westaff stockholders adopt the merger agreement and the transactions contemplated thereby. Accordingly, Westaff's board of directors recommends that you vote "FOR" the adoption of the merger agreement and the transactions contemplated thereby. See "The Merger—Special Committee; Recommendations of the Special Committee and Westaff's Board of Directors; Reasons for the Merger" beginning on page 24.

  •
  Opinion of Robert W. Baird & Co. Incorporated.  In connection with the merger, the special committee received a written opinion from Robert W. Baird & Co. Incorporated ("Baird"), as to the fairness, from a financial point of view and as of the date of its opinion, of the merger consideration to be received by holders of Westaff common stock. The full text of Baird's written opinion, dated as of January 28, 2009, is attached to this proxy statement as Annex D. Holders of Westaff common stock are encouraged to read this opinion carefully in its entirety for a description of the assumptions made, procedures followed, matters considered and limitation on the review undertaken. Baird's opinion was provided to the special committee in connection with, and for the purposes of, its evaluation of the merger consideration from a financial point of view. Baird's opinion does not address any other aspect of the merger or any related transaction and does not constitute a recommendation to any stockholder of Westaff as to how such stockholder should vote or act with respect to the merger or any related transaction. See "The Merger—Opinion of Robert W. Baird & Co. Incorporated" beginning on page 28.

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  Purpose of the Merger.  The purpose of the merger is for Koosharem to obtain 100% control of Westaff and to enable Westaff's stockholders to realize a premium on their shares of Westaff common stock and eliminate the risks and uncertainties associated with Westaff's future performance. The acquisition will be accomplished by a merger of Merger Sub with and into Westaff, with Westaff surviving the merger as a wholly-owned subsidiary of Koosharem. If the merger is consummated, each outstanding share of Westaff common stock (other than shares held in Westaff's treasury, shares owned by DelStaff, Westaff's subsidiaries, Koosharem or Merger Sub or shares held by stockholders who perfect appraisal rights in accordance with Delaware law), will be converted into the right to receive $1.25 in cash. Following the consummation of the merger and stock purchase, the surviving corporation will be a wholly-owned subsidiary of Koosharem. See "The Merger—Purpose and Effects of the Merger; Merger Consideration" beginning on page 27.

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  Procedure for Receiving Merger Consideration.  As soon as reasonably practicable after the consummation of the merger, an exchange agent will mail you a letter of transmittal and instructions to you and other Westaff stockholders. The letter of transmittal and instructions will tell you how to surrender your stock certificates or book-entry shares in exchange for the merger consideration. You should not return your stock certificates with the enclosed proxy card, and you should not forward your stock certificates to the exchange agent without a letter of transmittal.

  •
  Non-Solicitation.  We have agreed not to solicit, initiate, encourage, facilitate or induce proposals from any third party relating to any alternative business combination transaction or, subject to certain exceptions, participate in any discussions with any third party concerning any alternative business combination transaction. We may take certain actions if our board of directors determines in good faith that it has received an unsolicited bona fide "superior proposal" as specified in the merger agreement.

  •
  Conditions to Closing.  Before we can complete the merger, a number of conditions must be satisfied (or waived to the extent permitted by law). These conditions include, among others:

  •
  the adoption of the merger agreement and the approval of the merger by holders, as of the record date of the special meeting, of 51% of the outstanding shares of Westaff common stock, as required by Westaff's amended and restated certificate of incorporation currently in effect and the terms and conditions of the merger agreement;

  •
  the absence of laws or governmental judgments or orders that restrain, prohibit or make the completion of the merger illegal;

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  the performance by each of the parties of its obligations prior to the consummation of the merger under the merger agreement in all material respects and the receipt of a certificate of an executive officer of each of Westaff, Merger Sub and Koosharem to that effect;

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  the accuracy of the representations and warranties of each of the parties to the merger agreement at and as of the consummation of the merger, subject to certain exceptions;

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  the completion of the transactions contemplated by the stock & note purchase agreement prior to the consummation of the merger;

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    the obtainment by Westaff of certain specified consents from governmental entities and third parties;

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    the absence of any pending action, suit, investigation or proceeding brought by any governmental entity that does or could reasonably restrain, enjoin or prohibit the completion of, or has or would reasonably be expected to have a material adverse effect on, the merger;

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    the receipt by Koosharem or Merger Sub of financing contemplated by the applicable commitment letters as specified in the merger agreement;

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    the receipt by Koosharem and Merger Sub of evidence that Westaff holds $9.5 million in cash and/or securities issued or unconditionally guaranteed or insured by the United States government having maturities of not more than 12 months from the closing date of the merger;

    •
    the termination by Westaff of its governance agreement with DelStaff, among others;

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    the satisfaction or waiver of each of the applicable conditions set forth in the stock & note purchase agreement;

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    the absence of any "material adverse effect" (as defined in the merger agreement); and

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    the aggregate number of "dissenting shares" held by holders who perfect their appraisal rights under Delaware law being less than 15% of the total number of outstanding shares of Westaff common stock at the effective time of the merger.

    See "The Merger Agreement—Conditions to the Merger" beginning on page 59.

  •
  Termination of the Merger Agreement.  The merger agreement may be terminated at any time prior to the consummation of the merger, either before or after stockholder approval has been obtained, as follows:

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  by mutual written consent of Koosharem, Merger Sub and Westaff;

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  by any party to the merger agreement if:

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  the merger has not been consummated prior to the earlier of 10 days following the date of the special meeting or July 27, 2009 (provided that a party cannot terminate if the failure of such party to perform any of its obligations under the merger agreement or the stock & note purchase agreement is the principal cause of, or resulted in, the failure of the merger to be consummated by such date);

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  a statute, rule, regulation or executive order is enacted, entered into or promulgated prohibiting the consummation of the merger or a final, non-appealable order, decree ruling or injunction permanently restrains, enjoins or otherwise prohibits the merger (provided that a party cannot terminate unless it has used its reasonable best efforts to remove such injunction, order, decree or ruling);

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  by Koosharem and Merger Sub, together, or by Westaff if:

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  the non-terminating party breaches or fails to materially perform any applicable representation, warranty, covenant or agreement in the merger agreement such that the closing conditions would not be satisfied and such breach or failure cannot be cured by the earlier of 10 days following the date of the special meeting or July 27, 2009 (provided that the terminating party has given the breaching party at least 10 days' prior written notice thereof and is not in material breach of any applicable covenant or agreement under the merger agreement);

      •
      Westaff's stockholders do not adopt the merger agreement at the special meeting or any adjournment, continuation or postponement thereof (provided that Westaff cannot terminate under this provision if the stockholders' failure to adopt the merger agreement was caused by Westaff's action or failure to act and if such action or failure to act is a material breach of either the merger agreement or the stock & note purchase agreement by Westaff or DelStaff, respectively);

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    by Koosharem and Merger Sub, together, if:

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    Westaff's board of directors (or any committee thereof) (1) effects a Company "change of recommendation" (as defined in the merger agreement) or approves or recommends to Westaff's stockholders a "company alternative proposal" (as defined in the merger agreement) or resolves to do any of the foregoing, or (2) Westaff fails to call and hold the special meeting within 45 days after this proxy statement is cleared by the SEC;

    •
    any lender under the "financing agreement" (as defined in the merger agreement) exercises any material remedies available to it under the financing agreement by reason of an "event of default" (as defined in the merger agreement) and does not desist from exercising such remedy within five days;

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    by Westaff, if:

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    (1)(A) any of the "commitment letters" (as defined in the merger agreement) expire or are terminated for any reason and (B) Koosharem is unable to obtain new commitment letters within 21 days of such expiration or termination, or (2) the financing condition contained in the merger agreement cannot be satisfied for any reason within 10 days after Westaff's stockholders approve the merger agreement; or

    •
    (1) Koosharem does not deliver the certain commitment letter(s) acceptable to Travelers Insurance Company by February 18, 2009 or (2) on the date such commitment letters are delivered, the representations and warranties of Koosharem and Merger Sub contained in the merger agreement are not true and correct in all material respects with respect to such commitment letters as if they were one of the commitment letters (provided that Westaff cannot terminate the merger agreement pursuant to this provision after the date such commitment letters are delivered).

    See "The Merger Agreement—Termination of the Merger Agreement" beginning on page 61.

  •
  Termination Fees and Expenses.  Under certain circumstances in connection with the termination of the merger agreement, Westaff will be required to pay to Koosharem or its designee a termination fee equal to $2 million. Conversely, Koosharem will be required to pay Westaff a termination fee of $2 million if Westaff terminates the merger agreement in certain circumstances related to the failure of Koosharem to satisfy the financing condition under the merger agreement. See "The Merger Agreement—Termination Fees" beginning on page 63.

  •
  Date, Time, Place and Purpose of the Special Meeting.  The special meeting will be held at Westaff's administrative offices located at 298 North Wiget Lane, Walnut Creek, California 94598-2453, on [    •    ], 2009, at [    •    ] a.m., Pacific time, for Westaff stockholders to consider and vote upon proposals to adopt the merger agreement and the transactions contemplated thereby and to approve the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement and the transactions contemplated thereby. See "The Special Meeting of Stockholders—Date, Time, Place and Purpose of the Special Meeting" beginning on page 15.

  •
  Record Date and Quorum.  You are entitled to vote at the special meeting if you owned shares of Westaff common stock at the close of business on [    •    ], 2009, which is the record date for the special meeting. You will have one vote for each share of Westaff common stock that you owned on the record date. As of the record date, there were [    •    ] shares of Westaff common stock entitled to vote at the special meeting. The holders of a majority of the outstanding shares of Westaff common stock at the close of business on the record date represented in person or by proxy will constitute a quorum for purposes of the special meeting. See "The Special Meeting of Stockholders—Record Date and Quorum" beginning on page 15.

  •
  Vote Required.  Adoption of the merger agreement and the transactions contemplated thereby requires the affirmative vote of holders, as of the record date of the special meeting, of at least 51% of the outstanding shares of Westaff common stock entitled to vote as of the record date. Each outstanding share of Westaff common stock on the record date entitles the holder to one vote on this proposal. If you fail both to attend the special meeting in person and to submit a proxy, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the special meeting. In addition, if you fail to vote by proxy or in person or if you "abstain" from voting and a quorum is present, your failure to vote or your abstention will have the same effect as a vote against the adoption of the merger agreement. Broker non-votes will also have the same effect as voting against the adoption of the merger agreement for purposes of the votes described above. Furthermore, the proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement and the transactions contemplated thereby requires the affirmative vote of holders of the majority of outstanding shares of Westaff common stock present in person or represented by proxy at the special meeting. Abstentions will have the same effect as a vote against the proposal to adjourn or postpone the special meeting. Because brokers do not have discretionary authority to vote on proposals presented at the special meeting, broker non-votes will not count as votes either for or against the proposal to adjourn or postpone the special meeting. See "The Special Meeting of Stockholders—Vote Required" beginning on page 16.

  •
  Delisting and Deregistration of Westaff Common Stock.  If the merger is completed, Westaff common stock will no longer be traded on NASDAQ and will be deregistered under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Westaff will no longer be required to file periodic reports with the SEC.

  •
  Interests of Westaff's Directors and Executive Officers in the Merger.  In considering the recommendations of the special committee and Westaff's board of directors with respect to the merger, you should be aware that some of Westaff's directors and executive officers have interests in the merger that may be different from, or in addition to, the interests of Westaff stockholders generally. These interests may present them with actual or potential conflicts of interest. The special committee and Westaff's board of directors were aware of these interests and considered them, among other matters, in reaching their respective decisions to approve the merger agreement and the transactions contemplated thereby and to recommend that Westaff stockholders adopt the merger agreement and the transactions contemplated thereby. See "The Merger—Interests of Westaff's Directors and Executive Officers in the Merger" beginning on page 37.

  •
  Appraisal Rights.  Pursuant to Delaware law, our stockholders have the right to dissent from the merger and receive a cash payment for the judicially determined fair value of their shares of Westaff common stock, plus interest, if any, on the amount determined to be the fair value. The judicially determined fair value could be greater than, equal to or less than the $1.25 per share that our stockholders are entitled to receive in the merger. To exercise their appraisal rights, stockholders must not vote in favor of the adoption of the merger agreement and must strictly comply with specific procedures set forth in Section 262 of the General Corporation Law of the State of Delaware (the "DGCL"). If you vote for the adoption of the merger agreement, you will waive your rights to seek appraisal of your shares of Westaff common stock under Delaware law. This proxy statement constitutes our notice to our stockholders of the availability of appraisal rights in connection with the merger in compliance with the requirements of Section 262 of the DGCL. The procedural requirements for perfecting appraisal rights under Section 262 of the DGCL are summarized in this proxy statement under the caption "Appraisal Rights" beginning on page 69. Additionally, a copy of Section 262, which grants appraisal rights and governs the procedures for perfecting such rights, is attached to this proxy statement as Annex E.

  •
  Financing.  Koosharem will fund the merger and the related transactions, including the payment of related transaction costs, charges, fees and expenses, with available cash. Koosharem will fund its obligations under the stock & note purchase agreement with notes to be issued under its credit facility. Koosharem delivered commitment letters from Bank of the West, Community Bank of Nevada, Pacific Western Bank and Bank of America, pursuant to which such lenders have committed, subject to the respective terms and conditions thereof, to provide financing in an aggregate amount equal to $28 million to replace the letter of credit in favor of Travelers Insurance Company which is currently outstanding under Westaff's financing agreement, dated as of February 14, 2008, by and among Westaff (USA) (as borrower), Westaff (as parent guarantor), certain lenders party thereto and U.S. Bank National Association, as agent for the lenders thereto and letter of credit issuer, as amended. Koosharem has agreed to use its commercially reasonable efforts to deliver to Westaff, by February 18, 2009, a replacement commitment letter or letters to be issued by Bank of the West or other lender or lenders acceptable to Travelers Insurance Company to take the place of the individual commitment letters that Koosharem previously delivered.

  •
  Material United States Federal Income Tax Consequences of the Merger.  For U.S. federal income tax purposes, the disposition of Westaff common stock pursuant to the merger generally will be treated as a sale of the shares of Westaff common stock for cash by each of our stockholders. As a result, in general, each stockholder will recognize gain or loss equal to the difference, if any, between the amount of cash received in the merger and such stockholder's adjusted tax basis in the shares surrendered. Such gain or loss will be capital gain or loss if the shares of common stock surrendered are held as a capital asset in the hands of the stockholder, and will be long-term capital gain or loss if the shares of common stock have a holding period of more than one year at the effective date of the merger. We recommend that our stockholders consult their own tax advisors as to the particular tax consequences to them of the merger. See "The Merger—Material U.S. Federal Income Tax Consequences of the Merger" beginning on page 46.

  •
  Treatment of Stock Options.  At the effective date of the merger, each outstanding stock option to purchase shares of Westaff common stock, whether or not then exercisable or vested, will be cancelled and converted into the right to receive, within 10 business days following the consummation of the merger, an amount in cash (subject to applicable withholding taxes) equal to (a) the excess, if any, of the merger consideration of $1.25 per share over the per share exercise price of the stock option, multiplied by (b) the number of shares of Westaff common stock subject to the stock option. As of the date of this proxy statement, there were 437,500 shares of Westaff common stock subject to stock options with exercise prices below the merger consideration of $1.25 per share.

  •
  Treatment of Restricted Stock Units.  Before the consummation of the merger, each outstanding right to receive shares of Westaff common stock under any restricted stock unit (or any stock unit award or stock appreciation right) granted under any of Westaff's stock option or incentive plans that is subject to restrictions will terminate, unless all applicable performance or vesting criteria have been satisfied prior to the consummation of the merger. At the effective date of the merger, each such restricted stock unit that has not lapsed prior to the consummation of the merger and for which all applicable performance or vesting criteria have been satisfied will be settled in shares of Westaff common stock in accordance with the terms of the applicable restricted stock unit award. As of the date of this proxy statement, there are 90,000 shares of Westaff common stock subject to restricted stock units. As of the date of this proxy statement, none of the applicable performance or vesting criteria with respect to such restricted stock units have been satisfied, except for 27,500 of such restricted stock units that will vest in connection with the merger by operation of change-in-control provisions.

  •
  Anticipated Closing of Merger.  We are working toward completing the merger as soon as practicable, and assuming the adoption of the merger agreement by our stockholders and the satisfaction (or waiver as permitted by law) of the other closing conditions set forth in the merger agreement, we anticipate that the merger will be completed in [    •    ]. See "The Merger Agreement—Conditions to the Merger" and "The Merger Agreement—Effective Time."

  •
  Additional Information.  You can find more information about Westaff in the periodic reports and other information we file with the SEC. The information is available at the SEC's public reference facilities and at the website maintained by the SEC at http://www.sec.gov. See "Where You Can Find More Information" beginning on page 76.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

        This section of the proxy statement provides brief answers to some of the questions that may be raised by the merger agreement and the merger, but it may not contain all of the information about the merger that is important to you. You are encouraged to read the entire proxy statement carefully, including the information in the annexes.

Q:    What is the proposed transaction?

A:
The proposed transaction is the acquisition of Westaff by Koosharem, pursuant to the merger agreement. Once the merger agreement has been adopted by our stockholders at the special meeting and the other closing conditions under the merger agreement have been satisfied or waived, Merger Sub, a wholly-owned subsidiary of Koosharem, will be merged with and into Westaff, with Westaff surviving as the wholly-owned subsidiary of Koosharem.

Q:    What will I be entitled to receive in the merger?

A:
Upon completion of the merger, holders of Westaff common stock (other than any shares held in Westaff's treasury, any shares owned by Westaff's subsidiaries, Koosharem or Merger Sub, or any shares held by Westaff stockholders who perfect appraisal rights in accordance with Delaware law), will be entitled to receive $1.25 in cash, without interest and less any required withholding taxes, for each share of Westaff common stock held by them. Holders of Westaff common stock will not own shares in the surviving corporation and will no longer hold any stock of Westaff. Upon the consummation of the merger, each outstanding stock option to purchase shares of Westaff common stock, whether or not then exercisable or vested, will be cancelled and converted into the right to receive, within 10 business days following the effectiveness of the merger, an amount in cash (subject to applicable withholding taxes) equal to (a) the excess, if any, of the merger consideration of $1.25 per share over the per share exercise price of the stock option, multiplied by (b) the number of shares of Westaff common stock subject to the stock option.

Q:    Where and when is the special meeting?

A:
The special meeting will take place at Westaff's administrative offices located at 298 North Wiget Lane, Walnut Creek, California 94598-2453, on [    •    ], 2009, at [    •    ] a.m., Pacific time.

Q:    May I attend the special meeting?

A:
All stockholders of record at the close of business on [    •    ], which is the record date for the special meeting, may attend the special meeting. In order to be admitted to the special meeting, a form of government-issued personal identification will be required.

  In addition, if your shares are held in the name of a bank, broker or other holder of record, and you plan to attend the special meeting, you must present proof of your ownership of Westaff common stock, such as a bank or brokerage account statement, to be admitted to the special meeting. You also must present a proxy issued to you by the holder of record of your shares at the special meeting.

  No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted at the special meeting.

Q:    What other proposals are being voted on at the special meeting?

A:
In addition to the proposal to adopt the merger agreement and the transactions contemplated thereby, stockholders will vote at the special meeting on a proposal to approve the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement and the transactions contemplated thereby.

Q:    What vote of stockholders is required to approve the proposals?

A:
The merger agreement must be adopted by the affirmative vote of holders of at least 51% of the outstanding shares of Westaff common stock entitled to vote as of the record date of the special meeting. The proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies requires the affirmative vote of holders of the majority of outstanding shares of Westaff common stock present in person or represented by proxy at the special meeting. DelStaff (which, as of the date of this proxy statement, holds approximately 49.5% of Westaff common stock outstanding) has agreed to vote the shares of common stock of Westaff it owns in favor of the adoption of the merger agreement and the transactions contemplated thereby.

Q:    How does Westaff's board of directors recommend that I vote?

A:
Our board of directors recommends that you vote "FOR" the proposal to adopt the merger agreement and the transactions contemplated thereby and "FOR" the proposal to adjourn or postpone the special meeting, if necessary or appropriate. Before voting, you should read "The Merger—Special Committee; Recommendations of the Special Committee and Westaff's Board of Directors; Reasons for the Merger" for a discussion of the factors that our board of directors considered in deciding to recommend the adoption of the merger agreement and the transactions contemplated thereby.

Q:    Who may vote at the special meeting?

A:
You may vote at the special meeting if you were a holder of Westaff common stock at the close of business on [    •    ], 2009, which is the record date for the special meeting.

Q:    How many shares are entitled to vote at the special meeting?

A:
Each share of Westaff common stock on the record date is entitled to one vote on the proposal to adopt the merger agreement and the transactions contemplated thereby and one vote on the proposal to adjourn or postpone the special meeting, if necessary or appropriate. As of the close of business on the record date, there were [    •    ] shares of Westaff common stock outstanding held by approximately [    •    ] stockholders of record. See "The Special Meeting of Stockholders" beginning on page 15.

Q:    What does it mean if I get more than one proxy card?

A:
If you have shares of Westaff common stock that are registered differently and are in more than one account, you will receive more than one proxy card. Please follow the directions for voting on each of the proxy cards you receive to ensure that all of your shares are voted.

Q:    How do I vote?

A:
In order to vote, you must either designate a proxy to vote on your behalf or attend the special meeting and vote your shares in person. Our board of directors requests your proxy, even if you plan to attend the special meeting, so your shares will be counted toward a quorum and will be voted at the special meeting even if you later decide not to attend.

Q:    How can I vote in person at the special meeting?

A:
If you hold shares in your name as the stockholder of record, you may vote those shares in person at the special meeting by giving us a signed proxy card or ballot before voting is closed. If you want to do that, please bring a form of government-issued personal identification with you to the special meeting. Even if you plan to attend the special meeting, we recommend that you submit a proxy for your shares in advance as described above, so your vote will be counted even if you later decide not to attend. If you hold shares in "street name" (that is, through a broker, bank or other nominee), you may vote those shares in person at the special meeting only if you obtain and bring with you a signed proxy from the necessary nominees giving you the right to vote the shares. To do this, you should contact your broker, bank or other nominee.

Q:    How can I vote without attending the special meeting?

A:
If you hold shares in your name as the stockholder of record, then you received this proxy statement and a proxy card from us. In that event, you may complete, sign, date and return your proxy card in the postage-paid envelope provided. Instead of submitting a proxy by mail, you can also vote electronically by submitting a proxy (1) through the Internet at www.voteproxy.com and following the on-screen instructions at the web page or (2) by telephone by calling 1-800-PROXIES and following the instructions. If your shares are held in street name, please follow the instructions on your proxy card to instruct your broker or other nominee to vote your shares. Without those instructions, your shares will not be voted.

Q:    How can I revoke my proxy?

A:
If you are a registered owner, you may change your mind and revoke your proxy at any time before it is voted at the special meeting by:

  •
  sending a written notice to revoke your proxy to the Secretary of Westaff, 298 North Wiget Lane, Walnut Creek, California 94598-2453, which must be received by Westaff before the special meeting commences;

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  transmitting a proxy by mail at a later date than your prior proxy, which must be received by Westaff before the special meeting commences; or

  •
  attending the special meeting and voting in person or by proxy. Please note that attendance at the special meeting will not by itself constitute revocation of a proxy.

  If you hold your shares in street name, you should contact your broker, bank or other nominee if you wish to revoke your proxy.

Q:    What is a quorum?

A:
A quorum of the holders of the outstanding shares of Westaff common stock must be present for the special meeting to be held. A quorum is present if the holders of a majority of the outstanding shares of Westaff common stock, counted as a single class, entitled to vote are present at the special meeting, either in person or represented by proxy. Withheld votes, abstentions and broker non-votes are counted as present for the purpose of determining whether a quorum is present.

Q:    How are votes counted?

A:
You may vote "FOR," "AGAINST" or "ABSTAIN" on the proposal to adopt the merger agreement. Abstentions will count for the purpose of determining whether a quorum is present, but will not count as votes cast on a proposal. If you "ABSTAIN" with respect to the proposal to adopt the merger agreement, it has the same effect as if you vote "AGAINST" the approval of that matter. However, abstentions will not have an effect on the outcome of the proposal to adjourn or postpone the special meeting, if necessary or appropriate.

  A broker non-vote generally occurs when a broker, bank or other nominee holding shares on your behalf does not vote on a proposal because the nominee has not received your voting instructions and lacks discretionary power to vote the shares. Broker non-votes will count for the purpose of determining whether a quorum is present, but will not count as votes cast on a proposal. A broker non-vote will have the same effect as a vote "AGAINST" the adoption of the merger agreement, but will have no effect on the outcome of the proposal to adjourn or postpone the special meeting, if necessary or appropriate.

  A properly executed proxy card received by the Secretary of Westaff before the special meeting, and not revoked, will be voted as directed by you. If you properly execute and deliver your proxy card without indicating your vote, your shares will be voted "FOR" the adoption of the merger agreement and the transactions contemplated thereby and "FOR" the proposal to adjourn or postpone the special meeting, if necessary or appropriate, and in accordance with the discretion of the persons appointed as proxies on any other matters properly brought before the special meeting for a vote.

Q:    Who will bear the costs of this solicitation?

A:
We will pay the costs of this solicitation, which will be made primarily by mail. Proxies also may be solicited in person, by telephone, facsimile or similar means, or by our directors, officers or employees without additional compensation. We will, on request, reimburse stockholders who are brokers, banks or other nominees for their reasonable expenses in sending proxy materials and special reports to the beneficial owners of the shares they hold of record. Westaff has retained [    •    ] to assist it in the solicitation of proxies for the special meeting and will pay [    •    ] a fee of approximately $[    •    ], plus reimbursement of out-of-pocket expenses.

Q:    When do you expect the merger to be completed?

A:
We are working toward completing the merger as soon as practicable, and assuming the adoption of the merger agreement by our stockholders and the satisfaction (or waiver as permitted by law) of the other closing conditions set forth in the merger agreement, we anticipate that the merger will be completed in [    •    ]. See "The Merger Agreement—Conditions to the Merger" beginning on page 59 and "The Merger Agreement—Effective Time" beginning on page 48.

Q:    Should I send in my stock certificates now?

A:
No. Shortly after the merger is completed, you will receive a letter of transmittal with instructions informing you how to surrender your stock certificates or book-entry shares to the exchange agent in order to receive the merger consideration, without interest. You should use the letter of transmittal to exchange your Westaff stock certificates or book-entry shares for the merger consideration to which you are entitled as a result of the merger. If your shares are held in street name by your broker, you will receive instructions from your broker as to how to effect the surrender of your shares and receive cash for those shares. Do not send any stock certificates with your proxy.

Q:    What do I need to do now?

A:
We encourage you to read this proxy statement carefully in its entirety, including its annexes, and to consider how the merger affects you. If you are a stockholder of record, then you can ensure that your shares are voted at the special meeting by completing, signing and dating the enclosed proxy card and returning it in the envelope provided. If you hold your shares in "street name," you can ensure that your shares are voted at the special meeting by instructing your broker on how to vote, as discussed below.

Q:    Who can help answer my other questions?

A:
If you have more questions about the special meeting or the merger, you should contact our proxy solicitation agent, [    •    ], at [    •    ] (toll-free) or [    •    ] (collect) or via e-mail at [    •    ]. If your broker holds your shares, you may call your broker for additional information.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This proxy statement contains forward-looking statements that involve risks and uncertainties, including, but not limited to, statements concerning the ability of Westaff to complete the merger. These statements relate to expectations concerning matters that are not historical facts. Words such as "projects," "believes," "anticipates," "will," "estimates," "plans," "expects," "intends," and similar words and expressions are intended to identify forward-looking statements. These forward-looking statements are based on the current expectations, assumptions, estimates and projections about Westaff and the industries in which Westaff operates. These forward-looking statements involve known and unknown risks that may cause Westaff's actual results and performance to be materially different from the future results and performance stated or implied by the forward-looking statements. In light of the significant uncertainties inherent in the forward-looking information included in this discussion, the inclusion of such information should not be regarded as a representation by Westaff or any other person that Westaff's objectives or plans will be achieved. Important factors which could cause our actual results to differ materially from those expressed or implied in the forward-looking statements are detailed in filings with the SEC made from time to time by Westaff, including Westaff's Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and the following:

  •
  the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement and/or the stock & note purchase agreement;

  •
  risks associated with the closing of the merger, including the possibility that the merger may not occur due to the failure of the parties to satisfy the conditions in the merger agreement;

  •
  the inability of Koosharem and Merger Sub to finalize the financing required in a manner satisfactory to Westaff's workers' compensation carrier and to obtain the financing necessary to complete the merger;

  •
  the failure of Westaff to obtain required stockholder approval;

  •
  the inability of the parties to secure required governmental or third party consents to and authorizations for the merger;

  •
  the occurrence of events that would have a material adverse effect on Westaff as described in the merger agreement; and

  •
  the effect of the announcement of the merger on Westaff's customer relationships, operating results and business generally, including Westaff's ability to retain key employees.

        You should not place undue reliance on forward-looking statements. Westaff cannot guarantee any future results, levels of activity, performance or achievements. The statements made in this proxy statement represent Westaff's views as of the date of this proxy statement, and it should not be assumed that the statements made herein remain accurate as of any future date. Moreover, Westaff assumes no obligation to update forward-looking statements or update the reasons actual results could differ materially from those anticipated in forward-looking statements, except as required by law.

 INFORMATION ABOUT WESTAFF

        Westaff provides staffing services primarily in suburban and rural markets ("secondary markets"), as well as in the downtown areas of certain major urban centers ("primary markets") in the United States. Through Westaff's network of company-owned and franchise agent offices, Westaff offers a wide range of staffing solutions, including permanent placement, replacement, supplemental and on-site temporary programs to businesses and government agencies. Westaff's primary focus is on recruiting and placing clerical/administrative and light industrial personnel. Westaff has almost 60 years of experience in the staffing industry and, currently operates through 157 offices in 42 states. As of February 11, 2009, 62% of these offices were company-owned and operated and 38% were operated by franchise agents. Westaff's Domestic Business Services operations in the United States provide a variety of staffing services, primarily in clerical and light industrial positions, through a network of company-owned and franchise agent offices located in 42 states. Company-owned locations are divided into four geographical regions. The franchise agent offices are managed as a single unit. Company-owned locations and franchise agent offices are supported centrally by the corporate office located in Walnut Creek, California. Westaff was founded in 1948 and incorporated in California in 1954. In September 1994, Westaff reincorporated in Delaware. Westaff's corporate name was changed from Western Staff Services to Westaff, Inc. in September 1998. Westaff's executive offices are located at 298 North Wiget Lane, Walnut Creek, California 94598-2453, and Westaff's telephone number is (925) 930-5300. Westaff transacts business through its subsidiaries, the largest of which is Westaff (USA) and Westaff's primary operating entity.

INFORMATION ABOUT KOOSHAREM AND MERGER SUB

        Koosharem, doing business as Select Staffing, is one of the nation's fastest-growing, full-service staffing companies. The company operates as Select StaffingSM, SelectRemedy™, Remedy® Intelligent Staffing, RemX® Financial Staffing, RemX® IT Staffing, RemX® OfficeStaff, and other national brands. Select StaffingSM offers premier workforce management services, including recruiting and screening professional job candidates, payroll and time attendance management, on-site supervision, proactive safety programs, and specialty staffing solutions, to a wide variety of client companies, including manufacturing, industrial, clerical, administrative, accounting, finance, information technology, and professional services. Koosharem was founded in Santa Barbara, California in 1985. Koosharem's executive offices are located at 3280 State Street, Santa Barbara, California 93105, and its telephone number is (805) 882-2200.

        Merger Sub was incorporated on January 27, 2009 solely for the purpose of the merger. Merger Sub is a wholly-owned subsidiary of Koosharem. Subject to the terms and conditions of the merger agreement and in accordance with Delaware law, upon the consummation of the merger, Merger Sub will be merged with and into Westaff and Westaff will continue as the surviving corporation and a direct wholly-owned subsidiary of Koosharem. Merger Sub has not conducted any business operations except for activities incidental to its formation.

THE SPECIAL MEETING OF STOCKHOLDERS

Date, Time, Place and Purpose of the Special Meeting

        This proxy statement is being furnished to Westaff stockholders as part of the solicitation of proxies by Westaff's board of directors for use at the special meeting be held at Westaff's administrative offices located at 298 North Wiget Lane, Walnut Creek, California 94598-2453, on [    •    ], 2009, at [    •    ] a.m., Pacific time. The purpose of the special meeting is to consider and vote upon proposals to adopt the merger agreement, which will constitute approval of the merger and the other transactions contemplated by the merger agreement, and to approve the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement and the transactions contemplated thereby. Our stockholders must adopt the merger agreement and the transactions contemplated thereby in order for the merger to occur. A copy of the merger agreement is attached to this proxy statement as Annex A and is incorporated by reference herein.

        A special committee of Westaff's board of directors comprised of independent directors was established for the purposes of reviewing, evaluating and making a recommendation to Westaff's board of directors with respect to the merger. The members of the special committee are Don K. Rice and Walter W. Macauley. The special committee unanimously determined and resolved (1) that the merger is fair to, and in the best interests of, Westaff and Westaff stockholders, (2) to recommend that Westaff's board of directors approve the merger agreement, declare its advisability and propose the merger agreement to Westaff stockholders for adoption and (3) to recommend that Westaff stockholders adopt the merger agreement and the transactions contemplated thereby. In addition, all of the members of Westaff's board of directors (other than three directors who abstained from voting on the merger because of their affiliation with DelStaff), after considering the unanimous recommendation of the special committee, determined and resolved (1) that the merger is fair to, and in the best interests of, Westaff and Westaff stockholders, (2) to approve and adopt the merger agreement, to declare its advisability and propose the merger agreement for adoption by Westaff stockholders and (3) to recommend that Westaff stockholders adopt the merger agreement and the transactions contemplated thereby. Our board of directors unanimously recommends that our stockholders vote "FOR" the adoption of the merger agreement and the transactions contemplated thereby.

Record Date and Quorum

        The holders of record of Westaff common stock at the close of business on [    •    ], 2009, which is the record date for the special meeting, are entitled to receive notice of, and to vote at, the special meeting. Each holder will have one vote for each share of Westaff common stock that such holder owns on the record date. As of the close of business on the record date, there were [    •    ] shares of Westaff common stock outstanding held by approximately [    •    ] stockholders of record.

        The holders of a majority of the outstanding shares of Westaff common stock at the close of business on the record date represented in person or by proxy will constitute a quorum for purposes of the special meeting. A quorum is necessary to hold the special meeting. Any shares of common stock held in treasury by Westaff or by any of our subsidiaries are not considered to be outstanding for purposes of determining whether a quorum is present. Once a share is represented at the special meeting, it will be counted for the purpose of determining a quorum at the special meeting and any adjournment or postponement of the special meeting. However, if a new record date is set for the adjourned or postponed special meeting, then a new quorum will have to be established. If a quorum is not present, the special meeting may be adjourned or postponed from time to time without further notice, if the time and place of the adjourned or postponed meeting are announced at the special meeting, until a quorum is obtained.

 Vote Required

        Adoption of the merger agreement and the transactions contemplated thereby requires the affirmative vote of holders of at least 51% of the outstanding shares of Westaff common stock entitled to vote as of the record date of the special meeting. Each outstanding share of Westaff common stock on the record date entitles the holder to one vote on this proposal.

        Approval of the proposal to adjourn or postpone the special meeting, if necessary or appropriate, to permit further solicitation of proxies requires the affirmative vote of holders of the majority of outstanding shares of Westaff common stock present in person or represented by proxy at the special meeting. Each outstanding share of Westaff common stock on the record date entitles the holder to one vote on this proposal.

        As of the record date, the directors and executive officers of Westaff owned, in the aggregate, [    •    ] shares of Westaff common stock (or [    •    ] shares, including shares underlying options exercisable within 60 days of the record date). These shares represent approximately [    •    ]% of Westaff common stock entitled to vote on the adoption of the merger agreement. We expect that all of these shares of Westaff common stock will be voted in favor of the proposal to adopt the merger agreement and the transactions contemplated thereby.

Voting by DelStaff

        Subject to the terms and conditions of the stock & note purchase agreement, DelStaff has agreed, among other things, to vote its shares of Westaff common stock (which, as of the date of this proxy statement, represents approximately 49.5% of Westaff common stock outstanding) in favor of the adoption of the merger agreement and the merger, at any meeting of our stockholders at which such matter is considered, and at every adjournment or postponement thereof, and against any acquisition proposal as described below under "The Merger Agreement—Acquisition Proposals." DelStaff has agreed not to enter into any agreement or commitment with any person the effect of which would be inconsistent with or violative of such provisions. In the event that our board of directors changes its recommendation with respect to the merger as described below under "The Merger—Recommendation of the Special Committee and Westaff's Board of Directors and their Reasons for the Merger," DelStaff is obligated to vote 6,100,000 shares of Westaff common stock that it owns in favor of the merger, and is free to vote the remainder of its shares in its discretion.

Proxies; Revocability of Proxies

        If you are a stockholder of record and submit a proxy by mail, your shares will be voted at the special meeting as you indicate on your proxy card. If no instructions are indicated on your proxy card, your shares of Westaff common stock will be voted "FOR" the adoption of the merger agreement and "FOR" the proposal to adjourn or postpone the special meeting, if necessary or appropriate.

        Instead of submitting a proxy by mail, you can also vote electronically by submitting a proxy through the Internet or by telephone. Please note that there are separate arrangements for using the Internet and telephone depending on whether your shares are registered in Westaff's stock records in your name or in the name of a brokerage firm or bank. The Internet and telephone voting procedures are designed to authenticate your identity as a Westaff stockholder, to allow you to vote your shares and to confirm that your instructions have been properly recorded. Stockholders voting by means of the Internet through American Stock Transfer & Trust Company, our transfer agent, should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, which may be borne by each individual stockholder. Stockholders with shares registered directly in their name in our stock records maintained by American Stock Transfer & Trust Company may vote their shares through the Internet or by telephone as follows:

  •
  By submitting their proxy through the Internet at the following address on the world wide web: www.voteproxy.com. Please access the web page and follow the on-screen instructions. Have your control number available when you access the web page.

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  By making a toll-free telephone call from the United States and Canada to American Stock Transfer & Trust Company at 1-800-PROXIES and following the instructions. Have your control number and the Proxy available when you call.

        Proxies submitted through the Internet or by telephone through American Stock Transfer & Trust Company as described above must be received by 12:59 p.m. Eastern Daylight Savings Time (E.D.T.) on [    •    ], 2009. A number of brokerage firms and banks are participating in a program provided through Broadridge Investor Communication Services that offers telephone and Internet voting options. That program is different from the program provided by American Stock Transfer & Trust Company for shares registered in the name of the stockholder. If your shares are held in an account at a brokerage firm or bank participating in the Broadridge Program, you may vote those shares by calling the telephone number which appears on your voting form or through the Internet in accordance with the instructions set forth on the voting form. If you have any questions regarding the proposals or how to execute your vote, please contact American Stock Transfer & Trust Company at (800) 937-5449 or visit their web site at www.amstock.com.

        If your shares are held in street name by your broker, bank or other nominee, you should instruct your broker how to vote your shares using the instructions provided by your broker. If you have not received voting instructions or require further information regarding such voting instructions, contact your broker, bank or other nominee for directions on how to vote your shares. Brokers who hold shares in street name for customers may not be permitted to exercise their voting discretion with respect to the approval of the proposals before the special meeting and in such instance, absent specific instructions from the beneficial owner of such shares, are not empowered to vote such shares with respect to the adoption of the merger agreement. Such shares will constitute "broker non-votes." Shares of common stock held by persons attending the special meeting but not voting, or shares for which Westaff has received proxies with respect to which holders have abstained from voting, will be considered abstentions. Abstentions and broker non-votes will be treated as shares that are present and entitled to vote at the special meeting for purposes of determining whether a quorum exists, but will have the same effect as a vote "AGAINST" adoption of the merger agreement. However, abstentions and broker non-votes will have no effect on the outcome of the proposal to adjourn or postpone the special meeting, if necessary or appropriate.

        You may revoke your proxy at any time before the vote is taken at the special meeting. To revoke your proxy, you must advise the Secretary of Westaff, 298 North Wiget Lane, Walnut Creek, California 94598-2453, in writing, submit a proxy dated after the date of the proxy you wish to revoke or attend the special meeting and vote your shares in person. Attendance at the special meeting will not by itself constitute revocation of a proxy.

        Please note that if you have instructed your broker to vote your shares, the options for revoking your proxy described in the paragraph above do not apply and instead you must follow the directions provided by your broker to change these instructions.

        No matter other than the adoption of the merger agreement and the transactions contemplated thereby and, if applicable, the proposal to adjourn or postpone the special meeting will be brought before the special meeting.

 Solicitation of Proxies

        We will pay the costs associated with this proxy solicitation. In addition to soliciting proxies by mail, our directors, officers and employees may solicit proxies personally and by telephone, facsimile or other electronic means of communication. These persons will not receive additional or special compensation for such solicitation services. We will, upon request, reimburse brokers, banks and other nominees for their expenses in sending proxy materials to their customers who are beneficial owners and obtaining their voting instructions. We have retained [    •    ] to assist us in the solicitation of proxies for the special meeting and will pay [    •    ] a fee of approximately $[    •    ], plus reimbursement of out-of-pocket expenses.

THE MERGER

        This section of the proxy statement describes certain material aspects of the merger, but it may not contain all of the information about the merger that is important to you. For a more complete understanding of the merger, we encourage you to carefully read this entire proxy statement, including the copies of the merger agreement and the stock & note purchase agreement, attached to this proxy statement as Annex A and Annex B, respectively, in its entirety.

 Background of the Merger

        On February 14, 2008, Westaff and Westaff (USA) entered into a financing agreement with U.S. Bank National Association ("U.S. Bank"), as agent for itself and Wells Fargo Bank, National Association ("Wells Fargo"), as lenders. The financing agreement provided for a five-year $50 million revolving credit facility, including a letter of credit sub-limit of $35 million.

        On February 28, 2008, U.S. Bank issued letters of credit under the financing agreement, including a letter of credit having a face amount of $27 million in favor of The Travelers Indemnity Company ("Travelers"), Westaff's workers' compensation insurer, to secure Westaff's obligations to pay amounts required to be paid when due to Travelers under Westaff's workers' compensation insurance program.

        On May 23, 2008, Westaff (USA) received a notice of default from U.S. Bank under Westaff's financing agreement, indicating that an event of default had occurred due to its failure to maintain a specified fixed charge coverage ratio as required by the financing agreement for the fiscal period ended April 19, 2008. After receiving this notice of default, Westaff engaged in discussions with U.S. Bank to seek a waiver or forbearance of the event of default.

        On June 2, 2008, Mr. Sorensen sent a letter on behalf of Koosharem to Michael R. Phillips, a director of Westaff, setting forth a non-binding proposal for a combination of Westaff and Koosharem. The non-binding proposal, which was subject to the completion of required due diligence, as well as the satisfactory negotiation and execution of mutually agreeable definitive transaction documents, would have involved an affiliate of Koosharem acquiring those outstanding shares of Westaff common stock not owned by DelStaff at a price in the range of $4.00 to $4.25 per share in cash. Mr. Sorensen advised Mr. Phillips in a subsequent telephone call that Koosharem would require financing, which he proposed could come from affiliates of DelStaff, in order to complete a purchase of Westaff's public stock for cash. Because the non-binding proposal was only addressed to Mr. Phillips and not to Westaff's board of directors, Mr. Phillips advised Mr. Sorensen that any proposal for a combination of Westaff and Koosharem would need to be addressed to Westaff's board of directors. No further communications were received concerning this offer.

        On July 31, 2008, Westaff and Westaff (USA) entered into a forbearance agreement with U.S. Bank and Wells Fargo under which, among other things: (1) U.S. Bank and Wells Fargo agreed to abstain from exercising their default rights and remedies in response to the existing event of default under the financing agreement through August 26, 2008, so long as no additional events of default occurred and (2) Westaff and Westaff (USA) agreed to a reduction in the aggregate amount of the commitments under the financing agreement from $50 million to $33 million. During this time, Westaff commenced efforts to identify other lenders who might replace U.S. Bank and Wells Fargo and provide a replacement for the letter of credit in favor of Travelers.

        On August 21, 2008, Mr. Sorensen sent a letter on behalf of Koosharem to Michael T. Willis, the Chairman and Chief Executive Officer of Westaff, setting forth a non-binding proposal for a combination of Westaff and Koosharem. The non-binding proposal, which was subject to the completion of required due diligence, as well as the satisfactory negotiation and execution of mutually agreeable definitive transaction documents, would have involved Koosharem acquiring all of the outstanding shares of Westaff common stock at a price of $1.40 per share in cash. Mr. Willis advised Westaff's board of directors that the offer had been received, and advised Mr. Sorensen that the offer price in his proposal was too low.

        On August 25, 2008, as partial inducement to U.S. Bank and Wells Fargo to extend their forbearance under the financing agreement, DelStaff entered into a loan agreement with Westaff and its subsidiaries, pursuant to which DelStaff agreed to advance up to $3 million in subordinated loans to Westaff on the terms and conditions set forth in this loan agreement. As of the date of this proxy statement, $3 million in subordinated loans, together with approximately $331,882 in interest and fees, are outstanding under this loan agreement.

        On August 27, 2008, Westaff and Westaff (USA) entered into an amended and restated forbearance agreement with U.S. Bank and Wells Fargo under which, among other things, U.S. Bank and Wells Fargo agreed to continue to refrain from exercising their default rights and remedies in response to the existing event of default through September 30, 2008, so long as no additional events of default occurred.

        On September 2, 2008, a meeting of the executive committee of Westaff's board of directors, the members of which are Mr. Willis, John G. Ball, Mr. Phillips and Mr. Macauley, was held by telephone. At this meeting, the executive committee discussed the adequacy of Koosharem's offer of $1.40 per share in cash as proposed in Mr. Sorensen's August 21, 2008 letter and Koosharem's ability to finance any potential transaction.

        On September 3, 2008, DelStaff advanced a loan in the aggregate principal amount of $1 million to Westaff under its August 25, 2008 loan agreement.

        On September 8, 2008, a meeting of Westaff's board of directors was held. At this meeting, Westaff's board of directors reviewed the adequacy of Koosharem's offer of $1.40 per share in cash as proposed in Mr. Sorensen's August 21, 2008 letter.

        Beginning in late September 2008, the Sorensen Trust, which holds 94% of the issued and outstanding equity interests in Koosharem and of which D. Stephen Sorensen and Shannon P. Sorensen are the settlers and sole trustees, began acquiring shares of Westaff common stock in the open market.

        On September 30, 2008, Westaff and Westaff (USA) entered into a second amended and restated forbearance agreement with U.S. Bank and Wells Fargo under which, among other things: (1) U.S. Bank and Wells Fargo agreed to continue to forbear from exercising their default rights and remedies in response to the existing event of default through November 21, 2008, so long as no additional events of default occurred, (2) the parties agreed to an additional financial covenant under the financing agreement, (3) Westaff agreed to provide U.S. Bank and Wells Fargo with evidence that it had renewed its existing workers' compensation insurance policy or obtained a replacement and (4) Westaff agreed to pay U.S. Bank and Wells Fargo a one-time forbearance fee in the aggregate amount of $25,000.

        On October 6, 2008, Mr. Sorensen sent a letter on behalf of Koosharem to Mr. Willis, setting forth a revised non-binding proposal for a combination of Westaff and Koosharem. The revised non-binding proposal, which was subject to the completion of required due diligence, as well as the satisfactory negotiation and execution of mutually agreeable definitive transaction documents, would have involved

Koosharem acquiring all of the outstanding shares of Westaff common stock held by stockholders not affiliated with DelStaff at a price of $2.25 per share in cash, and shares of Westaff common stock held by DelStaff for an unspecified amount of first lien debt to be issued by Koosharem.

        On October 9, 2008, Westaff and Koosharem executed a confidentiality agreement pursuant to which Westaff could provide Koosharem with certain information in connection with discussing a potential transaction between Westaff and Koosharem on a confidential basis.

        On October 27, 2008, the Sorensen Trust, Mr. Sorensen and Mrs. Sorensen jointly filed a Schedule 13D with the SEC to report their beneficial ownership of shares of Westaff common stock and describe the communications that Koosharem had had with Westaff in regards to a possible acquisition of all of the outstanding shares of Westaff common stock. Later that same day, a meeting of Westaff's board of directors was held by telephone to, among other things, discuss the Schedule 13D that was jointly filed by the Sorensen Trust, Mr. Sorensen and Mrs. Sorensen on October 27, 2008.

        On October 30, 2008, Westaff negotiated an extension of the coverage period under its workers' compensation insurance with Travelers, which had been set to expire on November 1, 2008. Travelers agreed to extend the coverage period to February 1, 2009, but required Westaff to pay $1 million in cash collateral as part of this extension.

        On October 30, 2008, DelStaff advanced a loan in the aggregate principal amount of $1 million to Westaff under its August 25, 2008 loan agreement. The proceeds from this loan were used to pay the $1 million in cash collateral required by Travelers as part of its extension of the coverage period under Westaff's workers' compensation insurance to February 1, 2009.

        On October 31, 2008, a meeting of Westaff's board of directors was held by telephone to, among other things, further discuss the Schedule 13D that was jointly filed by the Sorensen Trust, Mr. Sorensen and Mrs. Sorensen on October 27, 2008. On that same day, Westaff filed a Current Report on Form 8-K to supplement statements contained in the Schedule 13D that was jointly filed by the Sorensen Trust, Mr. Sorensen and Mrs. Sorensen on October 27, 2008. This Form 8-K clarified that Westaff had never received a proposal from Koosharem or any of its affiliates to purchase for cash 100% of the outstanding shares of Westaff common stock. At the meeting, Westaff's board of directors requested that a special committee comprised solely of two independent members of the board be established to take primary responsibility for the negotiation of the terms of any transaction with Koosharem. Don K. Rice and Walter W. Macauley, who are independent members of Westaff's board of directors, were appointed to the special committee. Mr. Phillips, who is a director of Westaff and a managing director of HIG, and Mr. Willis, who is Westaff's chief executive officer and chairman of the board of directors, agreed to assist members of the special committee in connection with the negotiation. In addition, Westaff's board of directors requested that the special committee undertake the task of identifying an investment banking firm that might assist Westaff in raising additional capital or refinancing the financing agreement with U.S. Bank and Wells Fargo.

        On November 10, 2008, Westaff's board of directors held a telephone meeting to, among other things, discuss plans for the members of the special committee, Mr. Phillips and Mr. Willis to meet with Mr. Sorensen to engage in a discussion with respect to a possible transaction and Koosharem's ability to finance any such transaction.

        On November 20, 2008, members of the special committee, Mr. Phillips and Mr. Willis, met with Mr. Sorensen at the offices of H.I.G. Capital, LLC in Boston, Massachusetts. At this meeting, Mr. Sorensen indicated that Koosharem believed that financial and other considerations would make it necessary for Koosharem to purchase the shares of Westaff common stock held by DelStaff for debt and not for cash and that the cash purchase price of shares of Westaff common stock not held by DelStaff would likely be in the range of $1.25 per share rather than $2.25 per share. The special committee engaged in a discussion with Mr. Sorensen with respect to a possible transaction.

        Following the November 20, 2008 meeting, members of the special committee advised Mr. Sorensen that a price of $1.25 per share appeared to be too low to be acceptable. Mr. Sorensen stated that the financial condition of Koosharem and the difficulties he foresaw in obtaining a replacement for the letter of credit in favor of Travelers made it impossible to offer a higher price.

        On November 20, 2008, Westaff and Westaff (USA) entered into an amendment to the second amended and restated forbearance agreement with U.S. Bank and Wells Fargo under which, among other things, U.S. Bank and Wells Fargo agreed to continue to refrain from exercising their default rights and remedies in response to the existing event of default through December 5, 2008, so long as no additional events of default occurred.

        On November 24, 2008, Westaff's board of directors held a telephone meeting and received a report from the special committee regarding the November 20, 2008 meeting with Mr. Sorensen.

        On December 3, 2008, Westaff and Westaff (USA) entered into an amendment to the second amended and restated forbearance agreement with U.S. Bank and Wells Fargo under which, among other things, U.S. Bank and Wells Fargo agreed to continue to abstain from exercising their default rights and remedies in response to the existing event of default through December 19, 2008, so long as no additional events of default occurred.

        During the first week of December 2008, the special committee interviewed a number of investment banking firms as possible candidates to advise Westaff in connection with a financing that would replace the financing agreement with U.S. Bank and Wells Fargo, or raise equity capital for the company to strengthen its balance sheet and permit the financing agreement with U.S. Bank and Wells Fargo to be renegotiated. The special committee received advice from all of the candidate firms that the condition of the company, and even more so the condition of the U.S. credit markets, made the chance of a successful financing extremely low. The special committee was further advised that a replacement for the letter of credit in favor of Travelers would likely be impossible to obtain, and that pricing on any borrowings that could be raised would likely be at an interest rate in excess of 20% per annum, a rate not supportable by the company's projected cash flows.

        On December 5, 2008, a meeting of Westaff's board of directors was held by telephone to, among other things, receive an update from the special committee on the status of any proposal from Koosharem or any of its affiliates to purchase for cash 100% of the outstanding shares of Westaff common stock. At this meeting, the special committee recommended to Westaff's board of directors that Westaff engage Baird to prepare and deliver a fairness opinion to the special committee in the event that Koosharem were to make a formal offer to acquire Westaff's common stock.

        On December 19, 2008, U.S. Bank and Wells Fargo's agreement to forbear from exercising their default rights and remedies had expired. Since December 19, 2008, Westaff and Westaff (USA) have not entered into any further amendments to the forbearance agreement with U.S. Bank and Wells Fargo under which U.S. Bank and Wells Fargo would agree to continue to forbear from exercising their default rights and remedies past December 19, 2008. As a result, Westaff and its subsidiaries have been operating in default under its financing agreement and without a continued forbearance since December 19, 2008. Because Westaff has been operating without a continued forbearance from U.S. Bank and Wells Fargo during this period, Westaff had been subject to the risk that U.S. Bank and Wells Fargo could elect at any time during this period to pursue remedies under the financing agreement, including (1) electing not to renew letters of credit issued under the financing agreement, (2) limiting or terminating Westaff's right to borrow under the financing agreement or (3) under specified conditions and at certain times, limiting Westaff's ability to use its cash to pay ordinary course expenses and possibly disrupting Westaff's business operations.

        On December 19, 2008, Koosharem submitted a non-binding indication of interest letter to Westaff. This indication of interest letter proposed exploring a transaction under which Koosharem would acquire all of the outstanding shares of Westaff common stock not owned by DelStaff for $1.25 per share in cash and all of the shares of Westaff common stock owned by DelStaff for first lien debt issued by Koosharem having a value roughly equivalent to $1.25 per share. The letter proposed that Koosharem would pay a termination fee to Westaff of $500,000 in the event that Koosharem was unable to complete the transaction because of a failure to obtain financing. Later that day, the special committee held a telephone meeting to discuss the expression of interest.

        On December 22, 2008, Westaff's board of directors held a telephone meeting and received a report from the special committee. Legal counsel for Westaff and Koosharem commenced discussions of revisions to the expression of interest. Following the discussions, Koosharem agreed to increase the termination fee that it would pay to $1 million in the event that Koosharem is unable to complete the transaction because of a failure to obtain financing.

        On December 23, 2008, Westaff and Koosharem executed the indication of interest letter, which also provided Koosharem with an exclusive period of negotiation until January 14, 2009 in order to consider and negotiate a proposed acquisition of Westaff by Koosharem.

        On December 29, 2008, Koosharem, Westaff and DelStaff executed a confidentiality agreement pursuant to which Koosharem could provide DelStaff with certain financial information relevant to an assessment of Koosharem's debt. Following execution of this agreement, Koosharem began providing DelStaff with certain written material nonpublic information regarding the financial condition of Koosharem and its business. On January 6, 2009, counsel to Koosharem, distributed to Westaff and its counsel initial drafts of the merger agreement among Westaff, Koosharem, and Merger Sub, and a stock & note purchase agreement between DelStaff and Koosharem.

        Throughout the month of January 2009, Westaff and U.S. Bank had a number of discussions during which U.S. Bank indicated that it would, within the required notice period, elect not to renew its letter of credit in favor of Travelers under the financing agreement.

        On January 5, 2009, a meeting of Westaff's board of directors was held by telephone. At this meeting, Westaff's board of directors discussed, among other things, the status of U.S. Bank's letter of credit in favor of Travelers and possible timelines for completing any proposed transaction with Koosharem.

        From January 6, 2009, until January 28, 2009, representatives of Westaff and Koosharem held frequent telephone meetings, conducted their respective due diligence, and negotiated the terms of the merger agreement and the stock & note purchase agreement. The special committee met frequently during this period to consider the progress of negotiations.

        On January 9, 2009, DelStaff advanced a loan in the aggregate principal amount of $500,000 to Westaff under its August 25, 2008 loan agreement.

        On January 14, 2009, Westaff and Koosharem executed an amendment to the indication of interest letter in order to extend the exclusive period of negotiation from January 14, 2009 to January 26, 2009.

        On January 16, 2009, Mr. Phillips received a letter from a third party, referred to as Party A, expressing an interest in purchasing all of the outstanding shares of Westaff common stock for $1.25 per share in cash. Mr. Phillips forwarded the letter to the special committee.

        On January 19, 2009, a meeting of Westaff's board of directors was held by telephone to receive a status update on the negotiations with Koosharem in regards to the merger agreement. Westaff's board of directors also discussed the letter from Party A and questioned its ability to finance any potential transaction.

        On January 21, 2009, Koosharem delivered to Mr. Willis, Mr. Phillips and Mr. Macauley drafts of commitment letters from financial institutions relating to the financing of the potential acquisition, in the form of replacing the letter of credit in favor of Travelers.

        On January 21, 2009, representatives of U.S. Bank and Wells Fargo held a telephone discussion with members of Westaff's management and Mr. Phillips. During this telephone discussion, Westaff discussed the possibility that seasonal fluctuations in Westaff's sales over the holidays might cause its borrowing base under the financing agreement to decline temporarily and that Westaff would not be able to fund its operations unless the banks agreed to permit a temporary overadvance against receivables or reduce their reserves under the financing agreement. The representatives of U.S. Bank and Wells Fargo expressed concern about Koosharem's ability to finance and close any potential transaction with Westaff and that U.S. Bank and Wells Fargo would not be willing to assist Westaff in addressing the seasonal borrowing base fluctuation unless Westaff raised additional capital or obtained additional credit support.

        On January 22, 2009, Westaff negotiated an extension of the coverage period under its workers' compensation insurance with Travelers, which had been set to expire on February 1, 2009. Travelers agreed to extend the coverage period to April 1, 2009, but required Westaff to pay an additional $250,000 in cash collateral by February 28, 2009 as part of this extension.

        On January 23, 2009, an investment banking firm representing Party A telephoned Mr. Rice proposing a purchase by Party A of all of the outstanding common stock of Westaff for $1.50 in cash. The telephone call was followed by a letter from Party A reiterating this proposal. The letter stated that Party A believed it would be able to enter into agreements with certain lenders that would permit it to complete the transaction. Mr. Rice immediately advised the banking firm that Party A, a non-public company, would need to immediately demonstrate an ability to finance a transaction and replace the letter of credit in favor of Travelers before discussions could proceed.

        On January 25, 2009, the special committee met to discuss the proposal received from Party A, the status of Westaff's discussions with U.S. Bank and Wells Fargo, and the status of discussions with Koosharem.

        On January 26, 2009, Mr. Rice contacted the investment banking firm representing Party A and reiterated that Party A must provide information related to Party A's ability to finance the transaction it was proposing, including a replacement of the letter of credit in favor of Travelers, and to complete a transaction on a schedule consistent with the need to satisfy Westaff's existing lenders. Following this call, representatives of Westaff and Party A commenced negotiating the terms of a mutual confidentiality agreement to facilitate the exchange of information. The terms of a confidentiality agreement were agreed to and an agreement was executed by Party A on January 27, 2009.

        On or around January 28, 2009, Westaff was informed by U.S. Bank that U.S. Bank, as letter of credit issuer under the financing agreement, had provided notice to Travelers that it had elected not to renew the letter of credit in favor of Travelers, in which case if Travelers were to draw on the letter of credit prior to its expiration on February 28, 2009, U.S. Bank could require Westaff to fund the draw in cash, which would require Westaff to borrow under the revolving credit facility of the financing agreement. Because Westaff has been in default under the terms of the financing agreement, U.S. Bank and Wells Fargo would be able to call on this borrowing, in which case Westaff would have an immediate need for liquidity and would be required to find alternative sources of capital to repay the borrowing.

        On January 28, 2009, a meeting of the special committee was held. Representatives of Baird and Morrison & Foerster LLP were in attendance by telephone. At this meeting, members of the special committee reviewed the current drafts of the proposed agreement and plan of merger and the stock & note purchase agreement, the current situation of Westaff with U.S. Bank and Wells Fargo, the status of discussions with Party A, including its failure to provide any information concerning its financial capability or financing for a transaction, and other matters. Thereafter, representatives of Baird delivered to the special committee an oral opinion, which opinion was confirmed by delivery of a written opinion, dated January 28, 2009, to the effect that, based upon and subject to the matters considered in its opinion, including the various assumptions and limitations set forth in its opinion, the $1.25 per share cash merger consideration to be received by Westaff's stockholders (other than DelStaff and its affiliates and Koosharem and its affiliates) is fair, from a financial point of view, to such stockholders.

        Following the special committee meeting, a meeting of Westaff's board of directors was held in person to consider the proposed final drafts of the merger agreement and the stock & note purchase agreement. At this meeting, the directors conducted an extensive discussion of the terms of the agreement, financing, situation with U.S. Bank and Wells Fargo, Party A's expression of interest, and other matters. Following these discussions, and discussions among the members of Westaff's board of directors, Westaff's board of directors (with John R. Black, Michael R. Phillips and Michael T. Willis abstaining from voting because of their affiliation with DelStaff), unanimously approved the merger agreement and the transactions contemplated thereby.

        Following approval of the merger agreement by Westaff's board of directors, Westaff, Koosharem and Merger Sub executed the merger agreement, and Koosharem and DelStaff executed the stock & note purchase agreement.

        On January 29, 2009, Westaff issued a press release announcing the merger agreement. Following the press release, Westaff's legal counsel were contacted by counsel to Party A and advised that Party A was withdrawing its signature to the confidentiality agreement. Party A has never provided information to Westaff or the special committee in response to Mr. Rice's request for support of its ability to finance its proposed acquisition of Westaff or to complete a transaction on a schedule sufficient to satisfy Westaff's existing lenders.

        On January 30, 2009, DelStaff advanced a loan in the aggregate principal amount of $500,000 to Westaff under its August 25, 2008 loan agreement.

        On February 2, 2009, Westaff filed a Current Report on Form 8-K with the SEC regarding the merger agreement.

Special Committee; Recommendations of the Special Committee and Westaff's Board of Directors; Reasons for the Merger

Special Committee

        A special committee of Westaff's board of directors comprised of independent directors was established for the purposes of reviewing, evaluating and making a recommendation to Westaff's board of directors with respect to the merger. The members of the special committee are Don K. Rice and Walter W. Macauley.

Recommendations of the Special Committee

        After careful consideration, on January 28, 2009, the special committee unanimously determined and resolved (1) that the merger is fair to, and in the best interests of, Westaff and Westaff stockholders, (2) to recommend that Westaff's board of directors approve the merger agreement, declare its advisability and propose the merger agreement to Westaff stockholders for adoption and (3) to recommend that Westaff stockholders adopt the merger agreement and the transactions contemplated thereby. In making this determination, the special committee considered a number of positive factors supporting its determination and resolution, including the following:

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  The current and historical prices of Westaff's common stock and the fact that the merger consideration of $1.25 per share in cash represents a premium of approximately 71% to the $0.73 per share closing sales price of Westaff common stock on January 28, 2009, the last trading day before public announcement of the merger agreement.

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  The special committee's belief that Westaff would be unable to continue operations as an independent, stand-alone company because of its inability to replace its existing financing facility and the imminent expiration of the letter of credit issued under that facility.

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  The inability of Westaff to access equity capital that would cause U.S. Bank and Wells Fargo to consider continuing the existing financing facility.

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  The special committee's belief that the sale contemplated by the merger agreement offered better potential value to Westaff's stockholders than the other alternatives available to Westaff.

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  The presentation of Baird, including their opinion, dated January 28, 2009, to the special committee as to the fairness, from a financial point of view, based upon and subject to the matters considered in their opinion, including the various assumptions and limitations set forth therein, of the $1.25 per share cash merger consideration to be received by Westaff stockholders other than DelStaff.

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  The significant risk that U.S. Bank and Wells Fargo could elect at any time during this period to pursue remedies under the financing agreement, including (1) electing not to renew letters of credit issued under the financing agreement, (2) limiting or terminating Westaff's right to borrow under the financing agreement or (3) failing to accommodate Westaff's request for flexibility in accessing cash despite a drop in its borrowing base resulting from seasonal fluctuations in sales, and the fact that a failure to address the request for flexibility could force Westaff to file for bankruptcy protection.

  •
  While the consideration of first lien term loan debt to be issued by Koosharem under Koosharem's first lien credit facility payable to DelStaff for its shares of Westaff common stock under the stock & note purchase agreement is different from the merger consideration of $1.25 per share in cash payable to Westaff stockholders other than DelStaff ("non-DelStaff stockholders") in the merger, the special committee considered the following factors:

  •
  The consideration payable to non-DelStaff stockholders in the merger is all cash, which will allow non-DelStaff stockholders to immediately realize value, in cash, for their investment and will provide them with certainty of value for their shares of Westaff common stock, as opposed to the continued and enhanced public market stock value risks, particularly in light of the current challenging economic conditions and extreme volatility in the stock market;

  •
  The special committee made independent inquiries regarding the value of first lien term loan debt outstanding under Koosharem's first lien term credit facility, which suggested that the current value of the debt if it were being sold today on the open market would be at most approximately 20% to 30% of its nominal face value.

  •
  Standard & Poor's Rating Services recently downgraded Koosharem's credit ratings on December 29, 2008 from single B to single B-.

  •
  Moody's Investors Service, Inc. recently confirmed Koosharem's corporate family credit rating of B2, first priority debt rating of B1, and second priority debt rating of Caa1, with a negative outlook, on January 26, 2009.

  •
  Koosharem could not offer to DelStaff the same merger consideration of a $1.25 per share in cash that is being offered to non-DelStaff stockholders due to Koosharem's existing cash availability and needs.

  •
  Koosharem could not offer to non-DelStaff stockholders the same merger consideration of first lien term loan debt that is being offered to DelStaff. There are several reasons for this, including that the debt being issued is part of a preexisting financing facility provided to Koosharem by a number of lenders with a bank as its agent, is not structured in a manner that would allow it to be issued to the stockholders of a public company in a merger or sale, and could not, and Koosharem would not be willing to, be replaced with an alternative financing facility that could be issued to the public stockholders, particularly given the timing of the transaction and current capital and loan market conditions.

  •
  Holders of Westaff common stock that do not vote in favor of the adoption of the merger agreement or otherwise waive their appraisal rights will have the opportunity to demand appraisal of the fair value of their shares under Delaware law.

  •
  DelStaff did not impose any constraints on the process or on the type of transaction or consideration which might be obtained from Koosharem.

        The special committee was aware of and considered a number of negative factors against its determination and resolution, including the following factors:

  •
  The fact that Westaff's stockholders will not participate in any future earnings or growth of Westaff and will not benefit from any appreciation in value of Westaff.

  •
  The fact than cash merger consideration will be taxable to non-DelStaff stockholders for U.S. federal income tax purposes.

  •
  The risk that Koosharem and Merger Sub would not be able to complete the financing needed to complete the transaction.

        After considering the factors above, the special committee concluded that the positive factors relating to the merger agreement and the merger outweighed the negative factors. In view of the wide variety of factors considered by the special committee, the special committee did not find it practicable to quantify or otherwise assign relative weights to the foregoing factors. In addition, individual members of the special committee may have assigned different weights to various factors. The special committee approved and recommended the merger agreement and the merger based upon the totality of the information presented to and considered by it.

Recommendations of Westaff's Board of Directors

        After careful consideration of, among other factors, the unanimous recommendation of the special committee, on January 28, 2009, all of the members of Westaff's board of directors (other than John R. Black, Michael R. Phillips and Michael T. Willis, who abstained from voting on the merger because of their affiliation with DelStaff) determined and resolved (1) that the merger is fair to, and in the best interests of, Westaff and Westaff stockholders, (2) to approve and adopt the merger agreement, to declare its advisability and propose the merger agreement for adoption by Westaff stockholders and (3) to recommend that Westaff stockholders adopt the merger agreement and the transactions contemplated thereby. In making this determination, Westaff's board of directors considered the analyses and conclusions of the special committee in its evaluation of the fairness of merger and the merger agreement and the transactions contemplated thereby and relied in part on these analyses in making its fairness determination and also considered a number of other factors, including the following:

  •
  The special committee was established, and given the power and authority, to, among other things: (1) review, evaluate and negotiate the terms and provisions, and determine the advisability, of the proposed merger and (2) make a recommendation to Westaff's full board to approve or disapprove the proposed merger.

  •
  The special committee consists solely of Don K. Rice and Walter W. Macauley, who are independent directors of Westaff's board of directors.

  •
  The merger consideration of $1.25 per share in cash payable to non-DelStaff and other terms and conditions of the merger agreement were the result of arm's-length, good faith negotiations between Koosharem and the special committee and their respective advisors.

  •
  Concurrently with the execution of the merger agreement and the stock & note purchase agreement, DelStaff delivered to the special committee a signed letter of undertaking committing DelStaff to use its commercially reasonable efforts to take all lawful actions and to do all lawful things necessary to cause the transactions contemplated by the stock & note purchase agreement to occur on or before the time immediately prior to the completion of the merger.

  •
  The merger agreement was approved unanimously by the special committee.

  •
  Westaff's full board of directors unanimously approved the proposed merger, with DelStaff representatives abstaining, based in part on the special committee's recommendation.

        Westaff's board of directors recommends that Westaff stockholders vote "FOR" the adoption of the merger agreement and the transactions contemplated thereby.

 Purpose and Effects of the Merger; Merger Consideration

        The purpose of the merger is for Koosharem to obtain 100% control of Westaff and to enable Westaff's stockholders to realize a premium on their shares of Westaff common stock and eliminate the risks and uncertainties associated with Westaff's future performance. See "The Merger—Background of the Merger." The acquisition will be accomplished by a merger of Merger Sub with and into Westaff, with Westaff surviving the merger as a wholly-owned subsidiary of Koosharem. If the merger is consummated, each outstanding share of Westaff common stock (other than shares held in our treasury, shares owned by our subsidiaries, Koosharem or Merger Sub and shares held by stockholders who perfect appraisal rights in accordance with Delaware law), will be converted into the right to receive $1.25 in cash. Following the consummation of the merger and stock purchase, the surviving corporation will be a wholly-owned subsidiary of Koosharem. If the merger is consummated, Westaff common stock will no longer be traded on NASDAQ and will be deregistered under the Exchange Act and Westaff will no longer be required to file periodic reports with the SEC.

Effects of the Merger Not Being Consummated

        If the merger is not consummated for any reason, Westaff stockholders will not receive the merger consideration and Westaff's current management, under the direction of Westaff's board of directors, will continue to manage Westaff as a stand-alone, independent business and the value of shares of Westaff common stock will continue to be subject to the additional risks and uncertainties described in Westaff's SEC filings. Since December 19, 2008, Westaff and Westaff (USA) have not entered into any further amendments to the forbearance agreement with U.S. Bank and Wells Fargo under which U.S. Bank and Wells Fargo would agree to continue to forbear from exercising their default rights and remedies past December 19, 2008. As a result, Westaff and its subsidiaries have been operating in default under its financing agreement and without a continued forbearance since December 19, 2008. Because Westaff has been operating without a continued forbearance from U.S. Bank and Wells Fargo since December 19, 2008, Westaff has been subject to the risk that U.S. Bank and Wells Fargo could elect at any time during this period to pursue remedies under the financing agreement, including (1) electing not to renew letters of credit issued under the financing agreement, (2) limiting or terminating Westaff's right to borrow under the financing agreement or (3) under specified conditions and at certain times, limiting Westaff's ability to use its cash to pay ordinary course expenses and possibly disrupting Westaff's business operations. Westaff has been informed by U.S. Bank that U.S. Bank, as letter of credit issuer under the financing agreement, has already pursued one such remedy under the financing agreement by providing notice to Travelers that it has elected not to renew the letter of credit in favor of Travelers.

        If U.S. Bank and Wells Fargo elect not to renew the $27 million letter of credit in favor of Travelers, Westaff may be unable to adequately collateralize its workers' compensation obligations and therefore may be unable to obtain sufficient workers' compensation coverage to support Westaff's operations. In addition, if U.S. Bank and Wells Fargo limits or terminates Westaff's right to borrow under the financing agreement, Westaff may be unable to satisfy its liquidity requirements and continue its operations as a going concern. Under these circumstances, Westaff may be required to seek alternative transactions and/or consider filing for bankruptcy protection. There can be no assurance that any other alternative transaction similar to the merger would be available to Westaff. Even if such an alternative transaction were available, there can be no assurance that such alternative transaction would be acceptable to Westaff's board of directors and/or would offer Westaff stockholders the opportunity to receive at least the same price as is payable pursuant to the merger.

        If the merger is not consummated, Westaff will for the immediate term remain a public company and shares of Westaff common stock will continue to be listed on NASDAQ, subject to Westaff's remaining in compliance with NASDAQ's listing standards. If the merger is not consummated, adverse market reaction may cause Westaff common stock to trade below the levels at which it traded prior to Westaff's announcement of the merger agreement. While NASDAQ has in effect a temporary suspension of the rules requiring a minimum $1.00 closing bid price until April 20, 2009, there is no assurance that Westaff would be able to remain in compliance with NASDAQ's rules requiring a minimum $1.00 closing bid price after the temporary suspension ends and/or NASDAQ's other listing standards. If Westaff common stock is delisted from NASDAQ, there may be a limited market for shares of Westaff common stock, trading Westaff common stock may become more difficult and the market price of Westaff common stock could decrease even further. If Westaff common stock is not listed on a national securities exchange or NASDAQ, potential investors may be prohibited from or be less likely to purchase Westaff common stock, limiting the trading market for our stock even further.

Opinion of Robert W. Baird & Co. Incorporated

        The special committee of our board of directors retained Baird in connection with the merger to render, if requested, an opinion as to the fairness, from a financial point of view, to Westaff's "minority stockholders" (as defined below) of the merger consideration to be paid to them in the merger. As used herein, "minority stockholders" means holders of Westaff common stock other than DelStaff and its affiliates and Koosharem and its affiliates. Pursuant to Westaff's request, Baird only considered the fairness of the merger consideration, from a financial point of view, to the minority stockholders in connection with the merger, and expressed no opinion as to the fairness of the amount or nature of any other consideration or compensation payable to any person, including DelStaff or any of DelStaff's or Westaff's officers, directors or employees, or class of such persons. The special committee retained Baird because Baird is a well-respected global middle-market investment banking firm familiar with Westaff's operations and industry.

        On January 28, 2009, at the request of the special committee of our board of directors, Baird rendered its opinion to the special committee of Westaff's board of directors to the effect that, subject to the contents of such opinion, including the various assumptions and limitations set forth therein, Baird was of the opinion that, as of such date, the merger consideration was fair, from a financial point of view, to the minority stockholders.

        As a matter of policy, Baird's opinion was approved by Baird's internal fairness committee, a majority of the members of which were not involved in providing fairness opinion advisory services to the special committee of the board of directors.

        The full text of Baird's written opinion, dated January 28, 2009, which sets forth the assumptions made, general procedures followed, matters considered and limitations on the scope of review undertaken by Baird in rendering its opinion, is attached as Annex D to this proxy statement and is incorporated herein by reference.

        Baird's opinion speaks only as of the date of the opinion. The opinion is directed to the special committee of the board of directors and solely addresses the fairness of the merger consideration to the minority stockholders from a financial point of view. The opinion does not constitute a recommendation to any stockholder as to how such stockholder should vote with respect to the merger. Baird's opinion does not address the underlying business decision by Westaff to engage in the merger or any other aspect of the merger. Baird expresses no opinion as to the fairness of the amount or nature of the consideration received by DelStaff and its affiliates.

        The summary of Baird's opinion set forth below is qualified in its entirety by reference to the full text of such opinion attached as Annex D to this proxy statement. Westaff's stockholders are urged to read the opinion carefully in its entirety.

        In conducting its investigation and analyses and in arriving at its opinion herein, Baird reviewed such information and took into account such financial and economic factors, investment banking procedures and considerations as Baird deemed relevant under the circumstances. In that regard, Baird had, among other things:

  •
  reviewed certain internal information, primarily financial in nature, including actual financials for the fiscal year ended November 1, 2008, and forecasted financials for the fiscal year ending October 31, 2009 and for the first two periods of fiscal 2010 (the "Forecasts"), that were provided by Westaff, concerning the business and operations of Westaff furnished for purposes of its analysis;

  •
  reviewed publicly available information including, but not limited to, Westaff's recent filings with the SEC;

  •
  reviewed substantially final drafts of the merger agreement and the stock & note purchase agreement, each dated January 23, 2009;

  •
  reviewed Westaff's draft Annual Report on Form 10-K for the fiscal year ended November 1, 2008;

  •
  compared the financial condition and operating results of Westaff with those of other publicly traded companies Baird deemed relevant;

  •
  compared the historical market prices and trading activity of Westaff common stock with those of other publicly traded companies Baird deemed relevant and considered the market trading multiples of such companies; and

  •
  considered the financial terms of other business combinations Baird deemed relevant.

        Baird held discussions with members of Westaff's senior management concerning the historical and current financial condition and operating results of Westaff, as well as its future prospects. Baird also considered such other information, financial studies, analyses and investigations, and financial, economic and market criteria which it deemed relevant in regards to the preparation of its opinion.

        In arriving at its opinion, Baird assumed and relied upon the accuracy and completeness of all of the financial and other information that was publicly available or provided (whether oral or in written) by or on behalf of Westaff. Baird did not independently verify any information that was supplied by Westaff regarding the merger or the parties thereto and that formed a substantial basis for its opinion. Baird was not engaged to independently verify, and did not assume any responsibility to verify, any such information, and assumed that Westaff provided Baird with all information prepared by Westaff or its advisors that, to Westaff's knowledge, might have been material to Baird's opinion. For purposes of its providing its recommendation, Baird assumed that:

  •
  all material assets and liabilities (contingent or otherwise, known or unknown) of Westaff were as set forth in Westaff's financial statements;

  •
  the financial statements of Westaff provided to Baird or included in Westaff's recent SEC filings presented fairly the results of operations, cash flows and financial condition of Westaff for the periods indicated and were prepared in conformity with U.S. generally accepted accounting principles consistently applied;

  •
  the forecasts were reasonably prepared on bases reflecting the best available estimates and good faith judgments of Westaff's senior management as to the future performance of Westaff's business, and Baird relied upon such forecasts in the preparation of its opinion;

  •
  the merger would be consummated in accordance with the terms and conditions of the merger agreement without any amendment thereto and without waiver by any party of any of the conditions to their respective obligations thereunder;

  •
  in all respects material to Baird's analysis, the representations and warranties contained in the merger agreement were true and correct and that each party would perform all of the covenants and agreements required to be performed by it under such Agreement; and

  •
  all material corporate, governmental, regulatory or other consents and approvals required to consummate the merger had been or would be obtained.

        Baird relied as to all legal matters regarding the merger on the advice of counsel of Westaff. In conducting its review, Baird did not undertake nor obtain an independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of Westaff nor did it make a physical inspection of the properties or facilities of Westaff. In each case, Baird made the assumptions listed above and otherwise acted as described above with the special committee's consent.

        Baird's opinion necessarily was based upon economic, monetary and market conditions as they existed and could be evaluated on the date of the opinion, and its opinion did not predict or take into account any changes that might occur, or information that might become available, after the date of its opinion.

        Baird's opinion was prepared at the request and for the information of the special committee, and may not be relied upon, used for any other purpose or disclosed to any other party without Baird's prior written consent. Baird's opinion does not address the relative merits of: (1) the merger, the merger agreement or any other agreements or other matters provided for or contemplated by the merger agreement; (2) any other transactions that may be or might have been available as an alternative to the merger; or (3) the merger compared to any other potential alternative transactions or business strategies considered by our board of directors and, accordingly, Baird relied upon discussions with the senior management of Westaff with respect to the availability and consequences of any alternatives to the merger. At the special committee's direction, Baird was not asked to, and did not, offer any opinion as to the terms, other than the merger consideration to the extent expressly specified in the opinion, of the merger agreement or the form of the merger. Nor does Baird express any opinion as to solvency of Westaff or the value of any of its securities at the date of the opinion, at the date hereof, at the time of the closing of the merger, or at any other time. Baird's opinion does not constitute a recommendation to any stockholder of Westaff as to how any such stockholder should vote with respect to the merger.

        The following is a summary of the material financial analyses performed by Baird in connection with rendering its opinion, which such summary is qualified in its entirety by reference to the full text of Baird's opinion attached as Annex D and to the other disclosures contained in this section. The following summary does not purport to be a complete description of the financial analyses performed by Baird. The order of analyses described does not represent relative importance or weight given to the analyses performed by Baird. Some of the summaries of the financial analyses include information presented in a tabular format. These tables must be read together with the full text of each summary and alone are not a complete description of Baird's financial analyses. Except as otherwise noted, the following quantitative information is based on market and financial data as it existed on or before January 28, 2009 is not necessarily indicative of current market conditions.

        In the course of evaluating the fairness of the merger consideration payable to the minority stockholders, Baird considered Westaff's financial condition and, based on discussions with Westaff management and a review of Westaff's recent filings with the SEC, noted that Westaff's financial flexibility was becoming increasingly constrained as conditions in both the general economy and the temporary staffing market significantly weakened in the months leading up to the date of Baird's opinion. The temporary staffing market has been under tremendous pressure as corporate spending on the temporary workforce has decreased in the current environment of deteriorating business fundamentals and subsequent corporate cost rationalization. Trends in the overall labor markets have continued to decline, with the unemployment rate growing to 7.2% as of December 2008. Given these market conditions, Westaff informed Baird that it was anticipating continued declining revenues for the year 2009, and did not expect to return to operating profitability until mid 2009 at the earliest.

        Baird assumed, based on representations made by Westaff's management and evidenced by the first forbearance agreement entered into by Westaff in July 2008 and subsequently amended four times, that Westaff's available borrowing capacity and flexibility under its current bank facility had declined and that this decline was expected to continue into the foreseeable future. Westaff's management informed Baird that Westaff's workers' compensation insurer had increased cash collateral requirements, further reducing Westaff's borrowing availability under its credit agreement. Furthermore, Westaff also informed Baird that as of December 19, 2008, Westaff had not received an extension to its latest forbearance agreement, which at the time had already expired, and had been notified by the bank of its intention to issue a notice of non-renewal to Westaff's workers' compensation insurer by January 29, 2009, unless the merger agreement was signed or additional capital was provided. Based on these circumstances, combined with the assumption that as a result of general market conditions and matters specific to Westaff's financial condition, Westaff would continue to have difficulty accessing the public capital markets on a stand-alone basis for the foreseeable future, Baird understood that Westaff was facing serious challenges related to liquidity, including the ability to finance ongoing operations.

        As noted above, Baird's engagement was limited solely to rendering a fairness opinion with respect to fairness of the merger consideration, from a financial point of view, to be paid to the minority stockholders in connection with the merger. Accordingly, Baird was not requested to identify other potential acquirors nor did it solicit additional interest on behalf of Westaff. The special committee advised Baird that while Westaff received other inquiries regarding a potential business combination transaction, the special committee was not aware of any other potential acquirors that proposed both a financially superior and viable alternative to the merger that was actionable on a timely basis.

        As a result, at the time of Baird's opinion, Westaff, its board of directors and the special committee were faced with a narrowing set of alternatives. It was expected at such time that, should the merger not be consummated, Westaff would require additional capital to continue operations and it was unclear if such capital could be accessed at terms that would be favorable to the minority stockholders. If Westaff was unable to access additional capital, significant potential existed that Westaff would be forced to seek protection from creditors in bankruptcy. Baird took the foregoing facts and assumptions (together with the other facts and assumptions set forth herein) into consideration in rendering its opinion concerning the fairness of the merger consideration payable to the minority stockholders.

Summary of Baird Reviews and Analyses

        Introduction.    In evaluating Westaff, Baird performed a "Selected Public Company Analysis" and a "Selected Acquisition Analysis" as described below. Due to Westaff's history of losses over the last several periods and the uncertainty around the timing and extent, if any, of a return to operating profitability for Westaff, Baird was unable to draw meaningful valuation conclusions from certain analyses it customarily performs in considering the financial fairness of a transaction's consideration, including a Discounted Cash Flow analysis.

        Implied Valuation, Transaction Multiples and Transaction Premiums.    Based on the cash merger consideration of $1.25 per share of Westaff common stock payable to the Minority Shareholders (the "Per Share Equity Purchase Price"), Baird calculated the implied "equity value" (defined as the Per Share Equity Purchase Price multiplied by the total number of diluted shares of outstanding Westaff common stock, including gross shares issuable upon the exercise of stock options, less assumed option proceeds) to be $20.6 million. In addition, Baird calculated the implied "enterprise value" (defined as the aggregate equity purchase price less the value of Westaff's total cash, cash equivalents and marketable securities as of December 27, 2008 and plus the book value of Westaff's total debt) to be $23.5 million. Baird then calculated the multiples of the enterprise value to Westaff's net revenue for the latest twelve months ("LTM") ended December 26, 2008 and the projected calendar year ended December 25, 2009, and multiple of earnings before interest, taxes, depreciation and amortization ("EBITDA") for the projected calendar year ended December 25, 2009.

        Baird also calculated the premiums that the Per Share Equity Purchase Price of $1.25 represented over the closing prices for Westaff common stock one day prior to December 29, 2008, and on the dates seven days, 30 days, 60 days, 90 days and 180 days prior to December 29, 2008. These premiums are summarized in the table below.

Implied Transaction Premium
One Day	78.6%
Seven Days	66.7%
30 Days	220.5%
60 Days	228.9%
90 Days	247.2%
180 Days	13.6%

        Selected Publicly Traded Company Analysis.    Baird reviewed certain publicly available financial information and stock market information for certain publicly traded companies that Baird deemed relevant and compared them against Westaff. The group of selected publicly traded companies reviewed is listed below:

  •
  Analysts International Corp.

  •
  Butler International Inc.

  •
  Comforce Corp.

  •
  Mastech Holdings, Inc.

  •
  RCM Technologies Inc.

  •
  Spherion Corp.

  •
  Teamstaff, Inc.

  •
  Volt Information Sciences, Inc.

        Baird chose these companies based on a review of publicly traded companies that possessed general business, operating and financial characteristics representative of companies in the industry in which Westaff operates. Baird noted that none of the companies reviewed is directly comparable to Westaff and that, accordingly, the analysis of such companies necessarily involves complex considerations and judgments concerning differences in the business, operating and financial characteristics of each company and other factors that affect the public market values of such companies.

        For each company, Baird calculated the "equity market value" (defined as the market price per share of each company's common stock multiplied by the total number of diluted shares of outstanding common stock of such company, including net shares issuable upon the exercise of stock options and warrants). In addition, Baird calculated the "enterprise value" (defined as the equity market value plus the book value of each company's total debt, preferred stock and minority interests, less cash, cash equivalents and marketable securities). Baird calculated the multiples of each company's total market value to its last twelve months' ("LTM") revenues, projected 2009 revenues and projected 2009 EBITDA. In evaluating the selected company analysis, Baird noted Westaff's smaller profit margins and lower historical revenue growth rates relative to some of the selected companies. Additionally, Baird noted a number of the companies it selected were not covered by research analysts with publicly available estimates, and therefore forward estimates were not available. Baird then compared the transaction multiples implied in the merger with the corresponding trading multiples for the selected companies. Stock market and historical financial information for the selected companies was based on publicly available information as of January 23, 2009, and projected financial information was based on publicly available research reports as of such date. A summary of the implied revenue and EBITDA multiples is provided in the table below.

			Selected Company Multiples
	Implied Transaction Multiple
			Low		Average		Median		High
Revenues
LTM	0.08	x	0.04	x	0.10	x	0.06	x	0.21	x
2009P	0.08		0.05		0.08		0.08		0.09
EBITDA
2009P	10.0	x	1.5	x	2.6	x	2.0	x	4.3	x

        In addition, Baird calculated the implied enterprise value based on the trading multiples of the selected public companies and compared such values to the merger consideration. The implied enterprise values of Westaff, based on the above revenue and EBITDA multiples that Baird deemed relevant, are summarized in the table below.

	Implied Enterprise Value
	Low	Average	Median	High
Revenues
LTM	$13.4	$29.2	$18.3	$65.2
2009P	15.7	22.8	25.3	27.5
EBITDA
2009P	$3.5	$6.1	$4.7	$10.2

        Baird calculated the implied equity value per share by subtracting Westaff's "net debt" (defined as the book value of Westaff's total debt, less cash, cash equivalents and marketable securities) from the implied enterprise values detailed above, multiplying the sum by the percentage of Westaff's diluted shares outstanding attributable to the minority stockholders, subtracting proceeds received from the exercise of in the money options and dividing by Westaff's diluted shares outstanding attributable to the minority stockholders. The implied equity values per share to the minority stockholders, based on the above revenue and EBITDA multiples that Baird deemed relevant, are summarized in the table below.

	Implied Equity Value Per Share to Minority Stockholders
	Low	Average	Median	High
Revenues
LTM	$0.56	$1.48	$0.85	$3.58
2009P	0.69	1.11	1.25	1.38
EBITDA
2009P	N/M	$0.14	$0.05	$0.37

        Accordingly, Baird noted that the merger consideration fell within the above valuation range.

        Selected Acquisition Analysis.    Baird reviewed certain publicly available financial information concerning 16 completed acquisition transactions announced between 2003 and 2008 that Baird deemed relevant. Baird chose these acquisition transactions based on a review of completed and pending acquisition transactions involving target companies that possessed general business, operating and financial characteristics representative of companies in the industry in which Westaff operates. Baird noted that none of the acquisition transactions or subject target companies reviewed is directly comparable to the merger or Westaff, respectively, and that, accordingly, the analysis of such acquisition transactions necessarily involves complex considerations and judgments concerning differences in the business, operating and financial characteristics of each subject target company and each acquisition transaction and other factors that affect the values implied in such acquisition transactions.

        Because of the significant difference in market conditions between these transactions and the current economic downturn, Baird concluded that peer transaction multiples were not appropriate for purposes of its valuation.

        In addition, Baird analyzed acquisitions of 108 public companies with enterprise values between $5 million and $50 million that were announced since January 1, 2005. For these acquisitions, Baird calculated the premiums that the acquisition price per share represented over the closing prices of the acquired company's common stock one day, one week and four weeks prior to the announcement of each acquisition. Baird then compared these premiums to the relevant premiums implied in the merger. The table below summarizes the results of this analysis.

	Implied Westaff Acquisition Premium	Selected Acquisition Premiums
		Low	Average	Median	High
One Day	78.6%	(54.4)%	45.6%	34.4%	326.7%
One Week	66.7%	(50.5)%	47.4%	33.9%	333.0%
Four Weeks	220.5%	(49.6)%	39.5%	33.1%	220.0%

        Consideration of the Discounted Cash Flow Valuation Methodology.    While the discounted cash flow analysis is a commonly used valuation methodology, Baird did not apply such an analysis for the purposes of its opinion. Discounted cash flow analysis is most appropriate for companies that exhibit generally consistent or predictable future cash flows. For a company such as Westaff, with very limited intermediate and long term visibility, a preponderance of the value in a valuation based on the discounted cash flow methodology would be derived from the terminal value of the entity, which is extremely sensitive to assumptions about the sustainable long term growth rates and projected profitability of Westaff. Given Westaff's history of negative free cash flows and relative uncertainty regarding Westaff's liquidity and the viability of long term projections, Baird considered a discounted cash flow analysis inappropriate for valuing Westaff in the context of Baird's opinion.

        The foregoing summary does not purport to be a complete description of the analyses performed by Baird or its presentations to the special committee of our board of directors. The preparation of financial analyses and a fairness opinion is a complex process and is not necessarily susceptible to partial analyses or summary description. Baird believes that its analyses (and the summary set forth above) must be considered as a whole and that selecting portions of such analyses and factors considered by Baird, without considering all of such analyses and factors, could create an incomplete view of the processes and judgments underlying the analyses performed and conclusions reached by Baird and its opinion. Baird did not attempt to assign specific weights to particular analyses. Any estimates contained in Baird's analyses are not necessarily indicative of actual values, which may be significantly more or less favorable than as set forth therein. Estimates of values of companies do not purport to be appraisals or necessarily to reflect the prices at which companies may actually be sold. Because such estimates are inherently subject to uncertainty, Baird does not assume responsibility for their accuracy.

        As part of its investment banking business, Baird is engaged in the evaluation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Pursuant to an engagement letter dated December 4, 2008, Baird will receive a fee payable upon delivery of its opinion, regardless of the conclusions reached in such opinion or whether the merger is consummated. In addition to this fee, Westaff has agreed to reimburse Baird and its affiliates for their reasonable out-of-pocket expenses incurred in connection with Baird's engagement. Pursuant to the engagement letter, Westaff has agreed to indemnify Baird against certain liabilities that may arise out of its engagement, including liabilities under the federal securities laws. Baird will not receive any compensation contingent upon the successful completion of the merger.

        Baird is a full service securities firm. As such, in the ordinary course of its business, Baird may from time to time trade the securities of Westaff for its own account or the accounts of its customers and, accordingly, may at any time hold long or short positions or effect transactions in such securities.

Certain Internal Preliminary Historical Financial Information and Internal Forecasted Financial Information Provided to Robert W. Baird & Co. Incorporated

        During the time that Baird prepared its fairness opinion, Westaff made available to Baird certain internal information, primarily financial in nature, including preliminary historical financial information for the fiscal year ended November 1, 2008 and for the first two periods of the fiscal year ending October 31, 2009, and forecasted financial information for the remaining portion of the October 31, 2009 fiscal year and for the first two periods of fiscal 2010, including projected balance sheets, statements of operations and statements of cash flows for the fiscal year ending October 31, 2009 and for the first two periods of fiscal 2010. Information for the fiscal 2010 was provided in order to permit Baird to consider for purposes of comparison and analysis historical and forecasted on a calendar year basis as well as the basis of Westaff's fiscal year.

        Westaff's preliminary historical financial information for the fiscal year ended November 1, 2008 and the first two periods of the fiscal year ending on October 31, 2009 and forecasted financial information for the remaining portion of the fiscal year ending on October 31, 2009 and for the first two periods of fiscal 2010 included the following internal information:

	Fiscal Year 2008 (internal preliminary historical for domestic business services)	Fiscal Year 2009 (internal forecast for domestic business services)	Fiscal Year 2010 (Period 1) (internal forecast for domestic business services)	Fiscal Year 2010 (Period 2) (internal forecast for domestic business services)
Total sales	$324,355,909	$292,183,889	$22,455,746	$20,182,265
Total cost of sales	$(265,700,868)	$(238,275,102)	$(18,421,923)	$(16,567,115)
Total selling, general & administrative expenses	$(67,931,349)	$(45,254,946)	$(3,487,085)	$(3,537,085)
Net operating income (loss)	$(23,589,425)	$(5,016,464)	$(481,022)	$(858,592)
Net income (loss)	$(43,586,709)	$(4,902,464)	$(472,022)	$(849,592)
EBITDA(1)	$(6,599,244)	$1,636,016	$26,083	$(351,486)

(1)
EBITDA includes earnings before depreciation and amortization, interest expense, income taxes and gain or (loss) on the sale of property. EBITDA is not a calculation determined pursuant to generally accepted accounting principles and is not an alternative to income (loss) from operations or net income (loss), and is not a measure of liquidity. Since not all companies calculate this measure in the same manner, Westaff's EBITDA measure may not be comparable to similarly titled measures reported by other companies. Westaff believes that this disclosure enhances the understanding of the projected financial performance of a company with substantial interest expense, depreciation and amortization.

        Westaff does not as a matter of course make public preliminary historical financial information or forecasted financial information. The inclusion of forecasted financial information above should not be regarded as an indication that Westaff's management, Baird, or any other recipient of this information considered, or now considers, it to be predictive of actual future results. Westaff's management advised Baird that Westaff's financial forecasts were subjective in many respects. The forecasted financial information set forth above reflect numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, all of which are difficult to predict and beyond Westaff's control. The forecasted financial information set forth above also reflects numerous estimates and assumptions related to Westaff's business that are inherently subject to significant economic, political and competitive uncertainties, all of which are difficult to predict and many of which are beyond Westaff's control. The level of uncertainty concerning the performance of the U.S. economy during 2009 was particularly high at the time projections were provided to Baird and remains so. Westaff believed that particularly conservative assumptions were appropriate in prepared 2009 forecasts. As a result, although Westaff's financial forecasts were prepared in good faith based on assumptions believed to be reasonable at the time the information was prepared, there can be no assurance that the assumptions made in preparing such information will prove accurate or that actual performance will not be better or worse than the forecasted financial information. You are cautioned not to place undue reliance on the forecasted financial information set forth above. No one has made or makes any representation to any stockholder regarding the forecasted financial information set forth above.

        The financial information above set forth above were provided to Baird solely for use in its financial analysis in connection with its opinion and are included in this proxy statement only because this information was provided to Baird. The financial information set forth above was not prepared with a view to public disclosure or compliance with the published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants regarding projections or forecasts. The financial information set forth above does not purport to present operations in accordance with U.S. generally accepted accounting principles, or GAAP.

        No independent accountants have compiled, examined or performed any procedures with respect to the forecasted financial information set forth above, nor have any independent accountants expressed any opinion or any other form of assurance on such information or its achievability.

        The financial information set forth above was, in general, prepared solely for internal use, such as budgeting and other management decisions, and is subjective in many respects. As a result, the financial information set forth above is susceptible to interpretations and periodic revision based on actual experience and business developments. The forecasted financial information set forth above reflect numerous assumptions made by Westaff's management and general business, economic, market and financial conditions and other matters, all of which are difficult to predict and many of which are beyond the control of Westaff. Accordingly, there can be no assurance that the assumptions made in preparing the forecasted financial information will prove accurate or that actual results will not be worse or better than any of the forecasted financial information. Differences between actual results and the forecasted financial information set forth above are to be expected, and actual results may be materially greater or worse than those contained in the forecasted financial information due to numerous risks and uncertainties.

        The inclusion of the forecasted financial information herein should not be regarded as an indication that Westaff or any of its affiliates or representatives considered the forecasted financial information set forth above to be a prediction of actual future events, and the forecasted financial information set forth above should not be relied upon as such. Except as may be required by law, none of Westaff or any of its affiliates or representatives intends to update or otherwise revise the forecasted financial information to reflect circumstances existing or arising after the date such forecasted financial information were generated or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the forecasted financial information are shown to be in error.

 Interests of Westaff's Directors and Executive Officers in the Merger

        In considering the recommendations of the special committee and Westaff's board of directors with respect to the merger, you should be aware that some of Westaff's directors and executive officers have interests in the merger that may be different from, or in addition to, the interests of Westaff stockholders generally. These interests may present them with actual or potential conflicts of interest. The special committee and Westaff's board of directors were aware of these interests and considered them, among other matters, in reaching their decisions to approve the merger agreement and the transactions contemplated thereby and to recommend that Westaff stockholders adopt the merger agreement and the transactions contemplated thereby.

Executive Officer and Directors Affiliated with DelStaff

        Some of Westaff's directors and executive officers are affiliated with DelStaff, which is Westaff's principal stockholder. In connection with the merger agreement, Koosharem and DelStaff have entered into a separate stock & note purchase agreement, pursuant to which, among other things, Koosharem has agreed to purchase (1) all of Westaff's common stock owned by DelStaff in exchange for first lien term loan debt to be issued by Koosharem under Koosharem's first lien credit facility bearing a face amount of $40 million and (2) all of the then outstanding subordinated notes issued by Westaff to DelStaff under its August 25, 2008 loan agreement with Westaff in exchange for first lien term loan debt to be issued by Koosharem under Koosharem's first lien credit facility bearing a face amount equal to the actual principal amount of the then outstanding Westaff subordinated notes held by DelStaff, but which face amount shall not exceed $3 million. The total number of shares of Westaff common stock subject to the stock & note purchase agreement represents approximately 49.5% of the total outstanding shares of Westaff common stock as of the date of this proxy statement.

        John R. Black, who is a director of Westaff, is a manager of DelStaff and a managing director of H.I.G. Capital, L.L.C., an affiliate of DelStaff. Michael R. Phillips, who is a director of Westaff, is a manager of DelStaff and a principal of H.I.G. Capital, L.L.C, an affiliate of DelStaff. Michael T. Willis, who is Westaff's chief executive officer and chairman of the board of directors, is a manager and member of DelStaff.

Treatment of Stock Options

        Westaff's directors and executive officers hold options granted under Westaff's equity compensation plans. As of the date of this proxy statement, there were 625,000 shares of Westaff common stock subject to stock options held by our directors and executive officers. Pursuant to the terms and conditions of the merger agreement, at the effectiveness of the merger, each outstanding stock option to purchase shares of Westaff common stock, whether or not then exercisable or vested, will be cancelled and converted into the right to receive, within 10 business days following the consummation of the merger, an amount in cash (subject to applicable withholding taxes) equal to (a) the excess, if any, of the merger consideration of $1.25 per share over the per share exercise price of the stock option, multiplied by (b) the number of shares of Westaff common stock subject to the stock option. As of the date of this proxy statement, there were 400,000 shares of Westaff common stock subject to stock options with exercise prices below the merger consideration of $1.25 per share held by our directors and executive officers. The following table sets forth the number of shares subject to stock options with exercise prices below the merger consideration of $1.25 per share held by Westaff's directors and executive officers as of the date of this proxy statement and an estimate of the total cash amount to be paid with respect to such options in the merger.

Name	Options (with exercise prices below the merger consideration)	Exercise Price of Options	Total Cash Value of Options
Non-Employee Directors:
John G. Ball	—	—	—
John R. Black	—	—	—
Janet M. Brady	—	—	—
Walter W. Macauley	—	—	—
Michael R. Phillips	—	—	—
Don K. Rice	—	—	—
Ronald D. Stevens	—	—	—
Gerald E. Wedren	—	—	—
Executive Officers:
Michael T. Willis (Chief Executive Officer and Chairman of the Board)	—	—	—
Stephen J. Russo (President and Chief Operating Officer)	150,000	$1.05	$30,000
Christa C. Leonard (Senior Vice President and Chief Financial Officer)	100,000	$1.05	$20,000
Kristi Kennedy (Senior Vice President, Field Operations)	75,000	$0.41	$63,000
Sean Wong (Vice President and Controller)	75,000	$0.41	$63,000
Totals	400,000		$176,000

Treatment of Restricted Stock Units

        Pursuant to the terms and conditions of the merger agreement, upon the consummation of the merger, each outstanding right to receive Westaff common stock pursuant to a restricted stock unit, stock unit award or stock appreciation right ("restricted stock unit") granted under Westaff's equity compensation plans will terminate, unless all applicable performance or vesting criteria with respect to such restricted stock unit has been satisfied prior to the effective date of the merger. As of the date of this proxy statement, there were 75,000 shares of Westaff common stock subject to restricted stock units granted under Westaff's equity compensation plans to our directors and executive officers. As of the date of this proxy statement, none of the applicable performance or vesting criteria with respect to such 75,000 restricted stock units has been satisfied, but 25,000 of such restricted stock units will become fully vested and exercisable upon a change of control.

Change-in-Control Provisions and Severance Arrangements

  Michael T. Willis—Chief Executive Officer and Chairman of the Board

        Westaff's chief executive officer and chairman of the board of directors, Michael T. Willis, has an employment agreement, dated June 1, 2007, with Westaff and certain of its subsidiaries, pursuant to which Mr. Willis is entitled to certain benefits in the event of his termination of employment following a change in control of Westaff. Under Mr. Willis' employment agreement, if his employment is terminated by Westaff without cause or by him for good reason within 12 months following a change of control: (1) any Westaff stock options awarded to him that vest solely upon length of service will become immediately vested and exercisable and (2) Westaff will make a lump-sum cash payment to him equal to 50% of his then-current base salary, pro-rated based on the number of calendar months he is employed during the fiscal year in which such termination occurs.

        Under Mr. Willis' employment agreement, a "change of control" means a change in ownership or control of Westaff effected through a merger, consolidation or acquisition by any person or related group of persons (other than an acquisition by Westaff or by a Westaff-sponsored employee benefit plan or by a person or persons that directly or indirectly controls, is controlled by, or is under common control with, Westaff) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than 50% of the total combined voting power of the outstanding securities of Westaff, but does not include any changes prior to the date of his employment agreement or any changes pursuant to actions taken by DelStaff.

        If Mr. Willis' employment is terminated by Westaff without cause or by him for good reason within 12 months following the consummation of the merger, then, in addition to any benefits unrelated to a change of control for which he is eligible under his employment agreement (described below): (1) the estimated lump-sum cash amount payable to him will be equal to $275,000 assuming he is employed for a full 12 calendar months during the fiscal year in which his termination occurs and (2) he would not receive any benefit from the immediate vesting and exercisability of any Westaff stock options awarded to him, as the exercise prices of his options are greater than the merger consideration.

        Mr. Willis's employment agreement also provides for severance benefits to Mr. Willis in the event his employment is terminated by Westaff without cause or by him for good reason equal to the lesser of (a) salary continuation based upon his then-current base salary for a period of 18 months following his termination or (b) salary continuation based upon his then-current base salary for a period commencing on the date of his termination and ending on June 1, 2010. Furthermore, if Mr. Willis is terminated by Westaff without cause or by him for good reason and Mr. Willis elects to maintain his medical coverage under COBRA than Westaff is obligated to pay Mr. Willis' COBRA premiums until the earlier of (1) the date on which Mr. Willis ceases to receive the severance benefits discussed above or (2) the date on which Mr. Willis becomes eligible for coverage under another employer's health plan.

        As a result of Westaff's severance obligation under Mr. Willis's employment agreement, if Mr. Willis' employment is terminated by Westaff without cause or by him for good reason, then he would be entitled to a lump-sum cash payment equal to $825,000 (excluding the value of any COBRA premiums paid by Westaff).

        Under Mr. Willis' employment agreement, a termination "without cause" would be a termination by Westaff other than a termination resulting from: Mr. Willis's commission of a crime involving dishonesty, breach of trust, or physical harm to any person, Mr. Willis willfully engaging in conduct that is in bad faith and materially injurious to Westaff, including but not limited to, misappropriation of trade secrets, fraud or embezzlement; Mr. Willis committing a material breach of his employment agreement (subject to a cure period), Mr. Willis willfully refusing to implement or follow a lawful policy or directive of Westaff (subject to a cure period), or Mr. Willis engaging in misfeasance or malfeasance demonstrated by a pattern of failure to perform job duties diligently and professionally.

        Under Mr. Willis' employment agreement, a resignation by Mr. Willis would be for "good reason" if it is based upon any of the following events if effected by Westaff without Mr. Willis's consent: (1) a change in Mr. Willis's position with Westaff which materially reduces his duties, responsibilities or authority; or (2) a material reduction in Mr. Willis's base salary or bonus eligibility, except for reductions that are comparable to reductions generally applicable to all similarly situated senior executives of Westaff; or (3) Mr. Willis is removed from the board of directors of Westaff (other than for cause, as determined under Delaware law) or not elected by Westaff's stockholders to serve on the board of directors.

  Stephen J. Russo—President and Chief Operating Officer

        Westaff's president and chief operating officer, Stephen J. Russo, has a change in control agreement, effective as of November 13, 2008, as amended, with Westaff and certain of its subsidiaries, pursuant to which Mr. Russo is entitled to certain benefits in the event of an involuntary termination in connection with a change of control. Under Mr. Russo's change in control agreement, if his employment is terminated by Westaff without cause or by him for good reason within three months prior to or six months after a change in control, then, in addition to any benefits unrelated to a change of control (including those described below): (1) he is entitled to a lump-sum payment equal to a total of six months of his then-current base salary and (2) if he timely elects COBRA coverage, Westaff will pay the premiums for his COBRA coverage until the earlier of six months following his termination or the first date that he is covered under another employer's health benefit program providing substantially the same or better benefit options. In addition, under Mr. Russo's change in control agreement, in the event of a change of control and regardless of whether he is terminated, any Westaff stock options held by him will become fully vested and become exercisable upon such change of control.

        Under Mr. Russo's change of control agreement, a "change of control" means the happening of one or more of the following (but excluding any acquisition by DelStaff): (1) a liquidation or dissolution of Westaff (excluding transfer to subsidiaries) or the sale of all or substantially all of the assets of Westaff, (2) as a result of a tender offer, stock purchase, other stock acquisition, merger consolidation, recapitalization, reverse split or sale or transfer of assets, any person or group (as such terms are used in Section 13(d)(3) or 14(d)(2) of the Exchange Act, but excluding Westaff or any subsidiary or any employee benefit plan sponsored by Westaff or any subsidiary) becomes beneficial owner (as defined in Section 13(d) of the Exchange Act), directly or indirectly, of securities of Westaff representing at least 50% of Westaff common stock then outstanding, (3) if at least a majority of Westaff's board of directors is replaced in any 12-month period by individuals not elected or nominated by a majority of directors then in office, or (4) Westaff merges or consolidates with any other corporation (other than an affiliate of Westaff) and is not the surviving corporation (or survives only as a subsidiary of another corporation).

        If Mr. Russo's employment is terminated by Westaff without cause or by him for good reason within three months prior to or six months after consummation of the merger, in addition to any benefits unrelated to a change of control for which he is eligible under his employment agreement: (1) the estimated lump-sum payment payable to him will be equal to $187,500 and (2) the estimated amount of the benefit of the immediate vesting and exercisability of the 150,000 Westaff stock options currently held by him will be $30,000.

        Mr. Russo also has an employment agreement, dated June 16, 2008, with Westaff and certain of its subsidiaries, pursuant to which Mr. Russo is entitled to a lump sum severance payment equal to six months salary based upon his then-current base salary in the event his employment is terminated by Westaff without cause within one year of his date of hire by Westaff, Westaff relocates its headquarters office outside of a 35 mile radius of its current location or Mr. Russo's duties and responsibilities are significantly reduced without cause. Under his employment agreement with Westaff, a termination of Mr. Russo would be deemed to be "for cause" if Mr. Russo does one or more of the following: acts in bad faith, or in breach of trust, to the detriment of Westaff; refuses or fails to act in accordance with any policy of Westaff or any specific direction or order of Westaff; exhibits, in regard to his employment and as determined by Westaff, unfitness or unavailability for service, unsatisfactory or inadequate performance, misconduct, dishonesty, habitual neglect of duties or incompetence; commits, is convicted of, or pleads no contest to a crime involving dishonesty, breach of trust, moral turpitude, or physical harm to any person; breaches any material term of any of his agreements with Westaff; dies; or becomes disabled and unable to perform essential duties for a period of more than 12 workweeks within any 12 month period.

        As a result of Westaff's severance obligation under Mr. Russo's employment agreement, if Mr. Russo's employment is terminated by Westaff without cause within one year of his date of hire by Westaff, Westaff relocates its headquarters office outside of a 35-mile radius of its current location or Mr. Russo's duties and responsibilities are significantly reduced without cause, then he would be entitled to a lump-sum cash payment equal to $187,000.

  Christa C. Leonard—Senior Vice President and Chief Financial Officer

        Westaff's senior vice president and chief financial officer, Christa C. Leonard, has a change in control agreement, effective as of November 13, 2008, as amended, with Westaff and certain of its subsidiaries, pursuant to which Ms. Leonard is entitled to certain benefits in the event of an involuntary termination in connection with a change of control. Under Ms. Leonard's change in control agreement, if her employment is terminated by Westaff without cause or by her for good reason within three months prior to or six months after a change in control, then, in addition to any benefits unrelated to a change of control (including those described below): (1) she is entitled to a lump-sum payment equal to a total of six months of her then-current base salary and (2) if she timely elects COBRA coverage, Westaff will pay the premiums for her COBRA coverage until the earlier of six months following her termination or the first date that she is covered under another employer's health benefit program providing substantially the same or better benefit options. In addition, under Ms. Leonard's change in control agreement, in the event of a change of control and regardless of whether she is terminated, any Westaff stock options held by her will become fully vested and become exercisable upon such change of control.

        Under Ms. Leonard's change of control agreement, a "change of control" means the happening of one or more of the following (but excluding any acquisition by DelStaff): (1) a liquidation or dissolution of Westaff (excluding transfer to subsidiaries) or the sale of all or substantially all of the assets of Westaff, (2) as a result of a tender offer, stock purchase, other stock acquisition, merger consolidation, recapitalization, reverse split or sale or transfer of assets, any person or group (as such terms are used in Section 13(d)(3) or 14(d)(2) of the Exchange Act, but excluding Westaff or any subsidiary or any employee benefit plan sponsored by Westaff or any subsidiary) becomes beneficial owner (as defined in Section 13(d) of the Exchange Act), directly or indirectly, of securities of Westaff representing at least 50% of Westaff common stock then outstanding, (3) if at least a majority of Westaff's board of directors is replaced in any 12-month period by individuals not elected or nominated by a majority of directors then in office, or (4) Westaff merges or consolidates with any other corporation (other than an affiliate of Westaff) and is not the surviving corporation (or survives only as a subsidiary of another corporation).

        If Ms. Leonard's employment is terminated by Westaff without cause or by her for good reason within three months prior to or six months after consummation of the merger, in addition to any benefits unrelated to a change of control for which she is eligible under her employment agreement: (1) the estimated lump-sum payment payable to her will be equal to $125,000 and (2) the estimated amount of the benefit of the immediate vesting and exercisability of the 100,000 Westaff stock options currently held by her will be $20,000.

        Ms. Leonard also has an employment agreement, dated June 16, 2008, with Westaff and certain of its subsidiaries, pursuant to which Ms. Leonard is entitled a lump sum severance payment equal to six months' salary based upon her then-current base salary in the event her employment is terminated by Westaff without cause within one year of her date of hire by Westaff, Westaff relocates its headquarters office outside of a 35 mile radius of its current location or Ms. Leonard's duties and responsibilities are significantly reduced without cause. Under her employment agreement with Westaff, a termination of Ms. Leonard would be deemed to be "for cause" if Ms. Leonard does one or more of the following: acts in bad faith, or in breach of trust, to the detriment of Westaff; refuses or fails to act in accordance with any policy of Westaff or any specific direction or order of Westaff; exhibits, in regard to her employment and as determined by Westaff, unfitness or unavailability for service, unsatisfactory or inadequate performance, misconduct, dishonesty, habitual neglect of duties or incompetence; commits, is convicted of, or pleads no contest to a crime involving dishonesty, breach of trust, moral turpitude, or physical harm to any person; breaches any material term of any of her agreements with Westaff; dies; or becomes disabled and unable to perform essential duties for a period of more than 12 workweeks within any 12 month period.

        As a result of Westaff's severance obligation under Ms. Leonard's employment agreement, if Ms. Leonard's employment is terminated by Westaff without cause within one year of her date of hire by Westaff, Westaff relocates its headquarters office outside of a 35-mile radius of its current location or Ms. Leonard's duties and responsibilities are significantly reduced without cause, then she would be entitled to a lump-sum cash payment equal to $125,000.

  Kristi Kennedy (Senior Vice President—Field Operations)

        Westaff's senior vice president, field operations, Kristi Kennedy, has a change in control agreement, effective as of November 13, 2008, with Westaff and certain of its subsidiaries, pursuant to which Ms. Kennedy is entitled to certain benefits in the event of an involuntary termination in connection with a change of control. Under Ms. Kennedy's change in control agreement, if her employment is terminated by Westaff without cause or by her for good reason within three months prior to or six months after a change in control, then, in addition to any benefits unrelated to a change of control: (1) she is entitled to a lump-sum payment equal to a total of six months of her then-current base salary and (2) if she timely elects COBRA coverage, Westaff will pay the premiums for her COBRA coverage until the earlier of six months following her termination or the first date that she is covered under another employer's health benefit program providing substantially the same or better benefit options. In addition, under Ms. Kennedy's change in control agreement, in the event of a change of control and regardless of whether she is terminated, any Westaff stock options or restricted stock units held by her will become fully vested and become exercisable upon such change of control.

        Under Ms. Kennedy's change of control agreement, a "change of control" means the happening of one or more of the following (but excluding any acquisition by DelStaff): (1) a liquidation or dissolution of Westaff (excluding transfer to subsidiaries) or the sale of all or substantially all of the assets of Westaff, (2) as a result of a tender offer, stock purchase, other stock acquisition, merger consolidation, recapitalization, reverse split or sale or transfer of assets, any person or group (as such terms are used in Section 13(d)(3) or 14(d)(2) of the Exchange Act, but excluding Westaff or any subsidiary or any employee benefit plan sponsored by Westaff or any subsidiary) becomes beneficial owner (as defined in Section 13(d) of the Exchange Act), directly or indirectly, of securities of Westaff representing at least 50% of Westaff common stock then outstanding, (3) if at least a majority of Westaff's board of directors is replaced in any 12-month period by individuals not elected or nominated by a majority of directors then in office, or (4) Westaff merges or consolidates with any other corporation (other than an affiliate of Westaff) and is not the surviving corporation (or survives only as a subsidiary of another corporation).

        If Ms. Kennedy's employment is terminated by Westaff without cause or by her for good reason within three months prior to or six months after consummation of the merger, in addition to any benefits unrelated to a change of control for which she is eligible under her employment agreement: (1) the estimated lump-sum payment payable to her will be equal to $160,000, (2) the estimated amount of the benefit of the immediate vesting and exercisability of the 75,000 Westaff stock options currently held by her will be $63,000 and (3) the estimated amount of the benefit of the immediate vesting and exercisability of the 25,000 Westaff restricted stock units currently held by her will be $31,250.

  Sean Wong—Vice President and Controller

        Westaff's vice president and controller, Sean Wong, has a change in control agreement, effective as of November 13, 2008, as amended, with Westaff and certain of its subsidiaries, pursuant to which Mr. Wong is entitled to certain benefits in the event of an involuntary termination in connection with a change of control. Under Mr. Wong's change in control agreement, if his employment is terminated by Westaff without cause or by him for good reason within three months prior to or six months after a change in control, then, in addition to any benefits unrelated to a change of control: (1) he is entitled to a lump-sum payment equal to a total of six months of his then-current base salary and (2) if he timely elects COBRA coverage, Westaff will pay the premiums for his COBRA coverage until the earlier of six months following his termination or the first date that he is covered under another employer's health benefit program providing substantially the same or better benefit options. In addition, under Mr. Wong's change in control agreement, in the event of a change of control and regardless of whether he is terminated, any Westaff stock options held by him will become fully vested and become exercisable upon such change of control.

        Under Mr. Wong's change of control agreement, a "change of control" means the happening of one or more of the following (but excluding any acquisition by DelStaff): (1) a liquidation or dissolution of Westaff (excluding transfer to subsidiaries) or the sale of all or substantially all of the assets of Westaff, (2) as a result of a tender offer, stock purchase, other stock acquisition, merger consolidation, recapitalization, reverse split or sale or transfer of assets, any person or group (as such terms are used in Section 13(d)(3) or 14(d)(2) of the Exchange Act, but excluding Westaff or any subsidiary or any employee benefit plan sponsored by Westaff or any subsidiary) becomes beneficial owner (as defined in Section 13(d) of the Exchange Act), directly or indirectly, of securities of Westaff representing at least 50% of Westaff common stock then outstanding, (3) if at least a majority of Westaff's board of directors is replaced in any 12-month period by individuals not elected or nominated by a majority of directors then in office, or (4) Westaff merges or consolidates with any other corporation (other than an affiliate of Westaff) and is not the surviving corporation (or survives only as a subsidiary of another corporation).

        If Mr. Wong's employment is terminated by Westaff without cause or by him for good reason within three months prior to or six months after consummation of the merger: (1) the estimated lump-sum payment payable to him will be equal to $87,500 and (2) the estimated amount of the benefit of the immediate vesting and exercisability of the 75,000 Westaff stock options currently held by him will be $63,000.

Indemnification and Insurance

        The merger agreement provides that all rights to indemnification and payment or reimbursement of fees and expenses incurred in advance of the final disposition of any claim related to acts or omissions occurring at or prior to the consummation of the merger in favor of the current or former directors or officers of Westaff or its subsidiaries as provided in their respective certificates of incorporation and bylaws will survive the merger for six years after the effectiveness of the merger. For a period of six years after the effective date of the merger, Koosharem will cause the surviving corporation (1) to maintain the effectiveness of current provisions regarding indemnification of officers and directors in the certificates of incorporation and bylaws of Westaff and its subsidiaries and (2) to indemnify and hold harmless each current and former director or officer of Westaff and its subsidiaries (the "indemnified parties") against any amounts (including reasonable fees) paid in settlement in connection with any matter related to the fact that such indemnified party is or was a director or officer of Westaff or its subsidiaries or the merger agreement and the transactions contemplated thereby.

        For a period of six years after the effective date of the merger, Koosharem will (and will cause the surviving corporation to) maintain directors' and officers' liability insurance and fiduciary liability insurance policies currently maintained by Westaff or its subsidiaries (or provide substitute policies or purchase a "tail policy" of at least the same coverage and amounts containing terms not less advantageous to the indemnified parties); provided, however, that in no event will the surviving corporation be required to pay an annual premium on such insurance policy that is greater than 250% of the annual premium paid by Westaff under Westaff's current policy year ending March 30, 2009.

        The indemnification and insurance provisions described above are intended to be for the benefit of, and are enforceable by, the indemnified parties and their heirs and legal representatives.

Continuation of Employee Benefits

        The merger agreement provides that, from and after the consummation of the merger, Koosharem will cause the surviving corporation to honor in accordance with their terms specified employment and severance, consulting and salary continuation agreements between Westaff or any of its subsidiaries and any current or former officer, director, employee or consultant of Westaff or any of its subsidiaries.

Possible Continued Employment of Certain Executive Officers

        Some employees of Westaff, including some of Westaff's executive officers, will remain employed by the surviving corporation following the merger unless their employment is terminated or they resign. As of the date of this proxy statement, none of Westaff's executive officers has entered into any agreements with Koosharem or its affiliates regarding employment with the surviving corporation. Although no such agreements currently exist, Westaff's executive officers who remain with the surviving corporation following the merger may, after the closing of the merger, enter into new arrangements with Koosharem or its affiliates (which may amend their existing agreements) regarding employment with the surviving corporation. Executive officers who continue working for the surviving corporation or its affiliates, or who resign voluntarily without good reason, might not qualify to receive some of the benefits described above.

Delisting and Deregistration of Westaff Common Stock

        If the merger is completed, Westaff common stock will no longer be traded on NASDAQ and will be deregistered under the Exchange Act and Westaff will no longer be required to file periodic reports with the SEC.

Appraisal Rights

        Westaff stockholders have the right under Delaware law to dissent from the adoption of the merger agreement, to exercise appraisal rights and to receive payment in cash of the judicially determined fair value for their shares, plus interest, if any, on the amount determined to be the fair value, in accordance with Delaware law. The fair value of shares of Westaff common stock, as determined in accordance with Delaware law, may be more or less than, or equal to, the merger consideration to be paid to non-dissenting stockholders in the merger. To preserve their rights, Westaff stockholders who wish to exercise appraisal rights must not vote in favor of the adoption of the merger agreement and must follow the specific procedures provided under Delaware law for perfecting appraisal rights. Dissenting stockholders must precisely follow these specific procedures to exercise appraisal rights or their appraisal rights may be lost. If you vote for the adoption of the merger agreement, you will waive your rights to seek appraisal of your shares of Westaff common stock under Delaware law. This proxy statement constitutes our notice to our stockholders of the availability of appraisal rights in connection with the merger in compliance with the requirements of Section 262 of the DGCL. These procedures are described in this proxy statement, and a copy of Section 262 of the DGCL, which grants appraisal rights and governs such procedures, is attached as Annex E to this proxy statement. See "Appraisal Rights" beginning on page 69.

Financing; Source of Funds

        Koosharem will fund the merger and the related transactions, including the payment of related transaction costs, charges, fees and expenses, with available cash. Koosharem will fund its obligations under the stock & note purchase agreement with notes to be issued under its credit facility. Koosharem delivered commitment letters from Bank of the West, Community Bank of Nevada, Pacific Western Bank and Bank of America, pursuant to which such lenders have committed, subject to the respective terms and conditions thereof, to provide financing in an aggregate amount equal to $28 million to replace the letter of credit in favor of Travelers which is currently outstanding under Westaff's financing agreement. Koosharem has agreed to use its commercially reasonable efforts to deliver to Westaff, by February 18, 2009, a replacement commitment letter(s) to be issued by Bank of the West or other lender(s) acceptable to Travelers to take the place of the individual commitment letters that Koosharem previously delivered. There is no assurance that Koosharem will be able to obtain and deliver replacement commitment letters to be issued by Bank of the West or other lender(s) acceptable to Travelers. In addition, even if Koosharem is able to obtain and deliver such replacement commitment letters, there is no assurance that Koosharem will be able to meet all of the conditions to the financing.

        As contemplated by the stock & note purchase agreement, Koosharem intends to issue (1) first lien debt bearing a face amount of approximately $40 million to DelStaff in consideration for all of the shares of Westaff common stock owned by DelStaff (which represent approximately 49.5% of the outstanding shares of Westaff common stock) and, (2) first lien debt bearing a face amount not to exceed $3 million in consideration for all of the subordinated notes issued by Westaff to DelStaff under its August 25, 2008 loan agreement with Westaff.

        Following the purchase of the stock and notes from DelStaff, Koosharem and Merger Sub will close the merger with Westaff. Koosharem estimates that the total amount of funds necessary to complete the proposed merger and related transactions is approximately $53.5 million, which includes approximately $10.5 million to be paid to Westaff's stockholders and holders of other equity-based interests in Westaff. Koosharem will use its existing cash on hand and borrowing under its credit facility to fund such amounts.

 Material U.S. Federal Income Tax Consequences of the Merger

        The following is a summary of the material U.S. federal income tax consequences of the merger to Westaff stockholders, assuming the merger is effected as described in the merger agreement and in this proxy statement. The summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury regulations, judicial authority, and administrative rulings effective as of the date hereof. These laws and authorities are subject to change, possibly with retroactive effect. The discussion below does not address any state, local, foreign or non-income tax consequences of the merger.

        This summary does not address all aspects of U.S. federal income taxation that may be relevant to Westaff stockholders in light of their particular circumstances or to persons subject to special treatment under the federal income tax laws, such as dealers in securities, persons subject to the alternative minimum tax, persons who are not U.S. Holders (as defined below), financial institutions, insurance companies, persons who do not hold their stock as a capital asset, persons who acquired their stock in connection with compensatory transactions, or persons holding their stock as part of a hedge, straddle or other risk reduction, constructive sale or conversion transaction. This summary does not address holders of Westaff options or warrants, nor does it address DelStaff, Westaff subsidiaries, Koosharem or Merger Sub. The tax treatment described below may not apply to a stockholder who owns, or is treated as owning under certain attribution rules contained in the Code, an interest in Westaff following the merger. Any such stockholders are encouraged to consult their own tax advisors.

        If a partnership holds shares of Westaff stock, the tax treatment of a partner generally will depend on the status of the partner and on the activities of the partnership. Partners of partnerships holding Westaff stock should consult their tax advisors.

        The following discussion does not address the tax consequences of transactions effectuated prior to, concurrent with or after the merger (whether or not such transactions are in connection with the merger), including any transactions pursuant to the stock & note purchase agreement. Stockholders are encouraged to consult their own tax advisors regarding the tax consequences to them of any transactions undertaken prior to, concurrent with or after the merger.

        For purposes of this discussion, the term "U.S. Holder" means a beneficial owner of shares of Westaff stock that is any of the following:

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  an individual treated as a U.S. citizen or resident for U.S. federal income tax purposes;

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  a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

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  an estate, the income of which is subject to U.S. federal income taxation regardless of its source;

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  a trust if a U.S. court can exercise primary supervision over the trust's administration and one or more U.S. persons have the authority to control all substantial decisions of the trust; or

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  a trust in existence on August 20, 1996 that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

        Neither Koosharem nor Westaff has requested nor will request an advance ruling from the Internal Revenue Service as to the tax consequences of the merger, nor will counsel to Koosharem or Westaff render a tax opinion in connection with the merger. The Internal Revenue Service may take different positions concerning the tax consequences of the merger than those stated below and such positions could be sustained.

        Subject to the foregoing, the receipt of cash in exchange for shares of Westaff stock in the merger or pursuant to the exercise of appraisal rights will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. Holder will recognize gain or loss equal to the difference between the amount of cash received in exchange for Westaff stock and the U.S. Holder's adjusted tax basis in the shares surrendered. Such gain or loss will generally be capital gain or loss and will be long-term capital gain or loss if the U.S. Holder will have held the shares for more than one year at the time of the merger. In the case of a dissenting stockholder, amounts, if any, deemed to be interest for U.S. federal income tax purposes will be taxed at rates applicable to ordinary income. Gain or loss will be determined separately for each block of shares (i.e., shares acquired at the same cost in a single transaction) surrendered for cash.

        Certain U.S. Holders may be subject to backup withholding at a 28% rate on cash payments received in exchange for Westaff stock in the merger or received upon the exercise of appraisal rights. Backup withholding generally will apply only if the U.S. Holder fails to furnish a correct social security number or other taxpayer identification number, or otherwise fails to comply with applicable backup withholding rules and certification requirements. Corporations generally are exempt from backup withholding.

        The foregoing is a general discussion of certain material U.S. federal income tax consequences of the merger. We recommend that you consult your own tax advisor to determine the particular tax consequences to you (including the application and effect of any foreign, state, local and non-income tax laws) of the receipt of cash in exchange for shares of Westaff common stock pursuant to the merger.

 Regulatory Matters

        Except for the filing of a certificate of merger with the Secretary of State of the State of Delaware at the effectiveness of the merger, we are unaware of any material federal, state or foreign regulatory requirements or approvals required for the execution of the merger agreement or completion of the merger.

 THE MERGER AGREEMENT

        This section of the proxy statement describes certain material provisions of the merger agreement, but it may not contain all of the information about the merger agreement that is important to you. A copy of the merger agreement is attached as Annex A to this proxy statement and is incorporated into this proxy statement by reference. We encourage you to carefully read the merger agreement in its entirety. The copy of the merger agreement has been attached as Annex A to this proxy statement to provide you with information regarding its terms. Except for its status as a legal document governing the contractual rights among the parties thereto, the merger agreement is not intended to provide any factual, business or operational information about Westaff. The merger agreement contains representations and warranties that the parties thereto made to and solely for the benefit of the other parties thereto. The assertions embodied in such representations and warranties are qualified by information contained in confidential disclosure letters that the parties exchanged in connection with the execution of the merger agreement. Accordingly, you should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of the date of the merger agreement and are modified in important part by the underlying disclosure letters. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the merger agreement, which subsequent information may or may not be fully reflected in Westaff's public disclosures.

 Form of the Merger

        If all of the conditions to the merger are satisfied or waived (to the extent permitted by law) in accordance with the merger agreement, Merger Sub, a wholly-owned subsidiary of Koosharem created solely for the purpose of engaging in the transactions contemplated by the merger agreement, will merge with and into Westaff. The separate corporate existence of Merger Sub will cease, and Westaff will survive the merger and will become a wholly-owned subsidiary of Koosharem. In this section of the proxy statement, we sometimes refer to Westaff after the merger as the "surviving corporation."

Structure of the Merger

        At the effectiveness of the merger, Merger Sub will merge with and into Westaff. Upon completion of the merger, Merger Sub will cease to exist as a separate entity and Westaff will continue as the surviving corporation. All of Westaff and Merger Sub's properties, assets, rights, privileges, immunities, powers and purposes, and all of their liabilities, obligations and penalties, will become those of the surviving corporation. Following the completion of the merger, Westaff common stock will be delisted from NASDAQ and will be deregistered under the Exchange Act and Westaff will no longer be required to file periodic reports with the SEC.

Effective Time

        The effective time of the merger will occur at the time that Westaff files a certificate of merger with the Secretary of State of the State of Delaware no later than the second business day following the satisfaction (or waiver as permitted by law) of the conditions set forth in the merger agreement. The parties intend on completing the merger as soon as practicable, subject to the adoption of the merger agreement by Westaff stockholders and the satisfaction (or waiver as permitted by law) of the other closing conditions set forth in the merger agreement. In this section of the proxy statement, we refer to the time at which the merger is completed as the "effective time."

Certificate of Incorporation and Bylaws

        The certificate of incorporation and the bylaws of the surviving corporation will be amended and restated as of the effective time of the merger to be identical to the certificate of incorporation and the bylaws of Merger Sub.

 Board of Directors and Officers of the Surviving Corporation

        The initial directors of the surviving corporation will be the directors of Merger Sub immediately following the merger. Westaff's officers will be the initial officers of the surviving corporation immediately following the merger.

Treatment of Stock, Stock Options and Restricted Stock Units

Common Stock

        At the effective time of the merger, each share of Westaff common stock issued and outstanding immediately before the effective time of the merger will automatically be cancelled and converted into the right to receive $1.25 per share in cash, other than shares of common stock (1) owned by us as treasury stock immediately before the effective time of the merger, all of which will be cancelled without any payment, (2) owned by Koosharem or Merger Sub or any other subsidiary of Koosharem or Merger Sub immediately before the effective time of the merger, all of which will be cancelled without any payment, (3) owned by any of Westaff's subsidiaries immediately before the effective time of the merger, all of which will be cancelled without any payment; and (4) held by a stockholder who is entitled to demand and properly exercises appraisal rights with respect to such shares in accordance with Section 262 of the DGCL and has not voted in favor of the adoption of the merger agreement, until such time as such holder withdraws, fails to perfect or otherwise loses such holder's appraisal rights under the DGCL.

        The merger agreement provides that Westaff will take all actions necessary before the effective time of the merger so that, at the effective time of the merger, any share of Westaff common stock that is subject to vesting, transfer and other restrictions will become fully vested and will automatically be cancelled and converted into the right to receive $1.25 per share in cash at the effective time of the merger.

Stock Options and Restricted Stock Units

        The merger agreement provides that at the effective time of the merger, each stock option that is outstanding before the effective time under any Westaff stock option or incentive plan, or granted other than pursuant to a Westaff stock option or incentive plan, will be cancelled and converted into the right to receive, within 10 business days following the effective time, cash (subject to applicable withholding taxes) equal to (1) the excess, if any, of $1.25 per share over the per share exercise or purchase price of such outstanding stock option, multiplied by (2) the number of shares subject to such option.

        The merger agreement provides that before the effective time of the merger, any outstanding right to receive shares of Westaff common stock under any restricted stock unit (or any stock unit award or stock appreciation right) granted under any of Westaff's stock option or incentive plans that is subject to restrictions will terminate and be of no further value at the effective time of the merger, unless all applicable performance or vesting criteria with respect to such restricted stock unit has been satisfied prior to the effective time of the merger. The merger agreement provides that at the effective time of the merger, each such restricted stock unit that has not lapsed prior to the effective time of the merger and for which all applicable performance or vesting criteria with respect to such restricted stock unit has been satisfied will be settled in shares of Westaff common stock in accordance with the terms of the applicable restricted stock unit award.

Exchange and Payment Procedures

        Before the effective time of the merger, Koosharem will appoint an exchange agent reasonably acceptable to Westaff that will pay the merger consideration in exchange for certificates or book-entry shares representing shares of Westaff common stock. At and from time to time following the effective time of the merger, Koosharem will deposit with the exchange agent an amount of cash sufficient to pay the total merger consideration. The exchange agent will pay the per share merger consideration, less any applicable withholding taxes, to Westaff's stockholders promptly following the exchange agent's receipt of the stock certificates (or non-certificated shares represented by book-entry) and a properly completed letter of transmittal. No interest will be paid or accrued on the cash payable upon the surrender or any such stock certificate (or non-certificated shares represented by book-entry). Any funds that have not been distributed within six months after the effective time of the merger will be distributed to the surviving corporation and stockholders who have not complied with the instructions to exchange their certificates (or non-certificated shares represented by book-entry) will be entitled to look only to the surviving corporation for payment of the applicable per share merger consideration, without interest.

        You should not return your stock certificates with the enclosed proxy card, and you should not return your stock certificates to the exchange agent without a letter of transmittal.

        The exchange agent and the surviving corporation will be entitled to deduct and withhold from the consideration otherwise payable to any holder of Westaff common stock any applicable withholding taxes that it is required to deduct and withhold with respect to making such payment under the Code, or any other applicable state, local or foreign tax law. Westaff's stockholders are entitled to exercise appraisal rights instead of receiving the merger consideration. For a description of these appraisal rights, see "Appraisal Rights" beginning on page 69.

Representations and Warranties

        The representations and warranties that Westaff made to Koosharem and Merger Sub in the merger agreement relate to, among others things:

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  corporate matters, including due organization, power and qualification;

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  Westaff's capitalization;

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  Westaff's subsidiaries;

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  authorization, execution, delivery and performance and the enforceability of the merger agreement and related matters;

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  Westaff's board approval and Westaff's board recommendation to Westaff's stockholders to approve the merger agreement and related transactions;

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  absence of conflicts with, or violations of, organizational documents or other obligations as a result of the execution and delivery of the merger agreement and the consummation of the transactions contemplated by the merger agreement;

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  identification of any required governmental filings and consents;

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  accuracy of information contained in forms, reports and other documents that Westaff files with the SEC, the compliance of Westaff's filings with the regulations promulgated by the SEC and with applicable federal securities law requirements and, with respect to financial statements included in such filings, generally accepted accounting principles;

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  absence of certain material liabilities;

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  establishment and maintenance of disclosure controls and procedures required under applicable federal securities laws and the identification of any notice of any significant deficiency, material weakness or fraud in respect of Westaff's internal control over financial reporting;

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  absence of certain changes or events;

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  litigation matters;

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  franchise matters;

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  employee benefit plans;

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  the information provided for inclusion in Westaff's proxy statement being free from material misstatements and omissions;

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  conduct of Westaff's business;

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  possession of permits and compliance with laws;

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  tax matters;

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  environmental matters;

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  owned and leased real property and personal property;

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  intellectual property matters;

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  material contracts;

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  insurance matters;

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  labor and employment matters;

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  transactions with affiliates;

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  identification of any brokers' and finders' fees;

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  the special committee's receipt of a fairness opinion from Baird;

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  inapplicability of any anti-takeover statute or regulation or any restrictive provision of the certificate of incorporation or bylaws of Westaff; and

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  the required stockholder vote to approve the merger agreement and the transactions contemplated by the merger.

        In addition, Koosharem and Merger Sub each made representations and warranties to Westaff regarding, among others:

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  corporate matters, including due organization, power and qualification;

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  authorization, execution, delivery and performance and the enforceability of the merger agreement and related matters;

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  absence of conflicts with, or violations of, organizational documents or other obligations as a result of the execution and delivery of the merger agreement and the consummation of the transactions contemplated by the merger agreement;

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  identification of any required governmental filings and consents;

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  the commitment letters from Bank of the West, Community Bank of Nevada and Pacific Western Bank (including that each commitment letter is in full force and effect and that no event has occurred which, with or without notice, lapse of time or both, would constitute a default or breach on the part of the non-lender parties thereto under any term or condition of each commitment letter other than to the extent the term or condition relates to Westaff) and certain other matters relating to the availability of the financing;

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  absence of certain prior activities by Merger Sub;

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  identification of any brokers' and finders' fees;

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  the information to be provided by Koosharem and Merger Sub for inclusion in Westaff's proxy statement being free from material misstatements and omissions;

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  neither Koosharem nor Merger Sub being an "interested stockholder" as defined in Section 203 of the DGCL;

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  sufficiency of funds to pay the merger consideration;

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  no reliance on representations and warranties not included in the merger agreement; and

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  solvency.

Covenants Relating to the Conduct of Westaff's Business

        From the date of the merger agreement through the effective time of the merger, Westaff has agreed (and has agreed to cause its subsidiaries), unless Koosharem and Merger Sub have otherwise consented in writing, to operate in the ordinary course consistent with past practice and use its commercially reasonable efforts to preserve the business organization of Westaff and its subsidiaries substantially intact, to keep the services of the present officers, employees and consultants of Westaff and its subsidiaries available, to preserve the present relationships of Westaff and its subsidiaries with customers, clients, suppliers and other persons with which Westaff and its subsidiaries have significant business relations, and to pay all applicable taxes when due and payable.

        During this period, Westaff has also agreed that, subject to certain exceptions, it will not (and will not permit its subsidiaries to) take certain actions without the prior written consent of Koosharem and Merger Sub, which consent will not be unreasonably withheld, delayed or conditioned. Such prohibited actions include, among others:

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  amending Westaff's certificate of incorporation or bylaws or the governing documents of its subsidiaries;

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  declaring or paying any dividend or other distribution;

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  redeeming, purchasing, or otherwise acquiring any capital stock or other securities;

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  issuing, selling, pledging, or otherwise disposing of or encumbering (1) any shares of its capital stock, (2) securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of its capital stock, or (3) other securities of Westaff or its subsidiaries, other than shares issued upon exercise of options outstanding on the date the merger agreement was executed;

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  splitting, combining or reclassifying any outstanding capital stock or issuing, authorizing or proposing the issuance of any other securities in respect of, in lieu of or in substitution for, shares of capital stock;

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  acquiring or agreeing to acquire any business or entity or otherwise acquiring or agreeing to acquire any assets other than equipment and supplies in the ordinary course of business consistent with past practice;

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  amending, entering into or terminating any material contract, other than in the ordinary course of business, or waiving, releasing or assigning any material rights or claims under any material contract;

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  amending in any material respect or terminating any real property lease or entering into any agreement that could be a real property lease;

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  outsourcing any operations, including with respect to information technology systems;

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  transferring, leasing, licensing, selling, mortgaging, pledging, disposing of, encumbering or subjecting to any lien any property or assets or cease to operate any assets, other than sales of excess or obsolete assets in the ordinary course of business;

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  except for certain stated exceptions, (1) adopting, terminating, amending or increasing the amount or accelerating the payment or vesting of any benefit or award or amount payable under any employee benefit plan or other arrangement for the current or future benefit or welfare of any director, officer or employee, other than in the case of employees who are not officers or directors in the ordinary course of business, (2) increasing in any manner the compensation or fringe benefits of, or paying or agreeing to pay any bonus or severance or similar payment to, any director or officer or, other than in the ordinary course of business, any other employee, (iii) other than benefits accrued through the date of the merger agreement and other than in the ordinary course of business for employees other than officers or directors of Westaff, paying any benefit not provided for under any employee benefit plan, (4) other than bonuses earned through the date of the merger agreement and other than in the ordinary course of business for employees other than officers and directors, granting any awards under any bonus, incentive, performance or other compensation plan or arrangement or employee benefit plan; provided that there will be no grant or award to any director, officer or employee of stock options, restricted stock, stock appreciation rights, stock based or stock related awards, performance units, units of phantom stock or restricted stock, or any removal of existing restrictions in any employee benefit plan or agreements or awards made thereunder or (5) taking any action to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or employee benefit plan;

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  incurring, assuming or modifying any material indebtedness (other than as contemplated by Westaff's existing financing agreement with U.S. Bank National Association or Westaff's loan agreement with DelStaff, dated as of August 25, 2008) or other material indebtedness (other than entering into or amending any forbearance agreements that do not require Westaff to pay more than fees of $50,000 in the aggregate) or assuming, guaranteeing, endorsing or otherwise becoming liable or responsible for the obligations of any other person except in the ordinary course of business and consistent with past practice, or making any loans, advances or capital contributions to, or investments in, any other person (other than customary loans or advances to employees in accordance with past practice);

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  changing any accounting policies or procedures, unless required by a change in applicable law or GAAP;

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  making any material tax election or change in any material tax election, amending any tax returns or entering into any settlement or compromise of any material tax liability of Westaff or its subsidiaries;

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  paying, discharging, satisfying, settling, or compromising any claim, litigation, liability, obligation or any legal proceeding (except for settlements or compromises involving less than $100,000 individually or $250,000 in the aggregate, including all fees, costs and expenses associated therewith but excluding from such amounts any contribution from any insurance company or other parties to the litigation);

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  entering into any negotiation with respect to, or adopting or amending in any respect, any collective bargaining agreement, or material labor agreement, work rule or practice, or any other material labor-related agreement or arrangement;

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  entering into or amending any material agreement or arrangement with any of Westaff's or its subsidiaries' officers, directors, employees or any "affiliate" or "associate" of any of Westaff's or its subsidiaries officers or directors (as such terms are defined in Rule 405 under the Securities Act);

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  entering into any agreement, arrangement or contract to allocate, share or otherwise indemnify for taxes;

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  making, authorizing or agreeing to make any material capital expenditures, or entering into any agreement or agreements providing for payments by Westaff or its subsidiaries of more than $125,000 in the aggregate;

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  entering into any agreement, contract, commitment or arrangement to take any of the actions described above or authorizing, recommending, proposing or announcing an intention to any of the foregoing; and

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  taking any action that would or is reasonably likely to cause any of its representations and warranties in the merger agreement to become untrue or cause any of the conditions in the merger agreement to not be satisfied.

Preparation of Proxy Statement; Special Meeting and Board Recommendation

        Westaff agreed that, as promptly as is reasonably practicable after the execution of the merger agreement, it would prepare and file with the SEC a proxy statement (together with the letters of stockholders, notices of meeting and forms of proxies) to be distributed to stockholders in connection with the merger.

        Westaff further agreed that, promptly after the proxy statement (together with the letters of stockholders, notices of meeting and forms of proxies) was cleared with the SEC, it would mail the definitive proxy statement (together with the letters of stockholders, notices of meeting and forms of proxies) to its stockholders.

        Westaff agreed to call, give notice of, convene and hold a meeting of its stockholders, in accordance with the DGCL and its certificate of incorporation and by-laws, and recommend to its stockholders the adoption of the merger agreement and the transactions contemplated thereby.

        Westaff has agreed to use commercially reasonable efforts to solicit proxies from its stockholders in favor of the adoption of the merger agreement and the transactions contemplated thereunder. The merger agreement provides that the proxy statement will include the recommendation of Westaff's board of directors that the stockholders adopt the merger agreement, subject to the exceptions described below under "Acquisition Proposals."

Acquisition Proposals

        The merger agreement provides that Westaff and its subsidiaries will not, and will use commercially reasonable efforts to cause its and each of its subsidiaries' officers, employees, accountants, consultants, legal counsel, financial advisors and agents and other representatives not to, directly or indirectly:

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  knowingly solicit, initiate, encourage, facilitate or induce any inquiry with respect to or that would reasonably be expected to lead to, or the making, submission or announcement of, any alternative acquisition proposal;

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  participate in any discussions or negotiations regarding, or furnish to any person any nonpublic information relating or with respect to, any alternative acquisition proposal, or in response to any inquiries or proposals that could reasonably be expected to lead to any alternative acquisition proposal;

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  approve, endorse or recommend any alternative acquisition proposal; or

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  enter into any letter of intent or similar document or any agreement or commitment providing for, any alternative acquisition proposal (except for confidentiality agreements specifically permitted under the merger agreement).

        Immediately after receipt of any inquiries, proposals or offers related to, or if any information is requested regarding, or any negotiations or discussions are sought in connection with, an alternative acquisition proposal, Westaff is required to notify Koosharem and keep Koosharem reasonably informed regarding the status, terms, discussions and negotiations with respect to such inquiry, proposal or offer.

        Prior to the adoption of the merger agreement by Westaff's stockholders, Westaff would be permitted to provide nonpublic information to third parties making an alternative acquisition proposal and engage in discussions or negotiations with third parties regarding an alternative acquisition proposal if (1) Westaff receives an alternative acquisition proposal which constitutes a superior proposal or which Westaff's board determines in good faith, after consultation with its outside financial and legal advisors, would reasonably be expected to result in a superior proposal (2) prior to providing any nonpublic information to, or engaging in negotiations with, such third party, Westaff's board determines in good faith, after consultation with its outside legal advisors, that failure to take such action would be inconsistent with our directors' fiduciary duties. Before furnishing information to any person making a competing acquisition proposal, Westaff would be required to enter into a confidentiality agreement with such third party on terms no more favorable to the third party than those contained in the confidentiality agreement between Westaff and Koosharem.

        Nothing in the merger agreement prohibits Westaff from disclosing to its stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or issuing any "stop-look-and-listen" communication, if, in the good faith judgment of Westaff's board of directors, after consultation with its outside legal advisors, such disclosure is required under applicable law, provided that, such disclosure shall be made at the latest time permissible under applicable law and if such disclosure has the substantive effect of a change of the board's recommendation of the merger to Westaff's stockholders, it shall be deemed to be such a change of recommendation.

        An "alternative acquisition proposal" means any proposal or offer made by any third party prior to the approval of the merger agreement by Westaff's stockholders relating to (1) any acquisition of Westaff by merger or business combination transaction, or for a "merger of equals" with Westaff; (2) acquisition by any third party of 25% or more of the assets of Westaff and its subsidiaries, taken as a whole; (3) acquisition by any third party of 25% or more of outstanding shares of Westaff common stock; (4) acquisition by Westaff following which Westaff's stockholders immediately preceding the consummation of the transaction cease to hold at least 75% of the outstanding equity of Westaff immediately following such transaction or (5) any disposition of all or substantially all of Westaff assets.

        A "superior proposal" means a bona fide written alternative acquisition proposal made by any third party for assets representing more than 50% of the consolidated revenue of Westaff and its subsidiaries taken as a whole or more than 50% of the outstanding shares of Westaff common stock, provided that following such transaction, the stockholders of Westaff immediately preceding the consummation of such transaction hold less than 50% of the outstanding equity of Westaff immediately following such transaction, (and which proposal has not been obtained by or on behalf of Westaff in violation of the non-solicitation covenants of the merger agreement, and with respect to which Westaff has fulfilled its obligations pursuant to the merger agreement) on terms that Westaff's board determines in good faith, after consultation with our financial and legal advisors, and after taking into account all legal, financial and regulatory aspects of the proposal (and the timing and likelihood of consummation of such transaction), the third party making the proposal and any potential revisions to the merger agreement suggested by Koosharem, are more favorable from a financial point of view to Westaff and its stockholders than the merger.

 Confidentiality; Access to Information

        Westaff has agreed to (1) afford Koosharem and its directors, officers, employees, environmental and other consultants, attorneys, accountants financial advisors, representatives and agents and the anticipated sources of the financing or any alternative financing reasonable access at reasonable times to its directors, officers, employees, representatives, agents, properties, offices and other facilities and to all reasonably required information systems, contracts, books and records, (2) provide, all cooperation reasonably necessary in connection with Koosharem's financing or any alternative financing, including, but only to the extent reasonably necessary, participation in meetings and due diligence sessions and the provision of Westaff-specific information necessary for the preparation of definitive financing documentation, information memoranda and similar documents, and the execution and delivery of any commitment letters, pledge and security documents, other definitive financing documents, or other requested certificates or documents, audited and unaudited financial statements, and legal opinions in each case, as may be reasonably requested by Koosharem or Merger Sub, and taking such other actions as are reasonably required to be taken by Westaff in the commitment letters or pursuant to alternative financing arrangements, and (3) make available or furnish to Koosharem and Merger Sub, all financial, operating and other data and information that Koosharem and Merger Sub may reasonably request; provided, that Westaff shall be reimbursed promptly by Koosharem for all reasonable, documented, third-party out-of-pocket expenses incurred in connection with these obligations. However, Westaff's obligations to provide access to Koosharem and Merger Sub will not require (1) Westaff or any of its subsidiaries to engage in any action that would interfere unreasonably with the business of Westaff and its subsidiaries or (2) Westaff or any of its subsidiaries to pay any commitment or other similar fee or incur any other liability in connection with the financing. Koosharem is required to indemnify and hold harmless Westaff and its subsidiaries and their respective officers, directors, employees and other representatives for and against any and all losses or damages suffered or incurred by them in connection with the arrangement of the financing and any information utilized in connection with the financing subject to certain exceptions.

        Westaff has agreed to use its commercially reasonable efforts to cooperate with Koosharem regarding the planning and implementation of Koosharem's integration and rationalization program to be implemented commencing at the closing of the merger.

Public Announcements

        The parties to the merger agreement have agreed not to issue any press release or otherwise make any public statements or announcements with respect to the merger and the other transactions contemplated by the merger agreement without the prior written consent of the other party, which consent will not be unreasonably conditioned, withheld or delayed, except as may be required by applicable law or applicable stock exchange rules, in which case the party desiring to make a public statement will consult with the other parties before any such issuance, to the extent practicable.

Cooperation; Commercially Reasonable Efforts

        Each party to the merger agreement has agreed to cooperate with each other and use commercially reasonable efforts to take all actions to consummate the merger as soon as practicable, including making all applications, notices, petitions, filings and other documents and obtain all consents, waivers, licenses, orders, registrations, approvals and authorizations necessary to be obtained from any third party and/or governmental entity in order to consummate the merger. In addition, each party to the merger agreement has agreed to take all actions reasonably necessary to consummate the merger.

 Notification of Certain Matters

        Each party to the merger agreement has agreed to give prompt notice to the other parties if any representation or warranty made by it contained in the merger agreement has become untrue or inaccurate or there has been any failure by it to materially comply with or satisfy any covenant, condition or agreement if the closing conditions related to such party's representations and warranties or covenants would not reasonably be expected to be satisfied. The notice called for under this provision will not limit or otherwise affect the remedies available under the merger agreement to any of the parties sending or receiving such notice.

Indemnification

        Westaff and Merger Sub have agreed that all rights to indemnification and payment or reimbursement of fees and expenses incurred in advance of the final disposition of any claim related to acts or omissions occurring at or prior to the effective time, of the merger whether asserted or claimed prior to, at or after such time, existing as of the date of the merger agreement or arising thereafter in favor of the current or former directors or officers, as the case may be, of Westaff or its subsidiaries as provided in their respective certificates of incorporation or by-laws shall survive the merger and shall continue in full force and effect for a period of six years from and after the effective time of the merger. For a period of six years from and after the effective time of the merger, (1) Koosharem shall cause the surviving corporation in the merger to maintain in effect the current provisions regarding indemnification of officers and directors contained in the certificate of incorporation and by-laws of each of Westaff and its subsidiaries and (2) Koosharem shall cause the surviving corporation in the merger to, and shall itself, indemnify and hold harmless the current or former directors or officers of Westaff and its subsidiaries, to the fullest extent permitted by applicable law against any losses, claims, damages, liabilities, costs, expenses (including advances for reasonable fees and expenses as incurred to the fullest extent permitted under applicable law, provided the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined by a court of competent jurisdiction, (such determination shall have become final) that such person is not entitled to indemnification), judgments, fines and, subject to approval by Koosharem (which shall not be unreasonably withheld, delayed or conditioned), amounts paid in settlement in connection with any threatened or actual civil, criminal or administrative actions, suits, litigations, arbitrations, mediations, claims, hearings, inquiries, investigations or other proceedings to which such indemnified party is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (1) the fact that such individual is or was a director or officer of Westaff or any of its subsidiaries, or is or was serving at the request of Westaff or any of its subsidiaries as a director or officer of another entity or (2) the merger agreement or the merger, whether asserted or arising before or after the effective time of the merger.

        Koosharem has agreed that, for a period of six years from and after the effective time of the merger, it will (and will cause the surviving corporation to) either cause to be maintained in effect the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by Westaff or its subsidiaries, or provide substitute policies or purchase a "tail policy," in either case, of at least the same coverage and amounts containing terms and conditions which are, in the aggregate, no less advantageous to the indemnified parties with respect to claims arising from facts or events that occurred on or before the effective time of the merger, except that in no event shall the surviving corporation in the merger be required to pay, with respect to such insurance policies, in respect of any one policy year more than 250% of the annual premium paid by Westaff for such insurance under its current policy, and if the surviving corporation in the merger is unable to obtain the insurance required by the merger agreement it shall obtain as much comparable insurance as possible for an annual premium equal to 250% of the annual premium paid by Westaff for such insurance under its current policy.

 Continuation of Employee Benefits

        From and after the effective time of the merger, Koosharem has agreed to cause the surviving corporation to honor in accordance with their terms all existing employment, severance, consulting and salary continuation agreements between Westaff or any of its subsidiaries and any current or former officer, director, employee or consultant of Westaff or any of its subsidiaries or group of such officers, directors, employees or consultants described in the disclosure letter to the merger agreement. To the extent permitted by law, applicable tax qualification requirements and certain other limitations, each person party to any such agreement will receive service credit for purposes of eligibility to participate and vesting (but not for benefit accrual purposes) for employment, compensation and employee benefit plan purposes with Westaff prior to the effective time.

Employee Stock Purchase Plan

        Westaff has agreed to cause the administrator of the Employee Stock Purchase Plan to promptly take all take all actions necessary to (1) ensure that no purchase period under the plan commences after the date of the merger agreement and, if necessary, to (2) set a "New Purchase Date" (as defined in the plan) with respect to all outstanding purchase rights granted pursuant to the plan such that all purchase rights existing immediately prior to the effectiveness of the merger shall be automatically exercised on or prior thereto.

Financing

        Koosharem and Merger Sub have agreed to use (and to use their respective commercially reasonably efforts to cause the non-lender parties to use) their commercially reasonable efforts to take all actions necessary to obtain the financing consistent with the terms specified and described in the commitment letters among certain affiliates of Koosharem, Bank of the West, Community Bank of Nevada and Pacific Western Bank, including using commercially reasonable efforts to (1) maintain in effect the commitment letters, (2) satisfy on a timely basis all terms, covenants and conditions applicable to Koosharem set forth in the commitment letters, (3) enter into definitive agreements with respect thereto on or before the closing date of the merger on the terms and conditions contemplated by the commitment letters and (4) consummate the financing at or prior to closing of the merger and in any event within 10 days after obtainment of approval of the merger agreement by Westaff's stockholders and (5) seek to enforce its rights under the commitment letters. Koosharem shall keep Westaff promptly informed with respect to all material activity concerning the status of the financing and promptly furnish to Westaff any written or e-mail correspondence with any financing source that is a party to any of the commitment letters that is material to the financing. Koosharem shall provide Westaff with prompt notice of any material change with respect to the financing that would reasonably be expected to impair, delay or prevent consummation of the financing on the terms set forth in the commitment letters.

        Koosharem has agreed to use its commercially reasonable efforts to deliver to Westaff, by February 18, 2009, commitment letter(s) issued by Bank of the West or other lender(s) acceptable to Travelers, to provide financing in the amount of $28 million to replace the commitment letters and on terms no less favorable to Koosharem and Merger Sub.

        Koosharem has agreed to notify Westaff promptly, and in any event within two business days, if at any time prior to the closing of the merger (1) any commitment letter or, if obtained, the aggregated commitment letter described above shall expire or be terminated for any reason or, (2) any commitment letter or, if obtained, the aggregated commitment letter shall be modified in a manner materially adverse to Koosharem for any reason, or (3) Koosharem learns of any other information which it believes is material to the availability of the financing or the ability of Koosharem to consummate such financing. To the extent that any of these events occurs, at the request of Westaff,

Koosharem shall use its commercially reasonable efforts, as promptly as practicable, to arrange to obtain alternative financing from alternative sources in an amount of $28 million on terms no less favorable to Koosharem and Merger Sub than those included in the original commitment letters in the aggregate or the aggregated commitment letter described in the prior paragraph, if obtained, and to obtain, and provide Westaff with true and complete copies of, a new fully-executed financing commitment letter or letters that provide for at least the same amount of financing as the original commitment letters in the aggregate and on terms no less favorable to Koosharem and Merger Sub than those included in the original commitment letters and, if pertaining to the aggregated commitment letter, from Bank of the West or other lender(s) acceptable to Travelers Insurance Company. If applicable, Koosharem and Merger Sub have agreed to use their commercially reasonable efforts to take all actions necessary to obtain the financing consistent with the terms specified and described in the new commitment letters, including using commercially reasonable efforts to (1) maintain in effect the new commitment letters, (2) satisfy on a timely basis all terms, covenants and conditions applicable to Koosharem set forth in the new commitment letters, (3) enter into definitive agreements with respect thereto on or before the closing date of the merger on the terms and conditions contemplated by the new commitment letters, (4) consummate the financing at or prior to closing of the merger and (5) seek to enforce its rights under the new commitment letters. Koosharem and/or Merger Sub shall not amend or alter, or agree to amend or alter, any commitment letter in any manner that would prevent or materially impair or delay the consummation of the Merger without the prior written consent of Westaff.

        Westaff and its subsidiaries agree to take all actions necessary to remain in compliance with the terms and conditions of and continue in full force and effect its August 25, 2008 loan agreement with DelStaff and any extension or amendment thereof until such time as the transactions contemplated by the stock & note purchase agreement are consummated.

Disposition of Litigation

        In connection with any litigation which may be brought against Westaff or its directors or officers relating to the merger, Westaff has agreed to keep Koosharem and Merger Sub, and any counsel which Koosharem and Merger Sub may retain at their own expense, informed of the status of such litigation and will provide Koosharem's and Merger Sub's counsel the right to participate in the defense of such litigation to the extent Koosharem and Merger Sub are not otherwise a party thereto, and Westaff has agreed that it will not enter into any settlement or compromise of any such litigation without Koosharem's and Merger Sub's prior written consent, which consent will not be unreasonably withheld, delayed or conditioned.

Delisting

        Westaff, Koosharem and Merger Sub have agreed to cooperate with each other in taking, or causing to be taken, all actions necessary to delist Westaff common stock from NASDAQ and to terminate registration under the Exchange Act, provided that such delisting and termination will not be effective until after the effective time of the merger.

Conditions to the Merger

        The obligations of Westaff, Koosharem and Merger Sub to complete the merger are subject to the satisfaction of the following conditions:

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  Westaff's stockholders must have adopted the merger agreement; and

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  no statute, rule, regulation, judgment, writ, decree, order or injunction will have been promulgated, enacted, entered or enforced, and no other action will have been taken, by any court or governmental agency that in any of the foregoing cases has the effect of making illegal or directly or indirectly restraining or prohibiting the consummation of the merger.

        In addition, the obligation of Koosharem and Merger Sub to effect the merger is subject to the satisfaction or waiver of the following conditions:

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  Westaff's representations and warranties in the merger agreement regarding organization, capitalization, authority, control share acquisition and required stockholder votes must be true and correct as of the date of the merger agreement and as of the effective time of the merger as though made on and as of the effective time (except to the extent that any such representation and warranty expressly speaks as of a particular date or only with respect to a specific period of time, in which case such representation and warranty must be true and correct (ignoring any materiality or similar qualifiers) as of such earlier date or period of time);

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  Westaff's representations and warranties in the merger agreement other than those relating to regarding organization, capitalization, authority, control share acquisition and required stockholder votes must be true and correct at and as of the date of the merger agreement and as of the effective time of the merger (ignoring any materiality or similar qualifiers) as though made on and as of the effective time (except to the extent that any such representation and warranty expressly speaks as of a particular date or only with respect to a specific period of time, in which case such representation and warranty must be true and correct (ignoring any materiality or similar qualifiers) as of such earlier date or period of time), provided, however, that this condition will be deemed to have been satisfied even if Westaff's representations and warranties are not true and correct, unless the failure of such representations and warranties to be true and correct, individually or in the aggregate, would reasonably be expected to have, a material adverse effect on Westaff;

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  Westaff must have performed, in all material respects, all obligations required to be performed by it under the merger agreement;

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  Westaff must have delivered to Koosharem and Merger Sub a certificate of the Chief Executive Officer of Westaff certifying as to the satisfaction of the above three conditions;

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  Westaff must have obtained certain specified third party consents;

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  there must not be any litigation pending that is brought by a governmental entity that could reasonably be expected to enjoin, restrain or prohibit the consummation of the merger or that has had or could reasonably be expected to have a material adverse effect; and

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  Koosharem and Merger Sub must have received the aggregate amount of financing available pursuant to the commitment letters and no financing failure shall exist as of the effective time;

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  Westaff must provide to Koosharem and Merger Sub evidence acceptable to Koosharem and Merger Sub that Westaff, at the close of business on the business day immediately prior to the closing holds, in an account or accounts controlled by Westaff and not subject to any liens or other restrictions (subject to certain exceptions) an aggregate amount equal to $9.5 million in cash and/or securities issued or unconditionally guaranteed or insured by the United States government having maturities of not more than 12 months from the closing date;

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  Westaff must have delivered evidence of the termination of Westaff's governance agreement with DelStaff;

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  all of the conditions to closing the transactions under the stock & note purchase agreement shall have been satisfied, or waived;

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  no material adverse effect must have occurred since November 1, 2008; and

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  the aggregate number of shares of Westaff common stock that have elected to invoke dissenting rights shall be less than 15% of the total number of outstanding shares of Westaff common stock.

        In addition, Westaff's obligation to effect the merger is subject to the satisfaction or waiver of the following conditions:

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  Koosharem's and Merger Sub's representations and warranties in the merger agreement must be true and correct as of the date of the merger agreement and at and as of the effective time of the merger (ignoring any materiality or similar qualifiers) as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of particular date or only with respect to a specific period of time, in which case such representation and warranty must be true and correct (ignoring any materiality or similar qualifiers) as of such earlier date or period of time), provided, however, that this condition will be deemed to have been satisfied even if their representations and warranties are not true and correct, unless the failure of such representations and warranties to be true and correct, individually or in the aggregate, would reasonably be expected to have, a material adverse effect on the ability of Koosharem and Merger Sub to consummate the transactions contemplated by the merger agreement;

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  Koosharem and Merger Sub must have performed, in all material respects, all obligations required to be performed by them under the merger agreement at or prior to the effective time;

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  Koosharem and Merger Sub must have delivered to Westaff a certificate of an executive officer of Koosharem and Merger Sub certifying as to the satisfaction of the above two conditions; and

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  Koosharem and DelStaff must have closed the transactions contemplated by the stock & note purchase agreement.

Termination of the Merger Agreement

        The merger agreement may be terminated and the merger may be abandoned at any time before the effective time, whether before or after Westaff stockholders have adopted the merger agreement, as follows:

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  by mutual written consent of the boards of Koosharem, Merger Sub and Westaff;

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  by Koosharem, Merger Sub or Westaff if:

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  the merger is not consummated before the earlier of 10 days following the date of the special meeting to adopt the merger agreement is held or July 27, 2009, provided that no party may terminate the merger agreement pursuant to this provision if the failure of such party to perform any of its obligations under the merger agreement or the stock & note purchase agreement required to be performed by it has been the principal cause of or resulted in the failure of the merger not being consummated in the time period specified by the merger agreement;

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  a statute, rule, regulation or executive order has been enacted, entered or promulgated prohibiting the consummation of the merger, or any court of competent jurisdiction or a governmental entity has issued a final and non-appealable order, decree or ruling prohibiting the merger;

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  by Westaff, if Koosharem or Merger Sub has breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in the merger agreement, which breach would result in a failure to perform the conditions to the obligation of Westaff to effect the merger and cannot be cured by the earlier of 10 days following the date of the special meeting to adopt the merger agreement is held or July 27, 2009, provided Westaff has given Koosharem and Merger Sub at least 10 days' written notice of its intent to terminate the merger agreement and the basis for such termination;

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  by Koosharem and Merger Sub, if Westaff has breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in the merger agreement, which breach would result in a failure to perform the conditions to the obligation of Koosharem and Merger Sub to effect the merger and cannot be cured by the earlier of 10 days following the date of the special meeting to adopt the merger agreement is held or July 27, 2009, provided Koosharem and Merger Sub have given Westaff at least 10 days' written notice of its intent to terminate the merger agreement and the basis for such termination;

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  by Koosharem and Merger Sub or Westaff, if, at the special meeting to adopt the merger agreement (including any adjournment, continuation or postponement thereof), the approval of the merger agreement by Westaff's stockholders is not obtained; except that this right to terminate the merger agreement will not be available to Westaff where the failure to obtain stockholder approval is caused by the action or failure to act of Westaff and such action or failure to act constitutes a material breach by Westaff of the merger agreement or a material breach of the stock & note purchase agreement by DelStaff;

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  by Koosharem and Merger Sub, if Westaff's board of directors withdraws or modifies its approval or recommendation of the merger or the merger agreement, or Westaff's board of directors has approved or recommended a competing acquisition proposal or Westaff fails to call or hold the special meeting to adopt the merger agreement within 45 days after the proxy statement is cleared by the SEC; or

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  by Westaff, if (1) (A) any of the commitment letters expires or is terminated for any reason and (B) Koosharem is unable to obtain new commitment letters within 21 days of expiration or termination, or (2) the financing closing condition cannot be satisfied for any reason within 10 days after adoption of the merger agreement by Westaff's stockholders;

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  by Westaff, if (1) Koosharem does not deliver the aggregated commitment letter by February 18, 2009, or (2) on the date the aggregated commitment letter is delivered, the representations and warranties of Koosharem and Merger Sub regarding financing are not true and correct in all material respects with respect to the aggregated commitment letter as though it were the subject of such representations and warranties; provided that this right to terminate the merger agreement will expire on the date that the aggregated commitment letter is delivered; or

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  by Koosharem and Merger Sub, if any lender under the financing agreement shall exercise any material remedies available to such lender under the financing agreement by reason of an event of default and shall not have desisted from exercising such remedy within five days thereafter.

Effect of Termination

        In the event of termination of the merger agreement as described above in "Termination of the Merger Agreement," the merger agreement will terminate (except for certain specified provisions), without any liability on the part of any party or its directors, officers or stockholders, except to the extent that such termination results from the willful and material breach by a party of any of its representations, warranties, covenants or agreements set forth in the merger agreement, in which case such breaching party will be fully liable for any and all liabilities, damages and expenses incurred or suffered by the other party (including reasonable attorneys' fees) as a result of such breach. No termination of the merger agreement will affect the obligations of the parties contained in the

Confidentiality Agreement, all of which obligations will survive termination of the merger agreement in accordance with their terms.

Termination Fees

        Westaff has agreed to pay Koosharem a $2 million termination fee:

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  if (i) Koosharem terminates the merger agreement as a result of the merger not being consummated on or before the earlier of 10 days following the special meeting to adopt the merger agreement or July 27, 2009 (so long as any failure of Koosharem to perform the merger agreement is not the principal cause of or resulted in the failure of the merger to be consummated prior to such date), and (ii) all of the conditions to Westaff's obligation to close have been satisfied; or

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  if (i) a public proposal from a third party relating to any alternative business combination transaction is received, (ii) the merger agreement is thereafter terminated either (A) by any party as a result of the merger not being consummated on or before the earlier of 10 days following the special meeting to adopt the merger agreement or July 27, 2009 (so long as any failure of the party choosing to terminate the merger agreement to perform the merger agreement is not the principal cause of or resulted in the failure of the merger to be consummated prior to such date) or (B) by Koosharem and Merger Sub or by Westaff because Westaff's stockholders fail to adopt the merger agreement at the special meeting, and (iii) a business combination transaction involving Westaff is consummated, or entered into (and subsequently consummated), within nine months of such termination; or

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  if Koosharem and Merger Sub terminate the merger agreement as a result of Westaff's board of directors withdrawing or modifying its approval or recommendation of the merger or the merger agreement, or Westaff's board of directors approving or recommending a competing acquisition proposal or Westaff's failure to call or hold the special meeting to adopt the merger agreement within 45 days after the proxy statement is cleared by the SEC.

        Koosharem has agreed to pay Westaff a $2 million termination fee:

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  if (i) Westaff terminates the merger agreement as a result of the merger not being consummated on or before the earlier of 10 days following the special meeting to adopt the merger agreement or July 27, 2009 (so long as any failure of Westaff to perform the merger agreement is not the principal cause of or resulted in the failure of the merger to be consummated prior to such date), and (ii) all of the conditions to Koosharem's and Merger Sub's obligation to close (other than the financing condition) have been satisfied;

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  if (i) Westaff terminates the merger agreement as a result of any of the commitment letters expiring or terminating and (ii) Koosharem is unable to obtain new commitment letters within 21 days of such expiration or termination; or

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  if Westaff terminates the merger agreement as a result of Koosharem's and Merger Sub's failure to receive the financing pursuant to the commitment letters within 10 days after Westaff's stockholders adopt the merger agreement at the special meeting.

Amendment

        The parties may amend the merger agreement at any time before the effective time of the merger, provided that after stockholder approval has been obtained, the parties may not amend the merger agreement which would reduce the amount or change the type of consideration into which each share of Westaff common stock will be converted upon consummation of the merger.

 Waiver

        At any time before the effective time of the merger, any party to the merger agreement may, to the extent legally allowed, (1) extend the time for the performance of any obligation or other acts required by the merger agreement, (2) waive any inaccuracy in the representations and warranties contained in the merger agreement or in any document delivered pursuant to the merger agreement, and (3) waive compliance with any agreement or condition contained in the merger agreement for the benefit of such person. Any extension or waiver must be set forth in writing. The failure or delay of any party to assert any of its rights under the merger agreement will not constitute a waiver of those rights and single or partial exercise of rights does not preclude further exercise of any right.

Governing Law

        The merger agreement is governed by Delaware law.

Assignment

        The merger agreement may not be assigned by operation of law or otherwise, except that, with the prior written consent of Westaff (which consent will not be unreasonably withheld), Merger Sub may assign all or any of its rights and obligations under the merger agreement to an affiliate of Merger Sub, provided that no such assignment will relieve the assigning party of its obligations under the merger agreement.

Specific Performance

        The parties have agreed that irreparable damages would occur if any of the provisions of the merger agreement were not performed in accordance with their specific terms by the other parties or were otherwise breached by the other parties. Accordingly, the parties have agreed that each party will be entitled to injunctions to prevent breaches of the merger agreement by the other parties and to enforce specifically the terms and provisions of the merger agreement against the other parties, in addition to any other remedy to which any party is entitled at law or in equity. Notwithstanding the foregoing, Westaff has agreed that it will not be entitled to an injunction to prevent any breaches of the merger agreement or any financing commitment letter by Koosharem, Merger Sub or the financing lenders or to enforce specifically the terms and provisions of the merger agreement, any financing commitment letter or otherwise to obtain any equitable relief or remedy against Koosharem, Merger Sub or the financing lenders in the event of a financing failure, regardless of its cause, and that Westaff's sole and exclusive remedy for any such breach will be the termination fees set forth in the merger agreement.

THE STOCK & NOTE PURCHASE AGREEMENT

        This section of the proxy statement describes certain material provisions of the stock & note purchase agreement, but it may not contain all of the information about the stock & purchase agreement that is important to you. A copy of the stock & note purchase agreement is attached as Annex B to this proxy statement and is incorporated into this proxy statement by reference. We encourage you to carefully read the stock & note purchase agreement in its entirety. The copy of the stock & note purchase agreement has been attached as Annex B to this proxy statement to provide you with information regarding its terms. Except for its status as a legal document governing the contractual rights among the parties thereto, the stock & note purchase agreement is not intended to provide any factual, business or operational information about the parties to the stock & note purchase agreement or Westaff. The stock & note purchase agreement contains representations and warranties that the parties thereto made to and solely for the benefit of the other parties thereto. The assertions embodied in such representations and warranties are qualified by information contained in confidential disclosure letters that the parties exchanged in connection with the execution of the stock & note purchase agreement. Accordingly, you should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of the date of the stock & note purchase agreement and are modified in important part by the underlying disclosure letters. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the stock & note purchase agreement, which subsequent information may or may not be fully reflected in Westaff's public disclosures.

 General

        As a condition of, and in consideration for, Koosharem and Merger Sub entering into the merger agreement, DelStaff entered into a stock & note purchase agreement, dated as of January 28, 2009, with Koosharem, pursuant to which, and subject to the terms and conditions of which, immediately prior to the merger, DelStaff will sell to Koosharem all of the shares of common stock of Westaff that it holds (8,262,696 shares, representing approximately 49.5% of the total number of shares of Westaff common stock currently outstanding) together with up to approximately $3 million in outstanding subordinated loans previously advanced from DelStaff to Westaff in exchange for first lien debt of Koosharem bearing a face amount of approximately $43 million. Pursuant to the stock & note purchase agreement, DelStaff has also agreed to vote the shares of common stock of Westaff it owns in favor of the merger and, subject to certain limitations, against any alternative transaction proposal. In addition, DelStaff is prohibited from transferring the shares of common stock of Westaff it owns in any way that would result in DelStaff's inability to vote its shares of common stock of Westaff in accordance with the stock & note purchase agreement.

Stock & Note Purchase

        Koosharem will issue first lien debt under its credit facility to DelStaff in consideration for the purchase of the shares of common stock of Westaff that DelStaff owns and its interest in certain subordinated loans made to Westaff. Under the terms of the stock & note purchase agreement, Koosharem will take the actions necessary to have DelStaff become a lender under its credit facility in connection with the closing of the stock & note purchase. DelStaff will be deemed to make a term loan to Koosharem under the credit facility in the amount of the consideration to be paid. The total face amount of first lien debt to be paid for the 8,262,696 shares of common stock of Westaff held by DelStaff will be $40 million. The total face amount of first lien debt to be paid for the subordinated notes held by DelStaff issued pursuant to the August 25, 2008 loan agreement will not exceed $3 million, the total amount that Westaff is permitted to borrow under its August 25, 2008 loan agreement with DelStaff.

Representations and Warranties

        DelStaff made representations and warranties to Koosharem regarding, among other things:

  •
  unencumbered ownership and free transferability of the shares and notes;

  •
  due right, power and authority to sell the shares and notes;

  •
  absence of conflicts with, or violations of, applicable law, existing contracts, regulatory requirements or other obligations as a result of the execution, delivery and performance of the stock & note purchase agreement and the consummation of the transactions contemplated by the stock & note purchase agreement;

  •
  authorization, execution, delivery and the enforceability of the stock & note purchase agreement;

  •
  absence of conflicts with, or violations of, organizational documents or other obligations as a result of the execution and delivery of the stock & note purchase agreement and the consummation of the transactions contemplated by the stock & note purchase agreement;

  •
  enforceability; and

  •
  DelStaff's status as a sophisticated investor which has been provided with adequate information.

        In addition, Koosharem made representations and warranties to DelStaff regarding, among other things:

  •
  due right, power and authority to purchase the shares and notes;

  •
  absence of conflicts with, or violations of, applicable law, existing contracts, regulatory requirements or other obligations as a result of the execution, delivery and performance of the stock & note purchase agreement and the consummation of the transactions contemplated by the stock & note purchase agreement;

  •
  authorization, execution, delivery and the enforceability of the stock & note purchase agreement;

  •
  absence of conflicts with, or violations of, organizational documents or other obligations as a result of the execution and delivery of the stock & note purchase agreement and the consummation of the transactions contemplated by the stock & note purchase agreement;

  •
  enforceability;

  •
  Koosharem's status as a sophisticated investor which has been provided with adequate information;

  •
  survival of the representations and warranties contained in Koosharem's credit facility and the extension of certain of those representations to DelStaff; and

  •
  no defaults under Koosharem's credit facility.

Voting Covenants

        DelStaff has agreed, among other things, to vote its shares of common stock of Westaff (which, as of the date of this proxy statement, represents approximately 49.5% of Westaff common stock outstanding) in favor of the adoption of the merger agreement, including the merger, at any meeting of Westaff's stockholders at which such matter is considered, and at every adjournment or postponement thereof, and against any acquisition proposal as described above under "The Merger Agreement—Acquisition Proposals." DelStaff has agreed not to enter into any agreement or commitment with any person the effect of which would be inconsistent with or violative of such provisions. In the event that the board of directors of Westaff changes its recommendation with respect to the merger as described above under "The Merger—Recommendation of the Special Committee and the Board of Directors and their Reasons for the Merger," DelStaff is obligated to vote 6,100,000 shares of common stock of Westaff in favor of the merger, and is free to vote the remainder of its shares as it sees fit.

Restrictions on Transfer and Other Voting Arrangements

        DelStaff also agreed not to, directly or indirectly, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any agreement, option or other arrangement with respect to, or consent to a transfer of, or reduce its risk in a constructive sale with respect to any of its shares other than pursuant to the terms of the merger agreement. A constructive sale means a short sale with respect to any of the shares covered by the stock & note purchase agreement, entering into or acquiring an offsetting derivative contract with respect to any of those shares, entering into or acquiring a futures or forward contract to deliver any of those shares, or entering into any other or derivate transaction that has the effect of materially changing the economic benefits and risk of ownership. DelStaff also agreed not to, directly or indirectly, grant any proxies, deposit any of its shares into any voting trust, or enter into any voting arrangement with respect to any of its shares (other than in a manner consistent with its voting obligations described above). DelStaff further agreed not to take any action that may reasonably be expected to have the effect of preventing, impeding, interfering with or adversely affecting its ability to perform its obligations under the stock & note purchase agreement.

Non-solicitation

        DelStaff has agreed not to make or participate in, directly or indirectly, a "solicitation" (as that term is used in the rules of the SEC) of proxies or powers of attorney or similar rights to vote shares of common stock of Westaff.

Certain Other Covenants

        Among other things, DelStaff has agreed to terminate its rights under the governance agreement, dated as of April 30, 2007, by and among Westaff, Michael T. Willis and W. Robert Stover, as amended by Amendment No. 1, dated as of June 2007, and Amendment No. 2, dated as of January 2008, both amendments by and among Westaff and DelStaff, as of the Closing Date. In addition, Koosharem has agreed to deliver to DelStaff copies of financial statements that are required to be provided pursuant to Koosharem's credit facility. Both DelStaff and Koosharem have agreed to use commercially reasonable efforts to make effective the transactions contemplated by the stock & note purchase agreement and merger agreement, while DelStaff also agreed to take all commercially reasonable actions necessary to comply with its August 25, 2008 loan agreement with Westaff.

Conditions to Close

        Koosharem's obligation to close the transactions contemplated by the stock & note purchase agreement is subject to the satisfaction of certain conditions, including:

  •
  performance and compliance of all obligations of DelStaff required prior to closing;

  •
  satisfaction or waiver of all of the conditions of closing set forth in Article VI of the merger agreement (other than requirement of consummation of transactions contemplated by the stock & note purchase agreement);

  •
  representations and warranties of DelStaff that are subject to materiality limitations shall be true and other representations and warranties shall be true in all material respects as if they were made on the closing date (unless they speak of a different date);

  •
  absence of any injunction or other decree prohibiting closing;

  •
  absence of any suit, action or proceeding by and governmental entity that could reasonably be expected to frustrate the transactions contemplated by the stock & note purchase agreement or have a material adverse effect on Westaff;

  •
  termination of the governance agreement; and

  •
  absence of default under Koosharem's credit facility due to the consummation of the transactions contemplated by the stock & note purchase agreement.

        DelStaff's obligation to close the transactions contemplated by the stock & note purchase agreement is subject to the satisfaction of certain conditions, including:

  •
  performance and compliance of all obligations of Koosharem required prior to closing;

  •
  representations and warranties of Koosharem that are subject to materiality limitations shall be true and other representations and warranties shall be true in all material respects as if they were made on the closing date (unless they speak of a different date);

  •
  satisfaction or waiver of all of the conditions of closing set forth in Article VI of the merger agreement (other than requirement of consummation of transactions contemplated by the stock & note purchase agreement);

  •
  absence of any injunction or other decree prohibiting closing; and

  •
  absence of any suit, action or proceeding by and governmental entity that could reasonably be expected to frustrate the transactions contemplated by the stock & note purchase agreement or have a material adverse effect on Westaff.

Waiver of Appraisal Rights

        To the extent permitted by applicable law, DelStaff has agreed to waive any rights of appraisal or rights to dissent from the merger that it may have under applicable law.

Termination

        The stock & note purchase agreement will terminate upon the termination of the merger agreement in accordance with its terms.

Indemnification

        Koosharem and DelStaff have agreed to indemnify each other for damages incurred as a result of a breach of the stock & note purchase agreement. The maximum amount of damages for which either party may be liable, for indemnification claims or otherwise, is $2 million.

LETTER OF UNDERTAKING FROM DELSTAFF TO THE SPECIAL COMMITTEE

        This section of the proxy statement describes certain material provisions of the Letter of Undertaking, but it may not contain all of the information about the Letter of Undertaking that is important to you. A copy of the Letter of Undertaking is attached as Annex C to this proxy statement and is incorporated into this proxy statement by reference. We encourage you to carefully read the Letter of Undertaking in its entirety.

        Concurrently with the execution of the merger agreement and the stock & note purchase agreement, DelStaff delivered to the special committee a signed letter of undertaking for the benefit of Westaff and its public shareholders, committing DelStaff to use its commercially reasonable efforts to take all lawful actions and to do all lawful things necessary to cause the transactions contemplated by the stock & note purchase agreement to occur on or before the time immediately prior to the completion of the merger.

ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETING

        The special meeting may be adjourned or postponed for the purpose of soliciting additional proxies. Any adjournment or postponement may be made without notice, other than by an announcement made at the special meeting of the time, date and place of the adjourned or postponed meeting. If a quorum is not present, holders of a majority of the shares of Westaff common stock present in person or represented by proxy at the special meeting and entitled to vote thereat may adjourn or postpone the special meeting. If no instructions are indicated on your proxy card, your shares of Westaff common stock will be voted "FOR" any adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies. Any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies will allow our stockholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as adjourned or postponed.

APPRAISAL RIGHTS

        The discussion of the provisions set forth below is not a complete summary regarding your appraisal rights under Delaware law and is qualified in its entirety by reference to the text of Section 262 of the DGCL , a copy of which is attached to this proxy statement as Annex E. Stockholders intending to exercise appraisal rights should carefully review Annex E. Failure to follow any of the statutory procedures precisely may result in a termination or waiver of these rights.

        If the Merger is consummated, dissenting holders of Westaff common stock who follow the procedures specified in Section 262 of the DGCL within the appropriate time periods will be entitled to have their shares of Westaff common stock appraised by the Delaware Court of Chancery (the "Court") and to receive the "fair value" of such shares in cash as determined by the Delaware Court of Chancery, together with a fair rate of interest, if any, to be paid on the amount determined to be the fair value, in lieu of the consideration that such stockholder would otherwise be entitled to receive pursuant to the merger agreement.

        The following is a brief summary of Section 262, which sets forth the procedures for dissenting from the Merger and demanding and perfecting appraisal rights. Failure to follow the procedures set forth in Section 262 precisely could result in the loss of appraisal rights. Under Section 262, where a merger is to be submitted for approval at a meeting of stockholders, such as the special meeting, not less than 20 days prior to the meeting a constituent corporation must notify each of its holders of its stock for whom appraisal rights are available that such appraisal rights are available and include in each such notice a copy of Section 262. This proxy statement constitutes such notice to holders of Westaff common stock concerning the availability of appraisal rights under Section 262. A stockholder of record wishing to assert appraisal rights must hold the shares of stock on the date of making a demand for appraisal rights with respect to such shares and must continuously hold such shares through the effective time of the Merger.

        Stockholders who desire to exercise their appraisal rights must satisfy all of the conditions of Section 262. A written demand for appraisal of shares must be filed with us before the special meeting. This written demand for appraisal of shares must be in addition to and separate from a vote against the adoption of the merger agreement, or an abstention or failure to vote for the adoption of the merger agreement. Stockholders electing to exercise their appraisal rights must not vote "FOR" the adoption of the merger agreement. Any proxy or vote against the Merger will not constitute a demand for appraisal within the meaning of Section 262.

        A demand for appraisal must be executed by or for the stockholder of record, fully and correctly, as such stockholder's name appears on the share certificate. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, the demand must be executed by or for the record owner. If the shares are owned by or for more than one person, as in a joint tenancy or tenancy in common, the demand must be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in exercising the demand, he is acting as agent for the record owner or owners. A person having a beneficial interest in Westaff common stock held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps summarized herein and in a timely manner to perfect whatever appraisal rights the beneficial owner may have. If common stock is held through a broker who in turn holds the common stock through a central securities depository nominee such as Cede & Co., a demand for appraisal of such common stock must be made by or on behalf of the depository nominee and must identify the depository nominee as record holder.

        A stockholder who elects to exercise appraisal rights should mail or deliver the required written demand to us at Westaff, Inc., 298 North Wiget Lane, Walnut Creek, California 94598-2453, Attention: [

    •    ]. The demand must reasonably inform us of the identity of the holder as well as the holder's intention to demand an appraisal of the "fair value" of the shares held by the holder. A stockholder's failure to make the written demand prior to the taking of the vote on the adoption of the merger agreement at the special meeting will constitute a waiver of appraisal rights. Within 10 days after the effective time of the Merger, we must provide notice of the effective time of the Merger to all of our stockholders who have complied with Section 262 and have not voted for the adoption of the merger agreement.

        Within 120 days after the effective time of the Merger (but not thereafter), any stockholder who has satisfied the requirements of entitlement to perfection of appraisal rights will be entitled, upon written request, to receive from us a statement listing the aggregate number of shares not voted in favor of the Merger and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. The statement must be mailed within 10 days after a written request therefor has been received by us or within 10 days after the expiration of the period for delivery of demands for appraisal, whichever is later. A person who is the beneficial owner of shares of common stock held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, request from us the statement described in this paragraph.

        Within 120 days after the effective time of the Merger (but not thereafter), either we or any stockholder who has complied with the required conditions of Section 262 and who is otherwise entitled to appraisal rights may commence an appraisal proceeding by filing a petition in the Court demanding a determination of the fair value of the shares of Westaff common stock owned by stockholders entitled to appraisal rights. We have no obligation or present intention to file such a petition if demand for appraisal is made, and holders should not assume that we will file a petition. Accordingly, it is the obligation of the holders of common stock to initiate all necessary action to perfect their appraisal rights in respect of shares of common stock within the time prescribed in Section 262. A person who is the beneficial owner of shares of common stock held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file such a petition.

        Upon the filing of any petition by a stockholder in accordance with Section 262, service of a copy must be made upon us. We must, within 20 days after service, file in the office of the Register in Chancery in which the petition was filed, a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom we have not reached agreements as to the value of their shares. The Court may require the stockholders who have demanded an appraisal for their shares (and who hold stock represented by certificates) to submit their stock certificates to the Register in Chancery for notation of the pendency of the appraisal proceedings and the Court may dismiss the proceedings as to any stockholder that fails to comply with such direction.

        After notice to the stockholders as required by the Court, the Court is empowered to conduct a hearing on the petition to determine those stockholders who have complied with Section 262 and who have become entitled to appraisal rights thereunder. After the Court determines the holders of common stock entitled to appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court, including any rules specifically governing appraisal proceedings. Through such proceeding, the Court shall determine the "fair value" of the shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the Merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the Merger and the date of payment of the judgment.

        In determining fair value, the Court will take into account all relevant factors. In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods that are generally considered acceptable in the financial community and otherwise admissible in court" should be considered, and that "fair price obviously requires consideration of all relevant factors involving the value of a company." The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger." In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a "narrow exclusion [that] does not encompass known elements of value," but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered." Stockholders considering seeking appraisal of their shares should note that the fair value of their shares determined under Section 262 could be more, or less than, or equal to, the consideration they would receive pursuant to the merger agreement if they did not seek appraisal of their shares. Although we believe that the merger consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Court.

        The costs of the appraisal proceeding (which do not include attorneys' fees or the fees and expenses of experts) may be determined by the Court and taxed against the parties as the Court deems equitable under the circumstances. Upon application of a dissenting stockholder, the Court may order all or a portion of the expenses incurred by any dissenting stockholder in connection with the appraisal proceeding, including reasonable attorneys' fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal. In the absence of a determination or assessment, each party bears his, her or its own expenses. The exchange of shares for cash pursuant to the exercise of appraisal rights generally will be a taxable transaction for United States federal income tax purposes and possibly state, local and foreign income tax purposes as well. See "The Merger—Material U.S. Federal Income Tax Consequences of the Merger" beginning on page 46.

        Any stockholder who has duly demanded appraisal in compliance with Section 262 will not, after the effective time of the Merger, be entitled to vote for any purpose the shares subject to demand or to receive payment of dividends or other distributions on such shares, except for dividends or distributions payable to stockholders of record at a date prior to the effective time of the Merger.

        At any time within 60 days after the effective time of the Merger, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party will have the right to withdraw his, her or its demand for appraisal and to accept the terms offered in the merger agreement. After this period, a stockholder may withdraw his, her or its demand for appraisal and receive payment for his, her or its shares as provided in the merger agreement only with our consent. No appraisal proceeding in the Court will be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however, that any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw his, her or its demand for appraisal and accept the merger consideration offered pursuant to the merger agreement within 60 days after the effective time of the Merger. If we do not approve a request to withdraw a demand for appraisal when that approval is required, or, except with respect to any stockholder who withdraws such stockholder's right to appraisal in accordance with the proviso in the immediately preceding sentence, if the Court does not approve the dismissal of an appraisal proceeding, the stockholder will be entitled to receive only the appraised value determined in any such appraisal proceeding, which value could be more or less than, or equal to, the consideration being offered pursuant to the merger agreement. If no petition for appraisal is filed with the court within 120 days after the effective time of the Merger, stockholders' rights to appraisal (if available) will cease. Inasmuch as we have no obligation to file such a petition, any stockholder who desires a petition to be filed is advised to file it on a timely basis.

        Failure by any stockholder to comply fully with the procedures of Section 262 of the DGCL (as reproduced in Annex E to this proxy statement) may result in termination of such stockholder's appraisal rights. In view of the complexity of Section 262, stockholders of Westaff who may wish to dissent from the Merger and pursue appraisal rights should consult their legal advisors.

MARKET PRICE DATA AND DIVIDEND INFORMATION

        Westaff common stock has been included for quotation in NASDAQ under the symbol "WSTF" since April 30, 1996. The following table sets forth, for the periods indicated, the high and low closing sales prices of Westaff common stock as reported on NASDAQ.

	High		Low
Fiscal 2007:
First Quarter ended January 20, 2007		$5.73		$4.15
Second Quarter ended April 14, 2007		$5.91		$4.74
Third Quarter ended July 7, 2007		$5.71		$4.24
Fourth Quarter ended November 3, 2007		$5.18		$3.47
Fiscal 2008:
First Quarter ended January 26, 2008		$4.23		$3.52
Second Quarter ended April 19, 2008		$4.11		$2.00
Third Quarter ended July 12, 2008		$2.15		$1.02
Fourth Quarter ended November 1, 2008		$1.16		$0.23
Fiscal 2009:
First Quarter ended January 24, 2009		$0.92		$0.36
Second Quarter ended [•] (through [•])	$	[•]	$	[•]

        On January 28, 2009, the last trading day before the public announcement of the merger agreement, the closing sale price for Westaff common stock as reported on NASDAQ was $0.73 per share. On [    •    ], 2009, the last practicable trading day before the mailing of this proxy statement, the closing sale price for Westaff common stock as reported on NASDAQ was $[    •    ] per share. You are encouraged to obtain a current market quotation for Westaff common stock before making any decision with respect to the merger. As of [    •    ], 2009, there were an estimated [    •    ] stockholders of Westaff common stock (of which, [    •    ] are holders of record).

        Westaff did not declare or pay dividends during fiscal years 2006, 2007 and 2008. Westaff does not currently intend on declaring a dividend. Westaff's current credit facilities prohibit the payment of dividends and, under the merger agreement, Westaff has agreed not to pay any cash dividends on its capital stock before the closing of the merger or the termination of the merger agreement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the beneficial ownership of Westaff common stock as of February 10, 2009 for (1) all persons who are known to Westaff to be beneficial owners of 5% or more of the outstanding shares of Westaff common stock, (2) each of Westaff's directors, (3) Westaff's named executive officers and (4) all of Westaff's directors and executive officers as a group. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws, where applicable.

Unless otherwise noted, the address of each person identified below is c/o Westaff, Inc., 298 North Wiget Lane, Walnut Creek, California 94598-2453. The information set forth in the table below is as of February 10, 2009.

Name and Address of Beneficial Owner	Number of Shares Owned	Number of Shares with Right to Acquire	Total Shares Beneficially Owned	Percent of Outstanding Shares
5% Stockholders:
DelStaff, LLC(1) H.I.G. Staffing 2007, Ltd. H.I.G. Capital Partners III, L.P. H.I.G. Advisors III, L.L.C. H.I.G.-GPII, Inc.	8,262,696	0	8,262,696	49.5%
Sami W. Mnaymneh Anthony A. Tamer 1001 Brickell Bay Drive, 27th Floor Miami, FL 33131
Sorensen Trust(2) D. Stephen Sorensen Shannon P. Sorensen Koosharem Corporation	2,032,903	0	2,032,903	12.17%
3820 State Street Santa Barbara, CA 93105
Auber Investments Ltd. (3) Prince Resources LDC Prince Capital Partners LLC David Mayer	1,500,000	0	1,500,000	8.98%
2 Grand Central Tower 140 East 45th Street, 28th Floor New York, NY 10017
Directors and Named Executive Officers:
Gerald E. Wedren(4)	—	6,000	6,000	*
Ronald D. Stevens(5)	—	21,000	21,000	*
John G. Ball(6)	—	6,000	6,000	*
Janet M. Brady(7)	—	21,000	21,000	*
John R. Black(8)	8,262,696	—	8,262,696	49.5%
Michael R. Phillips(9)	8,262,696	—	8,262,696	49.5%
Michael T. Willis(10)	8,262,696	100,000	8,362,696	50%
Don K. Rice(11)	—	3,000	3,000	*
Walter W. Macauley(12)	—	6,000	6,000	*
Stephen J. Russo(13)	—	150,000	150,000	*
Christa C. Leonard(14)	—	100,000	100,000	*
Kristi K. Kennedy(15)	—	137,500	137,500	*
Sean Wong(16)	—	75,000	75,000	*
Dawn M. Jaffray(17)	—	—	—	—
Jeffrey A. Elias(18)	—	—	—	—
All directors and executive officers as a group:			10,921,099	65.4%

*
Represents less than 1%

(1)
Security ownership information for the beneficial ownership is taken from the Form SC 13D filed with the SEC on March 13, 2007. H.I.G. Staffing 2007, Ltd. ("HIG Staffing"), a member of DelStaff, owns a majority of the outstanding common units of DelStaff and thus may be deemed to indirectly have sole power to direct the voting and disposition of the shares held by DelStaff. H.I.G. Capital Partners III, L.P. ("HIG Capital Partners") owns a majority of the outstanding common stock of HIG Staffing and thus may be deemed to indirectly have sole power to direct the voting and disposition of the shares held by DelStaff. H.I.G. Advisors III, L.L.C. ("HIG Advisors") is the general partner of HIG Capital Partners and thus may be deemed to indirectly have sole power to direct the voting and disposition of the shares held by DelStaff. H.I.G.-GPII, Inc. ("HIG GP") is the manager of HIG Advisors and thus may be deemed to indirectly have sole power to direct the voting and disposition of the shares held by DelStaff. Messrs. Mnaymneh and Tamer control HIG GP and thus may be deemed to indirectly share power to direct the voting and disposition of the shares held by DelStaff. Messrs. Mnaymneh and Tamer each disclaims beneficial ownership of such shares.

(2)
Security ownership information for the beneficial ownership is taken from the Form SC 13D/A filed with the SEC on February 2, 2009, but excludes the 8,262,696 shares of Westaff common stock reported as beneficially owned by Koosharem in such Form SC 13D/A. Subject to the terms and conditions of the stock & note purchase agreement, dated as of January 28, 2009, the excluded 8,262,696 shares of Westaff common stock will be sold by DelStaff to Koosharem immediately prior to the consummation of the merger.

(3)
Security ownership information for the beneficial ownership is taken from the Form SC 13G/A filed with the Securities and Exchange Commission, or SEC, on January 26, 2009.

(4)
Includes unexercised options to purchase 6,000 shares of Westaff common stock beneficially owned by Mr. Wedren under the 2006 Stock Incentive Plan.

(5)
Includes unexercised options to purchase 21,000 shares of Westaff common stock beneficially owned by Mr. Stevens under the 1996 Stock Option/Stock Issuance Plan and 2006 Stock Incentive Plan.

(6)
Includes unexercised options to purchase 6,,000 shares of Westaff common stock beneficially owned by Mr. Ball under the 2006 Stock Incentive Plan.

(7)
Includes unexercised options to purchase 21,000 shares of Westaff common stock beneficially owned by Ms. Brady under the 1996 Stock Option/Stock Issuance Plan and 2006 Stock Incentive Plan.

(8)
Mr. Black is a manager of DelStaff and a Managing Director of H.I.G. Capital, L.L.C., an affiliate of DelStaff, and, as such, may be deemed to beneficially own shares of common stock of the Company held by DelStaff. Mr. Black disclaims beneficial ownership of such shares. Mr. Black's address is 855 Boylston Street, 11th Floor, Boston, Massachusetts 02116.

(9)
Mr. Phillips is a manager of DelStaff and a Principal of H.I.G. Capital, L.L.C, an affiliate of DelStaff, and, as such, may be deemed to beneficially own shares of common stock of the Company held by DelStaff. Mr. Phillips disclaims beneficial ownership of such shares. Mr. Phillips' address is 855 Boylston Street, 11th Floor, Boston, Massachusetts 02116.

(10)
Mr. Willis is a manager and member of DelStaff and, as such, may be deemed to beneficially own shares of common stock of the Company held by DelStaff. Mr. Willis disclaims beneficial ownership of disclaims beneficial ownership of such shares. Mr. Willis' address is 1400 Post Oak Boulevard, Suite 200, Houston, Texas 77056. Includes unexercised options to purchase 100,000 shares of Westaff common stock beneficially owned by Mr. Willis under the 2006 Stock Incentive Plan.

(11)
Includes unexercised options to purchase 3,000 shares of Westaff common stock beneficially owned by Mr. Rice under the 2006 Stock Incentive Plan.

(12)
Includes unexercised options to purchase 6,000 shares of Westaff common stock beneficially owned by Mr. Macauley under the 2006 Stock Incentive Plan.

(13)
Includes unexercised options to purchase 150,000 shares of Westaff common stock beneficially owned by Mr. Russo under the 2006 Stock Incentive Plan.

(14)
Includes unexercised options to purchase 100,000 shares of Westaff common stock beneficially owned by Ms. Leonard under the 2006 Stock Incentive Plan.

(15)
Includes unexercised options to purchase 125,000 shares of Westaff common stock beneficially owned by Ms. Kennedy under the 2006 Stock Incentive Plan and 12,500 shares of Westaff common stock beneficially owned by Ms. Kennedy under the Restricted Stock Unit Award Agreement.

(16)
Includes unexercised options to purchase 75,000 shares of Westaff common stock beneficially owned by Mr. Wong under the 2006 Stock Incentive Plan.

(17)
Ms. Jaffray resigned as our Senior Vice President, Chief Financial Officer effective May 12, 2008.

(18)
Mr. Elias resigned as Senior Vice President, Corporate Services, effective May 22, 2008.

MULTIPLE STOCKHOLDERS SHARING ONE ADDRESS

        In accordance with Rule 14a-3(e)(1) under the Exchange Act, we are sending only one copy of this proxy statement to stockholders who share the same last name and address unless they have notified us that they wish to continue receiving multiple copies. This practice, known as "householding," is designed to reduce duplicate mailings and save printing and postage costs as well as natural resources.

        If you received a householded mailing this year and you would like to have additional copies mailed to you or you would like to opt out of this practice for future mailings, please submit your request to Westaff, Inc., 298 North Wiget Lane, Walnut Creek, California 94598-2453, Attention: [    •    ], Telephone: [    •    ]. You may also contact us if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

        If the merger is completed, Westaff does not expect to hold an annual meeting of stockholders in 2009. If the merger is not completed, stockholders will continue to be entitled to attend and participate in Westaff's stockholder meetings and Westaff intends on holding a 2009 annual meeting of stockholders.

        Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at our 2009 annual meeting of stockholders, if held, must have been received by the Secretary of Westaff, 298 North Wiget Lane, Walnut Creek, California 94598-2453 not later than [    •    ] in order to be considered for inclusion in Westaff's proxy materials for that meeting.

        Westaff's Bylaws currently in effect provide that any stockholder wishing to present business or a nomination for the office of director at an annual meeting of stockholders must do so in writing delivered in the designated time periods to the Secretary of Westaff. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of Westaff not later than the close of business on the sixtieth (60th) day nor earlier than the close of business on the ninetieth (90th) day prior to the first anniversary of the preceding year's annual meeting, subject to certain provisions in Westaff's Bylaws currently in effect (for the 2009 annual meeting of stockholders, not later than February 18, 2009 and not earlier than January 19, 2009). Such written notice must also meet other requirements detailed in the Bylaws. For further details as to the timing and requirements of advanced written notice of stockholder nominees and stockholder business see Section 1.10 of Westaff's Bylaws currently in effect, a copy of which may be obtained from the Secretary of Westaff upon written request delivered to P.O. Box 9280, 298 North Wiget Lane, Walnut Creek, California 94598-2453.

WHERE YOU CAN FIND MORE INFORMATION

        Westaff electronically files with the SEC its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to such reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act. Westaff maintains a site on the world wide web at http://www.westaff.com; however, information found on Westaff's website is not incorporated by reference into this proxy statement. Westaff makes available free of charge on or through its website its SEC filings, including Westaff's Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after Westaff electronically files such material with, or furnishes it to, the SEC. Additionally, copies of Westaff's Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, can be found at the SEC's Public Reference Rooms at 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Room can be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains reports, proxy and information statements and other information regarding Westaff's filings at http://www.sec.gov. Furthermore, Westaff will provide electronic or paper copies of filings free of charge upon written request to Westaff's Chief Financial Officer or Chief Operating Officer.

ANNEX A

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

KOOSHAREM CORPORATION,

SELECT MERGER SUB INC.

AND

WESTAFF, INC.

DATED AS OF JANUARY 28, 2009

A-i

A-ii

A-iii

INDEX OF DEFINED TERMS

Page
1996 Stock Incentive Plan	A-12
Actions	A-35
affiliate	A-45
Affiliate Transaction	A-27
Aggregated Commitment Letter	A-37
Agreement	A-1
Book-Entry Shares	A-4
Certificate of Merger	A-2
Certificates	A-4
Cleanup	A-45
Closing	A-6
Closing Date	A-6
Code	A-5
Commitment Letters	A-8
Company	A-1
Company Acquisition	A-46
Company Alternative Proposal	A-46
Company Board	A-1
Company Change of Recommendation	A-32
Company Common Stock	A-3
Company Disclosure Letter	A-10
Company ESPP	A-12
Company Material Contracts	A-24
Company Preferred Stock	A-11
Company Recommendation	A-32
Company SEC Reports	A-14
Company Stockholder Approval	A-27
Company Stockholders' Meeting	A-9
Company Superior Proposal	A-47
Company Termination Fee	A-43
Confidentiality Agreement	A-47
control	A-47
Copyrights	A-23
DGCL	A-1
Dissenting Shares	A-3
Draft Company 2008 Form 10-K	A-14
Effect	A-10
Effective Time	A-2
Employee Plans	A-17
Employment Contract	A-26
Environmental Claim	A-47
Environmental Laws	A-48
ERISA	A-17
ERISA Affiliate	A-17
Exchange Act	A-8
Exchange Agent	A-4
Exchange Fund	A-4
Financing	A-8

A-iv

Page
Financing Agreement	A-8
Financing Agreement Repayment Amount	A-8
Financing Failure	A-48
Forbearance Agreements	A-48
FTC Rule	A-16
GAAP	A-48
Governance Agreement	A-48
Governmental Entity	A-9
Hazardous Materials	A-49
Incentive Plans	A-6
Indemnified Parties	A-35
Insurance Policies	A-24
Intellectual Property Rights	A-22
knowledge	A-49
Leased Real Property	A-49
Licensed Franchise	A-49
Lien	A-7
Material Adverse Effect	A-10
Maximum Amount	A-35
Merger	A-1
Merger Consideration	A-3
Merger Sub	A-1
Merger Sub Common Stock	A-3
New Commitment Letters	A-38
Non-Employee Director Program	A-12
Options	A-6
Parent	A-1
Parent Confidentiality Agreement	A-49
Parent Disclosure Letter	A-7
Parent First Lien Credit Agreement	A-10
Parent Representatives	A-33
Parent Termination Fee	A-43
Patents	A-23
Permits	A-19
Permitted Liens	A-50
Person	A-50
Proxy Statement	A-31
Purchase Agreement	A-1
Real Property	A-50
Real Property Leases	A-50
Regulatory Laws	A-8
Release	A-50
Remaining Commitment Letter	A-39
Remaining Commitment Letter Amount	A-39
Representatives	A-30
Required Approvals	A-34
Restricted Stock	A-6
Restricted Stock Unit Award	A-6
Sarbanes-Oxley	A-15
SEC	A-50

A-v

Page
Software	A-23
Solvent	A-10
Stock Incentive Plan	A-11
Subordinated Loan Agreement	A-51
Subsidiary	A-51
Surviving Corporation	A-2
Takeover Statute	A-27
Tax Return	A-51
Taxes	A-51
Termination Date	A-41
Termination Fee	A-43
Territorial Rights	A-17
Trademarks	A-23
Traditional Franchise	A-51
Treasury Regulations	A-52
U.S. Bank	A-8
UFOC	A-16
WARN Act	A-26
WUSA	A-8

A-vi

AGREEMENT AND PLAN OF MERGER

        This AGREEMENT AND PLAN OF MERGER, dated as of January 28, 2009 (this "Agreement"), by and among KOOSHAREM CORPORATION, a California corporation doing business as Select Staffing ("Parent"), SELECT MERGER SUB INC., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and WESTAFF, INC., a Delaware corporation (the "Company").

W I T N E S S E T H:

        WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company have deemed it advisable and in the best interests of their respective corporations and stockholders that Parent and the Company consummate the merger and other transactions provided for herein; and

        WHEREAS, the respective Boards of Directors of Merger Sub and the Company have approved, in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), this Agreement and the transactions contemplated hereby, including the merger of Merger Sub with and into the Company with the Company continuing as the surviving corporation and a wholly owned subsidiary of Parent (the "Merger"), all in accordance with the DGCL and upon the terms and subject to the conditions set forth herein and the Board of Directors of the Company (the "Company Board") has resolved to recommend to its stockholders the approval and adoption of this Agreement and the transactions contemplated hereby, including the Merger, upon the terms and subject to the conditions set forth herein; and

        WHEREAS, in connection with the execution of this Agreement, DelStaff LLC, a Delaware limited liability company ("DelStaff") intends to enter into a Stock & Note Purchase Agreement, dated as of the date hereof, with Parent (the "Purchase Agreement"), which agreement provides, among other things, that, subject to the terms and conditions thereof, DelStaff will vote its shares of Company Common Stock in favor of the Merger and the approval and adoption of this Agreement and against certain competing transactions and DelStaff will sell all of its shares of Company Common Stock to Parent immediately prior to the Effective Time; and

        WHEREAS, the Company Board has approved the transactions contemplated by the Purchase Agreement, including for purposes of Section 203 of the DGCL; and

        WHEREAS, Parent, as the sole stockholder of Merger Sub, has approved and adopted this Agreement and approved the transactions contemplated hereby, including the Merger; and

        WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger; and

        WHEREAS, terms used but not defined herein shall have the meanings set forth in Section 8.4, unless otherwise noted.

        NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereby agree as follows:

ARTICLE I

THE MERGER

        Section 1.1    The Merger.     At the Effective Time and subject to and upon the terms and conditions of this Agreement and the DGCL, Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation. The Company, as the surviving corporation after the Merger, is hereinafter sometimes referred to as the "Surviving Corporation."

        Section 1.2    Effective Time.     As promptly as practicable, and in any event within two business days after the satisfaction or waiver of the conditions set forth in Article VI, the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, the DGCL (the time of such filing, or such later time as shall be specified therein, being the "Effective Time").

        Section 1.3    Effects of the Merger.     At the Effective Time, the effects of the Merger shall be as provided in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

        Section 1.4    Subsequent Actions.     If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of the Company or Merger Sub acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of either the Company or Merger Sub, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

        Section 1.5    Certificate of Incorporation; By-Laws; Directors and Officers.

        (a)   Subject to Section 5.9(b), at the Effective Time, the Certificate of Incorporation of the Company shall be amended and restated in its entirety to be identical to the Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, until thereafter amended in accordance with the DGCL and as provided in such Certificate of Incorporation; provided, however, that at the Effective Time, Article I of the Certificate of Incorporation of the Surviving Corporation shall be amended and restated in its entirety to read as follows: "The name of the corporation is Westaff, Inc."

        (b)   Subject to Section 5.9(b), at the Effective Time, the By-Laws of the Company shall be amended and restated in their entirety to be identical to the By-Laws of Merger Sub, as in effect immediately prior to the Effective Time, until thereafter amended in accordance with the DGCL and as provided in such By-Laws; provided, however, that at the Effective Time, the title of the By-Laws of the Surviving Corporation shall be amended and restated in its entirety to read as follows: "By-Laws of Westaff, Inc."

        (c)   At the Effective Time, the directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case, until their successors are duly elected or appointed and qualified in the manner provided in the Surviving Corporation's Certificate of Incorporation and By-Laws, or as otherwise provided by applicable law. In addition, unless otherwise determined by Parent prior to the Effective Time, the Company shall cause the directors and officers of each of the Company's Subsidiaries immediately prior to the Effective

Time to be directors and officers, respectively, of each of the Surviving Corporation's Subsidiaries immediately after the Effective Time, each to hold office as a director or officer of each such Subsidiary in accordance with the provisions of the laws of the respective jurisdiction of organization and the respective organizational documents of each such Subsidiary.

        Section 1.6    Conversion of Securities.     At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holder of any shares of Common Stock, par value $0.01 per share, of the Company ("Company Common Stock"), or any shares of common stock, par value $0.01 per share, of Merger Sub (the "Merger Sub Common Stock"):

          (a)    Company Common Stock.     Subject to adjustment in accordance with Section 1.6 (e), each share of Company Common Stock that is issued and outstanding immediately prior to the Effective Time (other than shares to be cancelled in accordance with Section 1.6(c) and Dissenting Shares) shall be converted into the right to receive from the Surviving Corporation, and become exchangeable for, an amount in cash equal to $1.25 per share of Company Common Stock (as such amount may be adjusted pursuant to Section 1.6(e), without interest, the "Merger Consideration"). As of the Effective Time, all shares of Company Common Stock upon which the Merger Consideration is payable pursuant to this Section 1.6(a) shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration.

          (b)    Merger Sub Common Stock.     Each share of Merger Sub Common Stock that is issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of common stock, $0.01 par value per share, of the Surviving Corporation, and the Surviving Corporation shall become a wholly-owned subsidiary of Parent.

          (c)    Cancellation of Treasury Stock and Parent and Merger Sub-Owned Company Common Stock.     All shares of Company Common Stock that are owned by the Company or any direct or indirect Subsidiary of the Company and any shares of Company Common Stock owned by Parent, Merger Sub or any subsidiary of Parent or Merger Sub or held in the treasury of the Company shall, by virtue of the Merger and without any action on the part of the holder thereof, be cancelled and retired and shall cease to exist, and no cash or other consideration shall be delivered or deliverable in exchange therefor.

          (d)    Dissenting Shares.     Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time and that are held by a holder who is entitled to demand and properly demands payment for such holder's shares pursuant to, and who complies with, Section 262 of the DGCL ("Dissenting Shares") shall not be converted into or be exchangeable for the right to receive the Merger Consideration (but instead shall be only entitled to such rights as are provided by the DGCL with respect to such Dissenting Shares), unless and until such holder shall have failed to perfect or shall have effectively withdrawn, waived or lost such holder's right under the DGCL. If any such holder of Company Common Stock shall have failed to perfect or shall have effectively withdrawn or lost such right, each Dissenting Share held by such holder shall be treated, at the Company's sole discretion, as a share of Company Common Stock that had been converted as of the Effective Time into the right to receive, and become exchangeable for, the Merger Consideration in accordance with Section 1.6(a). Any payments made in respect of Dissenting Shares shall be made by the Surviving Corporation. The Company shall give prompt notice to Parent and Merger Sub of any demands received by the Company for appraisal of shares of Company Common Stock and of attempted withdrawals of such notice and any other instruments provided pursuant to applicable law, and Parent and Merger Sub shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands or approve any withdrawal of any such demands.

          (e)    Adjustments.     If, at any time during the period between the date of this Agreement and the Effective Time, a change in the outstanding shares of capital stock of the Company shall occur by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, the Merger Consideration and any other amounts payable pursuant to this Agreement shall be adjusted appropriately.

        Section 1.7    Exchange of Certificates.

        (a)    Exchange Agent.     At and from time to time following the Effective Time, Parent shall deposit with a bank or trust company reasonably acceptable to the Company (the "Exchange Agent"), for the benefit of the holders of shares of Company Common Stock that have been converted into the right to receive, and become exchangeable for, the Merger Consideration pursuant to Section 1.6(a), for exchange in accordance with this Article I through the Exchange Agent, an amount sufficient to pay the aggregate Merger Consideration (such consideration being hereinafter referred to as the "Exchange Fund"). The Exchange Agent shall, pursuant to irrevocable instructions of the Surviving Corporation, make payments of the Merger Consideration out of the Exchange Fund. The Exchange Fund shall not be used for any other purpose.

        (b)    Exchange Procedure for Certificates.     As soon as reasonably practicable after the Effective Time, the Surviving Corporation shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "Certificates") or of non-certificated shares represented by book entry ("Book-Entry Shares") that were converted into the right to receive the Merger Consideration pursuant to Section 1.6(a): (x) a letter of transmittal in form and substance reasonably acceptable to the Company (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates or Book-Entry Shares shall pass, only upon delivery of the Certificates or Book-Entry Shares to the Exchange Agent and shall be in such form and have such other customary provisions as the Surviving Corporation may reasonably specify); and (y) instructions, in form and substance reasonably acceptable to the Company, for use in effecting the surrender of the Certificates or Book-Entry Shares in exchange for the Merger Consideration. Upon surrender of a Certificate or Book-Entry Shares for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate or Book-Entry Shares shall be entitled to receive in exchange therefor the aggregate Merger Consideration into which the shares of Company Common Stock theretofore represented by such Certificate or Book-Entry Shares shall have been converted pursuant to Section 1.6(a), and the Certificate or Book-Entry Shares so surrendered shall forthwith be cancelled. The Exchange Agent shall accept such Certificates and Book-Entry Shares upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. In the event of a transfer of ownership of such Company Common Stock which is not registered in the transfer records of the Company, payment may be made to a Person other than the Person in whose name the Certificate or Book-Entry Shares so surrendered is registered, if such Certificate or Book-Entry Shares shall be properly endorsed or otherwise be in proper form for transfer and the Person requesting such payment shall pay any transfer or other Taxes required by reason of the payment to a Person other than the registered holder thereof or establish to the reasonable satisfaction of the Surviving Corporation that such Taxes have been paid or are not applicable. Until surrendered as contemplated by this Section 1.7(b), each Certificate or Book-Entry Share (other than a Certificate or Book-Entry Share representing shares of Company Common Stock cancelled in accordance with Section 1.6(c) and other than Dissenting Shares) shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration, without interest, into which the shares of Company Common Stock theretofore represented by such Certificate or Book-Entry Share shall have been converted pursuant to Section 1.6(a). No interest will be paid or will accrue on the consideration payable upon the surrender of any Certificate or Book-Entry Share.

        (c)    No Further Ownership Rights in Company Common Stock.     All consideration paid upon the surrender of Certificates or Book-Entry Shares in accordance with the terms of this Article I shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock theretofore represented by such Certificates or Book-Entry Shares, subject, however, to any obligation of the Surviving Corporation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been authorized or made with respect to shares of Company Common Stock which remain unpaid or unsatisfied at the Effective Time, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, the Certificates or Book-Entry Shares are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be cancelled and exchanged as provided in this Article I, except as otherwise provided by applicable law.

        (d)    Termination of the Exchange Fund.     Any portion of the Exchange Fund which remains unclaimed by the holders of Company Common Stock for six months after the Effective Time shall be delivered to the Surviving Corporation and any holders of the Certificates or Book-Entry Shares who have not theretofore complied with this Article I shall thereafter look only to the Surviving Corporation and only as general creditors thereof for payment of their claim for the Merger Consideration and, if applicable, any unpaid dividends or other distributions which such holder may be due on Company Common Stock, under applicable law. All rights of any former holder of Company Common Stock to receive the Merger Consideration hereunder shall, to the extent such Merger Consideration remains unclaimed, terminate on the date that is six months prior to the date on which such unclaimed Merger Consideration would otherwise become payable to a Governmental Entity pursuant to any applicable abandoned property, escheat or similar law.

        (e)    No Liability.     None of the Company, Merger Sub, Parent, the Surviving Corporation or the Exchange Agent, or any of their respective employees, officers, directors, stockholders, agents or affiliates, shall be liable to any Person in respect of any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

        (f)    Investment of the Exchange Fund.     The Exchange Agent shall invest any cash in the Exchange Fund as directed by Parent; provided, however, that such investments shall be in obligations of, or guaranteed by, the United States of America. Any interest and other income resulting from such investments shall be paid to Parent.

        (g)    Withholding Rights.     The Surviving Corporation shall be entitled, and shall be entitled to direct the Exchange Agent, to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as the Surviving Corporation is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or any provision of state, local or foreign tax law. To the extent that amounts are so deducted and withheld by the Surviving Corporation, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by the Surviving Corporation.

        (h)    Lost Certificates.     If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond in such reasonable amount as the Surviving Corporation may require as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration payable pursuant to this Agreement in respect of the shares of Company Common Stock represented by such Certificate.

        Section 1.8    Stock Plans.

        (a)   Prior to the Effective Time, the Company shall take all actions necessary to provide that, at the Effective Time, each then outstanding option to purchase shares of Company Common Stock (the "Options") granted under any of the Company's stock option or incentive plans listed in Section 3.2 of the Company Disclosure Letter, each as amended (collectively, the "Incentive Plans"), or granted other than pursuant to such Incentive Plans, whether or not then exercisable or vested, shall be cancelled in exchange for the right to receive, within ten (10) business days following the Effective Time, from the Surviving Corporation, an amount in cash in respect thereof equal to the product of (i) the excess, if any, of the Merger Consideration over the per share exercise price of such Option, multiplied by (ii) the number of shares of Company Common Stock subject to such Option (such payment to be net of applicable withholding Taxes, if any).

        (b)   Except as provided herein or as otherwise agreed to by the parties and to the extent permitted by the Incentive Plans, (i) the Company shall cause the Incentive Plans to terminate as of the Effective Time and cause the provisions in any other plan, program or arrangement providing for the issuance or grant by the Company of any interest in respect of the capital stock of the Company to terminate and have no further force or effect as of the Effective Time and (ii) the Company shall ensure that following the Effective Time no holder of Options or any participant in the Incentive Plans or anyone other than Parent shall hold or have any right to acquire any equity securities of the Company or the Surviving Corporation.

        (c)   Prior to the Effective Time, the Company shall take all actions necessary to provide that, at the Effective Time, all shares of Company Common Stock subject to vesting and transfer or other restrictions ("Restricted Stock") shall become fully vested and all restrictions on such shares shall lapse. Pursuant to Section 1.6(a), such shares shall be cancelled, retired and shall cease to exist, and shall be converted into the right to receive from the Surviving Corporation the Merger Consideration.

        (d)   Prior to the Effective Time, each outstanding right to receive Company Common Stock pursuant to a restricted stock unit, stock unit award or stock appreciation right granted under any Incentive Plans that is subject to restrictions (whether performance-based, time-based, or otherwise) (each, a "Restricted Stock Unit Award") shall terminate and be of no further value unless all applicable performance or vesting criteria with respect to such Restricted Stock Unit has been satisfied prior to the Effective Time. As of the Effective Time, each such Restricted Stock Unit Award which has not lapsed immediately prior to the Effective Time and for which all applicable performance or vesting criteria has been satisfied, shall be settled in shares of Company Common Stock in accordance with the terms of such Restricted Stock Unit Award.

        Section 1.9    Time and Place of Closing.     Unless otherwise mutually agreed upon in writing by Parent and the Company, the closing of the Merger (the "Closing") will be held at such location as the parties shall mutually agree, at 10:00 a.m., local time, on the first business day following the date that all of the conditions precedent specified in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) have been satisfied or, to the extent permitted by applicable law, waived by the party or parties permitted to do so (such date being referred to hereinafter as the "Closing Date").

ARTICLE II

REPRESENTATIONS AND WARRANTIES
OF MERGER SUB AND PARENT

        Except as set forth in the Disclosure Letter delivered by Parent and Merger Sub to the Company prior to the execution and delivery of this Agreement, after giving effect to Section 8.15 (the "Parent Disclosure Letter"), each of Merger Sub and Parent hereby represents and warrants to the Company as follows:

        Section 2.1    Organization.     Each of Merger Sub and Parent is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to own, operate or lease the properties that it purports to own, operate or lease and to carry on its business in all material respects as it is now being conducted. Parent is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where its business or the character of its properties owned, possessed, licensed, operated or leased, or the nature of its activities, makes such qualification necessary, except for such failure which, when taken together with all other such failures, would not reasonably be expected to prevent or materially impair the ability of Parent to consummate the transactions contemplated hereby.

        Section 2.2    Authority.     Each of Merger Sub and Parent has all requisite corporate power and authority to enter into this Agreement and the Purchase Agreement, as applicable, and carry out their respective obligations hereunder and thereunder. The execution and delivery of this Agreement by each of Merger Sub and Parent and the consummation by each of Merger Sub and Parent of the transactions contemplated hereby and by the Purchase Agreement have been duly authorized by all necessary corporate action on the part of each of Merger Sub and Parent and no other corporate proceeding is necessary for the execution and delivery of this Agreement or the Purchase Agreement by either Merger Sub or Parent, the performance by each of Merger Sub and Parent of their respective obligations hereunder or thereunder and the consummation by each of Merger Sub and Parent of the transactions contemplated hereby and thereby. This Agreement and the Purchase Agreement have been duly executed and delivered by each of Merger Sub and Parent and constitute a legal, valid and binding obligation of each of Merger Sub and Parent, enforceable against each of Merger Sub and Parent in accordance with their terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, relating to creditors' rights generally and (ii) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

        Section 2.3    No Conflict; Required Filings and Consents.

        (a)   The execution and delivery of this Agreement and the Purchase Agreement by each of Merger Sub and Parent, as applicable, do not, and the performance of this Agreement and the Purchase Agreement by each of Merger Sub and Parent, as applicable, and the consummation of the transactions contemplated hereby will not, (i) subject to the requirements, filings, consents and approvals referred to in Section 2.3(b), conflict with or violate any law, regulation, court order, judgment or decree applicable to Merger Sub or Parent or by which their respective property is bound or subject, (ii) violate or conflict with the Certificate of Incorporation or By-Laws of Merger Sub or the Certificate of Incorporation or By-Laws of Parent or (iii) subject to the requirements, filings, consents and approvals referred to in Section 2.3(b), result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, cancellation or preemption of, or result in the creation of a lien, security interest, pledge, claim, charge, restriction, covenant, condition or encumbrance of any nature whatsoever ("Lien") on any of the property or assets of Merger Sub or Parent pursuant to, any contract, agreement, indenture, lease or other instrument of any kind, permit, license or franchise to which Merger Sub or Parent is a party or by which either Merger Sub or Parent or any of their respective properties are bound or subject except, in the case of clause (iii), for such breaches, defaults, rights, or Liens which would not materially impair the ability of Parent or Merger Sub to consummate the transactions contemplated hereby.

        (b)   Except for applicable requirements, if any, of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, neither Parent nor Merger Sub is required to submit any notice, report or other filing with any Governmental Entity in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby, except for such of the foregoing, including under Regulatory Laws, as are required by reason of the legal or regulatory status or the activities of the Company or its Subsidiaries or by reason of facts specifically pertaining to any of them. No waiver, consent, approval or authorization of any Governmental Entity is required to be obtained or made by Parent or Merger Sub in connection with their execution, delivery or performance of this Agreement or the Purchase Agreement, except for such of the foregoing as are required by reason of the legal or regulatory status or the activities of the Company or its Subsidiaries or by reason of facts specifically pertaining to any of them. For purposes of this Agreement, "Regulatory Laws" means any Federal, state, county, municipal, local or foreign statute, ordinance, rule, regulation, permit, consent, waiver, notice, approval, registration, finding of suitability, license, judgment, order, decree, injunction or other authorization applicable to, governing or relating to the legal or regulatory status or the activities of the Company.

        Section 2.4    Financing Arrangements.     A true and correct copy of each fully-executed commitment letter, on behalf of Parent and by and among certain affiliates of Parent and Bank of the West, Community Bank of Nevada and Pacific Western Bank, respectively, and dated as of January 16, 2009, January 13, 2009, and January 16, 2009, respectively (the "Commitment Letters"), has previously been provided to the Company. Pursuant to the Commitment Letters, the lenders party thereto have committed in the aggregate, subject to the respective terms and conditions set forth therein, to provide financing on the terms set forth therein in an aggregate amount equal to $23,000,000, which, when aggregated with the amount of the financing contemplated by the Remaining Commitment Letter, would equal $28,000,000 (collectively, the "Financing Agreement Repayment Amount"), to replace the financing agreement, dated as of February 14, 2008 (as amended, the "Financing Agreement") among Westaff (USA), Inc. ("WUSA"), the Company, as parent guarantor, certain lenders party thereto and U.S. Bank National Association, as agent for the lenders thereto and letter of credit issuer ("U.S. Bank") (the "Financing"). The Commitment Letters, in the respective forms so delivered are, as of the date hereof, in full force and effect and are a valid and binding obligation of the parties thereto other than the lenders party thereto (such non-lender parties, the "Non-Lender Parties") and, to the knowledge of Parent, the lenders party thereto. As of the date hereof, no event has occurred which, with or without notice, lapse of time or both, would, individually or in the aggregate constitute a default or breach on the part of the Non-Lender Parties under any term or condition of any Commitment Letter other than to the extent that any term or condition requires any action by, or otherwise relates to, the Company. Parent and Merger Sub have fully paid any and all commitment fees or other fees required by each Commitment Letter to be paid on or before the date of this Agreement. As of the date hereof, Parent and Merger Sub have no reason to believe that they will be unable to satisfy on a timely basis any term or condition of closing to be satisfied by them and/or the Non-Lender Parties contained in any Commitment Letter or that the Financing will not be available to them on the Closing Date. No Commitment Letter has been amended or modified except as permitted by this Agreement and, as of the date hereof, the commitments contained in each Commitment Letter have not been withdrawn or rescinded in any respect. There are no conditions precedent or other similar contingencies to obtaining the funding of the full amount of the Financing to be made available on the

Closing Date as described in the Commitment Letters, other than as set forth in the respective Commitment Letters.

        Section 2.5    No Prior Activities.     Except for obligations or liabilities incurred in connection with its incorporation or the negotiation and consummation of this Agreement and the transactions contemplated hereby (including the Financing), Merger Sub has not incurred any obligations or liabilities, other than in connection with its incorporation, and has not engaged in any business or activities of any type or kind whatsoever.

        Section 2.6    Brokers.     No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of Merger Sub, Parent or any of its affiliates.

        Section 2.7    Information Supplied.     None of the information to be supplied in writing by Merger Sub or Parent specifically for inclusion in the Proxy Statement contemplated by Section 5.1 will, on the date it is filed and on the date it is first published, sent or given to the holders of Company Common Stock or at the time of any meeting of the Company's stockholders to consider and vote upon the Merger Agreement (the "Company Stockholders' Meeting"), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If, at any time prior to the Company Stockholders' Meeting, any event with respect to either Merger Sub or Parent, or with respect to information supplied in writing by either Merger Sub or Parent specifically for inclusion in the Proxy Statement, shall occur which is required to be described in an amendment of, or supplement to, such Proxy Statement, such event shall be so described by either Merger Sub or Parent, as applicable, and provided to the Company. All documents that Merger Sub or Parent is responsible for filing with any federal, state, provincial, local and foreign government, governmental, quasi-governmental, supranational, regulatory or administrative authority, agency, commission or any court, tribunal, or judicial or arbitral body (each, a "Governmental Entity") will comply in all material respects with the provisions of applicable law as to the information required to be contained therein. Notwithstanding the foregoing, neither Merger Sub nor Parent makes any representation or warranty with respect to the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the Proxy Statement.

        Section 2.8    Interested Stockholder.     As of the date hereof, neither Parent nor Merger Sub is an "interested stockholder" with respect to the Company, as such term is defined in Section 203 of the DGCL.

        Section 2.9    Sufficiency of Funds.     Parent has sufficient funds to pay in full the Merger Consideration pursuant to Section 1.6(a).

        Section 2.10    No Reliance.     Parent and Merger Sub acknowledge that none of the Company, its Subsidiaries, nor any other Person has made any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding the Company, its Subsidiaries, their respective businesses or financial condition or any of their assets, liabilities or operations or other matters that is not included in this Agreement or the Company Disclosure Letter. Without limiting the generality of the foregoing, none of the Company, its Subsidiaries, nor any other Person has made a representation or warranty to Parent or Merger Sub with respect to (a) any projections, estimates or budgets for the businesses of the Company or its Subsidiaries, or (b) any material, documents or information relating to the Company or its Subsidiaries made available to Parent and Merger Sub or their counsel, accountants or advisors in any data room or otherwise, except as expressly covered by a representation or warranty set forth in Article III or specifically referred to in the Company Disclosure Letter.

        Section 2.11    Solvency.     As of the Effective Time, after giving effect to all of the transactions contemplated by this Agreement and the Purchase Agreement, including without limitation the Financing, any alternative financing and the payment of the aggregate Merger Consideration, any repayment or refinancing of debt contemplated in this Agreement or the Commitment Letters, and payment of all related fees and expenses, and assuming for these purposes that, as of the Effective Time, the representations set forth in Article III shall be true and correct in all material respects, to the knowledge of Parent, each of Parent and the Surviving Corporation are Solvent. For the purposes of this Section 2.11, the term "Solvent" when used with respect to any Person, means that, as of any date of determination: (a) the "fair saleable value" of the assets of such Person will, as of such date, exceed (i) the value of all liabilities of such Person, including contingent and other liabilities, as of such date, as such quoted terms are generally determined in accordance with applicable federal laws governing determinations of the insolvency of debtors, and (ii) the amount that will be required to pay the probable liabilities of such Person on its existing debts (including contingent liabilities) as such debts become absolute and matured, (b) such Person will not have, as of such date, unreasonably small capital for the operation of the businesses in which it is engaged or proposed to be engaged following such date, and (c) such Person will be able to pay its liabilities, including contingent and other liabilities, as they mature.

        Section 2.12    Parent Borrowing Availability.     As of the date hereof, Parent has at least $5,000,000 in aggregate borrowing availability under that certain First Lien Credit and Guaranty Agreement, dated as of July 12, 2007, among Parent, certain subsidiaries of Parent (as guarantors), the lenders party thereto, BNP Paribas Securities Corp. (as co-lead arranger) and Bank of the West (as administrative agent, collateral agent, documentation agent, co-lead arranger, co-bookrunner, issuing bank and swing line lender) (as amended, the "Parent First Lien Credit Agreement"); provided, however, that the representation and warranty in this Section 2.12 shall terminate at the time Parent delivers to the Company the Remaining Commitment Letter as set forth in Section 5.18.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        Except as set forth in the Disclosure Letter delivered by the Company to Parent and Merger Sub at or prior to the execution and delivery of this Agreement, after giving effect to Section 8.15 (the "Company Disclosure Letter"), or in any Company SEC Reports (as defined in Section 3.6(a)) filed and publicly available prior to the date of this Agreement or the Draft Company 2008 Form 10-K (as defined in Section 3.6(c)), but, in each case, as applicable, excluding (i) any prospective or forward looking information in any "Risk Factors" sections or in any other sections, and (ii) any documents incorporated by reference but which have not been filed with the SEC as of the date of this Agreement, the Company hereby represents and warrants to Merger Sub and Parent as follows:

        Section 3.1    Organization and Qualification.     Each of the Company and the Company's Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has all requisite power and authority necessary to own, possess, license, operate or lease the properties that it purports to own, possess, license, operate or lease and to carry on its business as it is now being conducted. Each of the Company and the Company's Subsidiaries is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where its business or the character of its properties owned, possessed, licensed, operated or leased, or the nature of its activities, makes such qualification necessary, except for such failure which, when taken together with all other such failures, would not reasonably be expected to result in a Material Adverse Effect. For purposes of this Agreement, "Material Adverse Effect" means any effect, change, fact, event, occurrence, development or circumstance (any such item, an "Effect") that, individually or together with any other Effect, (A) is or would reasonably be expected to result in a material adverse effect on or change in the condition (financial or otherwise), properties, business, operations, results of operations, assets or liabilities of the Company and its Subsidiaries, taken as a whole, or (B) would reasonably be expected to prohibit, restrict or materially impede the consummation of the transactions contemplated by this Agreement, including the Merger; provided, however, that none of the following shall constitute, or be taken into account in determining whether there has been or will be, a "Material Adverse Effect": any Effect caused by or resulting from (i) general changes or developments in the industry in which the Company operates, except to the extent such effect has a materially disproportionate effect on the Company and its Subsidiaries and Franchises, taken as a whole, relative to others in the industries in which the Company and any of its Subsidiaries or Franchises operate, (ii) political instability, acts of terrorism or war, except to the extent such effect has a materially disproportionate effect on the Company and its Subsidiaries and Franchises, taken as a whole, relative to others in the industries in which the Company and any of its Subsidiaries or Franchises operate, (iii) any change affecting the securities, credit, financial or other capital markets or the United States economy generally or the economy of any region in which the Company and any of its Subsidiaries or Franchises conducts business that is material to the business of the Company and its Subsidiaries and Franchises, taken as a whole, except to the extent such effect has a materially disproportionate effect on the Company and its Subsidiaries and Franchises, taken as a whole, relative to others in the industries in which the Company and any of its Subsidiaries or Franchises operate, (iv) any change in the Company's stock price or trading volume or listing status on any exchange or inter-dealer quotation market (it being understood that the facts or occurrences giving rise to or contributing to such change in stock price or trading volume may be deemed to constitute, or be taken into account in determining whether there has been or will be, a Material Adverse Effect), (v) any failure, in and of itself, by the Company to meet any internal or published projections, forecasts or revenue or earnings predictions for any period ending on or after the date of this Agreement (it being understood that the facts or occurrences giving rise to or contributing to such failure may be deemed to constitute, or be taken into account in determining whether there has been or will be, a Material Adverse Effect), (vi) the announcement of the execution of this Agreement, or the pendency of the consummation of the Merger, (vii) any change in any applicable law, rule or regulation of GAAP or interpretation thereof after the date hereof, except to the extent such effect has a materially disproportionate effect on the Company and its Subsidiaries and Franchises, taken as a whole, relative to others in the industries in which the Company and any of its Subsidiaries or Franchises operate, or (viii) the execution and performance of or compliance with this Agreement. Notwithstanding the foregoing, the parties agree that a Material Adverse Effect shall have occurred if the consolidated revenues derived from the Company's Domestic Business Services segment for the six (6) week period ending on the Saturday immediately prior to the Closing Date (the "pre-closing period") shall be, in the aggregate, less than 75% of the consolidated revenues derived from the Company's Domestic Business Services segment for an assumed six (6) week period that is comprised of each of the weeks ended December 6, 2008, December 13, 2008, December 20, 2008, January 10, 2009, January 17, 2009 and January 24, 2009 (the "pre-signing period"); provided, however, that if any customer from which the Company derives revenues during the pre-signing period shall, after the date of this Agreement, (i) terminate or reduce the level of services provided to it by the Company or any of its Subsidiaries and (ii) enter into any new or expanded contract for services with Parent or any affiliate of Parent, then the Company shall be deemed to have derived revenues from such customer during the pre-closing period in an amount equal to the revenues derived from such customer during the pre-signing period.

        Section 3.2    Capitalization.     The authorized capital stock of the Company consists of (i) 25,000,000 shares of Company Common Stock and (ii) 1,000,000 shares of preferred stock, par value $0.01 per share ("Company Preferred Stock"). As of the date of this Agreement: (A) 16,697,010 shares of Company Common Stock were issued and outstanding; (B) no shares of Company Preferred Stock were issued and outstanding; (C) 1,500,000 shares of Company Common Stock were reserved for grants of Options, Restricted Stock, and Restricted Stock Units under the 2006 Stock Incentive Plan (the "Stock Incentive Plan"), of which 647,500 shares of Company Common Stock were subject to issued and outstanding Options granted under the Stock Incentive Plan, no shares of Restricted Stock were issued and outstanding under the Stock Incentive Plan; and 90,000 shares of Company Common Stock were subject to issued and outstanding Restricted Stock Units granted under the Stock Incentive Plan; (D) 90,000 shares of Restricted Stock were reserved for issuance under the 2006 Non-Employee Directors Equity Rights Program (the "Non-Employee Director Program"), of which no shares of Restricted Stock were issued and outstanding; (E) 2,550,718 shares of Company Common Stock were subject to issued and outstanding Options granted under the 1996 Stock Option/Stock Issuance Plan (the "1996 Stock Incentive Plan"), and no shares of Restricted Stock were issued and outstanding under the 1996 Stock Incentive Plan and no Restricted Stock Units were issued and outstanding under the 1996 Stock Incentive Plan]; (F) 673,781 shares of Company Common Stock are available for issuance pursuant to the Company's Employee Stock Purchase Plan (as amended, and together with the Company's International Employee Stock Purchase Plan and all stock agreements evidencing grants thereunder, the "Company ESPP"); and (G) all Options, Restricted Stock and Restricted Stock Units were granted under the Incentive Plans and not under any other plan, program or agreement (other than any individual award agreements made pursuant to the Incentive Plans and forms of which have been made available to Parent). The shares of Company Common Stock issuable pursuant to the Incentive Plans have been duly reserved for issuance by the Company, and upon any issuance of such shares in accordance with the terms of the Incentive Plans, such shares will be duly authorized, validly issued, fully paid and nonassessable and free and clear from any preemptive or other similar rights. All outstanding shares of Company Common Stock are, and all shares which may be issued prior to the Effective Time pursuant to the Incentive Plans will be when issued, duly authorized, validly issued, fully paid and nonassessable and free and clear from any preemptive or other similar rights. There are (i) no other options, puts, calls, warrants or other rights, agreements, arrangements, restrictions or commitments of any character obligating the Company or any of its Subsidiaries to issue, sell, redeem, repurchase or exchange any shares of capital stock of or other equity interests in the Company or any securities convertible into or exchangeable for any capital stock or other equity interests in the Company or any debt securities of the Company or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other entity and (ii) no bonds, debentures, notes or other indebtedness having the right to vote on any matters on which stockholders of the Company may vote (whether or not dependent on conversion or other trigger event). There are no existing registration covenants with respect to Company Common Stock or any other securities of the Company. The Company has provided to Parent and Merger Sub a correct and complete list of each outstanding Option, including the holder, date of grant, exercise price and number of shares of Company Common Stock subject thereto. Prior to the Closing, the Company will provide Parent and Merger Sub with a correct and complete list of any changes to such information as of the Closing Date. To the knowledge of the Company after due inquiry, no stockholder is a party to or holds shares of Company Common Stock bound by or subject to any voting agreement, voting trust, proxy or similar arrangement, except for the Purchase Agreement and the Governance Agreement.

        Section 3.3    Subsidiaries.     All the outstanding shares of capital stock or voting securities of, or other equity interests in, each Subsidiary of the Company have been validly issued and are fully paid and nonassessable and are owned by the Company, by another Subsidiary of the Company or by the Company and another Subsidiary of the Company, free and clear of all Liens, and free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock, voting securities or other equity interests), except for restrictions imposed by applicable securities laws. Section 3.3 of the Company Disclosure Letter sets forth, as of the date of this Agreement, a true and complete list of the Subsidiaries of the Company. Except for the capital stock and voting securities of, and other equity interests in, the Subsidiaries of the Company, neither the Company nor any Subsidiary of the Company owns, directly or indirectly, any capital stock or voting securities of, or other equity interests in, or any interest convertible into or exchangeable or exercisable for, any capital stock or voting securities of, or other equity interests in, any firm, corporation, partnership, company, limited liability company, trust, joint venture, association or other entity. There are no proxies or voting agreements with respect to any shares of capital stock or other equity interests of any such Subsidiary. There are no options, puts, calls, warrants or other rights, agreements, arrangements, restrictions or commitments of any character obligating the Company or any of its Subsidiaries to issue, sell, redeem, repurchase or exchange any shares of capital stock of or other equity interests in any of the Company's Subsidiaries or any securities convertible into or exchangeable for any capital stock or other equity interests, or any debt securities of any of the Company's Subsidiaries or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in the Company's Subsidiaries or any other Person.

        Section 3.4    Authority.

        (a)   The Company has all requisite corporate power and authority to enter into this Agreement and, subject to obtaining the Company Stockholder Approval of the Merger, to carry out its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been authorized by all requisite corporate action on the part of the Company, subject to obtaining the Company Stockholder Approval, no other corporate action is necessary for the execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder and the consummation by the Company of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, relating to creditors' rights generally and (ii) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

        (b)   The Company Board, acting upon the unanimous recommendation of the special committee of the Board of Directors, duly and unanimously (with three directors abstaining): (i) approved and adopted this Agreement and the transactions contemplated hereby, including the Merger; (ii) approved the Purchase Agreement and the transactions contemplated thereby, (iii) resolved (subject to Section 4.2) to recommend that this Agreement and the transactions contemplated hereby, including the Merger, be submitted for consideration by the Company's stockholders at the Company Stockholders' Meeting; (iv) resolved to recommend that the stockholders of the Company approve this Agreement and the transactions contemplated hereby, including the Merger; (v) determined that this Agreement and the Purchase Agreement and the transactions contemplated hereby and thereby, including the Merger, are fair to, advisable and in the best interests of the stockholders of the Company and (vi) has approved this Agreement and the Purchase Agreement and the transactions contemplated hereby and thereby for the purposes of Section 203(a)(i) of the DGCL.

        Section 3.5    No Conflict; Required Filings and Consents.

        (a)   The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company and the consummation of the transactions contemplated hereby will not (i) subject to the requirements, filings, consents and approvals referred to in Section 2.3(b), conflict with or violate in any material respect any law, regulation, court order, judgment or decree or Regulatory Laws applicable to the Company or any of its Subsidiaries or by which each of its or any of their respective properties are bound or subject, (ii) violate or conflict with the Certificate of Incorporation or By-Laws of the Company or any of its Subsidiaries, or (iii) subject to the requirements, filings, consents and approvals referred to in Section 2.3(b), result in any material breach of or constitute a material default (or an event which with notice or lapse of time or both would become a material default) under, or terminate or cancel or give to others any rights of termination, acceleration or cancellation of (with or without notice or lapse of time or both), or result in the creation of a material Lien on any of the properties or assets of the Company or its Subsidiaries pursuant to any of the terms, conditions or provisions of any material contract, agreement, indenture, note, bond, mortgage, deed of trust, agreement, Employee Plan, lease or other instrument or obligation of any kind, including any permit, license or certificate or franchise to which the Company or any of its Subsidiaries is a party, of which the Company or any of its Subsidiaries is the beneficiary or by which the Company or any of its Subsidiaries or any of its or their respective properties are bound or subject.

        (b)   Except for applicable requirements of the Exchange Act, and filing of the Certificate of Merger and other documents required by the DGCL, neither the Company nor any of its Subsidiaries is required to prepare or submit any application, notice, report or other filing with, or obtain any consent, authorization, approval, registration or confirmation from, any Governmental Entity or third party in connection with the execution, delivery or performance of this Agreement by the Company and the consummation of the transactions contemplated hereby.

        Section 3.6    SEC Filings; Financial Statements.

        (a)   The Company has timely filed (after giving effect to any extended time for filing under Rule 12b-25 under the Exchange Act) all forms, reports, documents, proxy statements and exhibits required to be filed or furnished with the SEC since October 29, 2005 (collectively, the "Company SEC Reports"; provided, however, that the term Company SEC Reports shall be deemed to refer to the Draft Company 2008 Form 10-K and not to the Form 10-K actually filed by the Company with the SEC after the date hereof). The Company SEC Reports (i) were prepared in accordance with the requirements of the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act, as the case may be, as in effect at the time they were filed (or, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively, and, in the case, of the Draft Company 2008 Form 10-K, on the date of preparation and delivery to Parent, and, in the case of any Company SEC Report amended or superseded by a filing prior to the date of the Agreement, then on the date of such amending or superseding filing) and (ii) did not at the time they were filed (but after giving effect to any amendments thereto filed by the Company prior to the date hereof), or at the time prepared and delivered to Parent in the case of the Draft Company Form 10-K, and do not, as amended and supplemented, if applicable, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the Subsidiaries is required to file any form, report, proxy statement or other document with the SEC.

        (b)   The consolidated financial statements contained in the Company SEC Reports complied, as of their respective dates of filing with the SEC (or the date of preparation and delivery to Parent with respect to the Draft Company Form 10-K), and the Company SEC Reports filed with the SEC after the date of this Agreement will comply as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been, and the Company SEC Reports filed after the date of this Agreement will be, prepared in accordance with GAAP (except, in the case of unaudited consolidated quarterly statements, as permitted by Form 10-Q under the Exchange Act and except as may be indicated in the notes thereto) and fairly present, and the financial statements contained in the Company SEC Reports filed after the date of this Agreement will fairly present, in all material respects, the consolidated financial position of the Company and its Subsidiaries as of the respective dates thereof and the consolidated statements of operations and cash flows of the Company for the periods indicated, except in the case of unaudited quarterly financial statements that were or are subject to normal and recurring non-material year-end adjustments.

        (c)   Except for those liabilities and obligations that are reflected or reserved against on the balance sheet contained in the Company's draft Annual Report on Form 10-K for the fiscal year ended November 1, 2008 as attached to the Company Disclosure Letter (the "Draft Company 2008

Form 10-K") or in the footnotes to such balance sheet, neither the Company nor any of its Subsidiaries has any material liabilities or obligations of any nature whatsoever (whether accrued, absolute, contingent, known, unknown or otherwise), except for liabilities or obligations incurred since November 1, 2008 in the ordinary course of business consistent with past practice or in connection with this Agreement.

        (d)   The Company is in compliance with, and has complied, in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the related rules and regulations promulgated under such Act or the Exchange Act (collectively, "Sarbanes-Oxley"). The management of the Company has (i) implemented disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to the Company and its Subsidiaries is made known to the management of the Company by others within those entities and (ii) disclosed, based on its most recent evaluation, to the Company's outside auditors and the audit committee of the Board of Directors of the Company (A) all significant deficiencies and material weaknesses in the design or operation of internal controls (as defined in Rule 13a-15(f) of the Exchange Act) that are reasonably likely to materially affect the Company's ability to record, process summarize and report financial data and (B) any fraud, whether or not material, that involves management or other employees who, in each case, have a significant role in the Company's internal controls.

        (e)   Since November 1, 2008, none of the Company, the Company's independent accountants, the Company Board nor any committee of the Company Board has received any oral or written notification of any (x) "significant deficiency" in the internal controls over financial reporting of the Company, (y) "material weakness" in the internal controls over financial reporting of the Company or (z) fraud, whether or not material, that involves management or other employees of the Company or its Subsidiaries who have a significant role in the internal controls over financial reporting.

        (f)    The Company's Annual Report on Form 10-K for the fiscal year ended November 1, 2008 that will actually be filed by the Company with the SEC after the date hereof will not be, when filed, significantly and substantially different, in the aggregate, from the Draft Company 2008 Form 10-K attached to the Company Disclosure Letter.

        (g)   For all purposes under this Agreement, the facts and circumstances related to any period ended on or commencing on November 1, 2008, shall refer only to those facts and circumstances disclosed in the Draft Company 2008 Form 10-K attached to the Company Disclosure Letter.

        Section 3.7    Absence of Certain Changes or Events.     Since November 1, 2008, except as contemplated by this Agreement, there has not been:

          (a)   any Effect that, individually or in the aggregate, has had, or would reasonably be expected to result in, a Material Adverse Effect; or

          (b)   any event, action or occurrence, that, if taken after the date hereof without the consent of Parent and Merger Sub, would violate Section 4.1(a),(b),(c), (f), (h), (i), (j), (k), (l), (n), or (p).

        Section 3.8    Litigation.

        (a)   There are no claims, actions, suits, arbitrations, grievances, proceedings or investigations pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries or any of its or their respective properties or rights or any of its or their respective officers or directors in their capacity as such, before any Governmental Entity, nor any internal investigations (other than investigations in the ordinary course of the Company's or any of its Subsidiaries' compliance programs) being conducted by the Company or any of its Subsidiaries nor have any acts of alleged misconduct by the Company or any of its Subsidiaries been reported to the Company or any of its Subsidiaries. Neither the Company nor its Subsidiaries, nor any of its or their respective properties is subject to any order, judgment, injunction or decree related to the conduct of the respective businesses of the Company and its Subsidiaries.

        (b)   To the knowledge of the Company, there are no claims, actions, suits, arbitrations, grievances, proceedings or investigations pending or threatened against the Company's Franchises or any of their respective properties or rights or any of their respective officers or directors in their capacity as such, before any Governmental Entity, nor, to the knowledge of the Company, are there any internal investigations (other than investigations in the ordinary course of the Company's or any of its Subsidiaries' compliance programs) being conducted by the Company's Franchises nor, to the knowledge of the Company, have any acts of alleged misconduct by the Company's Franchises been reported to the Company or any of its Subsidiaries. To the knowledge of the Company, neither the Company's Franchises, nor any of their respective properties is subject to any order, judgment, injunction or decree related to the conduct of the respective businesses of the Company's Franchises.

        Section 3.9    Franchises.

        (a)    Compliance with Laws.     (i) The Company and its Subsidiaries have timely effected all filings, and registrations, including any updates and modifications based on material changes to reported items, required by applicable law for the offer and sale of franchises and the conduct of a franchising business required by their activities in every jurisdiction in which they operate or offer franchise opportunities, (ii) all offers and sales of franchises have been made pursuant to effective registrations, exemptions or exclusions as required by applicable law, and in connection with consummation of each transaction evidenced by a Franchising Contract, disclosure documents, if required, and execution copies of Franchising Contracts and related documents were provided on a timely basis as required by applicable law applicable to the transaction, and (iii) each disclosure document delivered to current or former Franchisees and each disclosure document provided to any Governmental Entity was correct and complete in all material respects when delivered or provided, made all disclosures required by applicable law, and did not omit to state any material fact necessary to make the disclosures contained in the disclosure document not misleading.

        (b)    Franchise Registrations.     All franchise registrations and required updates and modifications thereof of the Company and its Subsidiaries remain in full force and effect and are not subject of any existing or, to the knowledge of the Company, threatened, claim, action, suit or proceeding which might, in whole or in part, result in the termination, revocation, modification, suspension, conditioning or dissolution of any such franchise registration and/or any other circumstance which may impede or preclude the Company's ability routinely to renew or amend (as the case may be) any such franchise registration and/or enter into Franchising Contracts in any jurisdictions in any material respect.

        (c)    FTC Rule.     The Company is in compliance, and has since October 29, 2005 been in compliance, in all material respects with the applicable requirements of the FTC Trade Regulation Rule entitled "Disclosure Requirements and Prohibitions Concerning Franchising and Business Opportunity Ventures" (the "FTC Rule"), and is in compliance, and has since October 9, 2006 been in compliance, in all material respects, with the applicable requirements of law pertaining to the offer and sale of franchises.

        (d)    UFOC, FDD Disclosure.     Since October 29, 2005, each uniform franchise offering circular or franchise disclosure document, as applicable, of the Company and its Subsidiaries (each, an "UFOC" or "FDD"), was in material compliance, as of the effective date of such UFOC of FDD, with the applicable disclosure provisions of the FTC Rule and the franchise disclosure laws of those states with which the Company has obtained registration or exemption of franchise offers and sales.

        (e)    Certain Violations.     The Company is not subject to a notice of violation of the FTC Rule or any franchise registration law, and the Company is not the subject of any cease and desist order issued by the Federal Trade Commission regarding the Company's franchising activities.

        (f)    Exclusivity Arrangements.     Except as set forth in the Franchising Contracts, or except as may be granted by operation of law, no Franchisee or developer of the Company has a protected territory, exclusive territory, covenant not to compete, right of first refusal, option to acquire additional territories or other similar arrangement with the Company or any of its affiliates which in any case would be material to the Company (collectively, the "Territorial Rights") pursuant to which (i) the Company or any of its affiliates is restricted in any way in its right to own or operate, or license others to own or operate, any business or line of business; or expansion of the Franchisee's territory. Except as may be granted by operation of law, no Franchisee's Territorial Rights conflict with the Territorial Rights of any other Franchisee. The consummation of the transactions contemplated hereby will not cause the Company to violate or breach any provisions with respect to Territorial Rights under any Franchise Agreements, licenses or area development agreements between the Company, any Subsidiary or any Franchisee.

        (g)    Certain Additional Matters.     Section 3.9(g) of the Company Disclosure Letter sets forth a true and complete list of each Franchise of the Company, setting forth the location of such Franchise, the operator thereof, the date of termination of the applicable Franchise relationship, the royalty rate or other payment arrangements applicable thereto and whether the applicable Franchisee owes any amounts to the Company or any of its Subsidiaries, whether pursuant to a loan, royalty abatement or otherwise. The Franchising Contracts previously provided by the Company to Parent and Merger Sub accurately reflect in all material respects, the royalty and other payment arrangements applicable to the subject Franchisee, and there has been no material amendment, modification or waiver, whether written or oral, of any such royalty or fee arrangement.

        (h)    No Brokers.     The Company and its Subsidiaries do not, and have not, engaged any Person or entity to act as a franchise broker in connection with any transaction evidenced by a Franchising Contract. No Person or entity other than the Company, the Subsidiaries and their respective employees has been involved in the identification, recruitment, lead generation and solicitation of prospective franchisees.

        (i)    No Consent.     The Company may enter into this Agreement and consummate the transactions contemplated hereby without the consent of any Franchisee.

        (j)    Insolvencies.     To the knowledge of the Company, there are no pending or threatened, insolvencies or bankruptcies of any Franchisee.

        Section 3.10    Employee Benefit Plans.     Section 3.10 of the Company Disclosure Letter sets forth a list of all employee welfare benefit plans (as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), employee pension benefit plans (as defined in Section 3(2) of ERISA) and all other employment, compensation, consulting, bonus, stock option, restricted stock grant, stock purchase, benefit, profit sharing, savings, retirement, disability, insurance, severance, incentive, deferred compensation and other similar fringe or employee benefit plans, programs, agreements or arrangements (other than workers' compensation, unemployment compensation and other government programs) sponsored, maintained, contributed to or required to be contributed, or entered into to by the Company or any other entity, whether or not incorporated, that together with the Company would be deemed a "single employer" for purposes of Section 414 of the Code or Section 4001 of ERISA (an "ERISA Affiliate") for the benefit of, or relating to, any current or former employee, director or other independent contractor of, or consultant to, the Company or any of its Subsidiaries (together, the "Employee Plans"). The Company has made available to Parent and Merger Sub true and complete copies of (i) all Employee Plans, together with all amendments thereto, (ii) the latest Internal Revenue Service determination letters obtained with respect to any Employee Plan intended to be qualified under Section 401(a) or 501(a) of the Code, (iii) the two most recent annual actuarial valuation reports, if any, (iv) the two most recently filed Forms 5500 together with all related schedules, if any, (v) the "summary plan description" (as defined in ERISA), if any, and all modifications thereto communicated to employees, and (vi) the two most recent annual and periodic accountings of related plan assets, if any. Neither the Company or any of its Subsidiaries nor, to the knowledge of the Company, any of their respective directors, officers, employees or agents has, with respect to any Employee Plan, engaged in or been a party to any "prohibited transaction" (as defined in Section 4975 of the Code or Section 406 of ERISA), which could result in the imposition of either a penalty assessed pursuant to Section 502(i) of ERISA or a material tax liability imposed by Section 4975 of the Code, in each case applicable to the Company or any of its Subsidiaries or any Employee Plan. All Employee Plans have been approved and administered in all material respects in accordance with their terms and are in compliance in all material respects with the currently applicable requirements prescribed by all statutes, orders, or governmental rules or regulations currently in effect with respect to such Employee Plans, including, but not limited to, ERISA and the Code. There are no pending or, to the knowledge of the Company, threatened claims, lawsuits or arbitrations (other than routine claims for benefits), relating to any of the Employee Plans, or the assets of any trust for any Employee Plan. Each Employee Plan intended to qualify under Section 401(a) of the Code, and the trusts created thereunder intended to be exempt from tax under the provisions of Section 501(a) of the Code, either (i) has received a favorable determination letter (or is a prototype document for which the opinion letter of the sponsor may be relied upon) from the Internal Revenue Service to such effect or (ii) is still within the "remedial amendment period," as described in Section 401(b) of the Code and the regulations thereunder. All contributions or payments required to be made or accrued before the Effective Time under the terms of any Employee Plan will have been made or accrued by the Effective Time in accordance with GAAP or in a manner consistent with past practice. Neither the Company nor any of its ERISA Affiliates contributes, nor within the six-year period ending on the date hereof has any of them contributed or been obligated to contribute, to any plan, program or agreement which is a "multiemployer plan" (as defined in Section 3(37) of ERISA) or which is subject to Section 412 of the Code or Section 302 or Title IV of ERISA. No Employee Plan provides coverage for medical, surgical, hospitalization, or similar health benefits or death benefits (whether or not insured) for employees or former employees of the Company or any of its Subsidiaries for periods extending beyond their retirement or other termination of service, other than coverage mandated by applicable law or benefits in the nature of severance pay with respect to one or more of the agreements set forth on Section 3.10 or 3.17 of the Company Disclosure Letter. No condition exists that would prevent the Company or any of its Subsidiaries from amending or terminating any Employee Plan providing health or medical benefits in respect of any active employee of the Company or any of its Subsidiaries. No amounts payable under any Employee Plan or otherwise as a result of the transactions contemplated by this Agreement (either alone or in combination with another event) will fail to be deductible to the Company or the Surviving Corporation or their Subsidiaries for federal income tax purposes by virtue of Section 280G of the Code. The consummation of the transactions contemplated by this Agreement will not, either alone or in combination with any other event, (i) entitle any current or former employee, director or officer of the Company or its Subsidiaries to severance pay or any other payment, (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee, director or officer or (iii) require the Company to place in trust or otherwise set aside any amounts in respect of severance pay or any other payment. Except for determination letters issued by the Internal Revenue Service with respect to plans intended to qualify under Section 401(a) of the Code, neither the Company, nor any Subsidiary, nor any ERISA Affiliate is a party to any material agreement or understanding, whether written or unwritten, with the Internal Revenue Service, the Department of Labor or the Pension Benefit Guaranty Corporation in regard to any Employee Plan. No representations or communications, oral or written, with respect to the participation, eligibility for benefits, vesting, benefit accrual or coverage under any Employee Plan have been made to current or former employees or directors (or any of their representatives or beneficiaries) of the Company or any Subsidiary that are not in accordance with the terms and conditions of the Employee Plans.

        Section 3.11    Information Supplied.     None of the information included or incorporated by reference in the Proxy Statement will, on the date it is filed and on the date it is first published, sent or given to the holders of Company Common Stock and on the date of any Company Stockholders' Meeting, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If, at any time prior to the date of the Company Stockholders' Meeting, any event with respect to the Company or any of its Subsidiaries, or with respect to information supplied by or on behalf of the Company specifically for inclusion in the Proxy Statement, shall occur which is required to be described in an amendment of, or supplement to, the Proxy Statement, such event shall be so described by the Company, and provided in writing to Parent and Merger Sub. All documents that the Company is responsible for filing with the SEC in connection with the transactions contemplated herein, to the extent relating to the Company or any of its Subsidiaries or other information supplied by the Company for inclusion therein, will comply as to form, in all material respects, with the provisions of the Exchange Act and the respective rules and regulations thereunder, and each such document required to be filed with any Governmental Entity will comply in all material respects with the provisions of applicable law as to the information required to be contained therein. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to the information supplied or to be supplied by either Merger Sub or Parent specifically for inclusion in the Proxy Statement.

        Section 3.12    Conduct of Business; Permits; Compliance with Laws.     Since November 1, 2008, the business of the Company has not been and is not being conducted in default or violation in any material respect of any term, condition or provision of (i) the Certificate of Incorporation or By-Laws of the Company, (ii) any note, bond, mortgage or indenture or any material contract, agreement, lease or other instrument or agreement of any kind to which the Company or any of its Subsidiaries is now a party or by which the Company, its Subsidiaries or any of its or their respective properties or assets may be bound, or (iii) any federal, state, or county, regional, municipal, local or foreign statute, law, ordinance, rule, regulation, judgment, decree, order, concession, grant, franchise, permit or license or other governmental authorization or approval applicable to the Company, its Subsidiaries or its or their respective businesses, including, without limitation, Regulatory Laws, except, in the case of the foregoing clause (ii), where such default or violation would not reasonably be expected to result in a Material Adverse Effect. The material permits, licenses, approvals, certifications and authorizations from any Governmental Entity, including, without limitation, those obtained under Regulatory Laws (collectively, "Permits") held by the Company and its Subsidiaries are valid and sufficient in all material respects for all business presently conducted by the Company and its Subsidiaries. Neither the Company nor any of its Subsidiaries has received any written claim or notice that not it or they are not in compliance with, or, to the knowledge of the Company, not in compliance with, the terms of any such Permits or any requirements, standards and procedures of the Governmental Entity which issued them, or any limitation or proposed limitation on any Permit, except where the failure to be in compliance would not reasonably be expected to result in a Material Adverse Effect. None of the Permits will lapse, terminate or otherwise cease to be valid as a result of the consummation of the transactions contemplated hereby.

        Section 3.13    Taxes.

        (a)   The Company and its Subsidiaries have duly and timely filed all material Tax Returns required to be filed by them, and all such material Tax Returns are true, correct and complete in all material respects.

        (b)   The Company and its Subsidiaries have timely paid all material Taxes required to be paid by (whether or not shown due on any Tax Return).

        (c)   The Company has made adequate provision in the financial statements of the Company (in accordance with GAAP) for all Taxes of the Company or its Subsidiaries not yet due.

        (d)   The Company and its Subsidiaries have complied, in all material respects, with all applicable Laws relating to the payment and withholding of Taxes and have, within the time and manner prescribed by Law, withheld and paid over to the proper tax authorities all amounts required to be withheld and paid over.

        (e)   Neither the Company nor any of its Subsidiaries have received notice (written or oral) of any pending or threatened audit, proceeding, examination or litigation or similar claim that has been commenced or is presently pending with respect to the Company or any of its Subsidiaries.

        (f)    No written claim has been made by any tax authority in a jurisdiction where neither the Company nor any of its Subsidiaries file a Tax Return that the Company or any of its Subsidiaries is or may be subject to taxation in that jurisdiction.

        (g)   No material deficiency with respect to any Taxes has been proposed, asserted or assessed in writing against the Company or any of its Subsidiaries; and no requests for waivers of the time to assess any material amount Taxes are pending.

        (h)   There are no outstanding written agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any material Taxes or deficiencies against the Company or any of its Subsidiaries, and no power of attorney granted by the Company or any of its Subsidiaries with respect to any material Taxes is currently in force.

        (i)    The Company is not a party to any agreement providing for the allocation or sharing of any material amount of Taxes imposed on or with respect to any individual or other Person, and the Company (A) has not been a member of an affiliated group (or similar state, local or foreign filing group) filing a consolidated U.S. federal income Tax Return or (B) does not have any liability for the Taxes of any Person (other than the Company) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law), or as a transferee or successor.

        (j)    The federal income Tax Returns of the Company and its Subsidiaries have been examined by and settled with the Internal Revenue Service (or the applicable statutes of limitation have lapsed) for all years through and including October 29, 2005. All material assessments for Taxes due with respect to such completed and settled examinations or any concluded litigation have been fully paid.

        (k)   Neither the Company nor any of its Subsidiaries have participated in a "reportable transaction" within the meaning of Treasury Regulations Section 1.6011-4(b).

        (l)    There are no Liens for Taxes upon the assets or properties of the Company or any of its Subsidiaries, except for Liens which arise by operation of Law with respect to current Taxes not yet due and payable.

        (m)  Neither the Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (A) change in method of accounting for a taxable period ending on or prior to the Closing Date, or (B) "closing agreement," as described in Section 7121 of the Code (or any corresponding provision of state, local or foreign Law), entered into on or prior to the Closing Date, or (C) any ruling received from the Internal Revenue Service.

        (n)   The Company has previously delivered or made available to Parent or Merger Sub complete and accurate copies of each of (i) all audit reports, letter rulings, technical advice memoranda, and similar documents issued by any Tax authority relating to the United States Federal, state, local or foreign Taxes due from or with respect to the Company or its Subsidiaries and (ii) any closing agreements entered into by the Company or its Subsidiaries with any Tax authority, in each case (A) existing on the date hereof and (B) dated on or after January 1, 2002.

        (o)   The Company is not and has not been a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

        (p)   The Company has not constituted a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock to which Section 355 of the Code (or so much of Section 356 of the Code as relates to Section 355 of the Code) applies and which occurred within two years of the date of this Agreement.

        Section 3.14    Environmental Matters.

        (a)   The Company and its Subsidiaries are, and have been since October 29, 2005, in compliance in all material respects with all applicable Environmental Laws (which compliance includes, but is not limited to, the possession by the Company and its Subsidiaries of all permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof). Neither the Company nor any of its Subsidiaries have received any written communication, whether from a Governmental Entity, citizens group, employee or otherwise, alleging that the Company or any of its Subsidiaries is not in such compliance, and, to the knowledge of the Company, there are no past or present actions, activities, circumstances, conditions, events or incidents that are reasonably likely to prevent or interfere with such compliance in the future.

        (b)   There is no Environmental Claim pending or, to the knowledge of the Company, threatened, against the Company or its Subsidiaries or, to the knowledge of the Company, against any Person whose liability for any Environmental Claim the Company or any of its Subsidiaries have or may have retained or assumed either contractually or by operation of law.

        (c)   To the knowledge of the Company, there are no material past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the Release or presence of any Hazardous Material that would form the basis of any Environmental Claim against the Company, its Subsidiaries or against any Person whose liability for any Environmental Claim the Company or its Subsidiaries have or may have retained or assumed either contractually or by operation of law.

        (d)   The Company has delivered or made available to Parent and Merger Sub true, complete and correct copies and results of any reports, studies, analyses, tests or monitoring possessed by the Company which have been prepared since October 29, 2005 pertaining to Hazardous Materials in, on, beneath or adjacent to any property currently or formerly owned, operated, occupied or leased by the Company or its Subsidiaries, or regarding the Company's or its Subsidiaries' compliance with applicable Environmental Laws.

        Section 3.15    Real Property; Title to Assets; Liens.

        (a)    Leased Real Property.

            (i)  Set forth in Section 3.15(a) of the Company Disclosure Letter is a list of all real property leased by the Company or any of its Subsidiaries as of the date hereof. Each of the leases relating to Leased Real Property is a valid and subsisting leasehold interest of the Company or its respective Subsidiary. Each Leased Real Property is free of subtenancies and other occupancy rights and Liens (other than Permitted Liens), and is a valid and binding obligation of the Company or its respective Subsidiary and, to the knowledge of the Company, each other party thereto, enforceable against the Company or its respective Subsidiary and, to the knowledge of the Company, each other party thereto in accordance with its terms.

           (ii)  True, correct and complete copies of the Real Property Leases have been made available to Parent and Merger Sub prior to the date hereof and such Real Property Leases have not been amended or modified since that date;

          (iii)  (A) there are no material disputes with respect to any Real Property Lease; and (B) neither the Company nor any of its respective Subsidiaries nor, to the knowledge of the Company, any other party to each Real Property Lease is in breach or default under such Real Property Lease, and to the knowledge of the Company, no event has occurred or failed to occur or circumstance exists which, with the delivery of notice, the passage of time or both, would constitute such a breach or default, or permit the termination, modification or acceleration of rent under such Real Property Lease;

          (iv)  no consent by the landlord under the Real Property Leases is required in connection with the consummation of the transactions contemplated herein;

           (v)  none of the Leased Real Property has been pledged or assigned by the Company or any of its Subsidiaries or is subject to any Liens (other than pursuant to this Agreement or Permitted Liens); and

          (vi)  neither the Company nor any of its Subsidiaries owe, nor will owe in the future, any brokerage commissions or finder's fees with respect to any Real Property Lease which have not been accrued or reserved for in the Company's financial statements.

        (b)    Owned Real Property.     The Company does not own any real property.

        (c)    Personal Property.     The Company and its Subsidiaries have good and marketable fee title to, or, in the case of leased assets, have good and valid leasehold interests in, all other tangible and intangible assets, used or held for use in, or which are necessary to conduct, the business of the Company or its Subsidiaries as currently conducted, free and clear of any Liens, except Permitted Liens.

        Section 3.16    Intellectual Property.

        (a)   Section 3.16 of the Company Disclosure Letter sets forth a true, correct and complete list of all material U.S. and foreign (i) issued Patents and Patent applications, (ii) Trademark registrations and applications, (iii) Copyright registrations and applications and (iv) unregistered copyrights in Software, in each case, which is owned by the Company or its Subsidiaries. The Company or its respective Subsidiary is the sole and exclusive beneficial and record owner of all of the material Intellectual Property Rights set forth in Section 3.16 of the Company Disclosure Letter, and all such Intellectual Property Rights are subsisting, valid, and enforceable.

        (b)   To the Company's knowledge, the Company owns or has a valid right to use, free and clear of all material Liens, all Intellectual Property Rights necessary for, or used or held for use in connection with, the business of the Company, taken as a whole.

        (c)   Neither the Company nor any of its Subsidiaries have infringed, misappropriated or violated in any material respect any Intellectual Property Rights of any third party. There has been no such claim asserted or, to the knowledge of the Company, threatened in writing since October 29, 2005, against the Company or any of its Subsidiaries.

        (d)   To the Company's knowledge, no third Person has infringed, misappropriated or violated any Intellectual Property Rights owned or exclusively licensed by or to the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries have asserted or threatened such a claim against any Person since October 29, 2005.

        (e)   As used herein, "Intellectual Property Rights" means all U.S. and foreign (i) patents, patent applications, patent disclosures and all related continuations, continuations-in-part, divisionals, reissues, re-examinations substitutions and extensions thereof ("Patents"), (ii) trademarks, service marks, trade names, domain names, logos, slogans, trade dress, and other similar designations of source or origin, together with the goodwill symbolized by any of the foregoing ("Trademarks"), (iii) copyrights and copyrightable subject matter ("Copyrights"), (iv) rights of publicity, (v) computer programs (whether in source code, object code, or other form), databases, compilations and data, technology supporting the foregoing, and all documentation, including user manuals and training materials, related to any of the foregoing ("Software"), (vi) trade secrets and all confidential information, know-how, inventions, proprietary processes, formulae, models, and methodologies, (vii) all rights in the foregoing and in other similar intangible assets, (viii) all applications and registrations for the foregoing and (ix) all rights and remedies against infringement, misappropriation, or other violation thereof.

        Section 3.17    Material Contracts.

        (a)   As of the date hereof, neither the Company nor any of its Subsidiaries is a party to or bound by:

            (i)  any "material contract" (as defined in Item 601(b) (10) of Regulation S-K of the SEC);

           (ii)  any contract or agreement for the purchase of materials or personal property from any supplier or for the furnishing of services to the Company or any of its Subsidiaries that provides for future aggregate annual payments by the Company or any of its Subsidiaries of $100,000 or more;

          (iii)  any contract or agreement for the sale, license (as licensor) or lease (as lessor) by the Company or any of its Subsidiaries of services, materials, products, supplies or other assets, that provides for future aggregate annual payments to the Company or any of its Subsidiaries of $100,000 or more;

          (iv)  any material written contract (or agreement) relating to the Traditional Franchises or the Licensed Franchises, including the Franchising Contracts;

           (v)  any non-competition agreement or any other agreement or obligation which purports to limit, or which after the Effective Time would reasonably be expected to limit, in any material respect the manner in which, or the localities in which, the business of the Company or its Subsidiaries or affiliates may be conducted;

          (vi)  any contract (including any employment, compensation, incentive, retirement, loan or severance arrangements) with any current stockholder, director, manager, officer, employee or agent of the Company or any of its Subsidiaries that requires the Company or any Subsidiary to pay annual compensation in excess of 100,000;

         (vii)  any joint venture, product development, research and development and limited partnership agreements or arrangements involving a sharing of profits, losses, costs or liabilities by the Company or any of its Subsidiaries with any other Person;

        (viii)  mortgages, indentures, loan or credit agreements, security agreements and other agreements and instruments relating to the borrowing or guarantee of money or extension of credit in any case in excess of $100,000;

          (ix)  any standby letter of credit, performance or payment bond, guarantee arrangement or surety bond of any nature involving amounts in excess of $100,000;

           (x)  other contracts whose terms exceed one year and are not cancelable by the Company or any of its Subsidiaries, as applicable, on notice of 60 or fewer days without payment by the Company or any of its Subsidiaries after the date hereof of more than $100,000;

          (xi)  any contract for the sale of any assets of the Company or any of its Subsidiaries (whether by merger, sale of stock, sale of assets or otherwise) or for the grant to any Person of any preferential rights to purchase any assets (whether by merger, sale of stock, sale of assets or otherwise), in each case, for consideration in excess of $100,000;

         (xii)  any contract relating to the ownership, management or control of any Person in which the Company or a Subsidiary owns any equity interest other than direct and indirect wholly-owned Subsidiaries of the Company or another Subsidiary of the Company;

        (xiii)  any voting or other agreement governing how any shares of Company Common Stock shall be voted other than the Purchase Agreement and the Governance Agreement; or

        (xiv)  any contract, agreement or arrangement to allocate, share or otherwise indemnify for Taxes.

        The foregoing contracts and agreements to which the Company or any of its Subsidiaries is a party or is bound are collectively referred to herein as "Company Material Contracts."

        (b)   Each Company Material Contract is valid and binding on the Company or its respective Subsidiary (to the extent that it is a party thereto) and, to the knowledge of the Company, each other party thereto, and is in full force and effect, and the Company and its respective Subsidiary (to the extent that it is a party thereto) and, to the knowledge of the Company, each other party thereto, have performed in all material respects all obligations required to be performed by it to date under each Company Material Contract. Neither the Company, its Subsidiaries, nor, to the knowledge of the Company, any other party thereto, has violated or defaulted under, or terminated, nor has the Company or its respective Subsidiary or, to the knowledge of the Company, any other party thereto, given or received notice of, any violation or default or termination under (nor, to the knowledge of the Company, does there exist any condition which with the passage of time or the giving of notice or both would result in such a violation, default or termination under) any Company Material Contract. The Company has provided, or made available, to Parent and Merger Sub true and correct copies of each of the Company Material Contracts.

        Section 3.18    Insurance.     Section 3.18 of the Company Disclosure Letter sets forth a list of the insurance policies currently maintained by the Company or any of its Subsidiaries (the "Insurance Policies"). Each Insurance Policy is in full force and effect and is valid, outstanding and enforceable, and all premiums due thereon have been paid in full. Other than the Company's directors' and officers' liability insurance policy, none of the Insurance Policies will terminate or lapse (or be affected in any other materially adverse manner) by reason of the transactions contemplated by this Agreement. The Company and each of its respective Subsidiaries have complied in all material respects with the provisions of each Insurance Policy under which it is the insured party. No insurer under any Insurance Policy has cancelled or generally disclaimed liability under any such policy or, to the Company's knowledge, indicated any intent to do so or not to renew any such policy. All material claims under the Insurance Policies have been filed in a timely fashion. Since the Company's formation, to the knowledge of the Company, there have been no historical gaps in insurance coverage of the Company or any of its Subsidiaries.

        Section 3.19    Collective Bargaining; Labor Disputes; Compliance.

        (a)   Since October 29, 2005, to the knowledge of the Company, neither the Company, its Subsidiaries, nor any of its or their respective Employees, agents, or representatives has committed any material unfair labor practice as defined in the National Labor Relations Act. There are no labor agreements, shop agreements, work rules or practices, or collective bargaining agreements with any labor union, labor organization, trade union or works council to which the Company or any of its Subsidiaries is a party or under which the Company or any of its Subsidiaries is bound. There are no labor agreements, collective bargaining agreements, work rules or practices, or any other labor-related agreements or arrangements that pertain to any of the Employees of the Company or any of its Subsidiaries. No Employee is represented by any labor union, labor organization, trade union, or works council.

        (b)   To the knowledge of the Company, neither the Company nor any of its Subsidiaries are currently, and have not been since October 29, 2005, the subject of any labor union organizing activities, and, to the knowledge of the Company, there are no labor union organizing activities with respect to the Employees. No labor union, labor organization, trade union, works council, or group of Employees has made a pending demand in writing for recognition or certification with respect to the Company or any of its Subsidiaries, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened in writing to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority. Neither the Company nor any of its Subsidiaries are, and have not been since October 29, 2005, the subject of any strike, dispute, walk-out, work stoppage, slow down, lockout, or material arbitration or material grievance, involving the Company or any of its Subsidiaries nor, to the knowledge of the Company, has any such activity been threatened since October 29, 2005.

        (c)   Section 3.19(c) of the Company Disclosure Letter sets forth the written personnel manuals, handbooks, policies, rules or procedures and material unwritten such arrangements applicable to Employees.

        (d)   Since November 1, 2008, neither the Company nor any of its Subsidiaries have entered into any employment-related agreements or contracts, including but not limited to, employment agreements, consulting agreements, severance agreements and/or Employee releases, retention agreements, termination agreements, confidentiality agreements, non-competition, proprietary information agreements, indemnification agreements, arbitration agreements, change in control agreements, lock-up agreements, deferred compensation agreements, retirement agreements, other Employee agreements, that require the Company or any of its Subsidiaries to pay annual or a lump sum compensation, other than compensation as a result of a termination of employment (with or without cause) or as a result of entering into this Agreement or the consummation of the transactions contemplated hereby, each of which are covered by paragraph (e) below, individually or in the aggregate, in excess of $100,000.

        (e)   There are no employment agreements, severance agreements or severance plans or other documents, arrangements or understandings (whether written or oral) requiring the payment (or setting aside) of any amounts or the providing of any benefits (or acceleration, continuation or modification thereof) to any of the Company's or its Subsidiaries respective directors, officers or Employees in the event of a termination of employment (with or without cause) or as a result of entering into this Agreement or the consummation of the transactions contemplated hereby.

        (f)    Since November 1, 2008, neither the Company nor any of its Subsidiaries have received any written notice that any Employee is, and no Employee is, in any material respect in violation of any term of any employment agreement, consulting agreement, severance agreement and/or Employee release, material retention agreement, termination agreement, confidentiality agreement, non-competition or proprietary information agreement, indemnification agreement, arbitration agreement, change in control agreement, lock-up agreement, deferred compensation agreement, retirement agreement, other material Employee agreement, or other obligation to a former employer of any such Employee relating (i) to the right of any such Employee to be employed by the Company or any of its Subsidiaries or (ii) to the knowledge or use of trade secrets or proprietary information.

        (g)   Since October 29, 2005, the Company and each of its Subsidiaries has complied, in all material respects, with all laws respecting employment and employment practices including, without limitation, all laws respecting terms and conditions of employment, the National Labor Relations Act and other provisions relating to wages, hours, benefits, child labor, immigration, employment discrimination, disability rights or benefits, equal employment opportunity, plant closures and layoffs, affirmative action, workers' compensation, labor relations, Employee leave issues, unemployment insurance, collective bargaining and all applicable occupational safety and health acts and laws. To the knowledge of the Company, neither the Company nor any of its Subsidiaries have engaged in any unfair labor practice or discriminated on the basis of race, age, sex, disability or any other protected category in its employment conditions or practices with respect to its Employees, customers or suppliers. No action, suit, complaint, charge, grievance, arbitration, Employee proceeding or investigation by or before the Equal Employment Opportunity Commission or any other Governmental Entity brought by or on behalf of any Employee, prospective Employee, former Employee, retired Employee, labor organization or other representative of the Employees has been brought against the Company or any of its Subsidiaries since October 29, 2005, or to the knowledge of the Company, is threatened in writing against the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries is a party to or otherwise bound by any consent decree with, citation by, or any other order or determination by any Governmental Entity relating to the Employees or employment practices relating to the Employees. Since October 29, 2005, neither the Company nor any of its Subsidiaries has been delinquent in payments to any Employees or former Employees for any services or amounts required to be reimbursed or otherwise paid which are, individually or in the aggregate, of a material amount.

        (h)   To the knowledge of the Company, since October 29, 2005, neither the Company nor any of its Subsidiaries has received (i) written notice of any unfair labor practice charge or complaint pending or threatened before the National Labor Relations Board or any other Governmental Entity against it or its respective Subsidiaries, (ii) written notice of any complaints, grievances or arbitrations arising out of any collective bargaining agreement or any other labor grievances or arbitration proceedings against it or its respective Subsidiaries, (iii) written notice of any charge or complaint with respect to or relating to it pending before the Equal Employment Opportunity Commission or any other Governmental Entity responsible for the prevention of unlawful employment practices, (iv) written notice of the intent of any Governmental Entity responsible for the enforcement of labor, employment, wages and hours of work, child labor, immigration, or occupational safety and health Laws to conduct an investigation with respect to or relating to it or notice that such investigation is in progress, or (v) written notice of any complaint, lawsuit or other proceeding pending or threatened in any forum by or on behalf of any present or former Employee of such entities, any applicant for employment or classes of the foregoing alleging breach of any express or implied contract of employment, any applicable law governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship.

        (i)    To the knowledge of the Company, since October 29, 2005, the Company and each of its Subsidiaries has at all times properly classified (including for purposes of tax law) each of its Employees as employees, and each of its independent contractors as independent contractors, as applicable, and has treated each such Person classified by it as an employee or independent contractor consistently with such status. There is no proceeding pending or, to the knowledge of the Company, threatened in writing against the Company or any of its Subsidiaries by any Person challenging or questioning the classification of any Person as an employee or an independent contractor, including, without limitation, any claim for unpaid benefits, for or on behalf of, any such Person.

        (j)    The Company and each of its Subsidiaries are, and have been, in compliance with all notice and other requirements under the Worker Adjustment and Retraining Notification Act of 1988 (the "WARN Act") and any similar state or local law relating to plant closings and layoffs. None of the Employees have suffered an "employment loss" (as defined in the WARN Act) within the three-month period prior to the date of this Agreement.

        (k)   Substantially all of the Employees have entered into an Employment Contract containing confidentiality and non-solicitation provisions, substantially in the form included in Section 3.19(k) of the Company Disclosure Letter (an "Employment Contract"). Each such Employment Contract is, and at the Effective Time will be, in full force and effect and has not been amended or modified other than such agreements which, individually or in the aggregate, would reasonably by expected to result in a Material Adverse Effect.

        Section 3.20    Transactions with Affiliates.     All transactions, agreements, arrangements or understandings between the Company and the Company's affiliates or other Persons, (an "Affiliate Transaction"), that are required to be disclosed in the Company SEC Reports in accordance with Item 404 of Regulation S-K under the Securities Act have been so disclosed. There have been no Affiliate Transactions that are required to be disclosed under the Exchange Act pursuant to Item 404 of Regulation S-K under the Securities Act which have not already been disclosed in the Company SEC Reports. In the good faith judgment of the Company Board, each Affiliate Transaction at the time it was entered into and as of the time of any amendment or renewal thereof contained such terms, provisions and conditions as were at least as favorable, in the aggregate, to the Company or any of its Subsidiaries as would have been obtainable by the Company or any of its Subsidiaries in a similar transaction with an unaffiliated third party.

        Section 3.21    Brokers.     No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

        Section 3.22    Opinion of Financial Advisor.     The special committee of the Company Board has received a written opinion of Robert W. Baird & Co. Incorporated to the effect that, based on the assumptions, qualifications and limitations contained therein, as of the date hereof, the Merger Consideration to be received by the Company's stockholders as provided herein is fair, from a financial point of view, to such stockholders. The Company will provide a copy of such written opinion to Parent and Merger Sub as soon as reasonably practicable. The Company has made available to Parent and Merger Sub a true and complete copy of the engagement letter between the special committee of the Company Board and Robert W. Baird & Co. Incorporated.

        Section 3.23    Control Share Acquisition.     No restrictive provision of any "fair price," "moratorium," "control share acquisition," "business combination," "stockholder protection," "interested stockholder" or other similar anti-takeover statute or regulation (each, a "Takeover Statute"), or any similar restrictive provision of the Certificate of Incorporation or By-Laws of the Company is, or at the Effective Time will be, applicable to the Company, Parent, Merger Sub, the Company Common Stock, the Merger or any other transaction contemplated by this Agreement or the Purchase Agreement.

        Section 3.24    Vote Required.     The affirmative vote of at least 51% of the combined voting power of all shares of the Company entitled to vote generally in the election of directors, voting together as a single class, is the only vote of the Company's stockholders necessary (under applicable law or otherwise), to approve this Agreement and the transactions contemplated by this Agreement, including the Merger (the "Company Stockholder Approval").

ARTICLE IV

COVENANTS AND AGREEMENTS

        Section 4.1    Conduct of Business Pending the Merger.     The Company covenants and agrees on behalf of itself and its Subsidiaries that, between the date of this Agreement and the Effective Time, unless Parent and Merger Sub shall otherwise consent in writing (which consent shall not be unreasonably withheld, delayed or conditioned), the business of the Company and each of its Subsidiaries shall be conducted only in, and the Company shall not and shall not permit any of its Subsidiaries to, take any action except (i) in the ordinary course of business or (ii) as expressly contemplated by this Agreement or (iii) as set forth in Section 4.1 of the Company Disclosure Letter;

and the Company will use its commercially reasonable efforts to preserve substantially intact the business organization of the Company and its Subsidiaries taken as a whole), to keep available the services of the present officers, employees and consultants of the Company and its Subsidiaries and to preserve the present relationships of the Company and its Subsidiaries with customers, clients, suppliers and other Persons with which the Company or any of its Subsidiaries has significant business relations and pay all applicable Taxes when due and payable. In determining whether to consent to an action proposed to be taken by the Company prior to the Closing Date for which the consent of Parent is required under Section 4.1(d), the parties hereto acknowledge and agree that Parent may take into account, among other factors, the impact of the proposed action on the financial condition of the Company and its Subsidiaries, taken as a whole, as of the Effective Time and whether such action is reasonably necessary or appropriate for the conduct of the Company's business during the period prior to the Closing Date. Without limiting the generality of the foregoing, except as (x) expressly contemplated by this Agreement or (y) set forth in Section 4.1 of the Company Disclosure Letter, the Company shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of Parent and Merger Sub (which consent shall not be unreasonably withheld, delayed or conditioned):

          (a)   amend (i) its Certificate of Incorporation or By-Laws or the governing documents of any of its Subsidiaries or (ii) any material term of any outstanding security issued by the Company or any of its Subsidiaries;

          (b)   (i) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to any capital stock, (ii) redeem, purchase or otherwise acquire, directly or indirectly, any capital stock or other securities, other than in connection with the exercise of an option or the payment of withholding taxes in connection therewith, (iii) issue, sell, pledge, dispose of or encumber any (A) shares of capital stock, (B) securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of capital stock or (C) other securities of the Company or its Subsidiaries, other than shares of Company Common Stock issued upon the exercise of Options outstanding on the date hereof in accordance with the Incentive Plans as in effect on the date hereof, or (iv) split, combine or reclassify any outstanding capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of capital stock;

          (c)   acquire or agree to acquire (i) by merging or consolidating with, or by purchasing a substantial portion of the equity interests of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof or (ii) any assets other than equipment and supplies in the ordinary course of business consistent with past practice;

          (d)   except in the ordinary course of business, amend, enter into or terminate any Company Material Contract or any contract or agreement which would have constituted a Company Material Contract if in existence as of the date hereof involving amounts in excess of $100,000, or waive, release or assign any material rights or claims thereunder;

          (e)   amend in any material respect (other than to reduce rent or payments thereunder, cancel tenant improvements or reduce the term) or terminate any Real Property Lease or enter into any agreement which could constitute a Real Property Lease;

          (f)    other than pursuant to existing arrangements as set forth in the Company Disclosure Letter, outsource any operations, including with respect to information technology systems;

          (g)   transfer, lease, license, sell, mortgage, pledge, dispose of, encumber or subject to any Lien any property or assets or cease to operate any assets, other than sales of excess or obsolete assets in the ordinary course of business;

          (h)   except as required to comply with applicable law, an existing Company Material Contract or this Agreement, (i) adopt, enter into, terminate, amend or increase the amount or accelerate the payment or vesting of any benefit or award or amount payable under any Employee Plan or other arrangement for the current or future benefit or welfare of any director, officer or employee, other than in the case of employees who are not officers or directors in the ordinary course of business, (ii) increase in any manner the compensation or fringe benefits of, or pay or agree to pay any bonus or severance or similar payment to, any director or officer or, other than in the ordinary course of business, any other employee, (iii) other than benefits accrued through the date hereof and other than in the ordinary course of business for employees other than officers or directors of the Company, pay any benefit not provided for under any Employee Plan, (iv) other than bonuses earned through the date hereof and other than in the ordinary course of business for employees other than officers and directors, grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or Employee Plan; provided that there shall be no grant or award to any director, officer or employee of stock options, restricted stock, stock appreciation rights, stock based or stock related awards, performance units, units of phantom stock or restricted stock, or any removal of existing restrictions in any Employee Plan or agreements or awards made thereunder or (v) take any action to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or Employee Plan;

          (i)    (i) incur or assume any material indebtedness other than as contemplated by, or permitted under or pursuant to, the Financing Agreement or the Subordinated Loan Agreement, (ii) incur or modify any other material indebtedness, other than entering into or amending or modifying any forbearance or similar agreements provided such amendments, modifications or agreements do not require payment by the Company of fees in excess of $50,000 in the aggregate, (iii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person, except in the ordinary course of business and consistent with past practice, or (iv) except for advances or prepayments in the ordinary course of business in amounts consistent with past practice, make any loans, advances or capital contributions to, or investments in, any other Person (other than customary loans or advances to employees in accordance with past practice);

          (j)    change any accounting policies or procedures (including procedures with respect to reserves, revenue recognition, payments of accounts payable and collection of accounts receivable) used unless required by a change in applicable law or GAAP;

          (k)   make any material Tax election or change in any material Tax election, amend any Tax Returns or enter into any settlement or compromise of any material Tax liability of the Company or its Subsidiaries;

          (l)    pay, discharge, satisfy, settle or compromise any claim, litigation, liability, obligation (absolute, asserted or unasserted, contingent or otherwise) or any legal proceeding, except for any settlement or compromise involving less than $100,000, but subject to an aggregate maximum of $250,000, including all fees, costs and expenses associated therewith but excluding from such amounts any contribution from any insurance company or other parties to the litigation;

          (m)  enter into any negotiation with respect to, or adopt or amend in any respect, any collective bargaining agreement, or material labor agreement, work rule or practice, or any other material labor-related agreement or arrangement;

          (n)   enter into or amend any material agreement or arrangement with any of the Company's or its respective Subsidiaries' officers, directors, employees or any "affiliate" or "associate" of any of the Company's or its respective Subsidiaries' officers or directors (as such terms are defined in Rule 405 under the Securities Act);

          (o)   enter into any agreement, arrangement or contract to allocate, share or otherwise indemnify for Taxes;

          (p)   make, authorize or agree to make any material capital expenditures, or enter into any agreement or agreements providing for payments by the Company or its Subsidiaries in excess of $125,000 in the aggregate;

          (q)   enter into an agreement, contract, commitment or arrangement to do any of the foregoing, or to authorize, recommend, propose or announce an intention to do any of the foregoing (a)-(p) of this Section 4.1; and

          (r)   take any action that would, or is reasonably likely to, cause any of its representations and warranties contained in this Agreement to become untrue, or cause any of the conditions to the Merger set forth in Article VI of this Agreement to not be satisfied.

        Section 4.2    No Solicitations.

        (a)   The Company agrees that neither it, nor any Subsidiary of the Company, nor any of its or its Subsidiaries officers and directors, shall, and that it shall instruct and use its commercially reasonable efforts to cause its and their other officers, employees, accountants, consultants, legal counsel, financial advisors and agents and other representatives (collectively, "Representatives") not to, directly or indirectly (i) knowingly solicit, initiate, encourage, facilitate or induce any inquiry with respect to or that would reasonably be expected to lead to, or the making, submission or announcement of, any Company Alternative Proposal, (ii) participate in any discussions or negotiations regarding, or furnish to any person any nonpublic information relating or with respect to, any Company Alternative Proposal, or in response to any inquiries or proposals that could reasonably be expected to lead to any Company Alternative Proposal, (iii) approve, endorse or recommend any Company Alternative Proposal, or (iv) enter into any letter of intent or similar document or any agreement or commitment providing for, any Company Alternative Proposal (except for confidentiality agreements specifically permitted pursuant to Section 4.2(c)). The Company shall immediately terminate, and shall cause its Subsidiaries and its and their Representatives to immediately terminate, all discussions or negotiations, if any, that are ongoing as of the date hereof with any third party with respect to a Company Alternative Proposal and shall immediately request the return of all related information.

        (b)   Immediately after receipt of any inquiries, proposals or offers related to, or if any information is requested with respect to, or any negotiations or discussions are sought in connection with a Company Alternative Proposal, the Company shall notify Parent of such, and the identity of the Person or group of Persons involved, and shall provide copies of any written materials related thereto, and shall keep Parent informed on a reasonably current basis with respect to the status, terms, discussions and negotiations with respect to such inquiry, proposal or offer or any amendment thereto.

        (c)   Notwithstanding anything in this Agreement to the contrary, if prior to the receipt of the Company Stockholder Approval (i) the Company receives a Company Alternative Proposal which (x) constitutes a Company Superior Proposal or (y) which the Company Board determines in good faith, after consultation with its outside financial and legal advisors, would reasonably be expected to result in a Company Superior Proposal by the Person (or group of Persons) making such Company Alternative Proposal and (ii) prior to taking the actions in (A) and (B) below, the Company Board determines in good faith, after consultation with its outside legal advisors, that failure to take such action would be inconsistent with such directors' fiduciary duties under applicable law, then, prior to receipt of the Company Stockholder Approval, the Company may take the following actions: (A) furnish (or cause to be furnished by its Representatives) nonpublic information to the Persons (or group of Persons) making such Company Alternative Proposal and its Representatives and financing sources, if, and only if, prior to so furnishing such information, the Company receives from the persons (or group of persons) and its Representatives and financing sources an executed confidentiality agreement that contains provisions that are no less favorable in the aggregate to the Company and its Subsidiaries than the provisions contained in the Confidentiality Agreement, and (B) engage in discussions or negotiations with the Persons (or group of Persons) and its Representatives with respect to the Company Alternative Proposal.

        (d)   Nothing contained in this Agreement shall prohibit the Company or the Company Board from disclosing to its stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or issuing any "stop-look-and-listen" communication, if, in the good faith judgment of the Company Board, after consultation with its outside legal advisors, such disclosure is required under applicable law; provided that, (i) such disclosure shall be made at the latest time permissible under applicable law and (ii) if such disclosure has the substantive effect of a Company Change of Recommendation, it shall be deemed a Company Change of Recommendation.

ARTICLE V

ADDITIONAL AGREEMENTS

        Section 5.1    Proxy Statement.

        (a)   As promptly as is reasonably practicable after the date hereof, the Company shall prepare and file, or cause to be prepared and filed, with the SEC the proxy statement (together with the letters to stockholders, notices of meeting and forms of proxies to be distributed to stockholders in connection with the Merger and any schedules required to be filed with the SEC in connection therewith collectively, the "Proxy Statement") which shall (i) except to the extent provided in Section 5.2(a), include the recommendation of the Company Board that the Company's stockholders adopt this Agreement and the transactions contemplated hereunder and (ii) comply in all material respects with the provisions of the Exchange Act. Each of the Company and Parent shall use its commercially reasonable efforts to respond as promptly as reasonably practicable to any comments received from the SEC with respect to the Proxy Statement, and the Company shall cause the definitive Proxy Statement to be mailed to the Company's stockholders promptly following clearance by the SEC of the Proxy Statement (or, if applicable, following the date on which the SEC staff advises that it has no further comments and that the Company may commence mailing the Proxy Statement); provided that the Company shall provide written notice to Parent at least two (2) business days prior to the mailing of the Proxy Statement pursuant hereto. Each party shall promptly notify the other party upon the receipt by it or any of its Subsidiaries of any comments from the SEC or its staff, or any request from the SEC or its staff for amendments or supplements to the Proxy Statement, and shall provide the other party with copies of all correspondence between it or its Subsidiaries, on the one hand, and the SEC and its staff, on the other hand, relating to the Proxy Statement.

        (b)   The Company agrees that none of the information with respect to the Company or its Subsidiaries to be included in the Proxy Statement will, in the case of the Proxy Statement or any amendments thereof or supplements thereto, at the time of the mailing of the Proxy Statement or any amendments or supplements thereto, and at the time of the Company Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the Company assumes no responsibility with respect to information supplied in writing by or on behalf of Parent or Merger Sub for inclusion or incorporation by reference in the Proxy Statement, unless Parent has informed the Company in writing in a clear manner, within a reasonable time prior to its use, that such information should not be so included or incorporated by reference.

        (c)   If at any time prior to the Company Stockholders' Meeting, any information relating to the Company, Parent, Merger Sub or any of their respective affiliates, directors or officers should be discovered by the Company or Parent, which should be set forth in an amendment or supplement to the Proxy Statement so that the Proxy Statement shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the party that discovers such information (or the party whose Subsidiary discovers such information) shall promptly notify the other party, and an appropriate amendment, supplement or other filing incorporated by reference into the Proxy Statement describing such information shall be filed with the SEC and, to the extent required by applicable law, disseminated to the stockholders of the Company in each case, as promptly as reasonably practicable.

        Section 5.2    Meeting of Stockholders of the Company.

        (a)   The Company shall, in accordance with the DGCL and its certificate of incorporation and by-laws, duly call, give notice of, and, following the mailing of the Proxy Statement, convene and hold the Company Stockholders' Meeting and shall, through the Company Board, recommend to its stockholders the adoption of this Agreement and the transactions contemplated hereunder (the "Company Recommendation"). The Company will use commercially reasonable efforts to solicit from its stockholders proxies in favor of the adoption of this Agreement and the transactions contemplated hereunder. Except as expressly set forth in this Section 5.2, the Company Board shall not withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to Parent, the Company Recommendation. Notwithstanding anything in this Agreement to the contrary, the Company Board may withdraw, amend or modify the Company Recommendation (a "Company Change of Recommendation") if the Company Board has concluded in good faith, after consultation with its outside legal counsel, that the failure of the Company Board to effect a Company Change of Recommendation would be inconsistent with such directors' fiduciary duties under applicable Law; provided that if such Company Change of Recommendation is as a result of a Company Alternative Proposal, the Company Board shall have concluded in good faith after consultation with its outside financial and legal advisors that such Company Alternative Proposal is a Company Superior Proposal. In the event that, subsequent to the date of this Agreement and prior to the Company Stockholders' Meeting, there shall have been a Company Change of Recommendation, unless this Agreement is terminated by the Company or Parent, as the case may be, pursuant to Article VII, the Company shall nevertheless submit this Agreement to the holders of Company Common Stock for adoption at the Company Stockholders' Meeting.

        (b)   No Company Change of Recommendation may be made until (A) at least three (3) business days have elapsed following Parent's receipt of written notice from the Company advising Parent that the Company Board currently intends to take such action and the basis therefor, including all information considered in making such decision and (B) the Company has (during such three (3) day period) given Parent the opportunity to propose to the Company revisions to the terms of the transactions contemplated by this Agreement, and the Company and its representatives shall have, if requested by Parent, negotiate in good faith with Parent regarding any revisions to the terms of the transactions contemplated by this Agreement proposed by Parent. In determining whether to make a Company Change of Recommendation in response to a Company Alternative Proposal or otherwise, the Company Board shall take into account any changes to the terms of this Agreement suggested by Parent and any other information provided by Parent in response to such notice. Any material amendment to any Company Alternative Proposal will be deemed to be a new Company Alternative Proposal for purposes of this Section 5.2.

        (c)   Notwithstanding anything in this Agreement to the contrary, the Company may adjourn or postpone the Company Stockholders' Meeting (i) to the extent necessary to ensure that any necessary supplement or amendment to the Proxy Statement is provided to its stockholders in advance of a vote on the Merger and this Agreement, or, if as of the time for which the Company Stockholders' Meeting is originally scheduled (as set forth in the Proxy Statement), there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of such Company Stockholders' Meeting or to obtain the Company Stockholder Approval and (ii) for a period not to exceed five (5) business days upon the occurrence of a state of facts, event, circumstance, change or effect, which the Company determines in good faith could reasonably be likely to result in a Company Change of Recommendation; provided that the foregoing shall not affect Parent's right to terminate this Agreement pursuant to Section 7.1(g).

        Section 5.3    Additional Agreements.     The Company, Merger Sub and Parent will each comply in all material respects with all applicable laws and with all applicable rules and regulations of any Governmental Entity in connection with its execution, delivery and performance of this Agreement and the transactions contemplated hereby.

        Section 5.4    Notification of Certain Matters.     The Company shall give prompt notice to Parent and Merger Sub and Parent and Merger Sub shall give prompt notice to the Company, in each case in accordance with Section 8.2, of any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate or any failure of the Company, Parent or Merger Sub, as the case may be, to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, such that, (A) in the case of the Company, the conditions set forth in Section 6.3(a) or Section 6.3(b) would not reasonably be expected to be satisfied or (B) in the case of Parent or Merger Sub, the conditions set forth in Section 6.2(a) or Section 6.2(b) would not reasonably be expected to be satisfied; provided, however, that the delivery of any notice pursuant to this Section 5.4 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

        Section 5.5    Access to Information.

        (a)   From the date hereof to the Effective Time, the Company shall and shall cause its directors, officers, employees, auditors and agents to, (i) afford the directors, officers, employees, environmental and other consultants, attorneys, accountants financial advisors, representatives and agents of Parent and Merger Sub and the anticipated sources of the Financing or any alternative financing (the "Parent Representatives")reasonable access at reasonable times to its directors, officers, employees, representatives, agents, properties, offices and other facilities and to all reasonably required information systems, contracts, books and records (including Tax Returns, audit work papers and insurance policies), (ii) provide, all cooperation reasonably necessary in connection with the Financing or any alternative financing, including, but only to the extent reasonably necessary, participation in meetings and due diligence sessions and the provision of Company-specific information necessary for the preparation of definitive financing documentation, information memoranda and similar documents, and the execution and delivery of any commitment letters, pledge and security documents, other definitive financing documents, or other requested certificates or documents, including a certificate of the chief financial officer of the Company with respect to solvency matters, audited and unaudited financial statements, and legal opinions in each case, as may be reasonably requested by Parent or Merger Sub, and taking such other actions as are reasonably required to be taken by the Company in the Commitment Letters or pursuant to alternative financing arrangements, and (iii) make available or furnish to Parent and Merger Sub and the Parent Representatives, all financial, operating and other data and information that Parent and Merger Sub and the Parent Representatives may reasonably request; provided, however, that the Company shall be reimbursed promptly by Parent for all reasonable, documented, third-party out-of-pocket expenses incurred in connection with the foregoing. No information received pursuant to this Section 5.5 shall affect or be deemed to modify or update any of the representations and warranties of the Company contained in this Agreement.

        (b)   The Company shall use its commercially reasonable efforts to cooperate with Parent regarding the planning and implementation of Parent's integration and rationalization program to be implemented commencing at Closing.

        (c)   Nothing contained in this Section 5.5 shall require (i) the Company or any of its Subsidiaries (or their respective officers, directors, employees or other representatives) to engage in any action that would interfere unreasonably with the business of the Company and its Subsidiaries or (ii) the Company or any of its Subsidiaries to pay any commitment or other similar fee or incur any other liability in connection with the Financing prior to the Effective Time. Parent shall indemnify and hold harmless the Company and its Subsidiaries and their respective officers, directors, employees and other representatives for and against any and all losses or damages suffered or incurred by them in connection with the arrangement of the Financing and any information utilized in connection therewith except (i) with respect to information supplied by the Company, its Subsidiaries and representatives specifically for inclusion or incorporation by reference therein and/or (ii) to the extent such losses and damages arise from the gross negligence, willful misconduct or fraud of the Company or any of its or its Subsidiaries' officers, directors, employees or representatives.

        (d)   Each of Parent and Merger Sub agrees that it shall, and shall direct the Parent Representatives, to hold in strict confidence all data and information obtained by them from the Company in accordance with the Confidentiality Agreement, which shall survive the execution and delivery of this Agreement and any termination hereof.

        Section 5.6    Public Announcements.     Parent, Merger Sub and the Company shall not issue any press release or otherwise make any public statements or announcements with respect to the Merger and the other transactions contemplated hereby without the prior written consent of the other party (which consent shall not be unreasonably conditioned, withheld or delayed); provided, however, that each party may make such statements as may be required by applicable law or applicable stock exchange rules, in which case, the party desiring to make a public statement or disclosure shall consult with the other parties and permit them opportunity to review and comment on the proposed disclosure to the extent practicable under the circumstances. Notwithstanding the foregoing, Parent, Merger Sub and the Company agree that the initial press release to be issued with respect to the transactions contemplated hereby will be in the form heretofore agreed to by the parties. For the avoidance of doubt, each of the parties hereby acknowledges and agrees that customary communications by Parent and Merger Sub with Employees for purposes of transition planning, retention and similar purposes shall not be considered public statements or announcements within the meaning of this Section 5.6 and shall not require the prior written consent of the Company.

        Section 5.7    Approval and Consents; Cooperation.     Each of the Company, Parent and Merger Sub shall cooperate with each other and use their respective commercially reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on their part under this Agreement and applicable laws to consummate and make effective the Merger and the other transactions contemplated by this Agreement as soon as practicable, including (a) preparing and filing as promptly as practicable all documentation to effect all necessary applications, notices, petitions, filings, Tax ruling requests and other documents and to obtain as promptly as practicable all consents, waivers, licenses, orders, registrations, approvals, Permits, Tax rulings and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the Merger or any of the other transactions contemplated by this Agreement (including, but not limited to, those approvals, consents, orders, registrations, declarations and filings set forth in Section 3.5(b) of the Company Disclosure Letter (collectively, the "Required Approvals"), (b) taking all commercially reasonable steps as may be necessary to obtain all such Required Approvals (provided that in no event shall the Company be required to pay or commit to pay any material fee, material penalties or other material consideration to any landlord or other third party to obtain any consent, approval or waiver required for the consummation of the Merger), and (c) obtaining estoppel certificates with respect to each Leased Real Property.

        Section 5.8    Further Assurances.     In case at any time after the Effective Time any further action is reasonably necessary to carry out the purposes of this Agreement or the transactions contemplated by this Agreement, the proper officers of the Company, Parent and the Surviving Corporation shall take any such reasonably necessary action.

        Section 5.9    Indemnification and Insurance.

        (a)   Parent and Merger Sub agree that all rights to indemnification and payment or reimbursement of fees and expenses incurred in advance of the final disposition of any claim related to acts or omissions occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time (including any matters arising in connection with the transactions contemplated by this Agreement), now existing or at any time hereafter arising in favor of the current or former directors or officers, as the case may be (the "Indemnified Parties"), of the Company or its Subsidiaries as provided in their respective certificates of incorporation or by-laws (or comparable organizational documents) shall survive the Merger and shall continue in full force and effect for a period of six (6) years from and after the Effective Time. For a period of six (6) years from and after the Effective Time, (i) Parent shall cause the Surviving Corporation to maintain in effect the current provisions regarding indemnification of officers and directors contained in the certificate of incorporation and by-laws (or comparable organizational documents) of each of the Company and its Subsidiaries and (ii) Parent cause the Surviving Corporation to, and shall itself, indemnify and hold harmless the Indemnified Parties to the fullest extent permitted by applicable law against any losses, claims, damages, liabilities, costs, expenses (including advances for reasonable fees and expenses as incurred to the fullest extent permitted under applicable Law, provided the Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined by a court of competent jurisdiction, (such determination shall have become final) that such Person is not entitled to indemnification), judgments, fines and, subject to approval by Parent (which shall not be unreasonably withheld, delayed or conditioned), amounts paid in settlement in connection with any threatened or actual civil, criminal or administrative actions, suits, litigations, arbitrations, mediations, claims, hearings, inquiries, investigations or other proceedings ("Actions") to which such Indemnified Party is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that such individual is or was a director or officer of the Company or any of its Subsidiaries, or is or was serving at the request of the Company or any of its Subsidiaries as a director or officer of another Person or (ii) this Agreement or any of the transactions contemplated hereby, whether asserted or arising before or after the Effective Time.

        (b)   For a period of six (6) years from and after the Effective Time, Parent shall itself (and shall cause the Surviving Corporation to) either cause to be maintained in effect the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by the Company or its Subsidiaries, or provide substitute policies or purchase a "tail policy," in either case, of at least the same coverage and amounts containing terms and conditions which are, in the aggregate, no less advantageous to the Indemnified Parties with respect to claims arising from facts or events that occurred on or before the Effective Time, except that in no event shall the Surviving Corporation be required to pay, with respect to such insurance policies, in respect of any one policy year more than two hundred and fifty percent (250%) of the annual premium paid by the Company for such insurance under the current policy year ending on May 30, 2009 (as set forth on Section 5.9(b) of the Company Disclosure Letter, the "Maximum Amount"), and if the Surviving Corporation is unable to obtain the insurance required by this Section 5.9(b) it shall obtain as much comparable insurance as possible for an annual premium equal to the Maximum Amount.

        (c)   Any Indemnified Party wishing to claim indemnification under paragraph (a) of this Section 5.9, upon learning of any such Action, shall promptly notify Parent thereof, but the failure to so notify shall not relieve Parent and/or the Surviving Corporation of any liability it may have to such Indemnified Party, except to the extent such failure materially prejudices the indemnifying party. In the event of any such Action, (arising after the Effective Time), (i) the Surviving Corporation shall have the right to assume the defense thereof, with counsel reasonably acceptable to the Indemnified Parties (which acceptance shall not be unreasonably withheld, delayed or conditioned), and Parent and the Surviving Corporation shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if the Surviving Corporation elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between Parent or the Surviving Corporation and the Indemnified Parties, or among the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and Parent shall pay, or shall cause the Surviving Corporation to pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided, however, that Parent and the Surviving Corporation shall be obligated pursuant to this paragraph (c) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction unless the use of one counsel for such Indemnified Parties would present such counsel with a conflict of interest; provided that (i) the fewest number of counsels necessary to avoid conflicts of interest shall be used, (ii) the Indemnified Parties will cooperate in the defense of any such matter and (iii) Parent and the Surviving Corporation shall not be liable for any settlement effected without their prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned; and provided, further, that Parent and the Surviving Corporation shall not have any obligation hereunder to any Indemnified Party if and to the extent that a court of competent jurisdiction shall ultimately determine, and such determination shall have become final, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law.

        (d)   The provisions of this Section 5.9 are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties and their heirs and legal representatives. Parent shall itself (and shall cause the Surviving Corporation to) advance expenses, including reasonable fees and expenses of counsel, to an Indemnified Party as incurred to the fullest extent permitted under applicable law upon receipt from the applicable Indemnified Party of an undertaking to repay such advances if it is ultimately determined such Person is not entitled to indemnification.

        (e)   The rights of the Indemnified Parties and their heirs and legal representatives under this Section 5.9 shall be in addition to any rights such Indemnified Parties may have under the certificate of incorporation or by-laws (or comparable organizational documents) of the Company or any of its Subsidiaries or applicable law.

        Section 5.10    Continuation of Employee Benefits.     From and after the Effective Time, Parent shall cause the Surviving Corporation to honor in accordance with their terms all existing employment, severance, consulting and salary continuation agreements between the Company or any of its Subsidiaries and any current or former officer, director, Employee or consultant of the Company or any of its Subsidiaries or group of such officers, directors, Employees or consultants described in Section 5.10 of the Company Disclosure Letter. Following the Effective Time, to the extent permitted by law and applicable tax qualification requirements, and subject to any generally applicable break in service or similar rule, and the approval of any insurance carrier, third-party provider or the like with commercially reasonable efforts of Parent, each Person party to any such agreement shall receive service credit for purposes of eligibility to participate and vesting (but not for benefit accrual purposes) for employment, compensation, and employee benefit plan purposes with the Company prior to the Effective Time. Notwithstanding any of the foregoing to the contrary, none of the provisions contained herein shall operate to duplicate any benefit provided to any such assumed employee. Nothing in this Section 5.10 or this Agreement shall alter the at-will nature of the employment of each Employee, or shall otherwise obligate Parent or the Surviving Corporation to employ or otherwise retain any Employee for a certain length of time. Nothing in this Section 5.10 or this Agreement creates, or is intended to create, any employment agreement or contract, whether express or implied.

        Section 5.11    Company ESPP.     The Company shall cause the Plan Administrator (as such term is defined in the Company ESPP) to promptly take all actions necessary in accordance with the Company ESPP to (i) ensure that no purchase period under the Company ESPP commences after the date hereof and, if necessary, to (ii) set a New Purchase Date (as defined in the Company ESPP) with respect to all outstanding purchase rights granted pursuant to the Company ESPP such that all purchase rights existing immediately prior to the Effective Time shall be automatically exercised on or prior thereto. The Company shall take an and all actions as may be necessary to terminate the ESPP as of the Effective Time.

        Section 5.12    Financing; Forbearance Agreements; Subordinated Loan Agreement.

        (a)   Parent and Merger Sub shall use (and shall use their respective commercially reasonably efforts to cause the Non-Lender Parties to use) their respective commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to obtain the Financing consistent with the terms specified and described in the Commitment Letters, including using commercially reasonable efforts to (i) maintain in effect the Commitment Letters, (ii) satisfy on a timely basis all terms, covenants and conditions applicable to Parent set forth in the Commitment Letters, (iii) enter into definitive agreements with respect thereto on or before the Closing Date on the terms and conditions contemplated by the Commitment Letters and (iv) consummate the Financing at or prior to Closing and in any event within ten (10) days after the condition described in Section 6.1(a) (Stockholder Approval) has been satisfied and (e) seek to enforce its rights under the Commitment Letters. Notwithstanding anything to the contrary in this Agreement, any failure on the part of a Non-Lender Party to use such Non-Lender Party's commercially reasonable efforts as required by the preceding sentence shall be deemed to be a failure on the part of Parent and Merger Sub to use their respective commercially reasonable efforts as required by the preceding sentence. Parent will furnish true and complete copies of all such definitive agreements promptly upon their execution. Parent shall keep the Company promptly informed with respect to all material activity concerning the status of the Financing and promptly furnish to the Company any written or e-mail correspondence with any financing source that is a party to any of the Commitment Letters that is material to the Financing. Parent shall provide the Company with prompt notice of any material change with respect to the Financing that would reasonably be expected to impair, delay or prevent consummation of the Financing on the terms set forth in the Commitment Letters.

        (b)   Parent shall use its commercially reasonable efforts to deliver to the Company, within twenty-one (21) days after the date of this Agreement, a commitment letter or commitment letters issued by Bank of the West or other lender(s) acceptable to Travelers Insurance Company, to provide financing in the amount of the Financing Agreement Repayment Amount to replace the Commitment Letters and on terms no less favorable to Parent and Merger Sub (the "Aggregated Commitment Letter").

        (c)   Without limiting the foregoing provisions of paragraph (a) and (b), Parent agrees to notify the Company promptly, and in any event within two (2) business days, if at any time prior to the Closing Date (i) any Commitment Letter or, if obtained, the Aggregated Commitment Letter shall expire or be terminated for any reason or, (ii) any Commitment Letter or, if obtained, the Aggregated Commitment Letter shall be modified in a manner materially adverse to Parent for any reason, or (iii) Parent learns of any other information which it believes is material to the availability of the Financing or the ability of Parent to consummate such Financing. To the extent that any of the events described in the foregoing clauses (i), (ii), and (iii) of the immediately preceding sentence occurs, at the request of the Company, Parent shall use its commercially reasonable efforts, as promptly as practicable, to arrange to obtain alternative financing from alternative sources in an amount sufficient to cover the Financing Agreement Repayment Amount on terms no less favorable to Parent and Merger Sub than those included in the original Commitment Letters in the aggregate or the Aggregated Commitment Letter, if obtained, and to obtain, and provide the Company with true and complete copies of, a new fully-

executed financing commitment letter or letters that provide for at least the same amount of financing as the original Commitment Letters in the aggregate and on terms no less favorable to Parent and Merger Sub than those included in the original Commitment Letters and, if pertaining to the Aggregated Commitment Letter, from Bank of the West or other lender(s) acceptable to Travelers Insurance Company (the "New Commitment Letters"). If applicable, Parent and Merger Sub shall use their respective commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to obtain the Financing consistent with the terms specified and described in the New Commitment Letters, including using commercially reasonable efforts to (i) maintain in effect the New Commitment Letters, (ii) satisfy on a timely basis all terms, covenants and conditions applicable to Parent set forth in the New Commitment Letters, (iii) enter into definitive agreements with respect thereto on or before the Closing Date on the terms and conditions contemplated by the New Commitment Letters, (iv) consummate the Financing at or prior to Closing and (v) seek to enforce its rights under the New Commitment Letters. In the event New Commitment Letters or the Aggregated Commitment Letter are or is obtained, references in this Agreement to the Commitment Letters shall be deemed to refer to the New Commitment Letters or the Aggregated Commitment Letter, as applicable, and references in this Agreement to the Financing shall be deemed to refer to the financing contemplated by the New Commitment Letters or the Aggregated Commitment Letter, as applicable. Parent and/or Merger Sub shall not amend or alter, or agree to amend or alter, any Commitment Letter in any manner that would prevent or materially impair or delay the consummation of the Merger without the prior written consent of the Company.

        (d)   The Company and its Subsidiaries shall take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable in order to remain in compliance with the terms and conditions of and continue in full force and effect the Subordinated Loan Agreement and any extension or amendment thereof until such time as the transactions contemplated by the Purchase Agreement are consummated. Without limiting the foregoing, the Company agrees to notify Parent promptly, if at any time subsequent to the date of this Agreement and prior to the Closing Date, the Company shall receive any written notice of a default or breach by the Company or any of its Subsidiaries with respect to the Financing Agreement, the Forbearance Agreements (including such agreements to forbear the amounts due under the Financing Agreement through the Effective Time) or the Subordinated Loan Agreement.

        Section 5.13    Takeover Statutes.     If any Takeover Statute enacted under state or federal law shall become applicable to the Merger or any of the other transactions contemplated hereby, each of the Company, Parent and Merger Sub and the board of directors of each of the Company, Parent and Merger Sub shall grant such approvals and take such actions as are reasonably necessary so that the Merger and the other transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise use commercially reasonable efforts to eliminate or minimize the effects of such statute or regulation on the Merger and the other transactions contemplated hereby.

        Section 5.14    Disposition of Litigation.     In connection with any litigation which may be brought against the Company, its Subsidiaries or any of its or their respective directors or officers relating to the transactions contemplated hereby, the Company shall keep Parent and Merger Sub, and any counsel which Parent and Merger Sub may retain at their own expense, informed of the status of such litigation and will provide Parent's and Merger Sub's counsel the right to participate in the defense of such litigation to the extent Parent and Merger Sub are not otherwise a party thereto, and the Company shall not enter into any settlement or compromise of any such litigation without Parent's and Merger Sub's prior written consent, which consent shall not be unreasonably withheld or delayed.

        Section 5.15    Delisting.     Each of the parties agrees to cooperate with each other in taking, or causing to be taken, all actions necessary to delist the Company Common Stock from The Nasdaq

Stock Market and to terminate registration under the Exchange Act; provided that such delisting and termination shall not be effective until after the Effective Time of the Merger.

        Section 5.16    Insurance Claims.     The Company and its Subsidiaries shall take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable in order to file all material claims outstanding which have not been previously filed under the Insurance Policies in a timely fashion.

        Section 5.17    Purchase Agreement.     Parent shall use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable in order to cause the transactions contemplated by the Purchase Agreement to occur on or before the time immediately prior to the Closing.

        Section 5.18    Remaining Commitment Letter.     Parent shall use its commercially reasonable efforts to deliver to the Company a commitment letter issued by Bank of America, N.A. or other reasonably acceptable financial institution (the "Remaining Commitment Letter") to provide financing on the terms set forth therein in an amount equal to at least $5,000,000 (the "Remaining Commitment Letter Amount"), which, when aggregated with the amount of the financing contemplated by the other Commitment Letters with Bank of the West, Community Bank of Nevada and Pacific Western Bank, would equal the Financing Agreement Repayment Amount, for the purpose of replacing the Financing Agreement. In the event the Remaining Commitment Letter is obtained, references in this Agreement to the Commitment Letters shall be deemed to include the Remaining Commitment Letter, and references in this Agreement to the Financing shall be deemed to include the financing contemplated by the Remaining Commitment Letter.

        Section 5.19    Parent Borrowing Availability.     From the date hereof until the time when Parent delivers the Aggregated Commitment Letter in accordance with Section 5.12(b), Parent shall use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable in order to maintain at least $5,000,000 in aggregate borrowing availability under the Parent First Lien Credit Agreement at all times during such period. At any time upon the reasonable request of the Company, Parent shall obtain and provide to the Company copies of evidence with respect to Parent's compliance with this Section 5.19; provided, however, that this Section 5.19 shall terminate at the time Parent delivers to the Company the Remaining Commitment Letter as set forth in Section 5.18.

ARTICLE VI

CONDITIONS OF MERGER

        Section 6.1    Conditions to Each Party's Obligation to Effect the Merger.     The respective obligations of each party hereto to effect the Merger shall be subject to the following conditions:

          (a)    Stockholder Approval.     The Merger and this Agreement shall have received the Company Stockholder Approval.

          (b)    No Challenge.     No statute, rule, regulation, judgment, writ, decree, order or injunction shall have been promulgated, enacted, entered or enforced, and no other action shall have been taken, by any Governmental Entity that in any of the foregoing cases has the effect of making illegal or directly or indirectly restraining or prohibiting the consummation of the Merger.

        Section 6.2    Additional Conditions to Obligation of the Company to Effect the Merger.     The obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the additional following conditions, unless waived by the Company:

          (a)    Performance of Obligations of Parent and Merger Sub.     Parent and Merger Sub shall have performed in all material respects their agreements contained in this Agreement required to be performed on or prior to the Effective Time and the Company shall have received a certificate of an executive officer of Merger Sub and Parent to that effect.

          (b)    Representations and Warranties of Parent and Merger Sub.     The representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct (without giving effect to any "materiality" qualifiers set forth therein) as of the date of this Agreement and at and as of the Effective Time with the same force and effect as if made at and as of the Effective Time (other than those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time, which need only be true and correct as of such date or with respect to such period), except where the failure of such representations and warranties to be true and correct (without giving effect to any "materiality" qualifiers set forth therein) would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Parent and Merger Sub to consummate the transactions contemplated hereby. The Company shall have received a certificate of an executive officer of Merger Sub and Parent as to the satisfaction of this Section 6.2(b).

          (c)    Purchase Agreement.     Parent and DelStaff shall have consummated the transactions contemplated by the Purchase Agreement prior to the Effective Time.

        Section 6.3    Additional Conditions to Obligations of Parent and Merger Sub to Effect the Merger.     The obligations of Parent and Merger Sub to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions, unless waived by Parent and Merger Sub:

          (a)    Performance of Obligations of the Company.     The Company shall have performed in all material respects its agreements contained in this Agreement required to be performed on or prior to the Effective Time, and Parent and Merger Sub shall have received a certificate of the Chief Executive Officer of the Company to that effect.

          (b)    Representations and Warranties of the Company.     The representations and warranties of the Company contained in Section 3.1 (Organization), Section 3.2 (Capitalization), Section 3.4 (Authority), Section 3.23 (Control Share Acquisition), and Section 3.24 (Vote Required) shall be true and correct in all respects (except for immaterial inaccuracies in the case of Section 3.2 (Capitalization) as of the date of this Agreement and at and as of the Effective Time with the same force and effect as if made at and as of the Effective Time (other than those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time, which need only be true and correct as of such date or with respect to such period). The representations and warranties of the Company contained in this Agreement (other than those listed in the preceding sentence) shall be true and correct (without giving effect to any "materiality" or "Material Adverse Effect" qualifiers set forth therein) as of the date of this Agreement and at and as of the Effective Time with the same force and effect as if made at and as of the Effective Time (other than those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time, which need only be true and correct as of such date or with respect to such period), except where the failure of such representations and warranties to be true and correct (without giving effect to any "materiality" or "Material Adverse Effect" qualifiers set forth therein) does not constitute a Material Adverse Effect. Parent and Merger Sub shall have received a certificate of the Chief Executive Officer of the Company as to the satisfaction of this Section 6.3(b).

          (c)    Consents.     The Company shall have obtained and provided to Parent and Merger Sub copies of evidence with respect to the consents of Governmental Entities and third parties listed on Section 6.3(c) of the Company Disclosure Letter, the terms of which consents shall be reasonably satisfactory to Parent and Merger Sub.

          (d)    Suits, Actions and Proceedings.     There shall not exist any pending action, suit, investigation or proceeding brought by any Governmental Entity that could reasonably be expected to enjoin, restrain or prohibit (or that enjoins, restrains or prohibits) the Merger or the other transactions contemplated hereby, or that has had or would reasonably be expected to have a Material Adverse Effect.

          (e)    Financing.     Parent or Merger Sub shall have received the aggregate amount of Financing available pursuant to the Commitment Letters and no Financing Failure shall exist as of the Effective Time.

          (f)    Minimum Balance.     The Company shall provide to Parent and Merger Sub evidence acceptable to Parent and Merger Sub that the Company, as of the close of business on the business day immediately prior to the Closing Date, without giving effect to the transactions contemplated by this Agreement, holds, in an account or accounts controlled by the Company and not subject to any Liens or other restrictions except for those generally arising under the terms of the Financing Agreement, the Forbearance Agreements, the Subordinated Loan Agreement or any notes issued by the Company in exchange therefor, or applicable law, an aggregate amount equal to $9.5 million in cash and/or securities issued or unconditionally guaranteed or insured by the United States government having maturities of not more than 12 months from the Closing Date.

          (g)    Governance Agreement.     The Company shall have delivered, prior to the Closing Date, copies of evidence that the Governance Agreement has been terminated and is of no further force or effect.

          (h)    Purchase Agreement.     All of the conditions to closing set forth in Section 6 of the Purchase Agreement shall have been satisfied, or waived.

          (i)    Material Adverse Effect.     No Effect shall have occurred or come to exist since November 1, 2008, which, individually or in the aggregate, has had or would reasonably be expected to result in a Material Adverse Effect.

          (j)    Dissenting Shares.     The aggregate number of Dissenting Shares shall be less than 15% of the total number of outstanding shares of Company Common Stock at the Effective Time.

ARTICLE VII

TERMINATION, AMENDMENT AND WAIVER

        Section 7.1    Termination.     Notwithstanding anything contained in this Agreement to the contrary, this Agreement may be terminated and the transactions contemplated hereby may be abandoned prior to the Effective Time, whether before or after the Company Stockholder Approval:

          (a)   by mutual written consent of the Boards of Directors of Parent, Merger Sub and the Company; or

          (b)   by any party hereto, if the Effective Time shall not have occurred prior to the earlier of (i) ten (10) days following the date the Company Stockholders' Meeting is held or (ii) one-hundred eighty (180) days from the date hereof (the "Termination Date"), provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(b) shall not be available to any party whose failure to perform any of its obligations under this Agreement or the Purchase Agreement required to be performed by it at or prior to such date has been the principal cause of, or resulted in the failure of the Merger to have become effective on or before such date; or

          (c)   by any party hereto, if (i) a statute, rule, regulation or executive order shall have been enacted, entered or promulgated prohibiting the consummation of the Merger or (ii) an order,

  decree, ruling or injunction shall have been entered permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger and such order, decree, ruling or injunction shall have become final and non-appealable and the party seeking to terminate this Agreement pursuant to this Section 7.1(c)(ii) shall have used all reasonable best efforts to remove such injunction, order, decree or ruling; or

          (d)   by the Company, if either Parent or Merger Sub shall have breached or failed to perform in any material respect any of its respective representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (i) would result in a failure of a condition set forth in Section 6.1 or 6.2 and (ii) cannot be cured by the Termination Date, provided that the Company shall have given Parent and Merger Sub written notice, delivered at least ten (10) days prior to such termination, stating the Company's intention to terminate this Agreement pursuant to this Section 7.1(d) and the basis for such termination; or

          (e)   by Parent and Merger Sub, if the Company shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (i) would result in a failure of a condition set forth in Section 6.1 or 6.3 and (ii) cannot be cured by the Termination Date, provided that Parent and Merger Sub shall have given the Company written notice, delivered at least ten (10) days prior to such termination, stating Parent and Merger Sub's intention to terminate the Agreement pursuant to this Section 7.1(e) and the basis for such termination; or

          (f)    by Parent and Merger Sub or the Company, if, at the Company Stockholders' Meeting (including any adjournment, continuation or postponement thereof), the Company Stockholder Approval shall not be obtained; except that the right to terminate this Agreement pursuant to this Section 7.1(f) shall not be available to the Company where the failure to obtain the Company Stockholder Approval shall have been caused by the action or failure to act of the Company and such action or failure to act constitutes a material breach by the Company of this Agreement or a material breach of the Purchase Agreement by any party thereto other than Parent or Merger Sub; or

          (g)   by Parent and Merger Sub, if (i) the Company Board (or any committee thereof), shall have effected a Company Change of Recommendation or approved or recommended to the Company's stockholders a Company Alternative Proposal or resolved to do any of the foregoing, or (ii) the Company fails to call and hold the Company Stockholders' Meeting within forty-five (45) days after the Proxy Statement is cleared by the SEC; or

          (h)   by the Company, if (i) (A) any of the Commitment Letters (including, for the avoidance of doubt, the Aggregated Commitment Letter, should it be issued) shall expire or be terminated for any reason and (B) Parent is unable to obtain New Commitment Letters within twenty-one (21) days of such expiration or termination, or (ii) the condition described in Section 6.3(e) (Financing) cannot be satisfied for any reason within ten (10) days after the condition described in Section 6.1(a) (Stockholder Approval) has been satisfied; or

          (i)    by the Company, if (i) Parent shall not have delivered the Aggregated Commitment Letter in accordance with Section 5.12(b), or (ii) on the date the Aggregated Commitment Letter is delivered, the representations and warranties of Parent and Merger Sub set forth in Section 2.4 hereof shall not be true and correct in all material respects with respect to the Aggregated Commitment Letter as though it were one of the Commitment Letters referred to in such section; provided, however, that the Company's right to terminate this Agreement pursuant to this Section 7.1(i)(i) shall expire on the date that the Aggregated Commitment Letter is delivered; or

          (j)    by Parent and Merger Sub, if any lender under the Financing Agreement shall exercise any material remedies available to such lender under the Financing Agreement by reason of an

  Event of Default and shall not have desisted from exercising such remedy within five (5) days thereafter; or

          (k)   by the Company, if Parent is unable to maintain $5,000,000 in aggregate borrowing availability under the Parent First Lien Credit Agreement at any time during the period ending on the delivery of the Aggregate Commitment Letter set forth in Section 5.19; provided, however, that the Company's right to terminate this Agreement pursuant to this Section 7.1(k) shall expire at the time that Parent delivers to the Company the Remaining Commitment Letter as set forth in Section 5.18.

        Section 7.2    Effect of Termination; Termination Fee Payable in Certain Circumstances.

        (a)   Except as provided in Sections 7.2(b), (c) and (d) below, in the event of termination of this Agreement pursuant to Section 7.1, this Agreement shall terminate (except for the provisions of Sections 8.2 through 8.15), without any liability or obligation resulting from or in connection with this Agreement on the part of any party or its directors, officers or stockholders except to the extent that such termination results from the material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement, in which case such breaching party shall be fully liable for any and all liabilities, damages and expenses incurred or suffered by the other party (including reasonable attorneys' fees) as a result of such breach. No termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreement or the Parent Confidentiality Agreement, all of which respective obligations shall survive termination of this Agreement in accordance with their respective terms.

        (b)   In the event that (i) Parent and Merger Sub terminate this Agreement pursuant to Section 7.1(g), (ii) (A) any Person shall have publicly made a Company Alternative Proposal after the date hereof and thereafter this Agreement is terminated by any party pursuant to Section 7.1 (b) or (f), and (B) within nine (9) months after the termination of this Agreement, any Company Acquisition shall have been consummated or any definitive agreement with respect to a Company Acquisition shall have been entered into (and such Company Acquisition shall subsequently be consummated), or (iii) the Parent terminates this Agreement pursuant to Section 7.1(b) and at the time of such termination each of the conditions set forth in Sections 6.1 and 6.2 (other than the requirement to deliver certificates pursuant to Sections 6.2(a) and (b)) has been satisfied or waived, then the Company shall pay Parent a fee, in immediately available funds, in the amount of $2,000,000 (the "Company Termination Fee"), within two business days after such termination in the case of a termination described in clause (i) or (iii) above, or upon the occurrence of the Company Acquisition, in the event of a termination described in clause (ii) above.

        (c)   In the event that (i) the Company terminates this Agreement pursuant to Section 7.1(b) or 7.1(h)(ii) and at the time of the termination of this Agreement each of the conditions set forth in Sections 6.1 and 6.3 (other than Section 6.3(e) (Financing) and the requirement to deliver certificates pursuant to Sections 6.3(a) and (b)) has been satisfied or waived, without giving effect to whether such conditions are by their nature to be satisfied at a specified time, or (ii) the Company terminates this Agreement pursuant to Section 7.1(h)(i), then Parent shall pay the Company a fee, in immediately available funds, in the amount of $2,000,000 (the "Parent Termination Fee" and, together with the Company Termination Fee, the "Termination Fees" and each a "Termination Fee"), within two business days after such termination.

        (d)   The parties hereto acknowledge and agree that, to the extent that a Termination Fee is payable hereunder (i) the sole and exclusive remedy of any party hereto shall be the receipt of such Termination Fee and (ii) upon payment of a Termination Fee, such party (and any other party which may be liable for the payment of such Termination Fee) shall be fully released and discharged from any other liability or obligation resulting from or in connection with this Agreement. The parties further acknowledge and agree that in the event this Agreement is terminated by the Company pursuant to

Section 7.1(i) or Section 7.1(k), no Termination Fee shall be payable to the Company and upon such termination the parties shall be fully released and discharged from any liability or obligation resulting from or in connection with this Agreement. The parties hereto further acknowledge and agree that the Termination Fees are an integral part of this Agreement and the transactions contemplated hereby and that the Termination Fees constitute liquidated damages and not a penalty.

ARTICLE VIII

GENERAL PROVISIONS

        Section 8.1    Non-Survival of Representations, Warranties and Agreements.     The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or the termination of this Agreement pursuant to Section 7.1, as the case may be, except that the agreements set forth in Article I and Section 5.8 and Section 5.9 shall survive the Effective Time indefinitely and those set forth in Sections 5.5(b), 7.2 and 8.3 shall survive termination indefinitely.

        Section 8.2    Notices.     All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made (i) as of the date delivered or sent by facsimile or email if delivered personally or on the date of confirmation of receipt of transmission if sent by facsimile and (ii) on the fifth business day after deposit in the U.S. mail, if mailed by registered or certified mail (postage prepaid, return receipt requested), in each case to the parties at the following addresses (or at such other address for a party as shall be specified by like notice, except that notices of changes of address shall be effective upon receipt):

    (a)
    if to Parent or Merger Sub, to:

      Koosharem Corporation
      3820 State Street
      Santa Barbara, California 93105
      Attention: D. Stephen Sorensen
      Telephone: (805) 882-2202 (not official notice)
      Facsimile: (805) 898-7111
      Email: steve@selectremedy.com (not official notice)

      and

      Attention: Stephen Biersmith
      Telephone: (805) 456-5237 (not official notice)
      Facsimile: (805) 898-7125
      Email: Stephen.Biersmith@selectfamily.com (not official notice)

    with a copy, which shall not serve as a notice, to:

      Skadden, Arps, Slate, Meagher & Flom LLP
      One Rodney Square
      P.O. Box 636
      Wilmington, Delaware 19899-0636
      Attention: Robert B. Pincus, Esq.
      Telephone: (302) 651-3090
      Facsimile: (302) 651-3001
      Email: bpincus@skadden.com

    (b)
    if to the Company, to:

      Westaff, Inc.
      298 North Wiget Lane
      Walnut Creek, California 94598-2453
      Attention: Michael T. Willis, Chief Executive Officer
      Telephone: (925) 930-5300 (not official notice)
      Facsimile: (925) 944-6607(with a copy addressed to Manager of Legal)
      Email: mwillis@westaff.com (not official notice)

    with a copy, which shall not serve as a notice, to:

      Morrison & Foerster LLP
      425 Market Street
      San Francisco, California 94105-2482
      Attention: John W. Campbell, Esq.
      Telephone: (415) 268-7197
      Facsimile: (415) 276-7197
      E-mail: jcampbell@mofo.com

        Section 8.3    Expenses.     Except as expressly set forth in Section 7.2, all fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs and expenses.

        Section 8.4    Definitions.     For purposes of this Agreement, the term:

          "Action" shall have the meaning set forth in Section 5.9.

          "affiliate" of a Person means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned Person.

          "Affiliate Transaction" shall have the meaning set forth in Section 3.20.

          "Aggregated Commitment Letter" shall have the meaning set forth in Section 5.12(b).

          "Agreement" shall have the meaning set forth in the Preamble hereto.

          "Book-Entry Shares" shall have the meaning set forth in Section 1.7(b).

          "Certificate of Merger" shall have the meaning set forth in Section 1.2.

          "Certificates" shall have the meaning set forth in Section 1.7(b).

          "Cleanup" shall mean all actions required to: (i) clean up, remove, treat or remediate Hazardous Materials in the indoor or outdoor environment; (ii) prevent the Release of Hazardous Materials so that they do not migrate, endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (iii) perform pre-remedial studies and investigations and post-remedial monitoring and care; or (iv) respond to any government requests for information or documents in any way relating to cleanup, removal, treatment or remediation or potential cleanup, removal, treatment or remediation of Hazardous Materials in the indoor or outdoor environment.

          "Closing" shall have the meaning set forth in Section 1.9.

          "Closing Date" shall have the meaning set forth in Section 1.9.

          "Code" shall have the meaning set forth in Section 1.7(g).

          "Commitment Letters" shall have the meaning set forth in Section 2.4.

          "Company" shall have the meaning set forth in the Preamble hereto.

          "Company 2007 Form 10-K" shall have the meaning set forth in Section 3.6(c).

          "Company Acquisition" means, in each case other than the Merger or as otherwise specifically contemplated by this Agreement, (i) any merger, consolidation, share exchange, business combination, recapitalization or other similar transaction or series of related transactions involving the Company in which the holders of the voting stock of the Company immediately prior to such transaction do not own 50% or more of the voting stock of the continuing or surviving entity or the parent company of such entity, immediately after such transaction; (ii) any direct or indirect purchase or sale, lease, exchange, transfer or other disposition of the assets of the Company or its Subsidiaries constituting a majority of the total assets of the Company and its Subsidiaries, taken as a whole, or accounting for a majority of the total revenues of the Company and its Subsidiaries, taken as a whole, in any one transaction or in a series of transactions; (iii) any direct or indirect purchase or sale of or tender offer, exchange offer or any similar transaction or series of related transactions engaged in by any Person involving more than 50% of the outstanding shares of Company Common Stock; or (iv) any other substantially similar transaction or series of related transactions that would reasonably be expected to prevent or materially impair or delay the consummation of the transactions contemplated by this Agreement; provided, however, that all references to "50%" or "a majority" as used in this definition of the term "Company Acquisition" shall be deemed to mean 25% in the context of applying the non-solicitation covenants set forth in Section 4.2 and with respect to Section 7.2(iii), solely for the purposes of determining whether a Company Alternative Proposal has been made, but not whether any fee may be payable thereunder. Notwithstanding the foregoing, the term "Company Acquisition" shall not in any event be deemed to mean any transaction or series of related transactions involving a Company Acquisition by DelStaff and/or any of its affiliates.

          "Company Alternative Proposal" shall mean any proposal or offer made by any Person or group of Persons prior to the receipt of the Company Stockholder Approval (other than a proposal or offer by Parent, any of its Subsidiaries or its or their affiliates or associates) relating to any (i) acquisition of the Company by merger or business combination transaction, or for a "merger of equals" with the Company; (ii) acquisition by any Person of twenty-five percent (25%) or more of the assets of the Company and its Subsidiaries, taken as a whole; (iii) acquisition by any Person of twenty-five percent (25%) or more of the outstanding shares of Company Common Stock; (iv) acquisition by the Company following which the stockholders of the Company immediately preceding the consummation of the transaction contemplated thereby cease to hold at least seventy-five percent (75%) of the outstanding equity of the Company immediately following such transaction or (v) any disposition of all or substantially all of the Company's and its Subsidiaries' assets.

          "Company Board" shall have the meaning set forth in the Recitals hereto.

          "Company Change of Recommendation" shall have the meaning set forth in Section 5.2(a).

          "Company Common Stock" shall have the meaning set forth in Section 1.6.

          "Company Disclosure Letter" shall have the meaning set forth in Article III.

          "Company Material Contracts" shall have the meaning set forth in Section 3.17(a).

          "Company Preferred Stock" shall have the meaning set forth in Section 3.2.

          "Company Recommendation" shall have the meaning set forth in Section 5.2(a).

          "Company SEC Reports" shall have the meaning set forth in Section 3.6(a).

          "Company Stockholder Approval" shall have the meaning set forth in Section 3.24.

          "Company Stockholders' Meeting" shall have the meaning set forth in Section 2.7.

          "Company Superior Proposal" shall mean a bona fide written Company Alternative Proposal made by any Person or group of Persons for assets representing more than fifty percent (50%) of the consolidated revenue of the Company and its Subsidiaries taken as a whole or more than fifty percent (50%) of the outstanding shares of Company Common Stock, provided that following such transaction, the stockholders of the Company immediately preceding the consummation of such transaction hold less than fifty percent (50%) of the outstanding equity of the Company immediately following such transaction, (and which proposal has not been obtained by or on behalf of the Company in violation of Section 4.2, and with respect to which the Company has fulfilled its obligations pursuant to Section 4.2) on terms that the Company Board determines in good faith, after consultation with the Company's financial and legal advisors, and after taking into account all legal, financial and regulatory aspects of the proposal (and the timing and likelihood of consummation of such transaction), the Person making the proposal and any potential revisions to this Agreement suggested by Parent or its Representatives, are more favorable from a financial point of view to the Company and its stockholders than the transactions contemplated by this Agreement.

          "Company Termination Fee" shall have the meaning set forth in Section 7.2(b).

          "Confidentiality Agreement" shall mean the Confidentiality Agreement, dated October 9, 2008, by and between the Company and Parent.

          "control" (including the terms "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of stock, as trustee or executor, by contract, credit arrangement or otherwise.

          "Copyrights" shall have the meaning set forth in Section 3.16(e).

          "DelStaff" shall have the meaning set forth in the Recitals.

          "DGCL" shall have the meaning set forth in the Recitals.

          "Dissenting Shares" shall have the meaning set forth in Section 1.6(d).

          "Draft Company 2008 Form 10-K" shall have the meaning set forth in Section 3.6(c).

          "Effect" shall have the meaning set forth in Section 3.1.

          "Effective Company Change of Recommendation" shall have the meaning set forth in Section 4.2.

          "Effective Time" shall have the meaning set forth in Section 1.2.

          "Employee Plans" shall have the meaning set forth in Section 3.10.

          "Employees" shall include all individuals employed by the Company or any of its Subsidiaries, including but not limited to all temporary employees who have contracted with the Company or any of its Subsidiaries.

          "Employment Contract" shall have the meaning set forth in Section 3.19(k).

          "Environmental Claim" shall mean any claim, action, cause of action, investigation or notice (whether written or oral) by any Person alleging potential liability (including, without limitation, potential liability for investigatory costs, Cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (i) the presence, or Release, of any Hazardous Materials at any location, whether or not owned or operated by the Company or any of its Subsidiaries, or (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

          "Environmental Laws" shall mean all federal, state, local and foreign laws and regulations relating to pollution or protection of the environment, including without limitation, laws relating to Releases or threatened Releases of Hazardous Materials or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, Release, disposal, transport or handling of Hazardous Materials and all laws and regulations with regard to record keeping, notification, disclosure and reporting requirements respecting Hazardous Materials.

          "ERISA" shall have the meaning set forth in Section 3.10.

          "ERISA Affiliate" shall have the meaning set forth in Section 3.10.

          "Exchange Act" shall have the meaning set forth in Section 2.3(b).

          "Exchange Agent" shall have the meaning set forth in Section 1.7(a).

          "Exchange Fund" shall have the meaning set forth in Section 1.7(a).

          "Financing" shall have the meaning set forth in Section 2.4.

          "Financing Agreement" shall have the meaning set forth in Section 2.4.

          "Financing Agreement Repayment Amount" shall have the meaning set forth in Section 2.4.

          "Financing Failure" shall mean a refusal or other failure, for any reason, on the part of any Person that has executed a Commitment Letter or any definitive financing document relating to the Financing, or on the part of any other Person obligated or expected at any time to provide any portion of the Financing, to provide a portion of such Financing.

          "Franchise" means, collectively, the Traditional Franchises and the Licensed Franchises.

          "Franchising Contract" means any contract or agreement (including any and all amendments thereto) (a) pursuant to which the Company or any of the Subsidiaries grants or has granted to any third party any right, license or franchise to operate or right to license, right to franchise, or right to subfranchise operation of, businesses using any of the assets or Intellectual Property Rights of the Company or any Subsidiary, (b) pursuant to which a Franchisee grants or has granted to any third party any right, license or franchise to operate, or right to license, right to franchise, or right to subfranchise operation of, businesses using any of the assets or Intellectual Property Rights of the Company or any Subsidiary, or (c) pursuant to which the Company or any of the Subsidiaries grants or has granted options, rights of first refusal, rights of first negotiation or other rights to obtain rights to operate businesses using any of the assets or Intellectual Property Rights of the Company or any Subsidiary.

          "Franchisees" means all parties to Franchising Contracts other than the Company and any of the Subsidiaries.

          "Forbearance Agreements" means the Forbearance Agreement, dated as of July 31, 2008, by and among WUSA, the Company, as parent guarantor, certain lenders party thereto and U.S. Bank, as agent, as amended and/or restated by the amendments and/or restatements dated as of August 26, 2008, September 30, 2008, November 30, 2008 and December 3, 2008.

          "GAAP" shall mean United States generally accepted principles and practices as in effect from time to time and applied consistently throughout the periods involved.

          "Governance Agreement" means the Governance Agreement, dated as of April 30, 2007, by and among the Company, DelStaff, Michael T. Willis and W. Robert Stover, as amended by

  Amendment No. 1, dated as of June 2007, and Amendment No. 2, dated as of January 2008, both amendments by and among the Company and DelStaff.

          "Governmental Entity" shall have the meaning set forth in Section 2.7.

          "Hazardous Materials" shall mean all substances defined as Hazardous Substances, Oils, Pollutants or Contaminants in the National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R. § 300.5, or defined as such by, or regulated as such under, any Environmental Law.

          "Incentive Plans" shall have the meaning set forth in Section 1.8(a).

          "Indemnified Parties" shall have the meaning set forth in Section 5.9(a).

          "Insurance Policies" shall have the meaning set forth in Section 3.18.

          "Intellectual Property Rights" shall have the meaning set forth in Section 3.16(e).

          "knowledge" when used with respect to the Company, shall mean the actual knowledge, after reasonable inquiry, of Michael T. Willis, Stephen J. Russo, Christa C. Leonard, Jamie M. Ryan, Kristi Kennedy, Diane Pariso, Donna Martinez, and Mark Smith.

          "Leased Real Property" shall mean the leasehold or subleasehold interests and any other rights to use or occupy any land, buildings, structures, improvements, fixtures or other interests in real property held by the Company or any of its Subsidiaries under the Real Property Leases.

          "Licensed Franchise" shall mean any franchise arrangement, license or franchise agent agreement to which the Company is a party and pursuant to which the Franchisee employs all management staff affiliated with the Franchisee's office, but the Company employs all temporary personnel affiliated with the licensed office, funds payroll of the temporary associates, collects clients' accounts and remits to the Licensed Franchise a percentage of the office's gross profit.

          "Lien" shall have the meaning set forth in Section 2.3(a).

          "Material Adverse Effect" shall have the meaning set forth in Section 3.1.

          "Maximum Amount" shall have the meaning set forth in Section 5.9(b).

          "Merger" shall have the meaning set forth in the Recitals hereto.

          "Merger Consideration" shall have the meaning set forth in Section 1.6(a).

          "Merger Sub" shall have the meaning set forth in the Preamble hereto.

          "Merger Sub Common Stock" shall have the meaning set forth in Section 1.6(b).

          "New Commitment Letters" shall have the meaning set forth in Section 5.12.

          "Non-Employee Director Program" shall have the meaning set forth in Section 3.2.

          "Non-Lender Parties" shall have the meaning set forth in Section 2.4.

          "Options" shall have the meaning set forth in Section 1.8(a).

          "Parent" shall have the meaning set forth in the Preamble hereto.

          "Parent Confidentiality Agreement" shall mean the Confidentiality Agreement, dated December 29, 2008, by and between Parent, the Company and DelStaff.

          "Parent Disclosure Letter" shall have the meaning set forth in Article II.

          "Parent First Lien Credit Agreement" shall have the meaning set forth in Section 2.12.

          "Parent Representatives" shall have the meaning set forth in Section 5.5(a).

          "Parent Termination Fee" shall have the meaning set forth in Section 7.2(c).

          "Patents" shall have the meaning set forth in Section 3.16(e).

          "Permits" shall have the meaning set forth in Section 3.12.

          "Permitted Liens" shall mean: (i) liens for current Taxes that are not yet due or delinquent or are being contested in good faith by appropriate proceedings and for which adequate reserves have been taken on the financial statements contained in the Company SEC Reports; (ii) statutory liens or landlords', carriers', warehousemen's, mechanics', suppliers', materialmen's, repairmen's liens or other like Liens arising in the ordinary course of business with respect to amounts not yet overdue or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been taken on the financial statements contained in the Company SEC Reports; (iii) with respect to the Real Property, minor title defects or irregularities that do not, individually or in the aggregate, materially impair the value or use of such property, the consummation of this Agreement or the operations of the Company; (iv) as to any Leased Real Property, any Lien affecting solely the interest of the landlord thereunder and not the interest of the tenant thereunder, which does not materially impair the value or use of such Leased Real Property; and (v) such other Liens that, in the aggregate, are not reasonably likely to impair the continued use of or detract value from, in each case in any material respect, the asset or property to which they relate.

          "Person" shall mean any individual, partnership, association, joint venture, corporation, business, trust, joint stock company, limited liability company, special purpose vehicle, any unincorporated organization, any other entity, a "group" of such persons, as that term is defined in Rule 13d-5(b) under the Exchange Act, or a Governmental Entity.

          "Proxy Statement" shall have the meaning set forth in Section 5.1.

          "Purchase Agreement" shall have the meaning set forth in the Recitals hereto.

          "Real Property" shall mean the Leased Real Property.

          "Real Property Leases" shall mean the real property leases, subleases, licenses or other agreements, including all amendments, extensions, renewals, guaranties or other agreements with respect thereto, pursuant to which the Company or any of its Subsidiaries is a party.

          "Regulatory Laws" shall have the meaning set forth in Section 2.3(b).

          "Release" shall mean any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, dispersal, leaching or migration into the indoor or outdoor environment (including, without limitation, ambient air, surface water, groundwater and surface or subsurface strata) or into or out of any property, including the movement of Hazardous Materials through or in the air, soil, surface water, groundwater or property.

          "Remaining Commitment Letter" shall have the meaning set forth in Section 5.18.

          "Remaining Commitment Letter Amount" shall have the meaning set forth in Section 5.18.

          "Representatives" shall have the meaning set forth in Section 4.2.

          "Required Approvals" shall have the meaning set forth in Section 5.7.

          "Restricted Stock" shall have the meaning set forth in Section 1.8.

          "Sarbanes-Oxley" shall have the meaning set forth in Section 3.6(d).

          "SEC" shall mean the United States Securities and Exchange Commission or any other Governmental Entity administering the Securities Act and the Exchange Act.

          "Securities Act" shall have the meaning set forth in Section 3.6(a).

          "Software" shall have the meaning set forth in Section 3.16(e).

          "Solvent" shall have the meaning set forth in Section 2.11.

          "Subordinated Loan Agreement" means the Subordinated Loan Agreement, dated as of August 25, 2008, by and among the Company, WUSA, Westaff Support, Inc. and MediaWorld International, as borrowers, and DelStaff, as subordinated lender.

          "Subsidiary" means, with respect to any Person, (a) any corporation with respect to which such Person, directly or indirectly, through one or more Subsidiaries, (i) owns more than 50% of the outstanding shares of capital stock having generally the right to vote in the election of directors or (ii) has the power, under ordinary circumstances, to elect, or to direct the election of, a majority of the board of directors of such corporation, (b) any partnership with respect to which (i) such Person or a Subsidiary of such Person is a general partner, (ii) such Person and its Subsidiaries together own more than 50% of the interests therein or (iii) such Person and its Subsidiaries have the right to appoint or elect or direct the appointment or election of a majority of the directors or other Person or body responsible for the governance or management thereof, (c) any limited liability company with respect to which (i) such Person or a Subsidiary of such Person is the sole manager or managing member, (ii) such Person and its Subsidiaries together own more than 50% of the interests therein or (iii) such Person and its Subsidiaries have the right to appoint or elect or direct the appointment or election of a majority of the managers or other Person or body responsible for the governance or management thereof or (d) any other entity in which such Person has, and/or one or more of its Subsidiaries have, directly or indirectly, (i) more than a 50% ownership interest or (ii) the power to appoint or elect or direct the appointment or election of a majority of the directors or other Person or body responsible for the governance or management thereof.

          "Surviving Corporation" shall have the meaning set forth in Section 1.1.

          "Takeover Statute" shall have the meaning set forth in Section 3.23.

          "Tax Return" shall mean any return, report, information return or other document (including any related or supporting information and, where applicable, profit and loss accounts and balance sheets) with respect to Taxes.

          "Taxes" shall mean (i) all taxes, charges, fees, levies or other assessments imposed by any United States Federal, state, or local taxing authority or by any non-U.S. taxing authority, including but not limited to, income, gross receipts, excise, property, sales, use, transfer, payroll, license, ad valorem, value added, withholding, social security, national insurance (or other similar contributions or payments) franchise, estimated, severance, stamp, and other taxes; (ii) all interest, fines, penalties or additions attributable to or in respect of any items described in clause (i); and (iii) any transferee liability in respect of any items described in clauses (i) or (ii) payable by reason of contract, assumption, transferee liability, operation of Law, Treasury Regulation 1.1502-6(a) (or any predecessor or successor thereof or any analogous or similar provision under Law) or otherwise.

          "Termination Date" has the meaning set forth in Section 7.1(b).

          "Termination Fees" shall have the meaning set forth in Section 7.2(c).

          "Trademarks" shall have the meaning set forth in Section 3.16(e).

          "Traditional Franchise" shall mean any franchise arrangement, license or franchise agent agreement to which the Company is a party and pursuant to which the Franchisee pays all lease and working capital costs, funds payroll and collects clients' accounts, employs all office management staff and all temporary personnel affiliated with the Franchisee's office and pays royalties to the Company in exchange for training, the right to use Intellectual Property Rights, the Company's business model, proprietary computer programs, as well as operational support.

          "Treasury Regulations" means the regulations, including temporary regulations, promulgated under the Code, as the same may be amended hereafter from time to time (including corresponding provisions of succeeding regulations).

          "U.S. Bank" shall have the meaning set forth in Section 2.4.

          "WARN Act" shall have the meaning set forth in Section 3.19(j).

          "WUSA" shall have the meaning set forth in Section 2.4.

        Section 8.5    Headings.     The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        Section 8.6    Severability.     If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the maximum extent possible.

        Section 8.7    Entire Agreement; No Third-Party Beneficiaries.     This Agreement, the Purchase Agreement, the Disclosure Letters and the Confidentiality Agreement constitute the entire agreement and supersede any and all other prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided in Section 5.9 hereof, this Agreement is not intended to confer upon any other Person any rights or remedies hereunder.

        Section 8.8    Assignment.     This Agreement shall not be assigned by operation of law or otherwise, except that, with the prior written consent of the Company (which consent shall not be unreasonably withheld), Merger Sub may assign all or any of its rights hereunder to any affiliate of Merger Sub provided that no such assignment shall relieve the assigning party of its obligations hereunder.

        Section 8.9    Governing Law; Jurisdiction.     This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed entirely within that State. Each party hereby agrees and consents to be subject to the exclusive jurisdiction of the Court of Chancery of the State of Delaware in and for New Castle County or, if the Court of Chancery lacks subject matter jurisdiction, any court of the State of Delaware situated in New Castle County or the United States District Court for the District of Delaware in any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby. Each party hereby irrevocably consents to the service of any and all process in any such suit, action or proceeding by the delivery of such process to such party at the address and in the manner provided in Section 8.2. Each of the parties hereto irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of or in connection with this Agreement or the transactions contemplated hereby in the Court of Chancery of the State of Delaware in and for New Castle County or, if the Court of Chancery lacks subject matter jurisdiction, any court of the State of Delaware situated in New Castle County or the United States District Court for the District of Delaware and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum, and agrees not to raise any other objection to venue in any such court.

        Section 8.10    Amendment.     This Agreement may be amended by the parties hereto by action taken by Merger Sub, Parent, and by action taken by or on behalf of the Company Board at any time before the Effective Time; provided, however, that, after approval of the Merger by the stockholders of the Company, no amendment may be made which would reduce the amount or change the type of consideration into which each share of Company Common Stock will be converted upon consummation of the Merger. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

        Section 8.11    Waiver.     At any time before the Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only as against such party and only if set forth in an instrument in writing signed by such party. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

        Section 8.12    Counterparts.     This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which shall constitute one and the same agreement.

        Section 8.13    Waiver of Jury Trial.     EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.13.

        Section 8.14    Interpretation.

        (a)   The parties acknowledge and agree that they may pursue judicial remedies at law or equity in the event of a dispute with respect to the interpretation or construction of this Agreement. In the event that an alternative dispute resolution procedure is provided for in any other agreement contemplated hereby, and there is a dispute with respect to the construction or interpretation of such agreement, the dispute resolution procedure provided for in such agreement shall be the procedure that shall apply with respect to the resolution of such dispute.

        (b)   The table of contents is for convenience of reference only, does not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to an Article, Section or Disclosure Letter, such reference shall be to an Article, Section of or Disclosure Letter to this Agreement unless otherwise indicated. For purposes of this Agreement, the words "hereof," "herein," "hereby" and other words of similar import refer to this Agreement as a whole unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Whenever the singular is used herein, the same shall include the plural, and whenever the plural is used herein, the same shall include the singular, where appropriate.

        (c)   No provision of this Agreement will be interpreted in favor of, or against, either party hereto by reason of the extent to which any such party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof.

        (d)   Where a reference in this Agreement is made to "transactions contemplated by this Agreement" or "transactions contemplated hereby", as applicable, such reference shall not include transactions contemplated by the Purchase Agreement.

        Section 8.15    Disclosure Generally.     All of the Company Disclosure Letter and Parent Disclosure Letter are incorporated herein and expressly made a part of this Agreement as though completely set forth herein. All references to this Agreement herein or in any section of the Company Disclosure Letter or Parent Disclosure Letter shall be deemed to refer to this entire Agreement, including all sections of the Company Disclosure Letter and Parent Disclosure Letter; provided, however, that information furnished in any particular section of the Company Disclosure Letter or Parent Disclosure Letter shall be deemed to be included in another section of the Company Disclosure Letter or Parent Disclosure Letter, respectively, only to the extent a matter in such section of the Company Disclosure Letter or Parent Disclosure Letter is disclosed in such a way as to make its relevance to the information called for by such other section of this Agreement reasonably apparent on its face.

        Section 8.16    Specific Performance.     The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by the other parties hereto in accordance with their specific terms or were otherwise breached by the other parties hereto. It is accordingly agreed that, except as specifically set forth below, prior to the termination of this Agreement pursuant to Section 7.1, Parent and Merger Sub, on the one hand, and the Company, on the other hand, shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by the other parties hereto and to enforce specifically the terms and provisions of this Agreement against the other parties hereto, this being in addition to any other remedy to which either such party is entitled at law or in equity. Notwithstanding the foregoing, the Company acknowledges and agrees that it shall not be entitled to an injunction or injunctions to prevent any breaches of this Agreement or any Commitment Letter by Parent, Merger Sub or the Lenders or to enforce specifically the terms and provisions of this Agreement, any Commitment Letter or otherwise to obtain any equitable relief or remedy against Parent, Merger Sub or the Lenders in the event of any Financing Failure, regardless of the cause of such Financing Failure, and that the Company's sole and exclusive remedy with respect to any such breach shall be the remedies set forth in Section 7.2.

[SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF, each of the Company, Merger Sub and Parent has caused this Agreement to be duly executed and delivered by its respective duly authorized officer, all as of the date first above written.

KOOSHAREM CORPORATION
By:	/s/ D. STEPHEN SORENSEN Name: D. Stephen Sorensen Title: Chief Executive Officer
SELECT MERGER SUB INC.
By:	/s/ D. STEPHEN SORENSEN Name: D. Stephen Sorensen Title: President
WESTAFF, INC.
By:	/s/ MICHAEL T. WILLIS Name: Michael T. Willis Title: CEO & Chairman of the Board

ANNEX B

STOCK & NOTE PURCHASE AGREEMENT

by and between

KOOSHAREM CORPORATION

as Purchaser,

and

DELSTAFF, LLC

as Seller

Dated as of January 28, 2009

STOCK & NOTE PURCHASE AGREEMENT

        THIS STOCK & NOTE PURCHASE AGREEMENT ("Agreement"), dated as of the 28th day of January, 2009, by and between KOOSHAREM CORPORATION, a California corporation ("Purchaser") and DELSTAFF, LLC, a Delaware limited liability company ("Seller"). For purposes of this Agreement, capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), by and among Seller, Select Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Purchaser ("Merger Sub"), and Westaff, Inc., a Delaware corporation (the "Company").

W I T N E S S E T H:

        WHEREAS, Seller is the record owner of and "beneficially owns" (as such term is defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) and is entitled to dispose of (or to direct the disposition of) and to vote (or to direct the voting of) an aggregate of eight million two hundred sixty two thousand six hundred ninety-six (8,262,696) shares of common stock (the "Common Stock"), par value $.01 per share, of the Company (such shares of Common Stock, together with all other shares of capital stock of the Company acquired by the Seller after the date hereof and during the term of this Agreement, being collectively referred to herein as the "Shares");

        WHEREAS, Seller is the owner of subordinated notes in the aggregate principal amount of up to $3,000,000 along with accrued interest thereon and the indebtedness evidenced thereby (the "Subordinated Notes") issued under the Subordinated Loan Agreement, dated as of August 25, 2008, by and among the Company, WUSA, Westaff Support, Inc. and MediaWorld International, as borrowers, and Seller, as subordinated lender (the "Subordinated Loan Agreement");

        WHEREAS, concurrently with the execution and delivery of this Agreement, Purchaser, Merger Sub and the Company have entered into the Merger Agreement providing for the merger of Merger Sub with and into the Company, with the Company continuing as the surviving corporation in the Merger (the "Merger"), all upon the terms and subject to the conditions set forth therein;

        WHEREAS, as a condition to entering into the Merger Agreement, Purchaser and Merger Sub have required that Seller enter into this Agreement, and Seller desires to enter into this Agreement to induce Purchaser and Merger Sub to enter into the Merger Agreement;

        WHEREAS, Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, the Shares and the Subordinated Notes and the indebtedness evidenced thereby; and

        WHEREAS, the Board of Directors of the Company, and any special committee thereof formed in connection with the transactions contemplated hereby, has taken all actions necessary and within its authority such that no restrictive provision of any "fair price," "moratorium," "control share acquisition," "business combination," "Stockholder protection," "interested stockholder" or other similar anti-takeover statute or regulation, including, without limitation, Section 203 of the General Corporation Law of the State of Delaware, or any restrictive provision of the Certificate of Incorporation or By-Laws of the Company is, or at the Effective Time will be, applicable to the Company, Purchaser, Merger Sub, the Common Stock, the Merger or any other transaction contemplated by this Agreement or the Merger Agreement.

        NOW, THEREFORE, in consideration of the foregoing and the mutual promises, representations, warranties, covenants and agreements set forth herein, the parties hereto, intending to be legally bound hereby, agree as follows:

        Section 1    Purchase and Sale of Shares and Subordinated Notes; Closing.

        1.1    Purchase and Sale of Shares.     Upon the terms and subject to the conditions of this Agreement, at the Closing, Purchaser shall purchase, acquire and accept from Seller, and Seller shall sell, convey, assign, transfer and deliver to Purchaser, all right, title and interest in and to the Shares and Subordinated Notes as follows, free and clear of any and all liens, security interests, pledges, claims, charges, restrictions, covenants, conditions or encumbrances of any nature whatsoever ("Liens").

        1.2    Conveyance.     Such sale, conveyance, assignment, transfer and delivery shall be effected by delivery to Purchaser or, at Purchaser's request, to any other designee of Purchaser, of (i) stock certificates representing the Shares, duly endorsed or accompanied by stock powers duly executed in blank with appropriate transfer stamps, if any, affixed, and any other documents that are necessary to transfer title to the Shares to Purchaser (or any designee of Purchaser) and (ii) the Subordinated Notes, along with duly executed instruments of assignment with respect thereto necessary to transfer title to the Subordinated Notes to Purchaser and the Subordinated Loan Agreement, free and clear of any and all Liens.

        1.3    Consideration.     Upon the terms and subject to the conditions of this Agreement, in consideration of:

            (i)  the sale of the Shares to Purchaser and the other agreements of Seller contained herein, Purchaser shall deliver, or cause to be delivered, as full payment and consideration for the sale of the Shares and in consideration of the other agreements and covenants of Seller contained herein, at the Closing, to Seller first lien term loan debt issued by Purchaser pursuant to the Purchaser Credit Facility (as defined below) bearing a face amount of $40,000,000 (the "Share Consideration"); and

           (ii)  the sale of the Subordinated Notes to Purchaser, Purchaser shall deliver, or cause to be delivered, as full payment and consideration for the sale of the Subordinated Notes and in consideration of the other agreements and covenants of Seller contained herein, at the Closing, to Seller first lien term loan debt issued by Purchaser pursuant to the Purchaser Credit Facility (as defined below) bearing a face amount equal to the actual principal amount of the Subordinated Notes outstanding prior to Closing and not repaid, without regard to any accrued interest, whether or not added to principal, with such maximum face amount not to exceed $3,000,000 (the "Note Consideration" and collectively with the Share Consideration, the "Consideration").

        1.4    Purchaser Credit Facility.     Pursuant to Section 2.25 of that certain First Lien Credit and Guaranty Agreement, dated as of July 12, 2007, among Purchaser, certain subsidiaries of Purchaser as guarantors (the "Select Guarantors"), the various lenders named therein, Bank of the West, as Administrative Agent, Collateral Agent, Documentation Agent, Co-Lead Arranger and Co-Bookrunner, and BNP Paribas Securities Corp., as Co-Lead Arranger and Co-Bookrunner (the "Purchaser Credit Facility"), prior to the Closing Date, Purchaser shall issue additional borrowings under the Term Loan Commitments (as defined in the Purchaser Credit Facility) by an amount equal to the Consideration for Purchaser to purchase, in a Permitted Acquisition (as defined in the Purchaser Credit Facility), the Shares and the Subordinated Notes. Once all conditions to consummation of the transactions contemplated in this Agreement, shall have been satisfied or, to the extent permitted by applicable law, waived, Seller agrees to execute and deliver to the Administrative Agent under the Purchaser Credit Facility a Joinder Agreement in substantially the form attached as Exhibit A hereto and all other documentation reasonably requested by Purchaser and Administrative Agent in connection with Seller becoming a Lender (as defined in the Purchaser Credit Facility) under the Purchaser Credit Facility, and to join, no later than the Closing Date, the Purchaser Credit Facility as a Lender (as defined in the Purchaser Credit Facility) and to make a Term Loan to Purchaser in the amount of the Consideration. Seller's Term Loan to Purchaser pursuant to the Purchaser Credit Facility shall be used to pay the Consideration, and Purchaser shall issue to Seller, pursuant to the Purchaser Credit Facility, promissory note(s) evidencing Seller's Term Loan to Purchaser (the "Purchaser Note(s)"). The Purchaser Note(s) shall be substantially in the form of Exhibit B hereto and shall be guaranteed by the Select Guarantors in accordance with the Purchaser Credit Facility.

        1.5    Time and Place of Closing.     Unless otherwise mutually agreed upon in writing by Purchaser and Seller, the closing of the transactions contemplated by this Agreement (the "Closing") will be held at such location as the parties shall mutually agree, at 10:00 a.m., local time, on the date that all of the conditions precedent specified in Sections 6 and 7 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) have been satisfied or, to the extent permitted by applicable law, waived by the party or parties permitted to do so (such date being referred to hereinafter as the "Closing Date").

        1.6    Closing Deliveries by Seller.     At the Closing, Seller shall deliver or cause to be delivered to Purchaser or, at Purchaser's request, to any designee of Purchaser (unless delivered previously), the following:

          (a)   stock certificates representing the Shares referred to in, and delivered in accordance with, Section 1.2;

          (b)   a release in the form of Exhibit C hereto, duly executed by Seller (the "Seller's Release");

          (c)   a duly executed Joinder Agreement in substantially the form attached as Exhibit A hereto and all other documentation reasonably requested by Purchaser and Administrative Agent in connection with Seller becoming a Lender;

          (d)   The Subordinated Notes and the Subordinated Loan Agreement;

          (e)   the compliance certificate referred to in Section 6.4;

          (f)    duly executed counterparts of the consents, waivers and approvals referred to in Section 6.6;

          (g)   duly executed affidavit from Seller attesting that Seller is not a "foreign person" for purposes of Section 1445 of the Code;

          (h)   payoff and/or termination letters from U.S Bank and the lenders party to the Financing Agreement providing for the termination of the Financing Agreement and the complete discharge and settlement of any amounts outstanding thereon or letters of credit issued thereby; and

          (i)    all other documents, certificates, instruments or writings required to be delivered by Seller at or prior to the Closing pursuant to this Agreement or otherwise required in connection with the consummation of the transactions contemplated by this Agreement.

        1.7    Deliveries by Purchaser.     At the Closing, Purchaser shall deliver or cause to be delivered to Seller (unless delivered previously) the following:

          (a)   Consideration in the form of the Purchaser Note(s);

          (b)   the compliance certificate referred to in Section 7.8; and

          (c)   all other documents, certificates, instruments or writings required to be delivered by Purchaser at or prior to the Closing pursuant to this Agreement or otherwise required in connection with the consummation of the transactions contemplated by this Agreement.

        1.8    Adjustments.     If, at any time during the period between the date of this Agreement and the Closing, a change in the outstanding shares of capital stock of the Company shall occur by reason of any reclassification, recapitalization, stock split or combination, reverse stock split, exchange, stock dividend or readjustment of shares, the number of shares of Common Stock subject to this Agreement and the consideration to be paid pursuant to this Agreement shall be adjusted appropriately.

        1.9    Designation of an Affiliate to Purchase Shares and Subordinated Notes.     Purchaser shall have the right, upon delivery of written notice to Seller within at least ten (10) Business Days prior to the Closing, to designate an affiliate of Purchaser to acquire the Shares and the Subordinated Notes, provided, however, that any such designation shall not relieve Purchaser of any of its agreements, covenants and obligations under this Agreement.

        Section 2    Representations and Warranties of Seller.     In connection with the purchase and sale of the Shares and Subordinated Notes referred to in Section 1 hereof and the execution and performance of this Agreement, except as set forth on the Seller Disclosure Schedule, Seller represents and warrants to Purchaser as follows:

          2.1   Seller is the record and beneficial owner of all right, title and interest in and to all of the Shares and Subordinated Notes and has good and transferable title thereto, free and clear of all Liens, obligations, charges, options, preemptive rights, subscription rights, warrants, and calls of every kind.

          2.2   Seller has the full right, power, and authority to sell and deliver the Shares and Subordinated Notes in accordance with this Agreement.

          2.3   The delivery of the Shares and Subordinated Notes delivered pursuant to Section 1 hereof will transfer valid title thereto, free and clear of all Liens, obligations, charges, options, preemptive rights, subscription rights, warrants, and calls of every kind.

          2.4   The execution, delivery, and performance of this Agreement, the consummation of the transactions contemplated hereby, and the compliance with or fulfillment of the terms and provisions of this Agreement or of any other agreement or instrument contemplated by this Agreement, do not and will not (i) contravene any law, rule or regulation of any state or of the United States; (ii) contravene any order, writ, award, judgment, decree or other determination that affects or binds Seller, or any of its properties or, to the actual knowledge of Seller, the Company or any of its properties; (iii) conflict with, result in a breach of, constitute a default under, or give rise to a right of termination under any contract, agreement, note, deed of trust, mortgage, trust, lease, governmental or other license, permit or other authorization, or any other instrument or restriction to which Seller, or to the actual knowledge of Seller, the Company, is a party; or (iv) require Seller to obtain the approval, consent or authorization of, or to make any declaration, filing (other than filings required by the rules or regulations of the U.S. Securities and Exchange Commission) or registration with, any third party or any foreign, federal, state, county or local court, governmental authority or regulatory body that has not been obtained in writing prior to the date of this Agreement.

          2.5   Seller is not subject to any order, writ, award, judgment, decree, or determination, is not a party to or bound by any contract, agreement, note, deed of trust, mortgage, trust, lease, governmental or other license, permit or other authorization or other instrument or restriction that could conflict with, impair, impose restrictions or otherwise prevent or delay the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated by this Agreement.

          2.6   This Agreement is the legal, valid and binding agreement of Seller and is enforceable in accordance with its terms, subject to (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws or equitable principles relating to or affecting the enforcement of creditors' rights generally, and (ii) the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

          2.7   Seller has made an independent decision to sell the Shares and Subordinated Notes based on the information available to it and that it has determined is adequate for that purpose, Seller has had the opportunity to review all information which it deems relevant to its decision to sell the Shares and the Subordinated Notes, and Seller has not relied on any information (in any form, whether written or oral) furnished by or on behalf of Purchaser or the Company, except for the representations and warranties given by Purchaser under this Agreement, in making that decision.

          2.8   Neither Purchaser, nor the Company has given any investment advice or rendered any opinion to Seller as to whether the sale of the Shares and Subordinated Notes is prudent or suitable, and Seller is not relying on any representation or warranty other than those made by Purchaser expressly in this Agreement.

          2.9   Seller is a sophisticated investor with respect to the Purchaser Notes and has adequate information concerning the Purchaser Notes. Seller believes, by reason of its business and financial experience, that it is capable of evaluating the merits and risks of the transactions contemplated by this Agreement and of protecting its own interest in connection with the transactions contemplated by this Agreement. Seller has had the opportunity to have legal counsel review and advise it with respect to the terms of this Agreement.

          2.10 Seller represents that it has adequate information concerning the business and financial condition of the Company and its affiliates to make an informed decision regarding the sale of the Shares and Subordinated Notes pursuant hereto and has independently and without reliance upon Purchaser, except for the representations and warranties given by Purchaser under this Agreement, made its own analysis and decision to sell the Shares and Subordinated Notes pursuant hereto. Seller acknowledges that the sale of the Shares and Subordinated Notes is the result of independent arm's-length negotiations between Seller and Purchaser.

          2.11 Seller understands and acknowledges that Purchaser is entering into the Merger Agreement in reliance upon Seller's execution and delivery of this Agreement.

        Section 3    Representations and Warranties of Purchaser.     In connection with the purchase and sale of the Shares referred to in Section 1 hereof and the execution and performance of this Agreement, except as set forth on the Purchaser Disclosure Schedule attached hereto, Purchaser represents and warrants to Seller as follows:

          3.1   Purchaser has the full right, capacity, power and authority to execute and deliver this Agreement, to consummate the transactions contemplated by this Agreement, and to comply with the terms, conditions and provisions of this Agreement.

          3.2   The execution, delivery, and performance of this Agreement, the consummation of the transactions contemplated hereby and the compliance with or fulfillment of the terms and provisions of this Agreement or of any other agreement or instrument contemplated by this Agreement, do not and will not (i) contravene any law, rule or regulation of any state or of the United States; (ii) contravene any order, writ, award, judgment, decree or other determination that affects or binds Purchaser or any of its properties; (iii) conflict with, result in a breach of, constitute a default under, or give rise to a right of termination under any contract, agreement, note, deed of trust, mortgage, trust, lease, governmental or other license, permit or other authorization or any other instrument or restriction to which Purchaser is a party or by which any of its properties may be affected or bound; or (iv) require Purchaser to obtain the approval, consent or authorization of, or to make any declaration, filing (other than filings required by the rules or regulations of the U.S. Securities and Exchange Commission) or registration with, any third party or any foreign, federal, state, county or local court, governmental authority or regulatory body that has not been obtained in writing prior to the date of this Agreement.

          3.3   Purchaser is not subject to any order, writ, award, judgment, decree or determination nor a party to nor bound by any deed of trust, mortgage, trust, lease, governmental or other license, permit or other authorization, contract, agreement, note or other instrument or restriction that could conflict with or prevent the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

          3.4   This Agreement is the legal, valid and binding agreement of Purchaser and is enforceable in accordance with its terms, subject to (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws or equitable principles relating to or affecting the enforcement of creditors' rights generally and, (ii) the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

          3.5   Purchaser has made an independent decision to issue the Purchaser Notes based on the information available to it and that it has determined is adequate for that purpose, Purchaser has had the opportunity to review all information which it deems relevant to its decision to issue the Purchaser Notes, and Purchaser has not relied on any information (in any form, whether written or oral) furnished by or on behalf of Seller or the Company, except for the representations and warranties given by Seller under this Agreement, in making that decision.

          3.6   Neither Seller, nor the Company has given any investment advice or rendered any opinion to Purchaser as to whether the sale of the Shares and the Subordinated Notes is prudent or suitable, and Purchaser is not relying on any representation or warranty other than those made by Seller expressly in this Agreement.

          3.7   Purchaser is a sophisticated investor with respect to the Shares and Subordinated Notes and has adequate information concerning the Shares and Subordinated Notes. Purchaser believes, by reason of its business and financial experience, that it is capable of evaluating the merits and risks of the sale and of protecting its own interest in connection with the transactions contemplated by this Agreement. Purchaser has had the opportunity to have legal counsel review and advise it with respect to the terms of this Agreement.

          3.8   Purchaser represents that it has adequate information concerning the business and financial condition of the Company and its affiliates to make an informed decision regarding the issuance of the Purchaser Notes in exchange for the Shares and Subordinated Notes pursuant hereto and has independently and without reliance upon Seller, except for the representations and warranties given by Seller under this Agreement made its own analysis and decision with respect to the issuance of the Purchaser Notes in exchange for the Shares and Subordinated Notes pursuant hereto. Purchaser acknowledges that the issuance of the Purchaser Notes in exchange for the Shares and the Subordinated Notes is the result of independent arm's-length negotiations between Seller and Purchaser.

          3.9   Purchaser has delivered to Seller a true, accurate and complete copy of the Purchaser Credit Facility as well as all amendments, modifications, waivers, forbearances and related documentation in connection therewith.

          3.10 As of the Effective Time, after giving effect to all of the transactions contemplated by this Agreement and the Merger Agreement, including without limitation the Financing, any alternative financing and the payment of the aggregate Merger Consideration, any repayment or refinancing of debt contemplated in this Agreement or the Commitment Letter, and payment of all related fees and expenses, and assuming for these purposes that, as of the Effective Time, the representations set forth in Article III of the Merger Agreement shall be true and correct in all material respects, to the knowledge of Parent, each of Parent and the Surviving Corporation are Solvent (as such term is defined in the Merger Agreement).

          3.11 Purchaser hereby makes to Seller all of the representations and warranties that it made under the Purchaser Credit Facility to the lenders party thereto, as if such representations and warranties were set forth herein; provided that with respect to the representations and warranties given by Purchaser to Seller with respect to financial statements pursuant to Section 4.7 of the

  Purchaser Credit Facility, such financial statements shall refer to Purchaser's financial statements included in Section 1 of the Confidential Letter delivered to Seller on or before the date hereof.

          3.12 As of December 31, 2008, Purchaser is not in default under the Purchaser Credit Facility.

        Section 4    Covenants.     Until the termination of this Agreement in accordance with Section 11, Seller, in its capacity as a stockholder of the Company, and Purchaser, respectively, agree as follows:

          4.1   At the Company Stockholders' Meeting or at any adjournment, postponement or continuation thereof or in any other circumstance occurring prior to the Company Stockholders' Meeting upon which a stockholder vote or other stockholder approval with respect to the Merger and the Merger Agreement is sought, Seller shall vote (or cause to be voted) the Shares beneficially owned by it (i) in favor of the approval of the Merger and the approval and adoption of the Merger Agreement; and (ii) against any Company Alternative Proposal or any action which could frustrate the consummation of the transactions contemplated hereby or by the Merger Agreement. Any such vote shall be cast in accordance with such procedures relating thereto so as to ensure that it is duly counted for purposes of determining that a quorum is present and for purposes of recording the results of such vote. Seller agrees not to enter into any agreement or commitment with any Person the effect of which would be inconsistent with or violative of the provisions and agreements contained in this Section 4.1. During the term of this Agreement, and notwithstanding anything to the contrary contained herein, in the event, and for so long as, there exists a Company Change of Recommendation with respect to a Company Superior Proposal, the provisions of this Section 4.1(i) shall only apply to 6,100,000 Shares and Seller shall be entitled to vote the balance of the Shares as it deems fit.

          4.2   Seller agrees not to, directly or indirectly, (i) sell, transfer, tender, pledge, encumber, assign or otherwise dispose of (collectively, a "Transfer") or enter into any agreement, option or other arrangement with respect to, or consent to a Transfer of, or reduce its risk in a Constructive Sale (as defined below) with respect to, any or all of the Shares, other than in accordance with the Merger Agreement, or (ii) grant any proxies (other than the Company proxy card in connection with the Company Stockholders' Meeting if and to the extent such proxy is consistent with such Stockholder's obligations under Section 4.1 hereof), deposit any Shares into any voting trust or enter into any voting arrangement, whether by proxy, voting agreement or otherwise, with respect to any of the Shares, other than pursuant to this Agreement or in a manner consistent with Seller's obligations under Section 4.1 hereof. Seller further agrees not to commit or agree to take any of the foregoing actions or take any action that would reasonably be expected to have the effect of preventing, impeding, interfering with or adversely affecting its ability to perform its obligations under this Agreement. As used herein, the term "Constructive Sale" shall mean a short sale with respect to any Shares, entering into or acquiring an offsetting derivative contract with respect to any Shares, entering into or acquiring a futures or forward contract to deliver any Shares or entering into any other or other derivative transaction that has the effect of materially changing the economic benefits and risks of ownership.

          4.3   Seller shall not, nor shall Seller act in concert with any Person to make, or in any manner participate in, directly or indirectly, a "solicitation" (as such term is used in the rules of the Securities and Exchange Commission) of proxies or powers of attorney or similar rights to vote shares of voting stock of the Company.

          4.4   Seller shall take, or cause to be taken, all commercially reasonable actions and to do, or cause to be done, all commercially reasonable things necessary, proper or advisable in order to remain in compliance with the terms and conditions of and continue in full force and effect the Subordinated Loan Agreement and any extension or amendment thereof.

          4.5   Seller shall terminate its rights under the Governance Agreement, dated as of April 30, 2007, by and among the Company, Michael T. Willis and W. Robert Stover, as amended by Amendment No. 1, dated as of June 2007, and Amendment No. 2, dated as of January 2008, both amendments by and among the Company and Seller (the "Governance Agreement").

          4.6   Subject to the terms of this Agreement, each party shall use commercially reasonable efforts to take all actions and do all things necessary, proper or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the conditions set forth in Sections 6 and 7), and the Merger Agreement (understanding that the transactions contemplated thereby, including the Merger, will not be consummated until after the Closing contemplated by Section 1.5 of this Agreement).

          4.7   Purchaser and its Subsidiaries shall not take any actions which would reasonably be expected to materially impact Purchaser's ability to consummate the transactions contemplated hereby or by the Merger Agreement.

          4.8   Each party shall give prompt written notice to all other parties to this Agreement and the Merger Agreement, if such party reasonably believes that (i) any condition to Closing set forth in Section 6 of this Agreement is unlikely to be satisfied, or (ii) any condition to Closing set forth in Article VI of the Merger Agreement is unlikely to be satisfied.

          4.9   During the period between the date of this Agreement and the Closing, Purchaser shall deliver to Seller copies of Purchaser's financial statements that are required to be provided pursuant to the Purchaser Credit Facility at the times required thereunder. These financial statements shall include income statements and balance sheets and shall be in a form as prepared by Purchaser in the usual and ordinary course of its business consistent with past practice.

          4.10 Purchaser shall deliver a release in the form of Exhibit D hereto (the "DelStaff Release"), duly executed by the parties thereto, promptly following the Closing.

        Section 5    Stockholder Capacity.     No Person executing this Agreement, nor any officer, director, partner, employee, agent or representative of such Person, who is or becomes during the term of this Agreement a director or officer of the Company shall be deemed to make any agreement or understanding in this Agreement in such Person's capacity as a director or officer. Seller is entering into this Agreement solely in his or her capacity as the record or beneficial owner of, or the trustee of a trust whose beneficiaries are the beneficial owners of the Shares and nothing herein shall limit or affect any actions taken by Seller or any officer, director, partner, employee, agent or representative of Seller, in his or her capacity as a director or officer of the Company.

        Section 6    Conditions of Purchaser's Obligation to Close.     The obligation of Purchaser to consummate the transactions contemplated hereby is subject to the fulfillment to the reasonable satisfaction of Purchaser (any or all of which may be waived, to the extent permitted by applicable law, in whole or in part by Purchaser) at or prior to the Closing of each of the following conditions:

          6.1    Performance of Acts and Covenants of Seller.     Seller shall have performed or complied in all material respects with all agreements, obligations, covenants and conditions required by this Agreement to be performed or complied with by Seller at or prior to the Closing.

          6.2    Merger Agreement.     All of the conditions to closing set forth in Article VI of the Merger Agreement (other than Section 6.2(c) of the Merger Agreement with respect to the consummation of the transactions contemplated hereby) shall have been satisfied, or waived.

          6.3    Representations and Warranties of Seller.     The representations and warranties of Seller contained in this Agreement that are qualified as to materiality shall be true, complete and correct in all respects, and those that are not so qualified shall be true, complete and correct in all material respects, as of the date hereof and at and as of the Closing Date with the same force and effect as if made at and as of the Closing Date (unless such representations and warranties by their terms speak as of a specific date, in which case as of such date).

          6.4    Compliance Certificate.     Seller shall have delivered to Purchaser a certificate, duly executed by Seller and dated as of the Closing Date, certifying the fulfillment of the conditions specified in Sections 6.1 and 6.3.

          6.5    No Injunction.     On the Closing Date, there shall not be in effect any judgment, order, injunction or decree issued by a court of competent jurisdiction restraining or prohibiting consummation of the transactions contemplated by this Agreement or the Merger Agreement.

          6.6    Consents.     Purchaser and Seller shall have received, each in form and substance reasonably satisfactory to Purchaser, all consents required in connection with the transactions contemplated hereby.

          6.7    Suits, Actions and Proceedings.     There shall not exist any pending action, suit, investigation or proceeding brought by any Governmental Entity that could reasonably be expected to enjoin, restrain or prohibit (or that enjoins, restrains or prohibits) the Merger or the other transactions contemplated hereby, or that has had or would reasonably be expected to have a Material Adverse Effect on the Company.

          6.8    No Claim Regarding Stock Ownership or Sale Proceeds.     There must not have been made or threatened by any Person any written credible claim asserting that such Person (a) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, or any other voting, equity, or ownership interest in, the Shares or (b) is entitled to all or any portion of the Consideration.

          6.9    Seller's Release.     Purchaser shall have received from Seller the Seller's Release, duly executed by Seller, in the form of Exhibit A.

          6.10    Governance Agreement.     The Governance Agreement shall have been terminated in all respects, copies of evidence that such agreement has been terminated and are of no further force or effect.

          6.11    Purchaser Credit Facility.     The consummation of the transactions contemplated in the Merger Agreement and this Agreement shall not cause Purchaser to be in default of, or breach, its leverage covenants under the Purchaser Credit Facility on a pro forma basis.

          6.12    Other Deliveries.     Purchaser shall have received from Seller all of the documents, certificates, instruments or writings required to be delivered by Seller pursuant to Section 1.6.

        Section 7    Conditions of Seller's Obligation to Close.     The obligation of Seller to consummate the transactions contemplated hereby is subject to the fulfillment to the reasonable satisfaction of Seller (any or all of which may be waived, to the extent permitted by applicable law, in whole or in part by Seller) at or prior to the Closing of each of the following conditions:

          7.1    Performance of Acts or Covenants of Purchaser.     Purchaser shall have performed or complied in all material respects with all agreements, obligations, covenants and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing.

          7.2    Representations and Warranties of Purchaser.     The representations and warranties of Purchaser contained in this Agreement that are qualified by materiality shall be true, complete and correct in all respects, and those that are not so qualified shall be true, complete and correct in all material respects, as of the date hereof and at and as of the Closing Date with the same force and effect as if made at and as of the Closing Date (unless such representations and warranties by their terms speak as of a specific date, in which case as of such date).

          7.3    Merger Agreement.     All of the conditions to closing set forth in Article VI of the Merger Agreement (other than Section 6.2(c) of the Merger Agreement with respect to the consummation of the transactions contemplated hereby) shall have been satisfied, or waived.

          7.4    No Injunction.     On the Closing Date, there shall not be in effect any judgment, order, injunction or decree issued by a court of competent jurisdiction restraining or prohibiting consummation of the transactions contemplated by this Agreement or the Merger Agreement.

          7.5    Suits, Actions and Proceedings.     There shall not exist any pending action, suit, investigation or proceeding brought by any Governmental Entity that could reasonably be expected to enjoin, restrain or prohibit (or that enjoins, restrains or prohibits) the Merger or the other transactions contemplated hereby, or that has had or would reasonably be expected to have a Material Adverse Effect on Purchaser.

          7.6    Consents.     Purchaser and Seller shall have received, each in form and substance reasonably satisfactory to Seller, all consents required in connection with the transactions contemplated hereby.

          7.8    Compliance Certificate.     Purchaser shall have delivered to Seller a certificate, duly executed by a senior officer of Purchaser and dated as of the Closing Date, certifying the fulfillment of the conditions specified in Sections 7.1 and 7.2.

          7.9    Other Deliveries.     Seller shall have received from Purchaser all of the documents, certificates, instruments or writings required to be delivered by it pursuant to Section 1.7.

        Section 8    Appraisal Rights.     To the extent permitted by applicable law, Seller hereby waives any rights of appraisal or rights to dissent from the Merger that it may have under applicable law.

        Section 9    Indemnification.     The parties agree to indemnify one another as follows:

          9.1   Seller agrees to indemnify, defend and hold harmless Purchaser and its affiliates and controlling persons, and its and their respective directors, officers, employees and agents (collectively, the "Purchaser Indemnified Group"), at any time after the Closing Date, from and against all demands, claims, actions, causes of action, assessments, losses, damages, deficiencies, liabilities (including strict liability), costs and expenses of investigation, including, without limitation, interest, penalties and reasonable attorney's fees and expenses and consultants' fees (collectively, "Damages") asserted against, resulting to, imposed upon, or incurred by any member of the Purchaser Indemnified Group, directly or indirectly, by reason of or resulting from a breach of any representation, warranty, covenant, or agreement of the Seller contained in or made pursuant to this Agreement.

          9.2   Purchaser agrees to indemnify, defend and hold harmless Seller and its affiliates and controlling persons, and its and their respective directors, officers, employees and agents (collectively, the "Seller Indemnified Group"), at any time after the Closing Date, from and against all Damages asserted against, resulting to, imposed upon, or incurred by any member of the Seller Indemnified Group, directly or indirectly, by reason of or resulting from a breach of any representation, warranty, covenant, or agreement of Purchaser contained in or made pursuant to this Agreement.

          9.3   The amount of Damages for which any party is responsible under this Agreement shall be limited to $2,000,000 and, in the case of indemnification by Seller to Purchaser, shall first be satisfied by offset against the Purchaser Notes.

        Section 10    Survival of Representations, Warranties, Covenants and Agreements.     All representations, warranties, covenants, and agreements made in this Agreement shall survive the execution of this Agreement, the closing of the transactions contemplated hereby, and the delivery of the certificates or other evidence of the Shares and Subordinated Notes sold hereunder for a period of eighteen (18) months after the Closing; provided, however, that the representations and warranties set forth in Section 3.10 shall terminate upon the Closing Date.

        Section 11    Termination.     This Agreement shall terminate upon the termination of the Merger Agreement in accordance with its terms. No party hereto shall be relieved from any liability for intentional breach of this Agreement by reason of any such termination.

        Section 12    Publication.     Seller hereby authorizes Purchaser and the Company to publish and disclose in the Proxy Statement (including any and all documents and schedules filed with the Securities and Exchange Commission relating thereto) its identity and ownership of Shares and the nature of its commitments, arrangements and understandings pursuant to this Agreement.

        Section 13    Entire Agreement.     This Agreement and the Merger Agreement sets forth the entire agreement between the parties hereto with respect to the voting, purchase and sale of the Shares contemplated herein and supersedes all prior written or oral agreements or understandings between the parties hereto relating to the subject matter hereof.

        Section 14    Benefit.     This Agreement shall be binding upon and inure to the benefit of the respective legal representatives, heirs, successors and assigns of the parties. This Agreement may not be assigned by Purchaser or Seller.

        Section 15    Notices.     All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made (i) as of the date delivered or sent by facsimile or email if delivered personally or on the date of confirmation of receipt of transmission if sent by facsimile and (ii) on the fifth business day after deposit in the U.S. mail, if mailed by registered or certified mail (postage prepaid, return receipt requested), in each case to the parties at the following addresses (or at such other address for a party as shall be specified by like notice, except that notices of changes of address shall be effective upon receipt):

(a)	if to Purchaser, to:
Koosharem Corporation 3820 State Street Santa Barbara, California 93105
	Attention:	D. Stephen Sorenson
	Telephone:	(805) 882-2202 (not official notice)
	Facsimile:	(805) 898-7111
	Email:	steve@selectremedy.com (not official notice)
and
	Attention:	Stephen Biersmith
	Telephone:	(805) 456-5237 (not official notice)
	Facsimile:	(805) 898-7125
	Email:	Stephen.Biersmith@selectfamily.com (not official notice)
with a copy, which shall not serve as a notice, to:
Skadden, Arps, Slate, Meagher & Flom LLP One Rodney Square P.O. Box 636 Wilmington, Delaware 19899-0636
	Attention:	Robert B. Pincus, Esq.
	Telephone:	(302) 651-3090
	Facsimile:	(302) 651-3001
	Email:	bpincus@skadden.com

(b)	if to Seller, to:
DelStaff, LLC 855 Boylston Street—11th Floor Boston, Massachusetts 02116
	Attention:	John Black Mike Phillips
	Telephone:	(617) 262-8455 (not official notice)
	Facsimile:	(617) 262-1505
	Email:	jblack@higcapital.com (not official notice) mphillips@higcapital.com (not official notice)
Laminar Direct Capital, L.L.C. 10000 Memorial Drive, Suite 500 Houston, Texas 77024
	Attention:	Debbie Blank
	Telephone:	(713) 292-5404 (not official notice)
	Facsimile:	(713) 292-5454
	Email:	Debbie.Blank@deshaw.com (not official notice)
with a copy, which shall not serve as a notice, to:
H.I.G. Capital, LLC 1001 Brickell Bay Drive, 27th Floor Miami, Florida 33131
	Attention:	Richard H. Siegel, Esq.
	Telephone:	(305) 379-2322
	Facsimile:	(305) 500-3198
	Email:	rsiegel@higcapital.com
Greenberg Traurig LLP 77 W. Wacker Drive, Suite 3100 Chicago, Illinois 60601
	Attention:	E. Paul Quinn
	Telephone:	(312)456-8414
	Facsimile:	(312) 456-8435
	Email:	quinnp@gtlaw.com
Moore & Van Allen PLLC 100 North Tryon St., 47th Floor Charlotte, North Carolina 28202
	Attention:	John S. Chinundet
	Telephone:	(704) 331-3502
	Facsimile:	(704) 378-1950
	Email:	johnchinuntdet@mvalaw.com

        Section 16    Paragraph Headings.     The headings of paragraphs contained in this Agreement are provided for convenience only. They form no part of this Agreement and shall not affect its construction or interpretation. All references to paragraphs in this Agreement refer to the corresponding paragraphs of this Agreement.

        Section 17    Amendment.     Neither this Agreement nor any terms or provisions hereof may be changed, waived, discharged or terminated orally, or in any manner other than by an instrument in writing signed by the party against whom the enforcement of the change, waiver, discharge or termination is sought.

        Section 18    Counterparts.     This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which shall constitute one and the same agreement.

        Section 19    Further Assurances.     Each of the parties hereto shall use all reasonable best efforts to do all things necessary or advisable to make effective the transactions contemplated hereby and shall cooperate and take such action as may be reasonably requested by the other party in order to carry out fully the provisions and purposes of this Agreement and the transactions contemplated hereby and to vest in Purchaser all rights in respect of the Shares and the Subordinated Notes and vest in Seller all rights with respect to the Purchaser Notes. From and after the Closing Date, the parties hereto agree to execute or cause to be executed such further agreements, documents or instruments as may be reasonably requested by one of the parties hereto in order to effect the transactions contemplated hereunder or to exercise any and all rights in respect of the Shares, Subordinated Notes or Purchaser Notes.

        Section 20    Specific Performance.     The parties agree that this Agreement may be enforced in equity, and that specific performance or other equitable relief would be an appropriate remedy in any such action, in addition to any monetary or other damages which may be proved. It is accordingly agreed that each party, in addition to any other remedy to which it may be entitled in law or in equity, shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to compel specific performance of this Agreement, without the need for proof of actual damages. Each party agrees to waive, and to cause its affiliates to waive, any requirements for the securing or posting of any bond in connection with such remedy. Each party also agrees to reimburse the other party for all costs and expenses, including attorneys' fees, incurred by it in successfully enforcing its or its affiliates' obligations hereunder.

        Section 21    Governing Law; Jurisdiction.     This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed entirely within that State. Each party hereby agrees and consents to be subject to the exclusive jurisdiction of the Court of Chancery of the State of Delaware in and for New Castle County or, if the Court of Chancery lacks subject matter jurisdiction, any court of the State of Delaware situated in New Castle County or the United States District Court for the District of Delaware in any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby. Each party hereby irrevocably consents to the service of any and all process in any such suit, action or proceeding by the delivery of such process to such party at the address and in the manner provided in Section 15. Each of the parties hereto irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of or in connection with this Agreement or the transactions contemplated hereby in the Court of Chancery of the State of Delaware in and for New Castle County or, if the Court of Chancery lacks subject matter jurisdiction, any court of the State of Delaware situated in New Castle County or the United States District Court for the District of Delaware and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum, and agrees not to raise any other objection to venue in any such court.

        Section 22    Severability.     If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the maximum extent possible.

        Section 23    No Presumption Against the Drafter.     Each of the parties to this Agreement participated in the drafting of this Agreement and the interpretation of any ambiguity contained in the Agreement will not be affected by the claim that a particular party drafted any provision hereof.

[SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF, the parties have duly executed this Agreement effective as of the date and year first above-written.

KOOSHAREM CORPORATION
By:	/s/ D. STEPHEN SORENSEN
	Name:	D. Stephen Sorensen
	Title:	Chief Executive Officer
DELSTAFF, LLC
By:	/s/ MICHAEL PHILLIPS
	Name:	Michael Phillips
	Title:	Manager

ANNEX C

Delstaff, LLC
c/o HIG Capital, LLC
855 Boylston St.
Boston, MA 02116

January 28, 2009

Special Committee of the Board of Directors of Westaff, Inc.
c/o Westaff, Inc.
298 North Wiget Lane
Walnut Creek, California 94598-2453

Re:
Stock and Note Purchase Agreement

Gentlemen:

        You and the Board of Directors of Westaff, Inc. (the "Company Board") have approved, including for purposes of Section 203 of the General Corporation Law of the State of Delaware ("Section 203"), that certain Stock and Note Purchase Agreement, by and between Koosharem Corporation and us (the "Purchase Agreement"), and the transactions contemplated thereby, pursuant to which Koosharem will agree to acquire from us all of the shares of Common Stock of Westaff, Inc. owned by us, together with all indebtedness of Westaff to us pursuant to a Subordinated Loan Agreement.

        The closing of the transaction between Koosharem and us described in the Purchase Agreement is a condition to Koosharem's performance of its obligations under that certain Agreement and Plan of Merger between Koosharem, Westaff and Select Merger Sub, Inc. (the "Agreement and Plan of Merger"), which Agreement and Plan of Merger and the transactions contemplated thereby have been approved by you and the Company Board, including for purposes of Section 203.

        For the benefit of Westaff, Inc. and its public shareholders, the Special Committee has requested that we undertake the obligations contained in the following sentence. In furtherance thereof, the Special Committee and the Company Board have approved this letter and the transactions contemplated hereby, including for purposes of Section 203. The undersigned hereby agrees to use its commercially reasonable efforts to take, or cause to be taken, all lawful actions and to do, or cause to be done, all lawful things necessary, proper or advisable in order to cause the transactions contemplated by the Purchase Agreement to occur on or before the time immediately prior to the Closing, as that term is defined in the Agreement and Plan of Merger. We understand that Koosharem also has agreed to undertake the obligations contained in the foregoing sentence.

Very truly yours,
DELSTAFF, LLC
By	/s/ MICHAEL PHILLIPS

Its	Manager

C-1

ANNEX D

[Robert W. Baird & Co. Incorporated Letterhead]

January 28, 2009

Special Committee of the Board of Directors
Westaff, Inc.
435 Devon Park Drive
Building 700
Wayne, PA 19087

Members of the Special Committee of the Board of Directors:

        Westaff, Inc. (the "Company") proposes to enter into an Agreement and Plan of Merger to be dated as of January 28, 2009 (the "Agreement"), by and among Koosharem Corporation, doing business as Select Staffing ("Parent"), Select Merger Sub, Inc., a wholly-owned subsidiary of Parent ("Merger Sub") and the Company, providing for the merger of Merger Sub with and into the Company (the "Merger"). We understand that, in connection with the execution of the Agreement, DelStaff LLC ("DelStaff"), intends to enter into a Purchase Agreement with Parent and Merger Sub to be dated as of January 28, 2009 (the "Purchase Agreement"). Pursuant to the Purchase Agreement, Parent would purchase from DelStaff immediately prior to the effective time of the Merger all of the shares of the common stock of the Company (the "Common Stock") held by DelStaff (the "DelStaff Shares") and subordinated notes issued by the Company in exchange for first lien term loan debt issued by Parent. Pursuant to the Agreement, Merger Sub would acquire all shares of Common Stock outstanding at the effective time of the Merger, other than such shares then owned by the Company, Parent or Merger Sub or their respective subsidiaries (including the DelStaff Shares), for an amount in cash equal to $1.25 per share (such amount in cash being referred to herein as the "Consideration") in the Merger. The Merger and the transactions associated therewith, but specifically excluding the transactions provided for under the Purchase Agreement, are referred to herein as the "Transaction." This opinion is being delivered to you at your request in connection with the recommendation by the Special Committee to the Board of Directors regarding the terms of the Transaction.

        In connection with your consideration of the Transaction, you have requested our opinion as to the fairness, from a financial point of view, to the Minority Stockholders of the Consideration to be paid to the Minority Stockholders in the Transaction. As used herein, "Minority Stockholders" means holders of Common Stock other than DelStaff and its affiliates and Parent and its affiliates. Pursuant to your request, we have only considered the fairness of the Consideration, from a financial point of view, to the Minority Stockholders in connection with the Transaction, and we express no opinion regarding the fairness of the amount or nature of any other consideration or compensation payable to any person, including DelStaff or any of DelStaff's or the Company's officers, directors or employees, or class of such persons. Further, we express no opinion regarding the relative allocation of the consideration payable to DelStaff and the Minority Stockholders pursuant to the terms of the Purchase Agreement and the Agreement, respectively. We also note that we have not participated in, or provided financial advice related to, the negotiations related to the Transaction, the Agreement, the Purchase Agreement or transactions provided for under the Purchase Agreement. Our engagement has been limited solely to rendering a fairness opinion with respect to fairness, from a financial point of view, to the Minority Stockholders of the Consideration to be paid to the Minority Stockholders in the Transaction.

        As part of our investment banking business, we are engaged in the evaluation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

        In conducting our investigation and analyses and in arriving at our opinion herein, we have reviewed such information and have taken into account such financial and economic factors, investment banking procedures and considerations as we have deemed relevant under the circumstances. In that connection, we have, among other things: (i) reviewed certain internal information, primarily financial in nature, including actual financials for the fiscal year ended November 1, 2008, and forecasted financials for the fiscal year ended October 31, 2009 and for the first two periods of fiscal 2010 (the "Forecasts"), that were provided to us by the Company, concerning the business and operations of the Company furnished to us for purposes of our analysis; (ii) reviewed publicly available information including, but not limited to, the Company's recent filings with the Securities and Exchange Commission (the "SEC"); (iii) reviewed the draft Agreement dated January 28, 2009; (iv) reviewed the draft Purchase Agreement dated January 23, 2009; (v) reviewed the Company's draft Annual Report on Form 10-K for the fiscal year ended November 1, 2008; (vi) compared the financial condition and operating results of the Company with those of other publicly traded companies we deemed relevant; (vii) compared the historical market prices and trading activity of the Common Stock with those of other publicly traded companies we deemed relevant and considered the market trading multiples of such companies; and (viii) considered the financial terms of other business combinations we deemed relevant. We have held discussions with members of the Company's senior management concerning the historical and current financial condition and operating results of the Company, as well as its future prospects. We have also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which we deemed relevant for the preparation of this opinion.

        In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of all of the financial and other information that was publicly available or provided to us (in whatever form, orally or in writing) by or on behalf of the Company. We have not independently verified any information supplied to us by the Company regarding the Transaction or the parties thereto that formed a substantial basis for our opinion. We have not been engaged to independently verify, and have not assumed any responsibility to verify, any such information, and we have assumed that the Company is not aware of any information prepared by it or its advisors that might be material to our opinion that has not been provided to us. We have assumed that: (i) all material assets and liabilities (contingent or otherwise, known or unknown) of the Company are as set forth in the Company's financial statements; (ii) the financial statements of the Company provided to us or included in the Company's recent SEC filings present fairly the results of operations, cash flows and financial condition of the Company for the periods indicated and were prepared in conformity with U.S. generally accepted accounting principles consistently applied; (iii) the Forecasts were reasonably prepared on bases reflecting the best available estimates and good faith judgments of the Company's senior management as to the future performance of the Company's business, and we have relied upon such Forecasts in the preparation of this opinion; (iv) the Transaction will be consummated in accordance with the terms and conditions of the Agreement without any amendment thereto and without waiver by any party of any of the conditions to their respective obligations thereunder; (v) in all respects material to our analysis, the representations and warranties contained in the Agreement are true and correct and that each party will perform all of the covenants and agreements required to be performed by it under such Agreement; and (vi) all material corporate, governmental, regulatory or other consents and approvals required to consummate the Transaction have been or will be obtained. We have relied as to all legal matters regarding the Transaction on the advice of counsel of the Company. In conducting our review, we have not undertaken nor obtained an independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of the Company nor have we made a physical inspection of the properties or facilities of the Company. In each case, we have made the assumptions above and otherwise acted as described above with your consent.

        Our opinion necessarily is based upon economic, monetary and market conditions as they exist and can be evaluated on the date hereof, and our opinion does not predict or take into account any changes which may occur, or information which may become available, after the date hereof.

        In the course of evaluating the fairness of the Consideration payable to the Minority Stockholders, we took into consideration the Company's financial condition and, based on our discussions with Company management and our review of the Company's recent filings with the SEC, noted that its financial flexibility was becoming increasingly constrained as conditions in both the general economy and the temporary staffing market significantly weakened in the months leading up to the date hereof. The temporary staffing market has been under tremendous pressure as corporate spending on the temporary workforce slows in the current environment of deteriorating business fundamentals and subsequent corporate cost rationalization. Trends in the overall labor markets have continued to decline, with unemployment growing at an accelerating rate to 7.2% as of December 2008. Given these market conditions, the Company has informed us that it is anticipating continued declining revenues during calendar year 2009, and does not expect to return to profitability until mid 2009 at the earliest.

        We assumed, based on representations made by the Company's management and evidenced by the first forbearance agreement entered into by the Company in July 2008 and subsequently amended four times, that the Company's available borrowing capacity and flexibility under its current bank facility had declined and this decline is expected to continue into the foreseeable future. Management also informed us that the Company's workers compensation insurer has increased letter of credit coverage requirements, further reducing availability under the Company's credit agreement. Furthermore, the Company has informed us that as of December 19, 2008, the Company had not received an extension to the now expired latest forbearance agreement and has been notified by the bank of its intention to issue a notice of non-renewal to the Company's workers compensation insurer by January 29, 2009, unless the Agreement is signed or additional capital is provided. Based on these circumstances, we also assumed that as a result of general market conditions and matters specific to the Company's financial condition, the Company would continue to have difficulty accessing the public capital markets on a stand-alone basis for the foreseeable future. Accordingly, at the date hereof, we understand that the Company is facing serious challenges related to its liquidity, including its ability to finance its ongoing operations.

        As noted above, our engagement is limited solely to rendering a fairness opinion with respect to fairness, from a financial point of view, to the Minority Stockholders of the Consideration to be paid in the Transaction. As such, among other things, we have not been requested to identify other potential acquirors nor did we solicit additional interest in the Company. The Special Committee has advised us that while the Company has received other inquiries regarding a potential business combination transaction, the Special Committee is not aware of any other potential acquirors that proposed both a financially superior and viable alternative to the Transaction that was actionable on a timely basis.

        As a result, the Company, its Board of Directors and the Special Committee are faced with a narrowing set of alternatives. Should the Transaction not be consummated, it is expected that the Company will require additional capital to continue operations and it is unclear if such capital can be accessed at terms that would be favorable to the Minority Stockholders. If additional capital cannot be accessed there is significant potential for the Company to be forced to seek protection from creditors in bankruptcy. We took the foregoing facts and assumptions (together with the other facts and assumptions set forth herein) into consideration in rendering our opinion concerning the fairness of the Consideration payable to the Minority Stockholders.

        Our opinion has been prepared at the request and for the information of the Special Committee, and may not be relied upon, used for any other purpose or disclosed to any other party without our prior written consent. This opinion does not address the relative merits of: (i) the Transaction, the Agreement or any other agreements or other matters provided for or contemplated by the Agreement;

(ii) any other transactions that may be or might have been available as an alternative to the Transaction; or (iii) the Transaction compared to any other potential alternative transactions or business strategies considered by the Company's Board of Directors and, accordingly, we have relied upon our discussions with the senior management of the Company with respect to the availability and consequences of any alternatives to the Transaction. At your direction, we have not been asked to, and we do not, offer any opinion as to the terms, other than the Consideration to the extent expressly specified herein, of the Agreement or the form of the Transaction. Nor do we express any opinion as to solvency of the Company or the value of any of its securities at the date hereof, at the time of the closing of the Transaction, or at any other time. This opinion does not constitute a recommendation to any stockholder of the Company as to how any such stockholder should vote with respect to the Transaction.

        Our engagement is limited solely to rendering a fairness opinion with respect to fairness, from a financial point of view, to the Minority Stockholders of the Consideration to be paid in the Transaction. We will receive a fee for rendering this opinion, which fee is not contingent upon the consummation of the Transaction. In addition, the Company has agreed to reimburse our expenses and to indemnify us against certain liabilities that may arise out of our engagement. We will not receive any compensation contingent upon the successful completion of the Transaction.

        We are a full service securities firm. As such, in the ordinary course of our business, we may from time to time trade the securities of the Company or of affiliates of the Parent for our own account or the accounts of our customers and, accordingly, may at any time hold long or short positions or effect transactions in such securities.

        Our opinion was approved by a fairness committee, a majority of the members of which were not involved in providing advisory services on our behalf to the Company in connection with the fairness opinion.

        Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, we are of the opinion that, as of the date hereof, the Consideration to be paid to the Minority Stockholders is fair, from a financial point of view, to the Minority Stockholders.

Very truly yours,

/s/ Robert W. Baird & Co.

ROBERT W. BAIRD & CO. INCORPORATED

 ANNEX E

SECTION 262 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

8 Del. C. § 262

§262. Appraisal rights

        (a)   Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

        (b)   Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 257, § 258, § 263 or § 264 of this title:

          (1)   Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of § 251 of this title.

          (2)   Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

            a.     Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

            b.     Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

            c.     Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

            d.     Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3)   In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

        (c)   Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

        (d)   Appraisal rights shall be perfected as follows:

          (1)   If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2)   If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

        (e)   Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition or request from the corporation the statement described in this subsection.

        (f)    Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

        (g)   At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

        (h)   After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

        (i)    The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

        (j)    The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

        (k)   From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

        (l)    The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

[PRELIMINARY FORM OF PROXY CARD]

WESTAFF, INC.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF WESTAFF, INC.

The undersigned, revoking previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement dated [•] in connection with the Special Meeting of Stockholders to be held at Westaff’s administrative offices located at 298 North Wiget Lane, Walnut Creek, California 94598-2453, on [•], 2009, at [•] a.m., Pacific time, and hereby appoints Michael T. Willis and Jamie M. Ryan, and each of them, (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each to vote all shares of the common stock of WESTAFF, INC. registered in the name provided herein which the undersigned is entitled to vote at the Special Meeting of Stockholders, and at any adjournment(s) or postponement(s) thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, the proxies are, and each of them is, instructed to vote or act as follows on the proposal set forth in the Proxy Statement.

THIS PROXY WHEN EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN.

IF NO DIRECTION IS MADE THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1 (THE ADOPTION OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY) AND “FOR” PROPOSAL 2 (THE APPROVAL OF THE PROPOSAL TO ADJOURN OR POSTPONE THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO PERMIT SOLICITATION OF ADDITIONAL PROXIES IF THERE ARE INSUFFICIENT VOTES AT THE TIME OF THE SPECIAL MEETING TO ADOPT THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY).

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

SEE REVERSE SIDE. IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATION, SIMPLY SIGN AND DATE ON THE REVERSE SIDE. YOU NEED NOT MARK ANY BOXES.

(Continued and to be signed on the reverse side)

SPECIAL MEETING OF STOCKHOLDERS OF

WESTAFF, INC.

[•], 2009

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1 (THE ADOPTION OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY) AND “FOR” PROPOSAL 2 (THE APPROVAL OF THE PROPOSAL TO ADJOURN OR POSTPONE THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO PERMIT SOLICITATION OF ADDITIONAL PROXIES IF THERE ARE INSUFFICIENT VOTES AT THE TIME OF THE SPECIAL MEETING TO ADOPT THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY).

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
				FOR	AGAINST	ABSTAIN
	1. Adoption of the Merger Agreement and the transactions contemplated thereby.			☐	☐	☐

2. Approval of the proposal to adjourn or postpone the special meeting, if necessary or appropriate, to permit solicitation of additional proxies if there are insufficient votes at the time of the special meeting to adopt the Merger Agreement and the transactions contemplated thereby.

				☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:		Signature of Stockholder		Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

SPECIAL MEETING OF STOCKHOLDERS OF

WESTAFF, INC.

[•], 2009

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.
- OR -
TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries and follow the instructions. Have your proxy card available when you call.	COMPANY NUMBER
- OR -
INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.	ACCOUNT NUMBER
- OR -
IN PERSON - You may vote your shares in person by attending the Special Meeting.

You may enter your voting instructions at 1-800-PROXIES in the United States or 1-718-921-8500 from foreign countries or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.